As filed with the Securities and Exchange Commission on January 3, 2012

Registration No. 333-159445

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 7 to

Form S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Industrial Income Trust Inc.

(Exact name of registrant as specified in governing instruments)

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone (303) 228-2200

(Address of principal executive offices)

Dwight L. Merriman

Chief Executive Officer

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone (303) 228-2200

(Name, address and telephone number of agent for service)

copies to:

Judith D. Fryer, Esq.

Alice L. Connaughton, Esq.

Greenberg Traurig, LLP

200 Park Avenue

New York, New York 10166

(212) 801-9200

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 7 consists of:

•

Supplement No. 15, dated January 3, 2012, which will accompany our prospectus dated April 28, 2011 (the “Prospectus”). Supplement No. 15 supplements, modifies or supersedes certain information in the Prospectus and supersedes and replaces all prior supplements to the Prospectus;

•	Our Prospectus, previously filed pursuant to Rule 424(b)(3), dated April 28, 2011;

•	Part II; and

•	Signatures.

INDUSTRIAL INCOME TRUST INC.

SUPPLEMENT NO. 15 DATED JANUARY 3, 2012

TO THE PROSPECTUS DATED APRIL 28, 2011

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Industrial Income Trust Inc., dated April 28, 2011 (the “Prospectus”). This Supplement supersedes and replaces all prior supplements to the Prospectus. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

		Supplement No. 15 Page Number	Prospectus Page Number
A.	Status of Our Initial Public Offering	S-3	N/A
B.	Extension of Our Initial Public Offering	S-3	N/A
C.	Follow-On Offering	S-3	N/A
D.	Distributions Authorized by Our Board of Directors	S-3	N/A
E.	Update to the Section of the Prospectus Titled “Suitability Standards”	S-4	iii-iv
F.	Update to the Section of the Prospectus Titled “Prospectus Summary—Distributions”	S-5	12
G.	Update to the Section of the Prospectus Titled “Prospectus Summary—Distribution Reinvestment Plan”	S-6	13
H.	Update to the Section of the Prospectus Titled “Prospectus Summary—Share Redemption Program”	S-6	13
I.	Update to the Section of the Prospectus Titled “Risk Factors”	S-7	20-55
J.	Update to the Section of the Prospectus Titled “Investment Strategy, Objectives and Policies—Portfolio Diversification”	S-9	61
K.	Update to the Section of the Prospectus Titled “Investments in Real Properties, Real Estate Securities and Debt-Related Investments”	S-10	73-89
L.	Update to the Section of the Prospectus Titled “Investments in Real Properties, Real Estate Securities and Debt-Related Investments—Completed Real Property Acquisitions”	S-13	73-86
M.	Update to the Section of the Prospectus Titled “Investments in Real Properties, Real Estate Securities and Debt-Related Investments—Debt Secured by Our Real Property”	S-21	86-89
N.	Update to the Section of the Prospectus Titled “Management”	S-22	90-99
O.	Update to the Section of the Prospectus Titled “The Advisor and the Advisory Agreement”	S-23	100-106
P.	Organization and Offering Expense Reimbursements	S-23	N/A
Q.	Update to the Section of the Prospectus Titled “Management Compensation”	S-23	107-113
R.	Update to the Section of the Prospectus Titled “Conflicts of Interest”	S-24	118-125
S.	Update to the Section of the Prospectus Titled “Selected Financial Data”	S-25	131-133
T.	Update to the Section of the Prospectus Titled “Description of Capital Stock—Distributions”	S-27	137-139
U.	Update to the Section of the Prospectus Titled “Description of Capital Stock—Distribution Reinvestment Plan”	S-28	139-140
V.	Update to the Section of the Prospectus Titled “Description of Capital Stock—Share Redemption Program”	S-29	140-143
W.	Update to the Section of the Prospectus Titled “Material U.S. Federal Income Tax Considerations”	S-33	149-174

		Supplement No. 15 Page Number	Prospectus Page Number
X.	Update to the Section of the Prospectus Titled “Plan of Distribution”	S-34	179-183
Y.	Update to the Section of the Prospectus Titled “ Incorporation by Reference”	S-35	185
Z.	Update to the Section of the Prospectus Titled “Financial Statements”	S-35	F-1-F-2
AA.	Update to the Section of the Prospectus Titled “Appendix B: Form of Subscription Agreement”	S-38	B-1-B-7
BB.	Update to the Section of the Prospectus Titled “Appendix C: Form of Distribution Reinvestment Plan”	S-43	C-1-C-2

A. Status of Our Initial Public Offering

As of December 27, 2011, we had raised gross proceeds of $591.8 million from the sale of 59.7 million shares of our common stock in this offering, including $8.0 million from the sale of approximately 0.8 million shares of our common stock through our distribution reinvestment plan. As of that date, 142.9 million shares remained available for sale pursuant to this offering, including 51.8 million shares available for sale through our distribution reinvestment plan. We may continue to offer shares of our common stock until December 18, 2012. We reserve the right to terminate the offering at any time.

B. Extension of Our Initial Public Offering

Our board of directors has elected to extend our current offering for up to an additional one year period, expiring on December 18, 2012. In many states, we will need to renew the registration statement to continue the offering for this period. There is no guarantee that we will be able to extend the current offering in all such states. We reserve the right to further extend or terminate this offering at any time.

C. Follow-On Offering

On July 1, 2011, we filed a registration statement on Form S-11 with the SEC in connection with a proposed two-year offering of up to $2.0 billion in shares of common stock, which we refer to as the “Follow-On Offering.” The Follow-On Offering is under customary review by regulatory bodies, but it is anticipated to be effective during the first quarter of 2012 and commenced by us shortly after it is deemed effective. As part of the process for launching the Follow-On Offering, we have retained an independent third-party valuation services provider to undertake a valuation of our individual property holdings. This valuation will be considered by our board of directors in setting a share price for the Follow-On Offering.

D. Distributions Authorized by Our Board of Directors

Our board of directors authorized cash distributions at a quarterly rate of $0.15625 per share of common stock for each quarter of 2010 and 2011, and for the first quarter of 2012. We calculate individual payments of distributions to each stockholder based upon daily record dates during each quarter so that investors are eligible to earn distributions immediately upon purchasing shares of our common stock. The distributions are calculated based on common stockholders of record as of the close of business each day in the period. Accordingly, assuming we declare daily distributions during the period in which you own shares of our common stock, your distributions will begin to accrue on the date we accept your subscription for shares of our common stock, which is subject to, among other things, your meeting the applicable suitability requirements for this offering. All cash distributions for 2010 and the cash distributions for each of the three months ended March 31, 2011, June 30, 2011, and September 30, 2011 were from sources other than cash flows from operations on a GAAP basis.

There can be no assurances that the current distribution rate will be maintained. In the near-term, we expect to continue to be dependent on cash flows from financing activities to pay distributions, which if insufficient could negatively impact our ability to pay distributions or may erode our net asset value. We intend to pay distributions for the fourth quarter of 2011 on or around January 16, 2012.

The following table outlines distributions and sources of funds used to pay cash distributions for the periods indicated below:

	Amount			Source of Distributions Paid in Cash
	Paid in Cash	Reinvested in Shares	Total Distributions	Provided by Operating Activities	Provided by Financing Activities (1)
December 31, 2010	$941,979	$843,861	$1,785,840	—	$941,979	100%
March 31, 2011	$1,818,654	$1,435,880	$3,254,534	—	$1,818,654	100%
June 30, 2011	$2,795,711	$2,173,272	$4,968,983	—	$2,795,711	100%
September 30, 2011	$3,776,204	$2,893,403	$6,669,607	—	$3,776,204	100%

(1)	For the periods presented, 100% of cash distributions provided by financing activities were funded through proceeds from our debt financings.

E. Update to the Section of the Prospectus Titled “Suitability Standards”

The following subsection is inserted after the subsection titled “Suitability Standards—Determination of Suitability” on page iv of the Prospectus:

Investment Restrictions

We intend to accept subscriptions only from U.S. persons, as defined below, unless otherwise approved by management of the Company at its sole discretion.

For purposes of determining an investor’s eligibility to purchase shares of our common stock, “U.S. person” means any of the following:

1.	a U.S. citizen;

2.	a U.S. resident individual;

3.	an S corporation;

4.	a partnership or limited liability company (or other entity classified as a partnership for U.S. federal income tax purposes) (i) that is created or organized in or under the laws of the U.S. or any State or the District of Columbia and (ii) all of the interests in which are owned by U.S. persons;

5.	a corporation or business trust (or other entity classified as a corporation for U.S. federal income tax purposes) (i) that is created or organized in or under the laws of the U.S. or any State or the District of Columbia and (ii) all of the shares, units or other ownership interests in which are owned by U.S. persons;

6.	an estate if (i) its income is subject to U.S. tax regardless of source and (ii) all amounts distributable by it are distributable to U.S. Persons;

7.	a registered investment company (as defined in Section 851 of the Code) that is offered for sale only in the U.S.;

8.	a trust if (i) a court within the U.S. is able to exercise primary jurisdiction over its administration, (ii) one or more U.S. persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, and (iii) all amounts distributable by it are distributable to U.S. persons;

9.	a corporation, fund, foundation or other organization organized under the laws of the U.S. or any State or the District of Columbia and that is generally exempt from tax therein and is described in Section 501(c)(3) of the Code;

10.	a legal person organized under the laws of the U.S. or any State or the District of Columbia and that is generally exempt from tax therein and is established and maintained to provide pensions or other similar benefits in connection with employment pursuant to a plan (including, without limitation, (i) a trust described in Section 401(a) of the Code and (ii) an “eligible deferred compensation plan” as defined in Section 457 of the Code in respect of which the employer is a U.S. person);

11.	a simplified employee pension plan described in Section 408(k) of the Code, an individual retirement account, an account described in Section 408(p) of the Code, an annuity plan described in Section 403 of the Code, and any similar plan permitted under the Code in respect of individual retirement benefits or similar benefits, provided that in each case all amounts payable under such plan are payable to U.S. persons;

12.	a group trust in which assets of persons described in paragraph (10) or (11) above are pooled;

13.	a Keough plan, provided that all amounts payable under such plan are payable to U.S. persons;

14.	a governmental entity consisting of any of: (i) any governing body of the United States, or of a political subdivision or local authority of the U.S.; (ii) a person that is wholly owned, directly or indirectly, by the U.S. or a political subdivision or local authority of the U.S. provided (a) it is created or organized in or under the laws of the U.S., or of any State or the District of Columbia, (b) its earnings are credited to its own account with no portion of its income inuring to the benefit of any private person, and (c) its assets vest in the U.S. or a political subdivision or local authority of the U.S. upon dissolution; and (iii) a pension trust or fund of a person described in subparagraph (i) or (ii) that is created or organized in or under the laws of the U.S. or of any State or of the District of Columbia and that is constituted and operated exclusively to administer or provide pension benefits to individuals in respect of services rendered to such person in the discharge of functions of a governmental nature;

15.	a “common trust fund” as defined in Section 584 of the Code or separate account, respectively, (i) established by a bank or insurance company, respectively, organized in the U.S. or under the laws of the U.S. or any State or the District of Columbia and (ii) all the interests in which are owned by U.S. persons; and

16.	an investment club or similar entity (i) that is created or organized in or under the laws of the U.S. or any State or the District of Columbia and (ii) all of the interests in which are owned by U.S. persons.

F. Update to the Section of the Prospectus Titled “Prospectus Summary—Distributions”

1. The following supersedes and replaces the first paragraph in the section titled “Prospectus Summary—Distributions” on page 12 of the Prospectus:

We have operated and have elected to be treated as a REIT for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2010. In order to qualify as a REIT, we are generally required to distribute at least 90% of our annual REIT taxable income to our stockholders. We intend to continue to accrue and make distributions on a quarterly basis. Distributions have been paid from sources other than cash flows from operations, such as cash flows from financing activities, which include net proceeds of this offering and borrowings (including borrowings secured by our assets). Some or all of our future distributions may be paid from sources such as cash flows from financing activities, which include borrowings (including borrowings secured by our assets) and sales of assets, cash resulting from a waiver or deferral of fees otherwise payable to the Advisor or its affiliates, and interest income from our cash balances. We have not established a cap on the amount of our distributions that may be paid from any of these sources. Distributions will be authorized at the discretion of our board of directors, and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board.

2. The following supersedes and replaces the third paragraph in the section titled “Prospectus Summary—Distributions” on page 13 of the Prospectus:

There can be no assurances that the current distribution rate will be maintained. In the near-term, we expect to continue to be dependent on cash flows from financing activities to pay distributions, which if insufficient could negatively impact our ability to pay distributions or may erode our net asset value. We intend to pay distributions for the fourth quarter of 2011 on or around January 16, 2012.

G. Update to the Section of the Prospectus Titled “Prospectus Summary—Distribution Reinvestment Plan”

The following supersedes and replaces the section titled “Prospectus Summary—Distribution Reinvestment Plan” on page 13 of the Prospectus:

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan and elect to have the cash distributions you receive reinvested in shares of our common stock at $9.50 per share. Our board of directors may amend or terminate the distribution reinvestment plan at its discretion at any time; provided, however, that if our board of directors materially amends or terminates the distribution reinvestment plan, such material amendment or termination, as applicable, will only be effective upon 10 days’ written notice to you. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

H. Update to the Section of the Prospectus Titled “Prospectus Summary—Share Redemption Program”

The following supersedes and replaces the section titled “Prospectus Summary—Share Redemption Program” on page 13 of the Prospectus:

Share Redemption Program

After you have held your shares of common stock for a minimum of one year, our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price you paid for the shares being redeemed. The discount will vary based upon the length of time that you have held the shares of our common stock subject to redemption, as described in the following table, which has been posted on our website at www.industrialincome.com.

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than one year	No Redemption Allowed
One year	92.5%
Two years	95.0%
Three years	97.5%
Four years and longer	100.0%

We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed during any calendar quarter to the “Quarterly Redemption Cap” which will equal the lesser of: (i) one-quarter of five percent of the number of shares of common stock outstanding as of the date that is 12 months prior to the end of the current quarter, and (ii) the aggregate number of shares sold pursuant to our distribution reinvestment plan in the immediately preceding quarter, which amount may be less than the Aggregate Redemption Cap described below. Our board of directors retains the right, but is not obligated to, redeem additional shares if, in its sole discretion, it determines that it is in our best interest to do so, provided that we will not redeem during any consecutive 12-month period more than five percent of the number of shares of common stock outstanding at the beginning of such 12-month period (referred to herein as the “Aggregate Redemption Cap”), unless permitted to do so by applicable regulatory authorities. Although we presently intend to redeem shares pursuant to the above-referenced methodology, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan in any quarter are not sufficient to fund redemption requests, our board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock, up to the Aggregate Redemption Cap. Such sources of funds could include cash on hand, cash available from borrowings, cash from the sale of our shares pursuant to our distribution reinvestment plan in other quarters, and cash from liquidations of securities investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, debt repayment, purchases of real property, debt related or other investments, or redemptions of OP Units. Our board of directors has no obligation to use other sources to redeem shares of our common stock under any circumstances.

Our board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interests of our stockholders. You will have no right to request redemption of your shares of our common stock if the shares of our common stock are listed on a national securities exchange.

For the nine months ended September 30, 2011, we received eligible redemption requests related to 57,471 shares of our common stock, which we redeemed for an aggregate amount of approximately $563,000 using proceeds from the sale of shares pursuant to our distribution reinvestment plan.

I. Update to the Section of the Prospectus Titled “Risk Factors”

1. The risk factor on page 22 of the Prospectus titled “Risks Related to Investing in this Offering—We may continue to have difficulty completely funding our distributions with funds provided by cash flows from operations; therefore, we may use cash flows from financing activities, which include borrowings and sales of assets, cash resulting from a waiver or deferral of fees, interest income from our cash balances, or other sources to fund distributions to our stockholders” is deleted in its entirety and replaced with the following:

We may continue to have difficulty completely funding our distributions with funds provided by cash flows from operations; therefore, we may use cash flows from financing activities, which include borrowings and sales of assets, cash resulting from a waiver or deferral of fees, interest income from our cash balances, or other sources to fund distributions to our stockholders. The use of these sources to pay distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment in shares of our common stock by creating future liabilities, reducing the return on your investment or otherwise.

Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flows from operations to fully fund distributions to stockholders. Distributions have been paid from sources other than cash flows from operations, such as cash flows from financing activities, which include net proceeds of this offering and borrowings (including borrowings secured by our assets). Specifically, for the first two quarters for which we paid distributions, all of our cash distributions were funded through offering proceeds and for each quarter thereafter through September 30, 2011, all of our cash distributions were funded through proceeds from our debt financings. Some or all of our future distributions may be paid from borrowings as well as from the sales of assets, cash resulting from a waiver or deferral of fees otherwise payable to the Advisor or its affiliates, and interest income from our cash balances. However, the Advisor and its affiliates are under no obligation to defer or waive fees in order to support our distributions and there is no limit on the amount of time that we may use such sources to fund distributions. We may be required to continue to fund our regular quarterly distributions from a combination of some of these sources if our investments fail to perform as anticipated, if expenses are greater than expected or as a result of numerous other factors. We have not established a cap on the amount of our distributions that may be paid from any of these sources. Using certain of these sources may result in a liability to us, which would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and potentially reduce your overall return and adversely impact and dilute the value of your investment in shares of our common stock. In addition, our Advisor or its affiliates could choose to receive shares of our common stock or interests in the Operating Partnership in lieu of cash or deferred fees or the repayment of advances to which they are entitled, and the issuance of such securities may dilute your investment in shares of our common stock.

2. The risk factor on page 23 of the Prospectus titled “Risks Related to Investing in this Offering—The availability and timing of cash distributions to our stockholders is uncertain and we may have difficulty funding our distributions with funds provided by cash flows from operations” is deleted in its entirety and replaced with the following:

The availability and timing of cash distributions to our stockholders is uncertain and we may have difficulty funding our distributions with funds provided by cash flows from operations.

We currently make and expect to continue to make quarterly distributions to our stockholders. However, we bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash distributions to our stockholders. Distributions would also be negatively impacted by the failure to deploy our net proceeds on an expeditious basis, the poor performance of our investments, an increase in expenses for any reason (including expending funds for redemptions in excess of the proceeds from our distribution reinvestment plan) and due to numerous other factors. Any request by the holders of our OP Units to redeem some or all of their OP Units for cash may also impact the amount of cash available for distribution to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. There can be no assurance that sufficient cash will be available to make distributions to you or that the amount of distributions will increase and not decrease over time. Should we fail for any reason to distribute at least 90% of our REIT taxable income, we would not qualify for the favorable tax treatment accorded to REITs.

Our board of directors authorized cash distributions at a quarterly rate of $0.15625 per share of common stock for each of the quarters of 2010 and 2011 and the first quarter of 2012. We calculate individual payments of distributions to each stockholder based upon daily record dates during each quarter so that investors are eligible to earn distributions immediately upon purchasing shares of our common stock. The distributions are calculated based on common stockholders of record as of the close of business each day in the period. All cash distributions for 2010 and the first three quarters of 2011 were from sources other than cash flow from operations on a GAAP basis.

3. The risk factor on page 40 of the Prospectus titled “Risks Associated with Debt Financing—Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you and to otherwise achieve our objectives” is deleted in its entirety and replaced with the following:

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you and to otherwise achieve our objectives.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage property, discontinue insurance coverage, make distributions under certain circumstances or replace the Advisor as our advisor. In addition, loan documents may limit our ability to replace the property manager or terminate certain operating or lease agreements related to the property. We have entered into a financing agreement that requires us to covenant to raise significant new offering proceeds on an ongoing basis, to the extent there are borrowings outstanding under the agreement. The ability to raise such proceeds depends on the success of our Dealer Manager and on the broker dealers who are selling our shares and is not in our control. Any failure to raise such proceeds could result in a default and the acceleration of the repayment of the debt under such financing agreement. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

4. The risk factor on page 40 of the Prospectus titled “Risks Associated with Debt Financing—If we enter into financing arrangements that require us to use and pledge offering proceeds to secure and repay such borrowings, such arrangements may adversely affect our ability to make investments and operate our business” is deleted in its entirety and replaced with the following:

We have entered, and may continue to enter into financing arrangements that require us to use and pledge offering proceeds to secure and repay such borrowings, and such arrangements may adversely affect our ability to make investments and operate our business.

We have entered, and may continue to enter into financing arrangements that require us to use and pledge future proceeds from this offering or future offerings, if any, to secure and repay such borrowings. Such arrangements may cause us to have less proceeds available to make investments or otherwise operate our business, which may adversely affect our flexibility and our ability to achieve our investment objectives.

5. The following risk factor is added as the second risk factor under the caption “Risks Related to Our Taxation as a REIT” on page 49 of the Prospectus:

Each of our Subsidiary REITs must individually qualify as a REIT, and failure of any one of our Subsidiary REITs to qualify as a REIT could also cause us to fail to qualify as a REIT.

We indirectly own equity interests in four Subsidiary REITs, as defined in Section K of this Supplement, and we currently intend to directly or indirectly own additional Subsidiary REITs. We intend that each Subsidiary REIT will elect to be treated, and will qualify, as a REIT. Each Subsidiary REIT is subject to, and must comply with, the same requirements that we must satisfy in order to qualify as a REIT, together with all other rules applicable to REITs. The risks described under the caption “Risks Related to Our Taxation as REIT” also apply to each of the Subsidiary REITs. If a Subsidiary REIT failed to qualify as a REIT, it would be subject to federal income tax at regular corporate rates, and such Subsidiary REIT would remain disqualified as a REIT for four years following the year in which it lost its REIT status. Moreover, we too may fail to qualify as REIT in the event that one or more Subsidiary REITs fails to qualify as a REIT. See “Material U.S. Federal Income Tax Considerations—Subsidiary REITs.”

J. Update to the Section of the Prospectus Titled “Investment Strategy, Objectives and Policies—Portfolio Diversification”

The following data supplements, and should be read in conjunction with, the section of the Prospectus captioned “Investment Strategy, Objectives and Policies—Portfolio Diversification” on page 61 of the Prospectus:

As of December 31, 2011, we owned and managed, on a consolidated and unconsolidated basis, a portfolio of 112 industrial buildings aggregating approximately 20.1 million rentable square feet in 14 markets. The “unconsolidated properties” are the properties in which we own an interest through our investment in the Fund I Partnership, as defined in Section K of this Supplement. The following table details the tenants who account for more than five percent of our total annualized base rent from our consolidated and unconsolidated properties:

Market	Tenant	Leased Square Feet	% of Total Leased Square Feet	Annualized Base Rent (in millions) (2)	% of Total Annualized Base Rent
Consolidated Properties: (1)
Southern California	Hanesbrands Inc.	1,309,754	6.7%	$5.7	6.9%

(1)	There were no tenants in unconsolidated properties that accounted for more than five percent of our total annualized base rent.
(2)

Annualized base rent is calculated as monthly base rent (cash basis) per the terms of the respective leases as of December 31, 2011, multiplied by 12. There are no free rent concessions under the remaining terms of the leases, all of which have remaining terms in excess of 12 months. Annualized base rent for unconsolidated properties is calculated based on our percentage of ownership.

K. Update to the Section of the Prospectus Titled “Investments in Real Properties, Real Estate Securities and Debt Related Investments”

1. The following new subsection is inserted after the subsection titled “Investments in Real Properties, Real Estate Securities and Debt Related Investments—Summary Acquisition Activity” on page 73 of the Prospectus:

Joint Venture Agreement

Fund I Partnership

On August 18, 2011, IIT North American Industrial Fund I GP LLC, which we refer to as the “General Partner,” IIT North American Industrial Fund I Limited Partner LLC, which we refer to as the “IIT Limited Partner,” and 3NET Indy Investments Inc., which we refer to as the “3NET Limited Partner,” formed IIT North American Industrial Fund I Limited Partnership, which we refer to as the “Fund I Partnership,” and entered into the Fund I Partnership limited partnership agreement, setting forth the terms pursuant to which the parties intend to jointly invest in a portfolio of industrial properties located in major U.S. distribution markets, and to be comprised of approximately 50% core and 50% value-add industrial properties. The General Partner and the IIT Limited Partner, which we refer to collectively as the “IIT Partners,” are both wholly-owned subsidiaries. The 3NET Limited Partner is a subsidiary of a highly-rated, investment grade institutional investor. We refer to the IIT Partners, together with the 3NET Limited Partner, as the “Partners.” The Fund I Partnership limited partnership agreement sets forth certain rights and obligations among the parties, including the following key provisions:

•

At formation, the IIT Partners will own a 51% interest in the Fund I Partnership and the 3NET Limited Partner will own the remaining 49% interest. The Fund I Partnership has an eight year term and has an investment period ending on the earliest to occur of: (i) December 31, 2013; (ii) the two year anniversary after the closing of the Fund I Partnership’s first investment; and (iii) the date upon which the Partners have made certain total capital contributions.

•

Investments made by the Fund I Partnership will be held indirectly through wholly-owned subsidiaries of the Fund I Partnership, each of which we refer to herein as a “Subsidiary REIT.” Each Subsidiary REIT is expected to elect to be treated as a REIT for U.S. federal income tax purposes.

•

The General Partner will manage the day-to-day operations of the Fund I Partnership, subject to the rights of the 3NET Limited Partner to approve certain major decisions, including, but not limited to, the acquisition and sale of investments, the creation or assumption of debt financing, waiver of certain material rights, winding up, dissolution or liquidation of the Fund I Partnership and any merger or consolidation of the Fund I Partnership.

•

The Fund I Partnership Agreement contains procedures for making distributions to the parties, including incentive distributions to the General Partner, which are subject to certain return thresholds being achieved.

•

The Partners will be obligated to make capital contributions in proportion to their respective partnership interests with respect to each approved investment during the investment period. In addition, both during and after the investment period, the General Partner is permitted to make additional capital calls with respect to certain preservation costs, certain limited operating and capital variances and other items.

•

The failure of a Partner to make a required capital contribution will result in the non-defaulting Partner having the right, but not the obligation, to fund the shortfall which, if funded, will be treated as an interest-bearing loan to the defaulting Partner. In addition, the defaulting Partner may forfeit certain rights under the Fund I Partnership Agreement, which rights will be reinstated if the funding of the shortfall is treated as a loan and the defaulting Partner repays the loan in full.

•

Subject to certain exceptions, during the investment period, the General Partner is required to present all value-add industrial property investment opportunities and one out of every three core industrial property investment opportunities on a rotational basis, to the Fund I Partnership for consideration. If the Fund I Partnership declines to invest in any such opportunity due to the rejection by the 3NET Limited Partner of the potential investment, we or our affiliates will be permitted to pursue the opportunity. The General Partner’s obligation to present investment opportunities as described herein will terminate under certain circumstances, including but not limited to the removal of the General Partner or the rejection by the Fund I Partnership of a certain number of presented opportunities.

•

The General Partner may be removed for “cause,” as defined in the Fund I Partnership Agreement, which includes, but is not limited to, the commission by the General Partner of an uncured material breach or gross negligence which has a material adverse effect on the Fund I Partnership, willful bad acts, a change in control of the Company and the bankruptcy of the General Partner. If the 3NET Limited Partner requests the removal of the General Partner, the removal determination will be made by binding arbitration. If the arbitration results in a determination to remove the General Partner, then the General Partner will appoint a replacement general partner from a previously approved list of third-party real estate and investment management companies. The commencement of an arbitration proceeding to remove the General Partner will result in the IIT Partners and the 3NET Limited Partner having the right to trigger the “buy-sell mechanism” described below with respect to the Fund I Partnership’s entire investment portfolio.

•

The Partners will not be permitted to transfer their respective interests in the Fund I Partnership to a third party until the second anniversary of the completion of the Fund I Partnership’s most recent investment, which we refer to as the “Trigger Date,” at which time the Partners will be permitted to transfer all (but not less than all) of their respective interests, subject to certain limitations. Each Partner may transfer its respective interest to an affiliate of such Partner at any time, subject to certain limitations. With respect to a transfer to a third party, the non-transferring Partner will have a right of first offer with respect to the transferring Partner’s partnership interest, as well as customary tag-along rights.

•

At any time after the Trigger Date, the IIT Partners or the 3NET Limited Partner will have the right to trigger a buy-sell mechanism. For purposes of the buy-sell mechanism, the IIT Partners will be deemed a single party. Upon delivery of buy-sell notice, the buy-sell mechanism shall commence by any party offering to purchase the entire interest of the other party and the offeree must either sell its interest at the offered price or propose a higher price to purchase the interest of the offeror. This process will continue until one party agrees to sell its interest in the Fund I Partnership to the other party. If neither party agrees to sell its interest to the other, then the General Partner will undertake to liquidate the investment portfolio of the Fund I Partnership through a sale of the Fund I Partnership’s interests in the Subsidiary REITs. The IIT Partners will have a one-time right to delay any liquidation of the portfolio and the buy-sell process for up to 90 days (which in certain events may be extended to not more than six months in aggregate) if the Company is pursuing a transaction by which its common shares would become listed on a national securities exchange.

•

In the event of a dead-lock over major decisions between the IIT Partners on the one hand and the 3NET Limited Partner on the other, each such party will have the right to trigger the buy-sell mechanism described above, subject, however to satisfying certain requirements with respect to any investment that has been held for less than two years as of the trigger date. If the buy-sell mechanism is triggered due to a dead-lock over a major decision with respect to no more than two Subsidiary REITs, then, subject to certain exceptions, it will be applied only with respect to such Subsidiary REITs. However, if the buy-sell mechanism is triggered due to a dead-lock over a major decision with respect to the Fund I Partnership, or with respect to three or more Subsidiary REITs or upon the occurrence of a third dead-lock, then in each such event it will be applied on a portfolio-wide basis to all of the Subsidiary REITs.

•

If the 3NET Limited Partner initiates a baseball arbitration proceeding which results in the transfer of interests in the Fund I Partnership or the sale of all or substantially all of the Fund I Partnership’s investments, in each case, to any person other than the General Partner or any affiliate of the General Partner, the General Partner will be entitled to a disposition fee in accordance with the terms of the Fund I Partnership Agreement.

•

As compensation for providing acquisition and asset management services and, to the extent applicable, development and construction management, property management and leasing services, the Fund I Partnership will pay to the General Partner, a third party, or an affiliate of the General Partner certain fees in accordance with the terms of the Fund I Partnership Agreement.

2. The following subsection is inserted immediately following the end of the subsection titled “Investments in Real Properties, Real Estate Securities and Debt Related Investments—Debt Secured by Our Real Property” on page 89 of the Prospectus:

Debt Secured by Our Offering Proceeds

On June 8, 2011, we, through one of our wholly-owned subsidiaries, as Borrower, entered into a Revolving Credit Agreement, which we refer to herein as the “Revolving Credit Agreement,” with the lenders from time to time who are parties thereto, which we refer to herein collectively as the “Lenders,” and KeyBank National Association, as agent for the Lenders, which we refer to herein as the “Agent,” providing for future credit advances in an initial aggregate amount of $40.0 million and allowing for increases in the commitments up to a maximum aggregate amount of $100.0 million, subject to a successful syndication and other customary provisions. The outstanding principal balance on loans made pursuant to the Revolving Credit Agreement shall bear interest at LIBOR plus 3.50%. An alternative base rate plus margin based pricing is available as well. The initial maturity date of the Revolving Credit Agreement is December 8, 2012 and may be extended to June 8, 2013, subject to certain conditions. Borrowings under the Revolving Credit Agreement are available to finance the acquisition and operation of properties, for refinancing our other debt obligations, as well as for working capital. As of September 30, 2011, there was $32.0 million outstanding under the Revolving Credit Agreement with a weighted-average interest rate of 3.75%; approximately $8.0 million remained available.

We are the guarantor of Borrower’s obligations under the Revolving Credit Agreement and, pursuant to agreements with the Agent, have pledged and granted a security interest in, and liens upon, the gross proceeds of our primary public offering of shares of our common stock, which we refer to herein as the “Equity Offering,” as collateral for the borrowings.

The Revolving Credit Agreement requires that as of the end of each month, commencing with September 30, 2011, we must have generated gross proceeds from the Equity Offering equal to an aggregate amount of at least $60.0 million during the previous three full calendar months, which we refer to herein as the “Minimum Equity Raise Requirement.” If we fail to meet the Minimum Equity Raise Requirement, 100% of the net proceeds of our Equity Offering must be applied to reduce amounts outstanding under the Revolving Credit Agreement until we are able to meet the Minimum Equity Raise Requirement. In addition, if we fail to generate at least $30.0 million in gross proceeds during the previous three full calendar months, the Borrower may not draw any amounts under the Revolving Credit Agreement until such condition has been satisfied.

The Revolving Credit Agreement has a mandatory prepayment provision pursuant to which the Borrower, starting three full months after the first borrowing and each month thereafter, will apply: certain percentages, ranging from 50% to 100%, of the net proceeds (after deducting certain expenses of the Equity Offering and other adjustments) raised from the Equity Offering during the prior month, to reduce outstanding amounts under the Revolving Credit Agreement. Further, the Revolving Credit Agreement requires that all net proceeds (after payments of fees, expenses, debt and certain other amounts) from any sales of our properties be applied to reduce amounts outstanding under the Revolving Credit Agreement.

In addition, the Revolving Credit Agreement provides for the maintenance of consolidated quarterly financial covenants (as set forth in the Revolving Credit Agreement), including: (i) a total leverage ratio test; (ii) a fixed charge coverage ratio test; (iii) a liquidity threshold; and (iv) a tangible net worth test.

The Revolving Credit Agreement further contains affirmative and negative covenants (as defined in the Revolving Credit Agreement) which, among other things, require Borrower to deliver to Lenders specified quarterly and annual financial information, and limit Borrower and/or us, subject to various exceptions and thresholds from: (i) creating liens on the collateral; (ii) merging with other companies or changing ownership interest; (iii) selling all of its assets or properties; (iv) incurring certain additional indebtedness; (v) entering into transactions with affiliates, except on an arms-length basis; (vi) making certain types of investments; (vii) paying distributions that would otherwise cause or contribute to a default under the Revolving Credit Agreement; and (viii) if in default under the Revolving Credit Agreement, paying certain fees to affiliates and repaying any outstanding loans to affiliates.

The Revolving Credit Agreement permits voluntary prepayment of principal and accrued interest and contains various customary events of default, which are described therein. As is customary in such financings, if an event of default occurs under the Revolving Credit Agreement, the Lender may accelerate the repayment of amounts outstanding and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

L. Update to the Section of the Prospectus Titled “Investments in Real Properties, Real Estate Securities and Debt-Related Investments—Completed Real Property Acquisitions”

1. The following subsection is inserted after the subsection titled “Investments in Real Properties, Real Estate Securities and Debt Related Investments—Completed Real Property Acquisitions—Baltimore Building Two” on page 85 of the Prospectus:

Regional Distribution Portfolio

On June 17, 2011, three of our wholly-owned subsidiaries acquired a 100% fee interest in two industrial buildings and a 100% leasehold interest in a third industrial building, aggregating approximately 2.0 million square feet on 143.2 acres. The buildings are located in Atlanta, Georgia; York, Pennsylvania; and Houston, Texas, which we refer to collectively herein as the “Regional Distribution Portfolio.” In connection with this acquisition, three separate purchase and sale agreements were entered into by and between our wholly-owned subsidiaries and the group of sellers that includes VIF II/Liberty Industrial, LLC for the Atlanta, Georgia building; VIF II/York, L.P. for the York, Pennsylvania building; and GSL 16/VIF Gillingham, L.P. for the Houston, Texas building. The Regional Distribution Portfolio is 100% leased to five tenants with an average remaining lease term (based on square feet) of approximately 13 years. Four of these tenants each individually lease more than 10% of the rentable area of the Regional Distribution Portfolio, as described below:

•

Phillips-Van Heusen Corporation, a global apparel company, leases approximately 851,000 square feet, or approximately 43% of the portfolio’s rentable area, under a lease that expires in August 2030 with two options to extend the lease for a period of five years each. The annual base rent under the lease is currently approximately $2.2 million and is subject to a rent escalation of approximately 7% in September 2011 and annual rent escalations of 1% thereafter in September.

•

GlaxoSmithKline Consumer Healthcare, L.P., a division of GlaxoSmithKline plc, a pharmaceutical company, that produces oral healthcare and over-the-counter medications, leases approximately 494,000 square feet, or approximately 25% of the portfolio’s rentable area, under a lease that expires in December 2022 with three options to extend the lease for a period of five years each. The annual base rent under the lease is currently approximately $1.4 million and is subject to a rent escalation to approximately $2.6 million per year in January 2013 and annual rent escalations of 2% thereafter. The lease is guaranteed by GlaxoSmithKline LLC.

•

Fairfield Industries Incorporated, a geophysical service provider specializing in shallow-water seismic data mining and technology, leases approximately 267,000 square feet, or approximately 14% of the portfolio’s rentable area, under a lease that expires in January 2019 with two options to extend the lease for a period of five years each. The annual base rent under the lease is currently approximately $1.7 million and is subject to a rent escalation of approximately 3% every three years beginning in September 2011.

•

Suntron GCO, LP, a manufacturing company that provides electronic systems to the aerospace, medical, telecom, and defense industries, leases approximately 223,000 square feet, or approximately 11% of the portfolio’s rentable area, under a lease that expires in March 2013 with one option to extend the lease for a period of seven years. The annual base rent under the lease is currently approximately $1.5 million, with no further escalations remaining. The lease is guaranteed by Suntron Corporation.

In general, all the tenants will be responsible for paying directly or reimbursing the landlord for the real estate taxes, insurance, and repair and maintenance costs of their respective properties.

Our management currently believes that the Regional Distribution Portfolio is suitable for its intended purpose and has no immediate plans for material renovations or other capital improvements, and the Regional Distribution Portfolio is adequately covered by insurance. There are a number of comparable facilities in the vicinity of the Regional Distribution Portfolio that may compete with this portfolio. The cost of the Regional Distribution Portfolio (excluding the cost attributable to land) is depreciated for tax purposes over a maximum of a 40-year period on a straight-line basis.

The total aggregate purchase price was approximately $111.8 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. We estimate that the purchase price capitalization rate is approximately 6.5%. Pursuant to the terms of the Advisory Agreement, we paid an acquisition fee of approximately $1.9 million to the Advisor. We funded the acquisition using proceeds from this offering and debt financing described below.

The following table shows the weighted-average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the Regional Distribution Portfolio for the year ended December 31:

Year (1)	Weighted-Average Occupancy	Average Effective Annual Gross Rent per Leased Square Foot (2)
2010	100%	$3.59	(3)

(1)	Data for the years ended December 31, 2006, 2007, 2008, and 2009 was not available as it was not provided by the seller.
(2)

Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s gross total rental revenue (excluding operating expense recoveries) by the weighted-average square footage under lease during such year.

(3)	The average effective annual gross rent per leased square foot, including tenant concessions for the year ended December 31, 2010, was $3.22.

The following table lists, on an aggregate basis, the approximate leasable square feet for all of the scheduled lease expirations for each of the next 10 years, as of the acquisition date, for the Regional Distribution Portfolio:

Year	Number of Leases	Gross Leasable Area		Annualized Base Rental Income of Expiring Leases (1)	Percent of Total Annualized Base Rental Income
		Approximate Square Feet	Percent of Total Leasable Area
2011	—	—	—	—	—
2012	1	130,000	7%	$455,000	6%
2013	1	222,600	11%	$1,469,160	21%
2014	—	—	—	—	—
2015	—	—	—	—	—
2016	—	—	—	—	—
2017	—	—	—	—	—
2018	—	—	—	—	—
2019	1	266,663	14%	$1,684,934	24%
2020	—	—	—	—	—

(1)

Annualized base rent is calculated as monthly base rent (cash basis) per the terms of the lease, as of the acquisition date, multiplied by 12. If free rent is granted, then the first month with a positive rent value is used.

Chicago Industrial Portfolio

In a series of acquisitions, the last of which was completed on December 13, 2011, several of our wholly-owned subsidiaries acquired a 100% fee interest in nine industrial buildings aggregating approximately 1.4 million square feet on 108.8 acres located in Chicago, Illinois, which we refer to herein as the “Chicago Industrial Portfolio.” In connection with the acquisition of the Chicago Industrial Portfolio, an agreement of purchase and sale was entered into by and between IIT Acquisitions and a group of sellers, which consists of Bridge Point Woodridge, LLC; Argonne Water, LLC; Park 355, LLC; JES Park 355, LLC; RES Park 355, LLC; MSP Park 355, LLC; SFP Park 355, LLC; JES Church Bilter, LLC; RES Church Bilter, LLC; MSP Church Bilter, LLC; Church Bilter, LLC; JES Argonne Bridge, LLC; Argonne Bridge, LLC; Crossroads Bolingbrook, LLC; RES Crossroads Bolingbrook, LLC; JES Diehl Road Aurora, LLC; RES Diehl Road Aurora, LLC; MSP Diehl Road Aurora, LLC; and Diehl Road Aurora, LLC. The Chicago Industrial Portfolio is approximately 87% leased (93% leased excluding two “value-add” buildings) to 27 tenants with an average remaining lease term (based on square feet) of 4.0 years. One tenant individually leases more than 10% of the rentable area of the Chicago Industrial Portfolio, as described below:

•

Reviva Logistics, LLC, a provider of logistic services for the transportation industry, leases approximately 295,000 square feet, or approximately 21% of the aggregate rentable area, under a lease that expires in February 2013 with one option to extend the lease for a period of five years. The annual base rent under the lease is currently approximately $1.2 million and is subject to a rent escalation of approximately 1.8% in March 2012, and 0.6% in September 2012.

In general, all the tenants will be responsible for paying directly or reimbursing the landlord for the real estate taxes, insurance, and repair and maintenance costs of the property.

Our management currently believes that the Chicago Industrial Portfolio is suitable for its intended purpose and has no immediate plans for material renovations or other capital improvements, and it is adequately covered by insurance. There are a number of comparable facilities in the vicinity of the Chicago Industrial Portfolio that may compete with this portfolio. The aggregate cost of the Chicago Industrial Portfolio (excluding the cost attributable to land) is depreciated for tax purposes over a maximum of a 40-year period on a straight-line basis.

The total aggregate purchase price for the Chicago Industrial Portfolio was approximately $101.7 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. We estimate that the purchase price capitalization rate is approximately 5.2%. Pursuant to the terms of the Advisory Agreement, we paid an aggregate acquisition fee of approximately $1.0 million to the Advisor, equal to 1.0% of the purchase price of this transaction. We funded the acquisition using proceeds from this offering and debt financing described below.

The following table shows the weighted-average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the Chicago Industrial Portfolio for the year ended December 31:

Year (1)	Weighted-Average Occupancy	Average Effective Annual Gross Rent per Leased Square Foot (2)
2010	87%	$4.98

(1)	Data for the years ended December 31, 2006, 2007, 2008, and 2009 was not available as it was not provided by the sellers.
(2)

Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s gross total rental revenue (excluding operating expense recoveries) by the weighted-average square footage under lease during such year.

The following table lists, on an aggregate basis, the approximate leasable square feet for all of the scheduled lease expirations for each of the next 10 years, as of the acquisition date, for the Chicago Industrial Portfolio:

Year	Number of Leases	Gross Leasable Area		Annualized Base Rental Income of Expiring Leases (1)	Percent of Total Annualized Base Rental Income
		Approximate Square Feet	Percent of Total Leasable Area
2011	2	73,061	5%	$354,581	6%
2012	2	42,916	3%	$219,421	4%
2013	8	436,692	30%	$2,266,633	36%
2014	3	112,641	8%	$661,417	11%
2015	2	39,386	3%	$304,170	5%
2016	3	139,079	10%	$639,384	10%
2017	2	66,740	5%	$194,369	3%
2018	1	36,353	3%	$201,756	3%
2019	1	61,897	4%	$269,871	4%
2020	—	—	—	—	—

(1)

Annualized base rent is calculated as monthly base rent (cash basis) per the terms of the lease, as of the acquisition date, multiplied by 12. If free rent is granted, then the first month with a positive rent value is used.

Regional Industrial Portfolio

On December 15, 2011, one of our wholly-owned subsidiaries acquired a 100% fee interest in eight industrial buildings aggregating approximately 1.6 million square feet on 88.2 acres. The buildings are located in certain submarkets of Fort Lauderdale, Florida; Atlanta, Georgia; and Dallas, Texas, which we refer to collectively herein as the “Regional Industrial Portfolio.” In connection with this acquisition, an agreement of purchase and sale was entered into by and between IIT Acquisitions and a group of sellers that includes Industrial Property Fund I, L.P., Industrial Property Fund II, L.P., Industrial Fund III, L.P., and Marina West, LLC. The Regional Industrial Portfolio is approximately 93% leased to 16 tenants with an average remaining lease term (based on square feet) of 4.6 years. Three tenants in the Regional Industrial Portfolio individually lease more than 10% of the rentable area of the Regional Industrial Portfolio, as described below:

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Sanofi-Aventis U.S., LLC, a healthcare company specializing in the research, development, and distribution of various healthcare products, leases approximately 297,000 square feet, or approximately 19% of the portfolio’s rentable area, under a lease that expires in January 2017 with two options to extend the lease for a period of five years each. The annual base rent under the lease is currently approximately $0.9 million and is subject to rent escalations of approximately 4.8% in February 2012 and an additional 3.9% in March 2012.

•

Andrx Pharmaceuticals, Inc., a subsidiary of Watson Pharmaceuticals, Inc., a pharmaceutical company, leases approximately 276,000 square feet, or approximately 17% of the portfolio’s rentable area, under a lease that expires in June 2016 with two options to extend the lease for a period of five years each. The annual base rent under the lease is currently approximately $1.9 million and is subject to annual rent escalations of approximately 3.0% thereafter beginning in July 2012.

•

Bunzl Distribution Southeast LLC, a distributor of food packaging, disposable supplies, and cleaning and safety products, leases approximately 229,000 square feet, or approximately 14% of the portfolio’s rentable area, under a lease that expires in June 2018 with one option to extend the lease for a period of five years. The annual base rent under the lease is currently approximately $0.4 million. The annual base rent increases to approximately $0.7 million in February 2012 and is subject to rent escalations of approximately 4.7% in February 2014 and 4.5% in February 2016.

In general, all the tenants will be responsible for paying directly or reimbursing the landlord for the real estate taxes, insurance, and repair and maintenance costs of the property.

Our management currently believes that the Regional Industrial Portfolio is suitable for its intended purpose and has no immediate plans for material renovations or other capital improvements, and the Regional Industrial Portfolio is adequately covered by insurance. There are a number of comparable facilities in the vicinity of the Regional Industrial Portfolio that may compete with this portfolio. The cost of the Regional Industrial Portfolio (excluding the cost attributable to land) is depreciated for tax purposes over a maximum of a 40-year period on a straight-line basis.

The total aggregate purchase price was approximately $104.5 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. We estimate that the purchase price capitalization rate is approximately 6.3%. Pursuant to the terms of the Advisory Agreement, we paid an acquisition fee to the Advisor of approximately $1.0 million, equal to 1.0% of the purchase price of this transaction. We funded the acquisition using proceeds from this offering and debt financing described below.

The following table shows the weighted-average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the Regional Industrial Portfolio during each of the past five years ended December 31:

Year	Weighted-Average Occupancy	Average Effective Annual Gross Rent per Leased Square Foot (1)
2006	94%	$4.36	(2)
2007	96%	$4.39
2008	96%	$4.73
2009	89%	$4.66
2010	93%	$4.49	(2)

(1)

Average effective annual gross rent per lease square foot for each year is calculated by dividing such year’s gross total rental revenue (excluding operating expense recoveries) by the weighted-average square footage under lease during such year.

(2)	The average effective annual gross rent per leased square foot, including tenant concessions for the years ended December 31, 2006 and 2010 was $4.05 and $4.37, respectively.

The following table lists, on an aggregate basis, the approximate leasable square feet for all of the scheduled lease expirations for each of the next 10 years, as of the acquisition date, for the Regional Distribution Portfolio:

Year	Number of Leases	Gross Leasable Area		Annualized Base Rental Income of Expiring Leases (1)	Percent of Total Annualized Base Rental Income
		Approximate Square Feet	Percent of Total Leasable Area
2011	—	—	—	—	—
2012	—	—	—	—	—
2013	2	137,875	9%	$649,580	10%
2014	1	21,238	1%	$80,705	1%
2015	4	162,465	10%	$830,110	13%
2016	2	351,092	22%	$2,122,898	33%
2017	3	424,620	26%	$1,417,504	22%
2018	3	303,889	19%	$1,039,542	16%
2019	2	90,010	6%	$314,946	5%
2020	—	—	—	—	—

(1)

Annualized base rent is calculated as monthly base rent (cash basis) per the terms of the lease, as of the acquisition date, multiplied by 12. If free rent is granted, then the first month with a positive rent value is used.

2. The following subsection supersedes and replaces the information following the table beginning on page 85 of the Prospectus describing our individually insignificant acquisitions:

In addition to the significant real property acquisitions described above, set forth below are descriptions of our individually insignificant acquisitions:

Description	Acquisition Date	Percent Ownership	Purchase Price	Fees Paid to the Advisor (1)	Purchase Price Capitalization Rate (2)	Rentable Square Feet (3)	Occupancy Rate (3)
Consolidated Properties:
Kent Valley Distribution Center—Kent, Washington	February 17, 2011	100%	$7,633,172	$153,000	7.1%	125,000	100%

Portside Distribution Center—Tacoma, Washington	March 22, 2011	100%	$20,000,000	$400,000	NA (4)	416,000	—

Collington Commerce Center—Baltimore, Maryland	March 23, 2011	100%	$19,300,000	$386,000	9.1%	235,000	100%

I-20 East Distribution Center—Atlanta, Georgia	March 29, 2011	100%	$33,750,000	$675,000	8.8%	1,301,000	100%

Atlanta Industrial Parkway Distribution Center—Atlanta, Georgia	April 28, 2011	100%	$12,450,000	$249,000	9.6%	444,000	100%

Vista Point—Coppell, Texas	May 26, 2011	100%	$23,080,000	$462,000	6.5%	208,000	86%

Hagerstown Distribution Center II—Hagerstown, Maryland	June 20, 2011	100%	$8,500,000	$85,000	8.8%	171,000	100%

Commerce Park—Houston, Texas	June 29, 2011	100%	$34,014,000	$340,000	8.0%	602,000	79%

Sterling Distribution Center—Ontario, California	August 8, 2011	100%	$24,050,000	$240,500	6.6%	300,000	100%

Ritner Distribution Center—Carlisle, Pennsylvania	August 15, 2011	100%	$8,100,000	$81,000	9.0%	202,000	100%

International Drive Distribution Center—Mount Olive, New Jersey	August 24, 2011	100%	$9,600,000	$96,000	NA (4)	252,000	50%

Keystone Industrial Portfolio—Bristol and West Chester, Pennsylvania	September 29, 2011	100%	$36,350,000	$363,500	8.2%	701,000	92%

Ontario-Champagne Distribution Center—Ontario, California	November 21, 2011	100%	$17,637,000	$176,370	NA (4)	264,000	100%

Exton Distribution Center—Exton, Pennsylvania	November 22, 2011	100%	$7,425,000	$74,250	7.8%	105,000	100%

Crossroads Distribution Center—Hanover, Maryland	December 15, 2011	100%	$42,500,000	$425,000	NA (4)	507,000	57%

Unconsolidated Properties:

Interstate Industrial Portfolio—Los Angeles, California; Chicago, Illinois; and Dallas, Texas (5)	September 26, 2011	51%	$195,519,904	$997,152	6.0%	3,464,000	98%

South San Francisco Distribution Center—Brisbane, California	September 30, 2011	51%	$8,450,000	$44,064	NA (4)	87,000	100%

Redlands Industrial Center—Redlands, California	November 21, 2011	51%	$21,000,000	$107,100	4.5%	327,000	90%

1001 Franklin Square Drive—Rosedale, Maryland	December 13, 2011	51%	$16,250,000	$82,875	NA (4)	219,000	83%

Orange County Distribution Center—Placentia, California	December 16, 2011	51%	$16,434,767	$83,817	NA (4)	198,000	—

(1)

Fees paid to the Advisor are pursuant to the terms of the Advisory Agreement and are calculated based on our percentage ownership of such properties, including those in which we own an interest through the Fund I Partnership. See Section Q of this Supplement for a description of additional fees payable to the Advisor with respect to the Fund I Partnership.

(2)

Purchase price capitalization rate is calculated as the aggregate projected net operating income from in-place leases for the 12 months from the date of the respective acquisition, including any contractual rent increases contained in such leases for those 12 months, divided by the aggregate purchase price, exclusive of transfer taxes, due diligence expenses, and other closing costs, including acquisition costs and fees paid to our Advisor or its affiliates.

(3)	Rentable square feet and occupancy rate reflect aggregate property-level data with respect to our unconsolidated properties.
(4)	This property is considered a “value-add” property, as it has certain occupancy, lease term, and/or projected capital improvement requirements that differ from our core operating portfolio.
(5)	See “Completed Real Property Acquisitions through the Fund I Partnership” below for further detail.

Completed Real Property Acquisitions through the Fund I Partnership

Interstate Industrial Portfolio

On September 26, 2011, the Fund I Partnership, through three Subsidiary REITs, acquired a 100% fee interest in 12 industrial buildings aggregating approximately 3.5 million square feet on 168.3 acres for an aggregate purchase price of $195.5 million, exclusive of transfer taxes, due diligence expenses, and other closing costs, and an estimated purchase price capitalization rate of approximately 6.0%. These buildings are located in certain submarkets of Los Angeles, California; Chicago, Illinois; and Dallas, Texas, which we collectively refer to as the “Interstate Industrial Portfolio.” In connection with this acquisition, two agreements of purchase and sale were entered into by and between the Subsidiary REITs and the group of sellers for the Interstate Industrial Portfolio that includes Ridge Bedford Park I, LLC; Ridge Bedford Park II, LLC; Ridge Bedford Park IV, LLC; Ridge Garland I, L.P.; Ridge Farmers Branch I, L.P.; Ridge Moreno Valley, LLC; Ridge Moreno Valley II, LLC; and Ridge Southridge, L.P.

The Interstate Industrial Portfolio is approximately 98% leased to 16 tenants with an average remaining lease term (based on square feet) of 5.3 years. Two of these tenants each individually lease more than 10% of the rentable area of the Interstate Industrial Portfolio, as described below:

•

Harbor Freight Tools Texas, L.P., a discount retailer of hand- and power-tools and other equipment, leases approximately 779,000 square feet, or approximately 22% of the aggregate rentable area, under a lease that expires in December 2021 with two options to extend the lease for a period of five years each. The annual base rent under the lease, which was previously abated through September 2011 due to prior owner concessions, is currently $2.4 million and is subject to certain rent escalations of approximately 3% to 8% beginning in June 2013.

•

Minka Lighting, Inc., a producer and distributor of decorative lighting, leases approximately 533,000 square feet, or approximately 15% of the aggregate rentable area, under a lease that expires in May 2014 with one option to extend the lease for a period of five years. The annual base rent under the lease is currently approximately $2.0 million and is subject to a rent escalation of approximately 4.8% in February 2012.

In general, the tenants will be responsible for paying directly or reimbursing the landlord for the real estate taxes, insurance, and repair and maintenance costs of their respective properties.

Our management currently believes that the Interstate Industrial Portfolio is suitable for its intended purpose and has no immediate plans for material renovations or other capital improvements, and it is adequately covered by insurance. There are a number of comparable facilities in the vicinity of the Interstate Industrial Portfolio that may compete with the portfolio. The aggregate cost of this portfolio (excluding the cost attributable to land) is depreciated for tax purposes over a maximum of a 40-year period on a straight-line basis.

Our pro rata portion of the aggregate purchase price was approximately $99.7 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. Pursuant to the terms of the Advisory Agreement, the Advisor received an aggregate acquisition fee of approximately $997,000, equal to 1% of our pro rata portion of the purchase price of this transaction. See Section Q of this Supplement for a description of additional fees payable to the Advisor with respect to the Fund I Partnership. The Fund I Partnership funded a portion of the purchase price using proceeds from the debt financing described below. We funded our pro rata portion of the purchase price using proceeds from this offering.

The following table shows the weighted-average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the Interstate Industrial Portfolio for the year ended December 31:

Year	Weighted-Average Occupancy	Average Effective Annual Gross Rent per Leased Square Foot (1)
2006	41%	$3.80	(2)
2007	55%	$3.88	(2)
2008	66%	$4.09	(2)
2009	65%	$4.17	(2)
2010	68%	$4.19	(2)

(1)

Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s gross total rental revenue (excluding operating expense recoveries) by the weighted-average square footage under lease during such year.

(2)

The average effective annual gross rent per leased square foot, including tenant concessions for the years ended December 31, 2006, 2007, 2008, 2009, and 2010 was $2.55, $3.38, $3.87, $3.81, and $4.14, respectively.

The following table lists, on an aggregate basis, the approximate leasable square feet for all of the scheduled lease expirations for each of the next 10 years, as of the acquisition date, for the Interstate Industrial Portfolio:

Year	Number of Leases	Gross Leasable Area		Annualized Base Rental Income of Expiring Leases (1)	Percent of Total Annualized Base Rental Income
		Approximate Square Feet	Percent of Total Leasable Area
2011	—	—	—	—	—
2012	2	552,800	16%	$2,458,824	21%
2013	7	384,573	11%	$1,669,392	14%
2014	3	846,288	24%	$3,562,116	31%
2015	1	70,042	2%	$378,924	3%
2016	1	104,691	3%	$479,484	4%
2017	—	—	—	—	—
2018	1	49,920	1%	$139,776	1%
2019	2	253,900	7%	$688,821	6%
2020	1	180,043	5%	$383,192	3%

(1)

Annualized base rent is calculated as monthly base rent (cash basis) per the terms of the lease, as of the acquisition date, multiplied by 12. If free rent is granted, then the first month with a positive rent value is used.

3. The Company has changed the names it uses to reference certain previously acquired properties, as set forth in the following table:

Previously Disclosed Name	Revised Name
Renton Industrial Building	Renton Distribution Center
Atlanta Portfolio	Suwanee Point
Inland Empire Building One	Inland Empire Indian Avenue Distribution Center
Baltimore Building One	Brandon Woods Distribution Center
Dallas Portfolio	Rock Quarry 1 & 2
Tampa Building	Eagle Falls Distribution Center
Baltimore Building Two	Hagerstown Distribution Center
Kent Valley Distribution Building	Kent Valley Distribution Center
Tacoma Distribution Center	Portside Distribution Center
Collington Distribution Center	Collington Commerce Center
Class A Industrial Portfolio	Regional Distribution Portfolio

Accordingly, all references throughout the Prospectus to the previously disclosed names for these properties are hereby superseded and replaced with their revised names.

M. Update to the Section of the Prospectus Titled “Investments in Real Properties, Real Estate Securities and Debt Related Investments—Debt Secured by Our Real Property”

The following subsections are inserted after the section of the Prospectus titled “Investments in Real Properties, Real Estate Securities and Debt Related Investments—Completed Real Property Acquisitions—Debt Secured by the Kent Valley Distribution Building” on page 88 of the Prospectus:

Debt Secured by the Regional Distribution Portfolio

On June 17, 2011, we, through one of our subsidiaries, entered into a secured, non-recourse loan agreement with Great-West Life & Annuity Insurance Company, which we refer to herein as “Great-West Life,” for an aggregate principal amount of $66.9 million, which we refer to as the “GWL Facility.” The GWL Facility bears a fixed interest rate of 4.70%; requires interest-only monthly payments for the first five years of the loan and monthly payments of interest and principal thereafter (based on an approximate 30-year amortization); and has a contractual maturity of July 1, 2021. The GWL Facility is secured by mortgages, deeds to secure debt, or deeds of trust, as applicable, and related assignments and security interests in each of the three buildings in the Regional Distribution Portfolio, and is cross-defaulted with certain properties of the Chicago Industrial Portfolio.

Debt Secured by the Chicago Industrial Portfolio

On June 24, 2011, we, through several of our subsidiaries, entered into a secured, non-recourse loan agreement with Great-West Life for an aggregate principal amount of $43.1 million, which we refer to as the “Second GWL Facility.” The Second GWL Facility bears a fixed interest rate of 4.70%, requires interest-only monthly payments for the first five years of the loan and monthly payments of interest and principal thereafter (based on an approximate 30-year amortization), and has a contractual maturity of July 1, 2021. The Second GWL Facility is secured by mortgages, deeds to secure debt, or deeds of trust, as applicable, and related assignments and security interests in six of the buildings in the Chicago Industrial Portfolio, and is cross-defaulted with the Regional Distribution Portfolio.

On August 4, 2011, we, through one of our wholly-owned subsidiaries, assumed a $6.2 million fixed rate loan agreement with Prudential Mortgage Capital Company, LLC in order to fund a portion of the acquisition of one of the buildings in the Chicago Industrial Portfolio. The loan has a fixed interest rate of 5.61%, requires monthly payments of principal and interest, and has a contractual maturity of June 5, 2017. The loan is secured by a mortgage, deed to secure debt, or deed of trust, as applicable, and related assignments and security interests in one of the buildings in the Chicago Industrial Portfolio.

On August 25, 2011, we, through one of our wholly-owned subsidiaries, assumed a $6.3 million fixed rate loan agreement with Wachovia Bank, National Association, in order to fund a portion of the acquisition of one of the buildings in the Chicago Industrial Portfolio. The loan has a fixed interest rate of 6.24%, requires monthly payments of principal and interest, and has a contractual maturity of July 11, 2016. The loan is secured by a mortgage, deed to secure debt, or deed of trust, as applicable, and related assignments and security interests in one of the buildings in the Chicago Industrial Portfolio.

On December 13, 2011, we, through one of our wholly-owned subsidiaries, assumed a $4.5 million fixed rate loan agreement with Wachovia Bank, National Association, in order to fund a portion of the acquisition of one of the buildings in the Chicago Industrial Portfolio. The loan has a fixed interest rate of 5.77%; requires monthly interest-only payments; and has a contractual maturity date of March 11, 2017. The loan is secured by a mortgage, deed to secure debt, or deed of trust, as applicable, and related assignments and security interests in one of the buildings in the Chicago Industrial Portfolio.

Debt Secured by the Interstate Industrial Portfolio

On September 26, 2011, the Fund I Partnership, through its Subsidiary REITs, entered into loan agreements with ING Life Insurance and Annuity Company for an aggregate amount of $112.0 million, which we refer to as the “Interstate Industrial Facility.” The Interstate Industrial Facility bears a fixed interest rate of 4.25%, requires monthly payments of interest and principal (based on an approximate 30-year amortization), and has a contractual maturity date of October 1, 2041; however, the expected maturity date, based on the lender’s ability to call the loan, is September 1, 2018. The Interstate Industrial Facility is secured by mortgages, deeds to secure debt, or deeds of trust, as applicable, and related assignments and security interests in, and will be cross-collateralized by, the properties to be acquired within the Interstate Industrial Portfolio.

Debt Secured by the Regional Industrial Portfolio

On December 15, 2011, we, through several of our wholly-owned subsidiaries, entered into a secured, non-recourse loan agreement with New York Life Insurance Company for an aggregate principal amount of $61.0 million, which we refer to as the “NYL Facility.” The NYL Facility bears a fixed interest rate of 3.90%; requires interest-only payments for the first two years of the loan and monthly payments of interest and principal thereafter (based on a 30-year amortization schedule); and has a contractual maturity date of January 5, 2019. The NYL Facility is secured by mortgages, deeds to secure debt, or deeds of trust, as applicable, and related assignments and security interests in each of the eight buildings in the Regional Industrial Portfolio.

N. Update to the Section of the Prospectus Titled “Management”

The following subsection is inserted after the subsection titled “Management—Nominating and Corporate Governance Committee” on page 92 of the Prospectus:

IIT-TRT Conflicts Resolution Committee

Our board of directors has delegated to the IIT-TRT Conflicts Resolution Committee the responsibility to consider and resolve all conflicts that may arise between us and Total Realty Trust, including conflicts that may arise as a result of the investment opportunities that are suitable for both us and Total Realty Trust. See “Conflicts of Interest—Conflict Resolution Procedures—Board of Directors—Allocation of Investment Opportunities Among Affiliates and Other Related Entities” for a description of the types of investments for which we have priority over Total Realty Trust, subject to changes to the allocation policy by the IIT-TRT Conflicts Resolution Committee. The members of the IIT-TRT Conflicts Resolution Committee are Messrs. Burton and Moore, each of whom is an independent director.

O. Update to the Section of the Prospectus Titled “The Advisor and the Advisory Agreement”

1. The following supersedes and replaces the paragraph in the section titled “The Advisor and the Advisory Agreement—General” on page 100 of the Prospectus:

We rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. We, the Operating Partnership, and the Advisor are parties to a second amended and restated advisory agreement, dated as of December 15, 2011, which we refer to herein as the “Advisory Agreement.” The Advisor performs its duties and responsibilities under the Advisory Agreement as a fiduciary of the Company and our stockholders.

2. The following supersedes and replaces the first sentence in the section titled “The Advisor and the Advisory Agreement—The Advisory Agreement” on page 103 of the Prospectus:

The current term of the Advisory Agreement ends on December 15, 2012, subject to renewals by our board of directors for an unlimited number of successive one-year periods.

P. Organization and Offering Expense Reimbursements

We are clarifying and conforming the disclosure throughout the Prospectus concerning the reimbursement of organization and offering expenses and, accordingly, all references to this reimbursement should be supplemented and/or superseded as follows:

We will pay the Advisor up to 1.75% of the aggregate gross offering proceeds we raise from the sale of shares in our offerings to reimburse the Advisor for paying our cumulative organization and offering expenses, including legal, accounting, printing and other expenses related to our offerings. The Advisor or an affiliate of the Advisor will be responsible for the payment of such cumulative organization and offering expenses, without recourse against or reimbursement by us, to the extent the total of such expenses exceeds the 1.75% organization and offering expense reimbursements from our offerings.

Q. Update to the Section of the Prospectus Titled “Management Compensation”

The following data supplements, and should be read in conjunction with, the section of the Prospectus captioned “Management Compensation” beginning on page 107 of the Prospectus:

The table below provides information regarding fees paid to the Dealer Manager, the Advisor and their affiliates in connection with our operations and this offering. The table includes amounts incurred for the nine months ended September 30, 2011 and the year ended December 31, 2010, as well as amounts payable as of September 30, 2011 and December 31, 2010.

	Incurred		Incurred and Payable as of
(dollars in thousands)	For the Nine Months Ended September 30, 2011	For the Year Ended December 31, 2010	September 30, 2011	December 31, 2010
Sales commissions—the Dealer Manager	$19,483	$9,906	$506	$291
Dealer manager fees—the Dealer Manager	7,969	3,903	223	126
Organization and offering expenses—the Advisor or its affiliates, including the Dealer Manager	5,658	2,725	154	96
Acquisition fees—the Advisor	8,532	4,527	—	322
Asset management fees—the Advisor	3,137	428	—	151
Other (repayments) expenses—the Advisor (1)	(5,415)	437	74	70

Subtotal (2)	39,364	21,926	957	1,056

Incurred Organization and Offering Expense Reimbursement—not payable until additional gross proceeds of the offering are received (2)	2,598	2,971	5,569	5,796

Due to Affiliates	$41,962	$24,897	$6,526	$6,852

(1)	Includes reimbursement for expenses incurred on our behalf in connection with the services provided to us under the Advisory Agreement.
(2)

We reimburse the Advisor for cumulative organization expenses and for expenses of our offerings up to 1.75% of the gross offering proceeds. The Advisor or an affiliate of the Advisor is responsible for the payment of our cumulative organization and offering expenses to the extent the total of such cumulative expenses exceeds the 1.75% organization and offering expense reimbursements from our offerings, without recourse against or reimbursement by us. A portion of the organization and offering expenses for the nine months ended September 30, 2011 and for the year ended December 31, 2010, represents an accrual based on the estimated gross offering proceeds to be raised in the future.

As set forth elsewhere in the Prospectus, with respect to joint ventures, partnerships or other co-ownership arrangements, the Advisor or its affiliates may receive fees for providing services to such entities or to our joint venture partners or co-owners of our properties. These fees may be paid directly to the Advisor or its affiliates or indirectly, including, without limitation, through us, our subsidiaries, or through the joint ventures or partnerships. As of September 30, 2011, the Fund I Partnership paid to the Advisor approximately $1.1 million in fees for providing a variety of services with respect to the Fund I Partnership. With respect to our percentage interest in the Fund I Partnership, we have paid and will pay to the Advisor any additional amount necessary, after taking into account amounts paid directly by the Fund I Partnership to the Advisor, to provide that the Advisor receives the total amount of fees payable pursuant to the Advisory Agreement.

R. Update to the Section of the Prospectus Titled “Conflicts of Interest”

The last sentence of the third paragraph on page 124 of the Prospectus under the section titled “Conflicts of Interest—Conflicts Resolution Procedures—Board of Directors—Allocation of Investment Opportunities Among Affiliates and Other Related Entities” is deleted in its entirety and replaced with the following:

The Fundcore Funds are advised by an affiliate of our Sponsor and are in the business of originating commercial loans with respect to many different asset classes, including industrial properties. Given the nature of our business, it is not expected that we generally will be seeking investment opportunities that are similar to the loans that the Fundcore Funds originate. If it is determined in the future that we are seeking investment opportunities that are similar to the loans that the Fundcore Funds are originating, then we will undertake to establish a reasonable allocation method for such opportunities, subject to the approval of a majority of our independent directors.

S. Update to the Section of the Prospectus Titled “Selected Financial Data”

1. The following data supplements, and should be read in conjunction with, the section of the Prospectus captioned “Selected Financial Data” on page 131 of the Prospectus:

The following selected consolidated financial data are qualified by reference to and should be read in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which is incorporated herein by reference. Importantly, we effectively initiated property operations upon our first acquisition on June 30, 2010.

(dollars in thousands, except per share data)	For the Nine Months Ended September 30, 2011	For the Nine Months Ended September 30, 2010
Operating data:
Total revenues	$33,051	$810
Total operating expenses	$40,642	$4,976
Net loss	$(18,046)	$(4,300)
Net loss attributable to common stockholders	$(18,046)	$(4,300)
Net loss per common share—basic and diluted	$(0.57)	$(1.73)
Distributions declared per common share	$0.46875	$0.46875

Cash flow data:
Net cash used in operating activities	$(4,437)	$(3,077)
Net cash used in investing activities	$(548,115)	$(116,736)
Net cash provided by financing activities	$543,193	$129,381

	September 30, 2011	December 31, 2010
Balance sheet data:
Net investment in properties	$736,475	$225,554
Investment in unconsolidated joint venture	$47,603	$—
Cash and cash equivalents	$18,275	$27,634
Total assets	$826,772	$261,171
Debt	$423,771	$125,713
Total liabilities	$450,152	$138,271
Total stockholders’ equity	$376,619	$122,899

The SEC declared the registration statement for this offering effective on December 18, 2009. We broke escrow for this offering on March 31, 2010, and effectively commenced real estate operations on June 30, 2010, in connection with the acquisition of our first property.

As of September 30, 2011, we owned and managed a portfolio of consolidated properties that consisted of 81 industrial buildings comprised of approximately 13.2 million square feet as compared to 21 industrial buildings comprised of approximately 1.6 million square feet as of September 30, 2010. The following table summarizes our acquisition activity of consolidated properties for the periods presented. See “Investments in Real Properties, Real Estate Securities and Debt-Related Investments” for further detail regarding our acquisitions. These acquisitions are consistent with our investment strategy, and were funded with net proceeds from this offering and debt financings.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except buildings)	2011	2010	2011	2010
Number of buildings	18	20	56	21
Approximate purchase price (1)	$94,090	$103,367	$522,499	$115,967
Approximate rentable square feet	1,682	1,460	9,836	1,586

(1)	Exclusive of transfer taxes, due diligence expenses, and other closing costs.

In addition, during the three months ended September 30, 2011, we acquired, through our 51% ownership interest in an unconsolidated joint venture, 13 buildings comprised of approximately 3.6 million square feet for an aggregate total purchase price of $204.0 million.

As we are currently in the acquisition phase of our life cycle and the results of our operations are influenced by the timing of acquisitions and the operating performance of our real estate investments, the results of operations for the three and nine months ended September 30, 2011 and 2010 are not directly comparable. Our results of operations for the three and nine months ended September 30, 2011 are not indicative of those expected in future periods. We expect that revenues and operating expenses related to our investment in properties will increase in future periods as a result of our continued ownership of properties acquired during 2010 and 2011 and as a result of the additive effect of anticipated future acquisitions of industrial properties.

2. The following supersedes and replaces the second sentence in the first paragraph in the subsection titled “How We Measure Our Performance” in the section of the Prospectus captioned “Selected Financial Data,” beginning on page 131 of the Prospectus:

However, these supplemental, non-GAAP measures should not be considered as an alternative to net loss or to cash flows from operating activities as an indication of our performance and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders.

3. The following supersedes and replaces the third paragraph in the subsection titled “How We Measure Our Performance” in the section of the Prospectus captioned “Selected Financial Data,” beginning on page 131 of the Prospectus:

Company-Defined FFO. Similar to FFO, Company-Defined FFO is a non-GAAP measure that excludes real estate-related depreciation and amortization, and also excludes one-time acquisition-related costs, including acquisition fees paid to the Advisor, that are characterized as operating expenses in determining net loss under GAAP. The purchase of operating properties is a key strategic objective of our business plan focused on generating operating income and cash flow in order to make distributions to investors. However, as the corresponding acquisition-related costs are paid in cash, all paid and accrued acquisition-related costs negatively impact our operating performance and cash flows from operating activities during the period in which properties are acquired. In addition, if we acquire a property after all offering proceeds from our public offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, unless the Advisor determines to waive the payment or reimbursement of these acquisition-related costs, then such costs will be paid from additional debt, operational earnings or cash flow, net proceeds from the sale of properties, or ancillary cash flows. As such, Company-Defined FFO may not be a complete indicator of our operating performance, especially during periods in which properties are being acquired, and may not be a useful measure of the long-term operating performance of our properties if we do not continue to operate our business plan as disclosed.

The Company is currently in the acquisition phase of its life cycle. Management does not include historical acquisition-related expenses in its evaluation of future operating performance, as such costs are not expected to be incurred once the Company’s acquisition phase is complete. We use Company-Defined FFO to, among other things: (i) be useful in evaluating and comparing the potential performance of the portfolio after the acquisition phase is complete, and (ii) evaluate potential performance to determine exit strategies. We believe Company-Defined FFO could facilitate a comparison to other REITs that are not engaged in acquisition activity and have similar operating characteristics as us. We believe investors are best served if the information that is made available to them allows them to align their analyses and evaluation with these same performance metrics used by management in planning and executing our business strategy. We believe that these performance metrics will assist investors in evaluating the potential performance of the portfolio after the completion of the acquisition phase. However, these supplemental, non-GAAP measures are not necessarily indicative of future performance and should not be considered as an alternative to net loss or to cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments used to calculate Company-Defined FFO. In the future, the SEC, NAREIT, or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry at which point we may adjust our calculation and characterization of Company-Defined FFO.

4. The following data supplements, and should be read in conjunction with, the subsection titled “How We Measure Our Performance” in the section of the Prospectus captioned “Selected Financial Data,” beginning on page 131 of the Prospectus:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		Period from Inception (May 19, 2009) to September 30, 2011
(in thousands, except per share data)	2011	2010	2011	2010
Net loss	$(5,292)	$(3,087)	$(18,046)	$(4,300)	$(26,349)

Net loss per common share	$(0.12)	$(0.57)	$(0.57)	$(1.73)	$(1.61)

Reconciliation of net loss to FFO:
Add (deduct) NAREIT-defined adjustments:
Real estate-related depreciation and amortization	7,443	262	13,768	262	15,345

FFO	$2,151	$(2,825)	$(4,278)	$(4,038)	$(11,004)

FFO per common share	$0.05	$(0.52)	$(0.13)	$(1.63)	$(0.67)

Reconciliation of FFO to Company-Defined FFO:
FFO	$2,151	$(2,825)	$(4,278)	$(4,038)	$(11,004)
Add (deduct) Company adjustments:
Acquisition costs	2,452	2,816	14,181	3,162	20,622
Acquisition costs in unconsolidated joint venture	945	—	945	—	945

Company-Defined FFO	$5,548	$(9)	$10,848	$(876)	$10,563

Company-Defined FFO per common share	$0.13	$(0.00)	$0.34	$(0.35)	$0.65

Weighted-average shares outstanding	42,693	5,442	31,855	2,483	16,331

The SEC declared our initial registration statement for the Offering effective on December 18, 2009. We broke escrow for this offering on March 31, 2010, and effectively commenced real estate operations on June 30, 2010 in connection with the acquisition of our first property. As such, we believe our aggregate FFO loss of $11.0 million, or $0.67 per share, for the period from Inception (May 19, 2009) to September 30, 2011, as compared to aggregate distributions declared of $17.8 million, or $1.09375 per share, for the same period is not indicative of future performance.

T. Update to the Section of the Prospectus Titled “Description of Capital Stock—Distributions”

1. The following supersedes and replaces the first paragraph in the section titled “Description of Capital Stock—Distributions” on page 137 of the Prospectus:

We intend to continue to accrue and make distributions on a quarterly basis. Distributions have been paid from sources other than cash flows from operations, such as cash flows from financing activities, which include net proceeds of this offering and borrowings (including borrowings secured by our assets). Some or all of our future distributions may be paid from sources such as cash flows from financing activities, which include borrowings (including borrowings secured by our assets) and sales of assets, cash resulting from a waiver or deferral of fees otherwise payable to the Advisor or its affiliates and interest income from our cash balances. We have not established a cap on the amount of our distributions that may be paid from any of these sources. In connection with a distribution to our stockholders, our board of directors will approve a regular distribution for a certain dollar amount per share of our common stock. Assuming we continue to calculate daily distributions during the period in which you own shares of our common stock, your distributions will begin to accrue on the date we accept your subscription for shares of our common stock, which is subject to, among other things, your meeting the applicable suitability requirements for this offering. We will then calculate each stockholder’s specific distribution amount using daily record and declaration dates, as applicable in your state.

2. The following supersedes and replaces the seventh paragraph in the section titled “Description of Capital Stock—Distributions” on page 138 of the Prospectus:

There can be no assurances that the current distribution rate will be maintained. In the near-term, we expect to continue to be dependent on cash flows from financing activities to pay distributions, which if insufficient could negatively impact our ability to pay distributions or may erode the net asset value. We intend to pay distributions for the fourth quarter of 2011 on or around January 16, 2012.

U. Update to the Section of the Prospectus Titled “Description of Capital Stock—Distribution Reinvestment Plan”

The following supersedes and replaces the section titled “Description of Capital Stock—Distribution Reinvestment Plan” beginning on page 139 of the Prospectus:

Distribution Reinvestment Plan

Our distribution reinvestment plan enables you to have cash otherwise distributable to you invested in additional shares of our common stock at a price equal to $9.50 per share. A copy of our distribution reinvestment plan is included as Appendix C to the Prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator, including an acknowledgment that the current prospectus has been made available to you. Participation in the plan will begin with the next distribution made after acceptance of your written notice, and for all payment dates thereafter. Participants will be able to terminate their participation in the distribution reinvestment plan at any time without penalty by delivering written notice to us. In order for the termination to be effective for any quarter, the termination notice must be received by us prior to the last day of such quarter (i.e., a termination notice will be effective as of the last day of the quarter in which it is received and will not affect participation in the plan for any prior quarter). A participant who chooses to terminate participation in the distribution reinvestment plan must terminate his or her entire participation in the reinvestment plan and will not be allowed to terminate in part. There are no fees associated with a participant’s terminating his or her interest in the distribution reinvestment plan. A participant in the distribution reinvestment plan who terminates his or her interest in the distribution reinvestment plan will be allowed to participate in the distribution reinvestment plan again by notifying us and completing any required forms, including an acknowledgment that the then current version of the prospectus or a separate current prospectus relating solely to the distribution reinvestment plan has been delivered or made available to you.

We may amend or terminate the distribution reinvestment plan for any reason at any time; provided, however, that if we materially amend the distribution reinvestment plan or terminate the distribution reinvestment plan, such material amendment or termination, as applicable, will only be effective upon 10 days’ written notice to you. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (i) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (ii) this offering and any future offering pursuant to our distribution reinvestment plan terminate and we elect to deregister with the Commission the unsold amount of our common stock registered to be offered under our distribution reinvestment plan, (iii) the shares of our common stock are listed on a national securities exchange, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date, or (iv) our board of directors determines to modify our distribution reinvestment plan to provide for a different price at which shares of our common stock may be purchased, such as an estimated value per share or the then current net asset value per share, as calculated in accordance with policies and procedures developed by our board of directors. Additionally, upon the listing of our common stock on a national securities exchange, the reinvestment agent will send each participant a check for the cash value of any fractional shares held in such participant’s account.

Holders of OP Units may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by the Operating Partnership invested in our common stock at a price equal to $9.50 per share.

Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the U.S. federal income tax treatment of that amount will be as described with respect to distributions under “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Taxation of U.S. Stockholders on a Redemption of Common Stock” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders—Redemption of Common Stock” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

Our charter requires that all material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Our charter requires that each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information. These charter provisions may not be amended without the affirmative vote of a majority of all votes of stockholders entitled to be cast on the matter.

V. Update to the Section of the Prospectus Titled “Description of Capital Stock—Share Redemption Program”

The following supersedes and replaces the section titled “Description of Capital Stock—Share Redemption Program” beginning on page 140 of the Prospectus:

Share Redemption Program

Our share redemption program may provide eligible stockholders with limited, interim liquidity by enabling them to present for redemption all or any portion of their shares of our common stock in accordance with the procedures outlined below, subject to certain conditions and limitations described below and applicable law. At the time that a stockholder submits a request for redemption, we may, subject to the conditions and limitations described below, redeem the shares of our common stock presented for redemption for cash to the extent that we have sufficient funds available to fund such redemption. There is no fee in connection with a redemption of shares of our common stock. The share redemption program will be immediately terminated if our shares of common stock are listed on a national securities exchange or if a secondary market is otherwise established.

Only those stockholders who purchased their shares directly from us (including through our distribution reinvestment plan, except as set forth below), or received their shares through one or more transactions that were not for cash or other consideration, are eligible to participate in our share redemption program. Once our shares are transferred, directly or indirectly, for value by a stockholder (other than transfers which occur in connection with a non-taxable transaction, such as a gift or contribution to a family trust), the transferee and all subsequent holders of the shares are not eligible, unless otherwise approved by management of the Company in its sole discretion, to participate in the share redemption program with respect to such shares that were transferred for value and any additional shares acquired by such transferee through our distribution reinvestment plan.

After you have held shares of our common stock for a minimum of one year, our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price of the shares of our common stock being redeemed and the amount of the discount (the “Holding Period Discount”) will vary based upon the length of time that you have held your shares of our common stock subject to redemption, as described in the following table, which has been posted on our website at www.industrialincome.com:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than one year	No Redemption Allowed
One year	92.5%
Two years	95.0%
Three years	97.5%
Four years and longer	100.0%

In the event that you seek to redeem all of your shares of our common stock, shares of our common stock purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. If you have made more than one purchase of our common stock (other than through our distribution reinvestment plan), the one-year holding period will be calculated separately with respect to each such purchase. In addition, for purposes of the one-year holding period, holders of OP Units who exchange their OP Units for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their OP Units. Neither the one-year holding period nor the Redemption Caps (as defined below) will apply in the event of the death of a stockholder and such shares will be redeemed at a price equal to 100% of the price paid by the deceased stockholder for the shares without regard to the date of purchase of the shares to be redeemed; provided, however, that any such redemption request with respect to the death of a stockholder must be submitted to us within 18 months after the date of death, as further described below. Our board of directors reserves the right in its sole discretion at any time and from time to time to (a) waive the one-year holding period and either of the Redemption Caps (defined below) in the event of the disability (as such term is defined in Section 72(m)(7) of the Internal Revenue Code) of a stockholder, (b) reject any request for redemption for any reason, or (c) reduce the number of shares of our common stock allowed to be redeemed under the share redemption program. A stockholder’s request for redemption in reliance on any of the waivers that may be granted in the event of the disability of the stockholder must be submitted within 18 months of the initial determination of the stockholder’s disability, as further described below. If our board of directors waives the one-year holding period in the event of the disability of a stockholder, such stockholder will have its shares redeemed at the discounted amount listed in the above table for a stockholder who has held for one year. In all other cases in the event of the disability of a stockholder, such stockholder will have its shares redeemed as described in the above table. Furthermore, any shares redeemed in excess of the Quarterly Redemption Cap (as defined below) as a result of the death or disability of a stockholder will be included in calculating the following quarter’s redemption limitations. At any time we are engaged in an offering of shares of our common stock, the per share price for shares of our common stock redeemed under our redemption program will never be greater than the then-current offering price of our shares of our common stock sold in the primary offering.

We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed during any calendar quarter to the “Quarterly

Redemption Cap” which will equal the lesser of: (i) one-quarter of five percent of the number of shares of common stock outstanding as of the date that is 12 months prior to the end of the current quarter and (ii) the aggregate number of shares sold pursuant to our distribution reinvestment plan in the immediately preceding quarter, which amount may be less than the Aggregate Redemption Cap described below. Our board of directors retains the right, but is not obligated to, redeem additional shares if, in its sole discretion, it determines that it is in our best interest to do so, provided that we will not redeem during any consecutive 12-month period more than five percent of the number of shares of common stock outstanding at the beginning of such 12-month period (referred to herein as the “Aggregate Redemption Cap” and together with the Quarterly Redemption Cap, the “Redemption Caps”) unless permitted to do so by applicable regulatory authorities. Although we presently intend to redeem shares pursuant to the above-referenced methodology, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan in any quarter are not sufficient to fund redemption requests, our board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock, up to the Aggregate Redemption Cap. Such sources of funds could include cash on hand, cash available from borrowings, cash from the sale of our shares pursuant to our distribution reinvestment plan in other quarters, and cash from liquidations of securities investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, debt repayment, purchases of real property, debt related or other investments, or redemptions of OP Units. Our board of directors has no obligation to use other sources to redeem shares of our common stock under any circumstances. The board of directors may, but is not obligated to, increase the Aggregate Redemption Cap but may only do so in reliance on an applicable no-action letter issued or other guidance provided by the Commission staff that would not object to such an increase. There can be no assurance that the board of directors will increase either of the Redemption Caps at any time, nor can there be assurance that the board of directors will be able to obtain, if necessary, a no-action letter from Commission staff. In any event, the number of shares of our common stock that we may redeem will be limited by the funds available from purchases pursuant to our distribution reinvestment plan, cash on hand, cash available from borrowings and cash from liquidations of securities or debt related investments as of the end of the applicable quarter.

Our board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. Any amendment, suspension or termination of the share redemption program will not affect the rights of holders of OP Units to cause us to redeem their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both pursuant to the Operating Partnership Agreement. In addition, our board of directors may determine at any time to modify the share redemption program to redeem shares at a price other than the price paid for the shares by the redeeming stockholder, such as an estimated value per share or the then current net asset value per share (provided that any current offering will then also be conducted at such price), as calculated in accordance with policies and procedures developed by our board of directors. If the board of directors decides to materially amend, suspend or terminate the share redemption program, we will provide stockholders with no less than 30 days’ prior written notice. During a public offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under the federal securities laws. Therefore, you may not have the opportunity to make a redemption request prior to any potential suspension, amendment or termination of our share redemption program.

We intend to redeem shares of our common stock quarterly under the program. All requests for redemption must be made in writing and received by us at least 15 days prior to the end of the applicable quarter (the “Applicable Quarter End”). Stockholders may also withdraw their redemption request in whole or in part by submitting a request in writing that is received by us at any time up to three business days prior to the Applicable Quarter End.

In connection with our quarterly redemptions, our affiliated stockholders will defer their redemption requests until all redemption requests by unaffiliated stockholders have been met. However, we cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter, or the total amount of shares requested for redemption exceed a Redemption Cap, we plan to redeem the shares of our common stock on a pro rata basis. In addition, we will redeem shares of our common stock in full that are timely presented for redemption in connection with the death and, if approved by our board of directors in its sole discretion, the disability of a stockholder, regardless of whether we redeem all other shares on a pro rata basis. Moreover, such determinations regarding our share redemption program will not affect any determinations that may be made by our board of directors regarding requests by holders of OP Units for redemption of their OP Units pursuant to the Operating Partnership Agreement.

We will determine whether to approve redemption requests no later than 15 days following the Applicable Quarter End, which we refer to as the “Redemption Determination Date.” No later than three business days following the Redemption Determination Date, we will pay the redemption price in cash for shares approved for redemption and/or, as necessary, will notify each stockholder in writing if the stockholder’s redemption request was not honored in whole or in part. The redemption request of a stockholder that is not honored in whole or in part will be deemed automatically withdrawn for such shares for which redemption was not approved, and any such stockholder may resubmit a request in a subsequent quarter. We will not retain redemption requests that are not honored in any particular quarter. The redemption request for such shares of our common stock will be deemed void and will not affect the rights of the holder of such shares of our common stock, including the right to receive distributions thereon. If a pro rata redemption would result in a stockholder owning less than the minimum purchase amount required under state law, we would redeem all of such stockholder’s shares of our common stock unless the stockholder’s holdings are the result of a prior partial transfer.

As previously described, our share redemption program, including redemption upon the death or disability of a stockholder, is not intended to provide liquidity to any stockholder (and any subsequent transferee of such stockholder) who acquired, directly or indirectly, his or her shares by purchase or other taxable transaction from another stockholder, unless shares acquired in such transactions are approved for redemption by management of the Company in its sole discretion. In connection with a request for redemption, the requesting stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder either (1) acquired the shares to be repurchased directly from us and no direct or indirect transfer of the shares has occurred since the stockholder acquired the shares from the Company, or (2) acquired the shares from the original stockholder, directly or indirectly, by way of one or more transactions that were not for cash (or other consideration) in connection with a non-taxable transaction, including transactions for the benefit of a member of the original stockholder’s immediate or extended family (including the original stockholder’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) through a transfer to a custodian, trustee or other fiduciary for the account of the original stockholder or members of the original stockholder’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

Moreover, all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to redeem any shares subject to the lien.

As set forth above, we will redeem shares upon the death of a stockholder who is a natural person, subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written redemption request within 18 months after the death of the stockholder in order for the requesting party to benefit from the exceptions to the one-year holding period, the Redemption Caps and the Holding Period Discount, described above for redemptions in the event of the death of a stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon death does not apply.

Furthermore, as set forth above, we will redeem shares held by a stockholder who is a natural person who is deemed to be disabled (as such term is defined in Section 72(m)(7) of the Internal Revenue Code), subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written redemption request within 18 months of the initial determination of the stockholder’s disability in order for the stockholder to rely on any of the waivers described above that may be granted in the event of the disability of a stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders becomes disabled (as such term is defined in Section 72(m)(7) of the Internal Revenue Code). If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon disability does not apply.

Shares of our common stock approved for redemption on the Redemption Determination Date will be redeemed by us under the share redemption program effective as of the Applicable Quarter End and will return to the status of authorized but unissued shares of common stock. We will not resell such shares of common stock to the public unless they are first registered with the Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

The federal income tax consequences to you of participating in our share redemption program will vary depending upon your particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the share redemption program.

For the nine months ended September 30, 2011, we received eligible redemption requests related to 57,471 shares of our common stock, which we redeemed for an aggregate amount of approximately $563,000 using proceeds from the sale of shares pursuant to our distribution reinvestment plan.

W. Update to the Section of the Prospectus Titled “Material U.S. Federal Income Tax Considerations”

1. The following paragraph is inserted after the second paragraph on page 150 of the Prospectus:

We own, through the Fund I Partnership, an equity interest in four entities that will elect to be treated as REITs, including: IIT Inland Empire Logistics Center Trust, IIT Bedford Park Logistics Center Trust, IIT Texas Industrial Portfolio Trust and IIT South San Francisco DC Trust (each a “Subsidiary REIT”) and we anticipate that we will directly or indirectly own additional Subsidiary REITs. Each of the Subsidiary REITs is subject to, and must satisfy, the same requirements that we must satisfy in order to qualify as a REIT together with all other rules applicable to REITs. Discussions of our qualification under the REIT rules, the anticipated satisfaction of the REIT requirements, and the consequences of a failure to so qualify also apply to each of the Subsidiary REITs.

2. The following paragraph is inserted as a new paragraph at the bottom of page 151 of the Prospectus:

We and our Subsidiary REITs could recognize deferred tax liabilities in the future. Deferred tax liabilities include, but are not limited to, tax liabilities attributable to built-in gain assets and tax liabilities attributable to taxable income for which we will not receive cash. In addition, notwithstanding their status as REITs, (i) the Subsidiary REITs may have to pay certain state and local income taxes, because not all states and localities treat REITs and such subsidiaries in the same manner in which they are treated for federal income tax purposes,

(ii) the Subsidiary REITs will be subject to the federal income taxes applicable to REITs, as described in the Prospectus, and (iii) we and/or the Subsidiary REITs also could be subject to tax in other situations and on transactions not presently contemplated.

3. The following paragraph is inserted as a new paragraph at the top of page 153 of the Prospectus:

Subsidiary REITs. As discussed above, we indirectly own interests in Subsidiary REITs. We believe that each such Subsidiary REIT is organized and has operated and will continue to operate in a manner to permit it to qualify for taxation as a REIT for federal income tax purposes from and after the effective date of its REIT election. However, if any of these Subsidiary REITs were to fail to qualify as a REIT, then (i) the Subsidiary REIT would become subject to regular U.S. corporation income tax, as described herein, see “—Failure to Qualify” below, and (ii) our interest in such Subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% voting stock asset test, and the 10% value asset test generally applicable to our ownership in corporations other than REITs, qualified REIT subsidiaries and TRSs. See “—Asset Tests” below. If any of the Subsidiary REITs were to fail to qualify as a REIT, it is possible that we would not meet the 10% voting stock test and the 10% value test with respect to our indirect interest in such entity, in which event we too would fail to qualify as a REIT, unless we could avail ourselves of certain relief provisions.

4. The following language is inserted at the end of the paragraph with the caption, “Dividends,” on page 157 of the Prospectus:

Dividends from, and gain on the sale of interests in, any of our Subsidiary REITs will qualify for purposes of both gross income tests.

5. The last paragraph under the section captioned “—Information Reporting Requirements and Withholding” on page 170 of the Prospectus is deleted in its entirety and replaced with the following paragraph:

A U.S. withholding tax at a 30% rate will be imposed (i) on dividends with respect to our common stock made after December 31, 2013 and (ii) on proceeds of sale in respect of our common stock after December 31, 2014; in each case in (i) and (ii), when received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

X. Update to the Section of the Prospectus Titled “Plan of Distribution”

1. The following table supersedes and replaces the volume discount table in the section titled “Plan of Distribution—Volume and Other Discounts” on page 182 of the Prospectus:

	Amount of Commission Paid per Share in Volume Discount Range
Dollar Volume of Shares Purchased	Purchase Price per Share to Investor	Percentage (Based on $10.00/Share)	Amount per Share	Dealer Manager Fee per Share	Net Proceeds per Share
Up to $499,999	$10.00	7.0%	$0.70	$0.25	$9.05
$500,000 to $999,999	$9.90	6.0%	$0.60	$0.25	$9.05
$1,000,000 and over	$9.80	5.0%	$0.50	$0.25	$9.05

2. The following paragraph supersedes and replaces the paragraph in the section titled “Plan of Distribution—Volume and Other Discounts,” located immediately following the bullet points at the bottom of page 182 of the Prospectus, and continuing onto the top of page 183 of the Prospectus:

Notwithstanding the above, the Dealer Manager may, at its sole discretion, enter into an agreement with a participating broker dealer, whereby such broker dealer may aggregate subscriptions as part of a combined order for the purposes of offering investors reduced sales commissions to as low as 5.0%, provided that any such aggregate group of subscriptions must be received from such broker dealer. Any reduction in sales commissions would be prorated among the separate subscribers. Investors should ask their broker dealer about the opportunity to receive volume discounts by either qualifying as a Qualifying Purchaser or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

Y. Update to the Section of the Prospectus Titled “Incorporation by Reference”

The Commission’s rules allow us to incorporate by reference certain information into the Prospectus. The following supplements the list of filings incorporated by reference in the section titled “Incorporation by Reference” on page 185 of the Prospectus. The documents listed below and in the section titled “Incorporation by Reference” of the Prospectus are incorporated by reference into the Prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011, filed May 13, 2011, August 11, 2011, and November 14, 2011, respectively;

•	Our Definitive Proxy Statement on Schedule 14A, as supplemented on April 29, 2011, May 16, 2011 and May 23, 2011;

•

Our Current Reports on Form 8-K, filed on May 9, 2011, May 18, 2011, June 3, 2011, June 14, 2011, June 22, 2011, June 24, 2011, June 29, 2011, July 1, 2011, July 29, 2011, August 10, 2011, August 18, 2011, August 24, 2011, August 26, 2011, September 30, 2011, October 18, 2011, November 16, 2011, November 22, 2011, December 2, 2011, December 8, 2011, December 19, 2011, and January 3, 2012; and

•	Financial statements of real property acquired and included in our Current Report on Form 8-K/A, filed on September 2, 2011.

Z. Update to the Section of the Prospectus Titled “Financial Statements”

The following supersedes and replaces the “Index to Financial Statements” on page F-1 of the Prospectus:

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	*
Consolidated Financial Statements:
Consolidated Balance Sheets as of December 31, 2010 and 2009	*
Consolidated Statements of Operations for the year ended December 31, 2010 and the period from Inception (May 19, 2009) through December 31, 2009	*
Consolidated Statements of Equity for the year ended December 31, 2010 and for the period from Inception (May 19, 2009) through December 31, 2009	*
Consolidated Statements of Cash Flows for the year ended December 31, 2010 and for the period from Inception (May 19, 2009) through December 31, 2009	*
Notes to Consolidated Financial Statements	*
Schedule III—Real Estate And Accumulated Depreciation	*
Consolidated Balance Sheets as of September 30, 2011 (unaudited) and December 31, 2010	*
Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2011 and 2010 (unaudited)	*
Consolidated Statement of Equity for the Nine Months Ended September 30, 2011 (unaudited)	*
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2011 and 2010 (unaudited)	*
Notes to Consolidated Financial Statements (unaudited)	*

Financial Statements of Real Estate Property Acquired:
Bell Gardens	*
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	*
Bay Area Portfolio	*
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	*
Portland Portfolio	*
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	*
Suwanee Point (formerly the “Atlanta Portfolio”)
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Inland Empire Indian Avenue Distribution Center (formerly “Inland Empire Building One”)
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Brandon Woods Distribution Center (formerly “Baltimore Building One”)
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Rock Quarry 1 & 2 (formerly the “Dallas Portfolio”)
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Eagle Falls Distribution Center (formerly the “Tampa Building”)
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Hagerstown Distribution Center (formerly “Baltimore Building Two”)
Report of Independent Registered Public Accounting Firm	*

Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Regional Distribution Portfolio
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2010 and for the Three Months Ended March 31, 2011 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2010 and for the Three Months Ended March 31, 2011 (unaudited)	*
Chicago Industrial Portfolio
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2010 and for the Three Months Ended March 31, 2011 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2010 and for the Three Months Ended March 31, 2011 (unaudited)	*
Pro Forma Financial Information—Industrial Income Trust Inc.	*
Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2010 (unaudited)	*
Notes to the Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2010 (unaudited)	*
Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2010 (unaudited)	*
Notes to the Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2010 (unaudited)	*
Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2011 (unaudited)	*
Notes to the Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2011 (unaudited)	*
Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2010 (unaudited)	*
Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2011 (unaudited)	*
Notes to the Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2010 and for the Six Months Ended June 30, 2011 (unaudited)	*
Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2011 (unaudited)	*
Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2010 (unaudited)	*
Notes to the Pro Forma Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2011 and for the Year Ended December 31, 2010 (unaudited)	*

*	See the “Incorporation by Reference” section of the Prospectus and this Supplement.

AA. Update to the Section of the Prospectus Titled “Appendix B: Form of Subscription Agreement”

The following supersedes and replaces “Appendix B: Form of Subscription Agreement” beginning on page B-1 of the Prospectus:

APPENDIX B: FORM OF SUBSCRIPTION AGREEMENT

Subscription Agreement
1. INVESTMENT—See payment instructions on next page.

Total $ Invested	Please check the appropriate box:

☐ Initial Investment—This is my initial investment: $2,000 minimum ($2,500 for non-qualified plans in MN and NY; $2,500 for residents of TN).

☐      Check this box if you are purchasing shares from a registered investment advisor or bank acting as a trustee or fiduciary in a fee-only account. (Financial advisor listed in section 8 must agree to this election.)

☐ Additional Investment—This is an additional investment: $100 minimum. ☐ State of Sale

2. TYPE OF OWNERSHIP—See “Registration of Shares” in the Subscription Agreement section of the Prospectus for a description of ownership types.

Non-Custodial Ownership	Custodial Ownership

☐ Individual Ownership—One signature required.	☐ Traditional IRA—Custodian signature required in section 7.

☐ Transfer on Death—Fill out Transfer on Death Form to effect designation. (Available through your financial advisor)	☐ Roth IRA—Custodian signature required in section 7.

☐ Joint Tenants with Rights of Survivorship—All parties must sign.	☐ KEOGH Plan—Custodian signature required in section 7.

☐ Community Property—All parties must sign.	☐ Simplified Employee Pension/Trust (SEP)

☐ Tenants in Common—All parties must sign.	☐ Governmental Pension or Profit-Sharing Plan—Custodian signature required in section 7.

☐ Corporate Ownership—Authorized signature required. Include copy of corporate resolution.	☐ Non-Governmental Pension or Profit-Sharing Plan—Custodian signature required in section 7.

☐ Partnership Ownership—Authorized signature required. Include copy of partnership agreement.	☐ Uniform Gift to Minors Act—Custodian signature required in section 7. State of Custodian for

☐ Estate—Personal representative signature required.	☐ Other (Specify)

Name of Executor

Include a copy of the court appointment dated within 90 days.	(Required for custodial ownership accounts.)

☐ Taxable Trust Include a copy of the first and last page of the trust.
Name of Custodian, Trustee or Other Administrator

☐ Tax-Exempt Trust Include a copy of the first and last page of the trust.
Mailing Address

☐ Governmental Qualified Pension Plan and Profit Sharing Plan (Non-custodian)
City State ZIP

Non-Custodial Ownership	Custodial Ownership

☐ Non-Governmental Qualified Pension Plan and Profit Sharing Plan (Non-custodian)	Custodian Information—To be completed by Custodian listed above.

☐ Other (Specify)	Custodian Tax ID #

Name of Trustee	Custodian Account #

Include a copy of the first and last page of the plan, as well as Trustee information.	Custodian Telephone # Special Instructions:

3. SUBSCRIBER INFORMATION	☐ Employee or Affiliate of Industrial Income Trust Inc.

Investor	Co-Investor

Investor Social Security/Taxpayer ID #	Co-InvestorSocial Security/Taxpayer ID #

Birth Date/Articles of Incorporation (MM/DD/YY)	Co-InvestorBirth Date (MM/DD/YY)

Home Telephone	Business Telephone	Email Address

Please Indicate Citizenship Status	☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

Residence Address (no P.O. Box)
Street Address	City	State	ZIP

Mailing Address* (if different from above)
Street Address	City	State	ZIP

* If the co-investor resides at another address, please attach that address to the Subscription Agreement.

4. INVESTMENT METHOD

☐ By Mail—Attach a check made payable to Industrial Income Trust Inc.

☐      By Wire—Account Name: State Street Bank, Boston, MA, 02111

ABA Routing Number: 011000028

Account Number: 99058174

Beneficiary: Dividend Capital

Please request when sending a wire that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account.

☐ Automatic Monthly Investment Plan—Attach a voided check or deposit slip and complete this section.

By selecting the Automatic Monthly Investment Plan as your investment method, you agree to notify Industrial Income Trust Inc. in writing if at any time you fail to meet the suitability standards or are unable to make the representations in section 6. Invest the same amount directly from your bank account into your Industrial Income Trust Inc. account once a month. The investment amount specified ($100 minimum) will be withdrawn from your bank account on the 16th of each month, beginning the first month following receipt of this Subscription Agreement. Residents of the states of Alabama, Ohio and Nebraska are not eligible to participate in the Automatic Monthly Investment Plan.

Account Type—
☐ Checking
☐ Savings

Monthly Investment Amount $

☐ Asset Transfer—
☐ Asset transfer form sent to transferring institution.
☐ Asset transfer form included with subscription.

5. DISTRIBUTIONS

Non-Custodial Ownership	Custodial Ownership
☐ I prefer to participate in the Distribution Reinvestment Plan (DRP). In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in section 3.

☐      I prefer to participate in the Distribution Reinvestment Plan (DRP). In the event that the DRP is not offered for a distribution, your distribution will be sent to your Custodian for deposit into your Custodial account cited in section 2.

☐ I prefer that my distribution be deposited directly into the account listed on next page.	☐ I prefer that my distribution be sent to my Custodian for deposit into my Custodial account listed in section 2.

☐ I prefer that my distribution be paid by check and sent to the address in section 3.

Name of Financial Institution
Street Address	City	State	ZIP
Name(s) on Account

ABA Number/Bank Account Number	Account Number

☐ Checking	☐ Savings	(Attach a voided check or deposit slip.)

6.	SUITABILITY (required)

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

	Investor	Co-Investor
a) A Prospectus for the Company relating to the Shares, wherein the terms and conditions of the offering are described, has been delivered or made available to me (us).	(a) Initials	Initials

b)     I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $70,000 annual gross income; or (iii) that I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under “Suitability Standards” (applies to residents of AL, IA, KS, KY, MA, MI, MO, NE, OH, OR, PA and TN only).

	(b) Initials	Initials

c) I am (we are) purchasing Shares for my (our) own account and acknowledge that the investment is not liquid.	(c) Initials	Initials

d) If an Affiliate of the Company, I (we) represent that the Shares are being purchased for investment purposes only and not for immediate resale.	(d) Initials	Initials

e)     I (we) hereby authorize the Company, upon occurrence of a Liquidity Event (as defined in the Company’s prospectus), to share with the Registered Representative’s firm listed in Section 8 the identification number that is assigned to my securities account at the transfer agent’s custodian bank in order to facilitate potential transfer of my securities from the transfer agent to the Registered Representative’s firm. Please initial if you agree.

	(e) Initials	Initials

f) If I am an Alabama resident, I have a liquid net worth of at least 10 times my investment in the Shares and other similar programs.	(f) Initials	Initials

g)     If I am a Kansas resident, I acknowledge that it is recommended that my total investment in the Shares and in the securities of similar programs should not exceed 10% of my “liquid net worth” which is that portion of the net worth which consists of cash, cash equivalents and readily marketable securities. I also understand that this recommendation is in addition to the income and net worth standards set forth in this Section 6, rather than an alternative standard.

	(g) Initials	Initials

h) I am (we are) a U.S. person (U.S. persons), as defined in the Prospectus under “Suitability Standards.”	(h) Initials	Initials

i) I am (we are) neither a Canadian governmental entity (Canadian governmental entities) nor an entity (entities) owned or controlled by a Canadian governmental entity.	(i) Initials	Initials

7.	SUBSCRIBER SIGNATURES

I (we) declare that the information supplied is true and correct and may be relied upon by the Company.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required)

The investor signing below, under penalties of perjury, certifies that 1) the number shown in the Investor Social Security/Taxpayer ID# field in section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a resident alien). NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

I acknowledge that the Registered Representative (broker of record) indicated in the section below will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the broker of record at any time by contacting the Company’s transfer agent, Boston Financial Data Services.

Signature of Investor or Trustee	Signature of Co-Investor or Trustee, if applicable	Date

Signature of Custodian

8.	BROKER/DEALER—To be completed by the Registered Representative (RR).

The Broker/Dealer (B/D) or authorized representative must sign below to complete the order. The undersigned confirms by its signature, on behalf of the Broker/Dealer, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered or made available a current prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned further represents and certifies, on behalf of the Broker/Dealer, that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus and that the suitability provisions in Section 6 of this form have been discussed with the investor(s), if applicable, for their state of residence.

Name of Registered Representative	Broker/Dealer Name	Telephone Number

Mailing Address	Home Office Mailing Address

City	State	ZIP	City	State	ZIP

Relationship to RR ☐	Registered Representative NAV ☐	Purchase Volume Discount

B/D Rep #	Registered Representative’s Telephone Number	Registered Representative’s Email Address

Signature—Registered Representative	Signature—Broker/Dealer (if applicable)

No sale of shares may be completed until at least five business days after you receive the final prospectus. You will receive a confirmation of your purchase. All items on the Subscription Agreement must be completed in order for a subscription to be processed. Subscribers should read the prospectus in its entirety. Investors participating in the Distribution Reinvestment Plan or making additional investments of shares, agree that, if they experience a material adverse change in their financial condition or can no longer make the representations and warranties set forth in Section 6 above, they are required to promptly notify Industrial Income Trust Inc. and their Broker/Dealer in Writing.

Please mail completed Subscription Agreement (with all signatures) and check(s) payable to: Industrial Income Trust Inc.
Direct Overnight Mail:	P.O. Box:
Dividend Capital	Dividend Capital
c/o DST Systems Inc. 430 W. 7th Street, Suite 219079 Kansas City, MO 64105	P.O. Box 219079 Kansas City, MO 64121-9079

Dividend Capital—Industrial Income Trust Contact Information

Phone	Website	Email
866.DCG.REIT (324.7348)	industrialincome.com	info@dividendcapital.com

Account Information

For account service, call Industrial Income Trust at 800.899.0851 or email dividend.capital@dividendcapital.com

BB. Update to the Section of the Prospectus Titled “Appendix C: Form of Distribution Reinvestment Plan”

The following supersedes and replaces “Appendix C: Form of Distribution Reinvestment Plan” beginning on page C-1 of the Prospectus:

APPENDIX C: FORM OF DISTRIBUTION REINVESTMENT PLAN

FIRST AMENDED AND RESTATED

DISTRIBUTION REINVESTMENT PLAN

This FIRST AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by Industrial Income Trust Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (“Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the Plan, the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the participating Stockholder’s state of residence.

Additionally, as agent for the holders of limited partnership interests (the “OP Interests”) of Industrial Income Operating Partnership LP (the “Partnership”) who acquire such OP Interests as a result of any transaction of the Partnership, and who elect to participate in the Plan (together with the participating Stockholders, the “Participants”), the Partnership will apply all distributions declared and paid in respect of the OP Interests held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional OP Interests acquired, to the purchase of Shares for such Participant directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2. Effective Date. The initial effective date of the Plan was December 18, 2009, the date that the registration statement relating to the Initial Offering was declared effective. The amendments to the Plan reflected in this First Amended and Restated Distribution Reinvestment Plan shall be effective as of July 1, 2011.

3. Procedure for Participation. Any Stockholder or holder of OP Interests may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Partnership, the Dealer Manager or Soliciting Dealer, including an acknowledgment that a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “Commission”) and amended or supplemented to date, has been delivered or made available to such Stockholder or holder of OP Interests. Participation in the Plan will begin with the next Dividend or Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization, and for all Dividend or Distribution payment dates thereafter. Shares will be purchased under the Plan on the date that Dividends or Distributions are paid by the Company or the Partnership, as the case may be. The Company intends to pay Dividends and, on behalf of the Partnership, Distributions on a quarterly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly so notify the Company in writing.

4. Purchase of Shares. Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to $9.50 per share until the earliest of (i) all the Plan Shares registered in the Initial Offering and any Future Offering are issued, (ii) the Initial Offering and any Future Offering of Plan Shares terminate and the Company elects to deregister with the Commission the unsold Plan Shares, (iii) the shares of the Company’s common stock are listed on a national securities exchange, at which time any registered Plan Shares then available under the Plan will be sold at a price equal to the fair market value of the Shares, as determined by the Company’s Board by reference to the applicable sales price in respect to the most recent trades occurring on or prior to the relevant distribution date, or (iv) the Company’s Board determines to modify the Plan to provide for a different price at which Plan Shares may be purchased, such as an estimated value per share or the then current net asset value per share, as calculated in accordance with policies and procedures developed by the Board. Participants in the Plan may also purchase fractional Shares so that 100% of the Dividends or Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the Commission in connection with the Company’s Initial Offering, (b) Shares to be registered with the Commission in a Future Offering for use in the Plan (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased by the Company at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

5. Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DIVIDENDS AND DISTRIBUTIONS. ADDITIONAL INFORMATION REGARDING POTENTIAL PARTICIPANT INCOME TAX LIABILITY MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE COMMISSION.

6. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide, or cause to be provided, to each Stockholder an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend and/or Distribution payments and amounts of Dividends and/or Distributions paid during the prior fiscal year. In addition, the Company shall provide, or cause to be provided, to each Participant an individualized report at the time of each Dividend and/or Distribution payment showing the number of Shares owned prior to the current Dividend and/or Distribution, the amount of the current Dividend and/or Distribution and the number of Shares owned after the current Dividend and/or Distribution.

8. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Such notice must be received by the Company prior to the last day of a quarter in order for a Participant’s termination to be effective for such quarter (i.e., a termination notice will be effective as of the last day of the quarter in which it is received and will not affect participation in the Plan for any prior quarter). Further, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. A Participant who chooses to terminate participation in the Plan must terminate his or her entire participation in the Plan and will not be allowed to terminate in part. There are no fees associated with a Participant’s terminating his or her interest in the Plan. A Participant in the Plan who terminates his or her interest in the Plan will be allowed to participate in the Plan again by notifying the Company and completing any required forms, including an acknowledgment that the then current version of the prospectus or a separate current prospectus relating solely to the Plan has been delivered or made available to the Participant. If the Company intends to list the Shares on a national stock exchange, the Plan may be terminated, and any balance in a terminating Participant’s account that does not reflect a whole number of Shares will be distributed to the terminating Participant in cash. From and after termination of Plan participation for any reason, Dividends and/or Distributions will be distributed to the Stockholder or holder of OP Interests in cash.

9. Amendment or Termination of Plan by the Company. The Board of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason; provided, however, that if the Board materially amends the Plan or terminates the Plan, such material amendment or termination, as applicable, shall only be effective upon 10 days’ written notice to the Participants.

10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act or the securities laws of a particular state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

$2,000,000,000 Maximum Offering

$2,000,000 Minimum Offering

$2,000 Minimum Purchase

Industrial Income Trust Inc. is a newly-organized company formed principally to make equity and debt investments in income producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. We are externally managed by Industrial Income Advisors LLC, or the “Advisor,” an affiliate of ours. We believe we have operated in such a manner as to qualify, and we intend to elect to be treated, as a real estate investment trust, or “REIT”, for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2010. This is a best efforts offering, which means that Dividend Capital Securities LLC, or the “Dealer Manager,” our affiliate and the underwriter of this offering, will use its best efforts but is not required to sell any specific amount of shares. This is a continuous offering that will end no later than December 18, 2011, unless extended for up to an additional one year period. We are offering up to $2,000,000,000 in shares, 75% of which will be offered at a price of $10.00 per share, and 25% of which will be offered pursuant to our distribution reinvestment plan at a price of $9.50 per share. In each case, the offering price was arbitrarily determined by our board of directors. We reserve the right to reallocate the shares between the primary offering and our distribution reinvestment plan. Subject to certain exceptions, you must initially invest at least $2,000 in shares of our common stock. On March 31, 2010, we had received subscriptions in excess of the minimum offering amount and broke escrow. As of March 25, 2011, we had raised gross proceeds of $255.8 million from the sale of 25.8 million of our common shares in this offering, including $1.5 million from the sale of approximately 155,000 of our common shares issued through our distribution reinvestment plan. Shares are issued in book entry form only.

Investing in shares of our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 20. These risks include, among others:

•	We have a limited prior operating history and there is no assurance that we will be able to achieve our investment objectives;

•

Because there is no public trading market for shares of our common stock and there are limits on the ownership, transferability and redemption of shares of our common stock, which will significantly limit the liquidity of your investment, you must be prepared to hold your shares for an indefinite length of time;

•	This is a “blind pool” offering and you will not have the opportunity to evaluate all of our investments, other than those previously disclosed, prior to purchasing shares of our common stock;

•	This is a “best efforts” offering and if we are unable to raise substantial funds, then we will be more limited in our investments;

•

Distributions have been paid from sources other than cash flows from operations, such as cash flows from financing activities, which include net proceeds of this offering and borrowings (including borrowings secured by our assets). Some or all of our future distributions may be paid from borrowings as well as from the sales of assets, cash resulting from a waiver or deferral of fees, and interest income from our cash balances. There is no limit on distributions that may be made from these sources; however, proceeds from this offering will no longer be used. To the extent we pay distributions from sources other than our cash flows from operations, we may have less funds available for the acquisition of properties, and your overall return may be reduced.

•

We are subject to various risks related to owning real estate, including changes in economic, demographic and real estate market conditions, as well as the current severe dislocations in the U.S. and global capital and real estate markets;

•

The Advisor and other affiliates face conflicts of interest as a result of compensation arrangements, time constraints, competition for investments and for tenants and the fact that we do not have arm’s length agreements with our Advisor, Dividend Capital Property Management LLC, or the “Property Manager,” or any other affiliates of Industrial Income Advisors Group LLC, the parent of the Advisor and the sponsor of this offering, or the “Sponsor,” all of which could result in actions that are not in your best interests; and

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

	PRICE TO PUBLIC(1)	COMMISSIONS(1)(2)	PROCEEDS TO COMPANY BEFORE EXPENSES(1)(3)
Primary Offering Per Share of Common Stock	$10.00	$0.95	$9.05
Total Minimum	$2,000,000	$190,000	$1,810,000
Total Maximum	$1,500,000,000	$142,500,000	$1,357,500,000
Distribution Reinvestment Plan Offering Per Share of Common Stock	$9.50	$0.00	$9.50
Total Maximum	$500,000,000	$0.00	$500,000,000
Total Maximum Offering (Primary and Distribution Reinvestment Plan)	$2,000,000,000	$142,500,000	$1,857,500,000

(1)	Assumes we sell $1,500,000,000 in the primary offering and $500,000,000 pursuant to our distribution reinvestment plan.
(2)	Includes a 7.0% sales commission and a 2.5% dealer manager fee. See “Plan of Distribution” beginning on page 178.
(3)

Proceeds are calculated before reimbursing the Advisor for paying other distribution-related costs and cumulative organization and offering expenses in the amount of up to $35,000,000, or 1.75% of aggregate gross offering proceeds from the sale of shares in the primary offering and the distribution reinvestment plan.

The date of this prospectus is April 28, 2011.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution” below for the suitability standards. Investors seeking to purchase shares of our common stock should proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

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Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B. The subscription agreement includes representations covering, among other things, suitability.

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Deliver a check or submit a wire transfer for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker dealer. Your check should be made payable, or wire transfer directed, to “Industrial Income Trust Inc.,” and the completed subscription agreement, along with the check or wire transfer, should be delivered to Industrial Income Trust Inc., PO Box 8353, Boston, Massachusetts 02266-8353 or sent overnight to Industrial Income Trust Inc., c/o Boston Financial Data Services, Inc., 30 Dan Road, Canton, Massachusetts 02021-2809. After you have satisfied the applicable minimum purchase requirement of $2,000, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers with interest and without deduction for any expenses within 10 business days from the date the subscription is rejected, or as soon thereafter as practicable. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus, as declared effective by the Securities and Exchange Commission, which we refer to as the “Commission,” as supplemented and amended. If we accept your subscription, our transfer agent will mail you a confirmation.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or “IRAs,” Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

SUITABILITY STANDARDS

The shares of common stock we are offering are suitable only for a person of adequate financial means, who desires a long-term investment and who will not need immediate liquidity from their investment. We do not expect to have a public market for shares of our common stock, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares redeemed through our share redemption program, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

Our Sponsor and each participating broker dealer shall make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor based on information concerning the investor’s financial situation and investment objectives. In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

•	A net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•	A gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.

The minimum purchase amount is $2,000, except in certain states as described below. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.”

The minimum purchase for Minnesota and New York residents is $2,500, except for IRAs which must purchase a minimum of $2,000. The minimum purchase for Tennessee residents is $2,500.

Purchases of shares of our common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above and are not required to be made in increments of $100.

Several states have established suitability standards different from those we have outlined above. Shares of our common stock will be sold only to investors in these states who meet the special suitability standards set forth below.

Kentucky, Michigan, Missouri, Oregon and Pennsylvania—In addition to our suitability requirements, investors must have a net worth of at least 10 times their investment in us.

Alabama—In addition to our suitability requirements, an Alabama investor must have a liquid net worth of at least 10 times such Alabama resident’s investment in us and other similar programs.

Iowa—In addition to our suitability requirements, an Iowa investor’s maximum investment in us and our publicly offered affiliates with similar investment objectives may not exceed 10% of such investor’s net worth.

Kansas and Massachusetts—In addition to our suitability requirements, it is recommended that investors limit their total investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

Nebraska—A Nebraska investor must have either (i) a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of $70,000, or (ii) a minimum net worth of $350,000. In addition, a Nebraska investor’s maximum investment in us may not exceed 10% of such investor’s net worth (exclusive of home, auto and furnishings).

Ohio—In addition to our suitability requirements, an Ohio investor must have a net worth of at least 10 times such Ohio resident’s investment in us and other real estate programs sponsored by our affiliates.

Tennessee—Tennessee residents’ investment must not exceed 10% of their liquid net worth.

In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, shares of our common stock are an appropriate investment for those of you who become stockholders. Each participating broker dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder. Each participating broker dealer is required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

Determination of Suitability

In determining suitability, participating broker dealers who sell shares on our behalf may rely on, among other things, relevant information provided by the prospective investors. Each prospective investor should be aware that participating broker dealers are responsible for determining suitability and will be relying on the information provided by prospective investors in making this determination. In making this determination, participating broker dealers have a responsibility to ascertain that each prospective investor:

•	meets the minimum income and net worth standards set forth under the “Suitability Standards” section of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective investor’s investment objectives and overall portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective investor’s net worth and overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in the shares;

•	the risk that the prospective investor may lose his or her entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares; and

•	the tax consequences of an investment in the shares.

Participating broker dealers are responsible for making the determinations set forth above based upon information relating to each prospective investor concerning his age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. Each participating broker dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

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PROSPECTUS SUMMARY

This prospectus summary summarizes information contained elsewhere in this prospectus. Because it is a summary, it may not contain all the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the “Risk Factors.” References in this prospectus to “us,” “we,” “our” or “the Company” refer to Industrial Income Trust Inc.

Industrial Income Trust Inc.

We are a newly-organized company formed principally to make equity and debt investments in income producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. Prior to giving effect to this offering, our sole investors were the Sponsor and the Advisor, which currently own 200 shares and 20,000 shares of our common stock, respectively. The Sponsor has contributed $1,000 to Industrial Income Operating Partnership LP, or the “Operating Partnership,” in connection with our formation. The Sponsor, which owns the Advisor, is presently directly or indirectly majority owned by John A. Blumberg, James R. Mulvihill and Evan H. Zucker and/or their affiliates and the Sponsor and the Advisor are jointly controlled by Messrs. Blumberg, Mulvihill and Zucker and/or their affiliates. Messrs. Blumberg, Mulvihill and Zucker are a part of the Advisor’s management team.

We were formed as a Maryland corporation on May 19, 2009. We believe we have operated in such a manner as to qualify, and we intend to elect to be treated, as a REIT for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2010. Our office is located at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, and our main telephone number is (303) 228-2200.

Investment Strategy and Objectives

Investment Objectives

Our primary investment objectives include the following:

•	Preserving and protecting our stockholders’ capital contributions;

•	Providing current income to our stockholders in the form of regular cash distributions; and

•	Realizing capital appreciation through the potential sale of our assets or other Liquidity Event (as defined below).

We cannot assure you that we will attain our investment objectives. Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our charter is amended, which requires the approval of our stockholders.

We will supplement this prospectus during the offering period in connection with the acquisition of any material investments.

Investment Strategy

As of April 4, 2011, we have acquired properties with an aggregate purchase price of $384.5 million, comprised of 33 buildings in eight markets that total approximately 7.0 million square feet. One of the properties we acquired, which we refer to herein as the “Tacoma Distribution Center,” is considered a “value-add” acquisition because the building is currently vacant. See “Investments in Real Properties, Real Estate Securities and Debt Related Investments—Tacoma Distribution Center” for further detail. Excluding this property, the operating portfolio included 32 buildings with 51 tenants, an occupancy rate of 98.8%, and an aggregate average remaining lease term (based on square feet) of 6.7 years. The estimated aggregate weighted-average purchase price capitalization rate for the operating portfolio is approximately 7.7% (calculated as the aggregate projected net operating income from in-place leases for the 12 months from the date of the respective acquisition, including any contractual rent increases contained in such leases for those 12 months, divided by the aggregate purchase price, transfer taxes, due diligence expenses, and other closing costs including acquisition costs and fees paid to our Advisor or its affiliates).

We intend to continue to focus our investment activities on, and use the proceeds of this offering principally to build a national industrial platform, which includes the acquisition, development and/or financing of income producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate tenants. In general, our investment strategy adheres to the following core principles:

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Careful selection of target markets and submarkets, with an intent to overweight locations with high barriers to entry, close proximity to large demographic bases and/or access to major distribution hubs;

•	Primary focus on generic bulk distribution and light industrial facilities;

•	Achievement of portfolio diversification in terms of markets, tenants, industry exposure and lease rollovers; and

•	Emphasis on a mix of creditworthy national, regional and local tenants.

Although our investment activities are currently focused primarily on distribution warehouses and other industrial properties, our charter and bylaws do not preclude us from investing in other types of commercial property or real estate-related debt. Our investment in any distribution warehouse, other industrial property, or other property type will be based upon the best interests of our company and our stockholders as determined by the Advisor and our board of directors. Real estate assets in which we may invest may be acquired either directly by us or through joint ventures or other co-ownership arrangements with affiliated or unaffiliated third parties, and may include (i) equity investments in commercial real property, (ii) mortgage, mezzanine, construction, bridge and other loans related to real estate and (iii) investments in other real estate-related entities, including REITs, private real estate funds, real estate management companies, real estate development companies and debt funds, both foreign and domestic.

We may finance a portion of the purchase price of any real estate asset that we acquire with borrowings on an interim or permanent basis from banks, institutional investors and other lenders. Such borrowings may be secured by a mortgage or other security interest in some, or all, of our assets.

Our charter limits the aggregate amount we may borrow to an amount not to exceed 300% of our net assets, unless our board determines that a higher level is appropriate. For these purposes, net assets are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities.

There is no public trading market for our shares of common stock. On a limited basis, you may be able to have your shares redeemed through our share redemption program. However, in the future we may also consider various forms of additional liquidity, each of which we refer to as a “Liquidity Event,” including but not limited to (i) a listing of our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock); (ii) our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; and (iii) the sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration. We presently intend to consider alternatives for effecting a Liquidity Event for our stockholders beginning generally after seven years following the investment of substantially all of the net proceeds from all offerings made by us. Although our intention is to seek a Liquidity Event generally within seven to 10 years following the investment of substantially all of the net proceeds from all offerings made by us, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. Alternatively, we may seek to complete a Liquidity Event earlier than seven years following the investment of substantially all of the net proceeds from all offerings made by us. For purposes of the time frame for seeking a Liquidity Event, investment of “substantially all” of the net proceeds means the equity investment of 90% or more of the net proceeds from all offerings made by us.

Summary Risk Factors

An investment in shares of our common stock involves significant risks. See “Risk Factors” beginning on page 20. These risks include, among others:

•	We have a limited prior operating history and there is no assurance that we will be able to achieve our investment objectives;

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Because there is no public trading market for shares of our common stock and there are limits on the ownership, transferability and redemption of shares of our common stock, which will significantly limit the liquidity of your investment, you must be prepared to hold your shares for an indefinite length of time;

•	This is a “blind pool” offering and you will not have the opportunity to evaluate all of our investments, other than those previously disclosed, prior to purchasing shares of our common stock;

•	This is a “best efforts” offering and if we are unable to raise substantial funds, then we will be more limited in our investments;

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We are subject to various risks related to owning real estate, including changes in economic, demographic and real estate market conditions, as well as the current severe dislocations in the U.S. and global capital and real estate markets;

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Distributions have been paid from sources other than cash flows from operations, such as cash flows from financing activities, which include net proceeds of this offering and borrowings (including borrowings secured by our assets). Some or all of our future distributions may be paid from borrowings as well as from the sales of assets, cash resulting from a waiver or deferral of fees, and interest income from our cash balances. There is no limit on distributions that may be made from these sources; however, proceeds from this offering will no longer be used. To the extent we pay distributions from sources other than our cash flows from operations, we may have less funds available for the acquisition of properties, and your overall return may be reduced;

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The Advisor and other affiliates face conflicts of interest as a result of compensation arrangements, time constraints, competition for investments and for tenants, and the fact that we do not have arm’s length agreements with our Advisor, Property Manager, or any other affiliates of our Sponsor, all of which could result in actions that are not in your best interests;

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders;

•	Our use of leverage, such as mortgage indebtedness and other borrowings, increases the risk of loss on our investments;

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Continued and prolonged disruptions in the U.S. and global credit markets could adversely affect our ability to finance or refinance investments and the ability of our tenants to meet their obligations, which could affect our ability to meet our financial objectives and make distributions;

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Our charter does not require us to have a finite date for a Liquidity Event and does not ensure that a Liquidity Event will occur. If we do not effect a Liquidity Event, it will be very difficult for you to have liquidity with respect to your investment in shares of our common stock;

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We will not be a registered investment company, and we will not be subject to the provisions of the Investment Company Act of 1940, or the “Investment Company Act.” If we become subject to the Investment Company Act, it could significantly impair the operation of our business; and

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The global economic downturn negatively impacted the commercial real estate market in the U.S., including the industrial warehouse and property sector, and if these adverse trends were to continue, our revenues could decline and our ability to pay distributions may be adversely affected.

Compensation to the Advisor and Affiliates

The Advisor and other affiliates receive compensation and fees for services related to this offering and for the investment and management of our assets, subject to review and approval of a majority of our board of directors, including a majority of the independent directors. In addition, the Sponsor has been issued partnership units in the Operating Partnership constituting a separate series of partnership interests with special distribution rights, which we refer to as the “Special Units.” Set forth below is a summary of the fees and expenses we expect to pay these entities. The maximum amount that we may pay with respect to such fees and expenses is also set forth below.

See “Management Compensation” for a more detailed explanation of the fees and expenses payable to the Advisor and its affiliates and for a more detailed description of the Special Units. Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments payable by us may increase or decrease during this offering or future offerings from those described below if such revision is approved by a majority of our board of directors, including a majority of the independent directors.

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Organization and Offering Stage

Sales Commission—the Dealer Manager	Up to 7.0% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker dealers).	$105,000,000

Dealer Manager Fee—the Dealer Manager	Up to 2.5% of the gross offering proceeds from the sale of shares in the primary offering.	$37,500,000

Organization and Offering Expense Reimbursement—the Advisor or its affiliates, including the Dealer Manager	Up to 1.75% of the aggregate gross offering proceeds from the sale of shares in the primary offering and the distribution reinvestment plan to reimburse the Advisor for paying certain cumulative organization and offering expenses and certain distribution-related expenses of the Dealer Manager and participating broker dealers.	$35,000,000

Acquisition Stage

Acquisition Fees—the Advisor

Acquisition of Real Properties

Acquisition fees are payable to the Advisor in connection with the acquisition, development or construction of real properties and will vary depending on whether the asset acquired is in the operational, development or construction stage. For each real property acquired in the operational stage, the acquisition fee

		Operational Stage: $23,225,000 (assuming no debt financing to purchase assets). $77,900,000 (assuming debt financing equal to 75% of the aggregate value of our assets).

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
	is an amount equal to 2.0% of the purchase price of the property (or our proportional interest therein), until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee will be reduced to 1.0% of the total purchase price of the properties acquired thereafter (or our proportional interest therein), including in all instances real property held in joint ventures or co-ownership arrangements. For each real property acquired prior to or during the development or construction stage, the acquisition fee will equal up to 4.0% of total project cost (including debt, whether borrowed or assumed); provided, however, that we will only pay such a fee to our Advisor if the Advisor provides, directly or indirectly, the development services.	Development or Construction Stage: $72,900,000 (assuming no debt financing to purchase assets). $291,600,000 (assuming debt financing equal to 75% of the aggregate value of our assets).

Acquisition of Interest in Real Estate-Related Entities

The Advisor is also entitled to receive acquisition fees of (i) 1.0% of our proportionate share of the purchase price of the property owned by any real estate-related entity in which we acquire a majority economic interest or that we consolidate for financial reporting purposes in accordance with generally accepted accounting principles in the U.S., or “GAAP,” and (ii) 1.0% of the purchase price in connection with the acquisition of an interest in any other real estate-related entity.

Amount will depend on our proportional share and cannot be determined at the present time.

Acquisition of Debt and Other Investments

The Advisor is entitled to receive an acquisition fee of 1.0% of the purchase price, including any third-party expenses related to such investment, in connection with the acquisition or origination of any type of debt investment or other investment.

$18,225,000 (assuming no debt financing to purchase assets or third party expenses, which cannot be determined at the present time).

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
	For purposes of calculating fees in this prospectus, “purchase price” includes debt, whether borrowed or assumed.	$72,900,000 (assuming debt financing equal to 75% of the aggregate value of our assets but no third party expenses, which cannot be determined at the present time).

Operational Stage

Asset Management Fees—the Advisor	For all assets acquired, the asset management fee will consist of (i) a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed) (before non-cash reserves and depreciation) of each real property asset within our portfolio (or our proportional interest therein with respect to real property held in joint ventures, co-ownership arrangements or real estate-related entities in which we own a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP); provided, that the monthly asset management fee with respect to each real property asset located outside the U.S. that we own, directly or indirectly, will be one-twelfth of 1.20% of the aggregate cost (including debt, whether borrowed or assumed) (before non-cash reserves and depreciation) of such real property asset, (ii) a monthly fee of one-twelfth of 0.80% of the aggregate cost or investment (before non-cash reserves and depreciation, as applicable) of any interest in any other real estate-related entity or any type of debt investment or other investment, and (iii) a fee of 2.0% of the sales price of each asset upon disposition.	Actual amounts are dependent upon aggregate cost of assets, the sales price of assets, the location of assets and the amount of leverage and therefore cannot be determined at the present time.

Property Management and Leasing Fees—the Property Manager	Property management fees may be paid to the Property Manager in an amount equal to a market based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues. In addition, we may pay the Property Manager a separate fee for initially leasing-up our real properties, for	Actual amounts are dependent upon gross revenues of specific properties and actual property management and leasing fees and therefore cannot be determined at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
leasing vacant space in our real properties and for renewing or extending current leases on our real properties. Such leasing fee will be in an amount that is usual and customary for comparable services rendered to similar assets in the geographic market of the asset (generally expected to range from 2% to 8% of the projected first year’s annual gross revenues of the property); provided, however, that we will only pay a leasing fee to the Property Manager if the Property Manager provides leasing services, directly or indirectly.

Liquidity Stage

Real Estate Sales Commission—the Advisor or its affiliates

Up to 50.0% of the reasonable, customary and competitive commission paid for the sale of a comparable real property, provided that the Advisor provides a substantial amount of services in connection with the sale and that such amount shall not exceed 3.0% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property.

If our Advisor receives a real estate commission, it will be in addition to the 2.0% asset disposition fee that will be payable to our Advisor, as described under the heading “Operational Stage—Asset Management Fees—the Advisor” in this table.

Actual amounts are dependent upon the sales price of specific properties and therefore cannot be determined at the present time.

Special Units—Industrial Income Advisors Group LLC, the parent of the Advisor	In general, the holder of the Special Units will be entitled to receive 15% of net sales proceeds on dispositions of the Operating Partnership’s assets after stockholders have received, in the aggregate, cumulative distributions from all sources equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on their net contributions. The Special Units will be redeemed for a specified amount upon the earliest of: (i) the occurrence of certain events that result in the	Actual amounts are dependent on net sales proceeds and therefore cannot be determined at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount

termination or non-renewal of the Advisory Agreement defined below in “—The Advisor”, or (ii) the listing of our common stock on a national securities exchange, or other Liquidity Event.

Notwithstanding anything herein to the contrary, no redemption of the Special Units will be permitted unless and until the stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions from operating income, sales proceeds and other sources in an amount equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return thereon. See “The Operating Agreement—Redemption Rights of Special Units.”

The table below provides information regarding fees paid to the Dealer Manager, the Advisor and their affiliates in connection with our operations and this offering. The table includes amounts incurred for the year ended December 31, 2010 and for the period from Inception (May 19, 2009) to December 31, 2009, as well as amounts payable as of December 31, 2010 and 2009.

Type and Recipient	Incurred for the Year Ended December 31, 2010	Incurred and Unpaid as of December 31, 2010	Incurred for the Period from Inception (May 19, 2009) to December 31, 2009	Incurred and Unpaid as of December 31, 2009
Sales Commissions—the Dealer Manager	$9,905,640	$291,317	$—	$—
Dealer Manager Fee—the Dealer Manager	3,902,612	125,961	—	—
Organization and Offering Expense Reimbursement—the Advisor or its affiliates, including the Dealer Manager	2,724,966	95,801	—	—
Acquisition Fees—the Advisor	4,527,000	322,000	—	—
Asset Management Fees—the Advisor	428,067	150,900	—	—
Other expense reimbursements—the Advisor (1)	437,211	69,998	—	—

Total Expenses (2)	21,925,496	1,055,977	—	—
Incurred Organization and Offering Expense Reimbursement—not payable until additional gross proceeds of the offering are received (2)	2,971,386	5,795,823	2,824,437	2,824,437

Due to Affiliates	$24,896,882	$6,851,800	$2,824,437	$2,824,437

(1)	Includes reimbursement for expenses incurred on our behalf in connection with the services provided to us under the Advisory Agreement.
(2)

We reimburse the Advisor for certain organization and offering expenses up to 1.75% of the gross offering proceeds. The Advisor or an affiliate of the Advisor is responsible for the payment of our cumulative organization and offering expenses to the extent the total of such cumulative expenses exceed the 1.75% organization and offering expense reimbursement, without recourse against or reimbursement by us. A portion of the organization and offering expenses for the year ended December 31, 2010 and the for period from Inception (May 19, 2009) to December 31, 2009, represents an accrual based on the estimated gross offering proceeds to be raised in the future. We do not consider organization and offering expenses that exceed 1.75% of the gross offering proceeds raised to be currently payable.

Conflicts of Interest

The Advisor and certain of our other affiliates are subject to conflicts of interest in connection with the management of our business affairs, including the following:

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The managers, directors, officers and other employees of the Advisor, its affiliates and related parties, must allocate their time between advising us and managing various other real estate programs and projects and business activities in which they may be involved, which may be numerous and may change as programs are closed or new programs are formed;

•	The compensation payable by us to the Advisor and other affiliates may not be on terms that would result from arm’s length negotiations between unaffiliated parties;

•

We may purchase assets from, sell assets to, or enter into business combinations involving certain affiliates of the Advisor (if approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as being fair and reasonable to us);

•

We cannot guarantee that the terms of any joint venture entered into with affiliated entities proposed by the Advisor will be equally beneficial to us as those that would result from arm’s length negotiations between unaffiliated parties;

•

We expect to compete with certain affiliates of direct or indirect owners of our Sponsor for investments, including Dividend Capital Total Realty Trust Inc. (which we refer to herein as “Total Realty Trust”), Fundcore Institutional Income Trust Inc. and one or more additional debt funds that an affiliate of the Sponsor and Fundcore Finance Group LLC, may form and/or advise, the primary purpose of which will be to originate debt secured by commercial real estate (which, together with Fundcore Institutional Income Trust Inc., we refer to herein collectively as the “Fundcore Funds”), subjecting the Advisor and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on our behalf;

•

Regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders, the Advisor and its affiliates will receive certain fees in connection with transactions involving the purchase, management and sale of our investments;

•

Our Advisor has incentives to recommend that we purchase properties using debt financing since the acquisition fees and asset management fees that we pay to the Advisor will increase if we use debt financing to acquire properties; and

•

The Property Manager and the Dealer Manager are affiliates of ours. As a result, (i) we may not always have the benefit of independent property management, (ii) we do not have the benefit of an independent dealer manager, and (iii) you do not have the benefit of an independent third party review of this offering to the same extent as if we and the Dealer Manager were unaffiliated.

For a more detailed discussion of these conflicts of interest, see “Conflicts of Interest” beginning on page 118 of this prospectus.

Our UPREIT Structure

An Umbrella Partnership Real Estate Investment Trust, which we refer to as “UPREIT,” is a REIT that holds all or substantially all of its assets through a partnership in which the REIT holds an interest. We use this structure because, among other reasons, a sale of property directly to the REIT in exchange for cash or REIT shares, or a combination of cash and REIT shares, is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer the taxable gain on the disposition of his property may transfer the property to the partnership in exchange for units in the partnership and defer taxation of gain until the seller later sells the units in the partnership or exchanges them, normally on a one-for-one basis, for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Our Operating Partnership

We intend to own all of our assets directly or indirectly through our Operating Partnership or its subsidiaries. As the sole general partner of the Operating Partnership, we have invested $2,000 in the Operating Partnership in exchange for 200 partnership units in the Operating Partnership, or “OP Units,” and we intend that the proceeds of the offering will be provided to the Operating Partnership for investment and operational purposes. The initial limited partner of the Operating Partnership is the Sponsor. The Advisor invested $200,000 in the Operating Partnership in exchange for 20,000 OP Units, which were subsequently exchanged for 20,000 shares of our common stock, and the Sponsor has invested $1,000 in the Operating Partnership and has been issued a separate class of OP Units which constitute the Special Units. The holders of OP Units (other than us and the holder of the Special Units) generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. We currently have five members on our board of directors, three of whom are independent of us. Our directors are elected annually by the stockholders. Our board of directors has established an Audit Committee, an Investment Committee and a Nominating and Corporate Governance Committee. Our board of directors may also establish a Compensation Committee. The names and biographical information of our directors and officers are contained under “Management—Directors and Executive Officers.”

The Advisor

Our Advisor was formed as a Delaware limited liability company on May 12, 2009. We have contracted with the Advisor pursuant to an amended and restated advisory agreement, dated May 14, 2010, as amended, which we refer to as the “Advisory Agreement,” to manage our day-to-day operating and acquisition activities and to implement our investment strategy. Under the Advisory Agreement, the Advisor must use reasonable efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of investments on our behalf consistent with our investment policies and objectives. The Advisor performs its duties and responsibilities under the Advisory Agreement as a fiduciary of ours and our stockholders. The term of the Advisory Agreement is for one year, subject to renewals by our board of directors for an unlimited number of successive one-year periods. The Advisory Agreement was renewed through December 16, 2011, pursuant to approval by our independent directors on December 9, 2010. Our officers and our affiliated directors are all employees of the Advisor.

The Sponsor

Our Sponsor was formed as a Delaware limited liability company on May 12, 2009. The Sponsor currently owns 200 shares of our common stock, which were originally purchased by Blue Mesa Capital LLC, an affiliate of one of the owners of the Sponsor, and subsequently transferred to the Sponsor. The Sponsor also contributed $1,000 to the Operating Partnership in connection with its formation. The Sponsor, which owns the Advisor, is presently directly or indirectly owned by John A. Blumberg, James R. Mulvihill and Evan H. Zucker and/or their affiliates and the Sponsor is jointly controlled by Messrs. Blumberg, Mulvihill and Zucker and/or their affiliates.

Our Affiliates

Various affiliates of ours are involved in this offering and our operations. The Dealer Manager will provide dealer manager services to us in this offering. The Property Manager may perform certain property management services for us and the Operating Partnership. Dividend Capital Exchange Facilitators LLC, which we refer to as the “Exchange Facilitator,” may assist in effecting transactions related to potential private placements by the Operating Partnership of tenancy-in-common interests in real properties, Delaware statutory trust interests, and similar private placements. Furthermore, we expect that we may enter into, and the Advisor expects that it may enter into, contractual arrangements with other affiliated entities. We refer to the Advisor, the Dealer Manager, the Property Manager, the Exchange Facilitator and other of our affiliates, each as a “Sponsor affiliated entity” and collectively as “Sponsor affiliated entities.”

Structure Chart

The chart below shows the relationships among various Sponsor affiliated entities. The Sponsor, which owns the Advisor, is presently directly or indirectly majority owned by John A. Blumberg, James R. Mulvihill and Evan H. Zucker and/or their affiliates and the Sponsor and the Advisor are jointly controlled by Messrs. Blumberg, Mulvihill and Zucker and/or their affiliates. The Dealer Manager, the Property Manager and the Exchange Facilitator are presently each directly or indirectly majority owned, controlled and/or managed by Messrs. Blumberg, Mulvihill and/or Zucker and/or their affiliates. As of the date of this prospectus, the Sponsor has not issued, but expects in the future to issue, equity or profits interests or derivatives thereof to certain of its employees, affiliated or other unaffiliated individuals, consultants or other parties. However, none of such transactions is expected to result in a change in control of the Sponsor.

Terms of the Offering

We are offering up to $2.0 billion in shares of our common stock, 75% of which are being offered to the public at a price of $10.00 per share, and 25% of which are being offered pursuant to our distribution reinvestment plan at a price of $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.

As of March 25, 2011, we had raised gross proceeds of $255.8 million from the sale of 25.8 million of our common shares in this offering, including $1.5 million from the sale of approximately 155,000 of our common shares issued through our distribution reinvestment plan. As of that date, 176.8 million shares remained available for sale pursuant to this offering, including 52.5 million shares available for sale through our distribution reinvestment plan.

We will offer shares of our common stock on a continuous basis until this offering terminates on or before December 18, 2011, unless extended for up to an additional one year period. We reserve the right to terminate this offering at any time. The net offering proceeds will be available for investment as soon as we accept your subscription agreement. We generally intend to admit stockholders on a daily basis.

Estimated Use of Proceeds

Our management team expects to invest approximately 87.0% to 90.0% of the gross offering proceeds to acquire real property, debt and other investments as described above. The actual percentage of offering proceeds used to make investments will depend on the number of primary shares sold and the number of shares sold pursuant to our distribution reinvestment plan.

Distributions

We believe we have operated in such a manner as to qualify, and we intend to elect to be treated, as a REIT for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2010. In order to qualify as a REIT, we are generally required to distribute at least 90% of our annual REIT taxable income to our stockholders. We intend to continue to accrue and make distributions on a quarterly basis. Until the net proceeds from this offering are fully invested and from time to time thereafter, we may not generate sufficient company-defined funds from operations to fully cover distributions. See “Selected Financial Data” for a reconciliation of Funds from Operations (“FFO”) and Company-Defined FFO to our GAAP net loss, and “Description of Capital Stock—Distributions” for a discussion of distributions declared as compared to FFO for the year ended December 31, 2010. Distributions have been paid from sources other than cash flows from operations, such as cash flows from financing activities, which include net proceeds of this offering and borrowings (including borrowings secured by our assets). Some or all of our future distributions may be paid from sources such as cash flows from financing activities, which include borrowings (including borrowings secured by our assets) and sales of assets, cash resulting from a waiver or deferral of fees otherwise payable to the Advisor or its affiliates, and interest income from our cash balances. We have not established a cap on the amount of our distributions that may be paid from any of these sources. Distributions will be authorized at the discretion of our board of directors, and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board.

Our board of directors authorized cash distributions at a quarterly rate of $0.15625 per share of common stock for each quarter of 2010, and for the first and second quarters of 2011. We calculate individual payments of distributions to each stockholder based upon daily record dates during each quarter so that investors are eligible to earn distributions immediately upon purchasing shares of our common stock. The distributions are calculated based on common stockholders of record as of the close of business each day in the period. Accordingly, assuming we declare daily distributions during the period in which you own shares of our common stock, your distributions will begin to accrue on the date we accept your subscription for shares of our common stock, which is subject to, among other things, your meeting the applicable suitability requirements for this offering. All cash distributions for 2010 were from sources other than cash flows from operations on a GAAP basis.

Our long-term goal is to cover the payment of quarterly distributions to investors entirely with our company-defined funds from operations. There can be no assurances that we will achieve this goal or that the current distribution rate will be maintained. In the near-term, we expect to continue to be dependent on cash flows from financing activities to pay distributions, which if insufficient could negatively impact our ability to pay distributions or may erode the net asset value. We intend to pay distributions for the first quarter of 2011 on or around April 15, 2011.

The following table outlines distributions declared for 2010 and the sources of funds used to pay cash distributions:

	Three Months Ended				For the Year Ended December 31, 2010
	March 31, 2010 (1)	June 30, 2010	September 30, 2010	December 31, 2010
Distributions:
Paid in cash	$255	$120,865	$400,584	$941,979	$1,463,683
Reinvested in shares	528	179,420	449,762	843,861	1,473,571

Total distributions	$783	$300,285	$850,346	$1,785,840	$2,937,254

Source of distributions paid in cash:
Provided by financing activities (2)	$255	$120,865	$400,584	$941,979	$1,463,683
Provided by operating activities	—	—	—	—	—

Total distributions paid in cash	$255	$120,865	$400,584	$941,979	$1,463,683

(1)	Distributions were declared for the one day, March 31, 2010, which was the day we broke escrow.
(2)

For the three months ended March 31, 2010 and June 30, 2010, all cash distributions provided by financing activities were funded through offering proceeds. For the three months ended September 30, 2010 and December 31, 2010, all cash distributions provided by financing activities were funded through proceeds from our debt financings.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan and elect to have the cash distributions you receive reinvested in shares of our common stock at $9.50 per share. Our board of directors may terminate the distribution reinvestment plan at its discretion at any time upon 10 days notice to you. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Share Redemption Program

After you have held your shares of common stock for a minimum of one year, our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price you paid for the shares being redeemed. The discount will vary based upon the length of time that you have held the shares of our common stock subject to redemption, as described in the following table, which has been posted on our website at www.industrialincome.com.

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than one year	No Redemption Allowed
One year	92.5%
Two years	95.0%
Three years	97.5%
Four years and longer	100.0%

We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed during any calendar quarter to the “Quarterly Redemption Cap” which will equal the lesser of: (i) 1/4th of five percent of the number of shares of common stock outstanding measured as of the same date in the prior calendar year and (ii) the aggregate number of shares sold pursuant to our distribution reinvestment plan in the immediately preceding calendar quarter, which may be less than the Aggregate Redemption Cap described below. Our board of directors retains the right, but is not obligated to, redeem additional shares if, in its sole discretion, it determines that it is in our best interest to do so, provided that we will not redeem in excess of five percent of the shares outstanding, measured as of the same date in the prior calendar year (referred to herein as the “Aggregate Redemption Cap”), unless permitted to do so by applicable regulatory authorities. Although we presently intend to redeem shares pursuant to the above-referenced methodology, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan in any quarter are not sufficient to fund redemption requests, our board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock, up to the Aggregate Redemption Cap. Such sources of funds could include cash on hand, cash available from borrowings, cash from the sale of shares pursuant to our distribution reinvestment plan in other quarters, and cash from liquidations of securities investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, purchases of real property, debt related or other investments, or redemption of OP Units. Our board of directors has no obligation to use other sources to redeem shares of our common stock in any circumstances.

Our board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interests of our stockholders. You will have no right to request redemption of your shares of our common stock if the shares of our common stock are listed on a national securities exchange. As of December 31, 2010, we had not redeemed any shares nor received any requests for redemption of any shares of our common stock.

Investment Company Act of 1940 Exemption

We intend to conduct the operations of the Company and its subsidiaries so that they will not be required to register as an investment company under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We will conduct our businesses primarily through our majority owned Operating Partnership and expect to establish other direct or indirect subsidiaries to carry out specific activities. We expect the focus of our business will involve investments in real estate, buildings, and other assets that can be referred to as “sticks and bricks.” We also may invest in other real estate investments such as real estate-related securities. Both we and the Operating Partnership intend to conduct our operations so that they comply with the limit imposed by the 40% test and neither will be primarily engaged in or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Therefore, we expect that we and the Operating Partnership will not be subject to registration under the Investment Company Act. The securities issued to the Operating Partnership by its wholly owned or majority-owned subsidiaries that are not investment companies or companies exempt under Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, as well as any securities of any of our direct subsidiaries that are not investment companies or companies exempt under Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, are not investment securities for the purpose of the 40% test.

We will monitor our holdings and those of our subsidiaries to ensure continuing and ongoing compliance with these tests, and we will be responsible for making the determinations and calculations required to confirm our compliance with these tests. If the Commission does not agree with our determinations, we may be required to adjust our activities, those of the Operating Partnership, or other subsidiaries.

One or more of our subsidiaries or subsidiaries of the Operating Partnership may seek to qualify for an exemption from registration as an investment company under the Investment Company Act pursuant to other provisions of the Investment Company Act, such as Section 3(c)(5)(C) which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of such a subsidiary’s portfolios be comprised of qualifying assets, and at least 80% of the total asset portfolio must be comprised of qualifying assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets that are not real estate-related assets). To qualify for this exemption, the subsidiary would be required to comply with interpretations issued by the staff of the Commission that govern this activity.

Qualification for these exemptions could affect our ability to acquire or hold investments, or could require us to dispose of investments that we might prefer to retain in order to remain qualified for such exemptions. Changes in current policies by the Commission and its staff could also require that we alter our business activities for this purpose. See “Risk Factors” for a discussion of certain risks associated with the Investment Company Act.

Information About This Prospectus

This prospectus is part of a registration statement that we filed with the Commission using a continuous offering process. Periodically, as we make material investments and in certain other instances, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Commission and any prospectus supplement, together with additional information described herein under “Additional Information.” In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.

Questions and Answers Relating to our Structure, Management and Business

Q: WHAT IS A “REIT”?

A: In general, a REIT is a company that:

•	Offers the benefits of a diversified real estate portfolio under professional management;

•	Is required to make distributions to investors of at least 90% of its taxable income for each year;

•

Prevents the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT’s stockholders; and

•	Combines the capital of many investors to acquire or provide financing for real estate assets.

Q: WHAT IS THE EXPERIENCE OF THE ADVISOR’S MANAGEMENT TEAM?

A: The key members of the Advisor’s management team include, in alphabetical order, John Blumberg, Anne DeMarco, David Fazekas, Andrea Karp, Thomas McGonagle, Dwight Merriman III, Lainie Minnick, James Mulvihill, Scott Recknor, Gary Reiff, Randy Resley, Peter Vanderburg, J.R. Wetzel, Joshua Widoff, and Evan Zucker. The Advisor’s management team collectively has substantial experience in various aspects of acquiring, owning, managing, financing and operating commercial real estate across diverse property types, as well as significant experience in the asset allocation and investment management of real estate, debt and other investments.

Certain affiliates of the Sponsor, directly or indirectly through affiliated entities, have sponsored three public REITs including Keystone Property Trust (New York Stock Exchange (“NYSE”): KTR), (formerly known as American Real Estate Investment Corp.), which was acquired by ProLogis Trust (NYSE: PLD) in August 2004, DCT Industrial Trust Inc. (formerly known as Dividend Capital Trust Inc. and which we refer to herein as “DCT Industrial”) (NYSE: DCT) and Total Realty Trust. Owners of the Sponsor, directly or indirectly through affiliated entities, have also sponsored numerous private entities.

Collectively, as of December 31, 2010, the public and private real estate programs sponsored by certain direct and/ or indirect owners of the Sponsor, together with their affiliates and others, had raised approximately $5.8 billion of equity capital and equity capital commitments and had purchased interests in real properties having combined acquisition and development costs of approximately $7.7 billion.

Q: WHO WILL CHOOSE WHICH INVESTMENTS TO MAKE?

A: The Advisor will choose which real property, debt and other investments to make based on specific investment objectives and criteria, including preserving and protecting our stockholders’ capital contributions, providing current income to our stockholders in the form of regular cash distributions and realizing capital appreciation upon the potential sale of our assets, and subject to the direction, oversight and approval of our board of directors, and under certain circumstances our Investment Committee. If we are considering purchasing an investment from an affiliate, a majority of our board of directors (including a majority of our independent directors) will need to approve such investment.

Q: WHY DO YOU PLAN ON FOCUSING YOUR INVESTMENTS ON INDUSTRIAL PROPERTIES?

A: We believe that ownership of industrial properties may have certain potential advantages relative to ownership of other classes of real estate, including but not limited to the following:

•	We believe that industrial properties generally exhibit lower rent volatility than other types of commercial real estate, resulting in greater revenue stability;

•

We believe that, because industrial properties are typically leased on a net basis, meaning the lessee undertakes to pay all the expenses of maintaining the leased property, such as insurance, taxes, utilities and repairs, the owner has limited cost responsibilities;

•	We believe that operating costs and capital improvement costs are generally lower for industrial properties;

•

We believe that, because industrial properties contain generic-use space, well-located buildings tend to better hold their value, with older buildings earning rents closely comparable to those of newer buildings;

•

We believe that value in the industrial sector is primarily driven by location and access to transportation infrastructure, not by aesthetics, which helps to significantly slow the pace of building obsolescence;

•	We believe that the diversity of tenants in the industrial sector is broad and generally tracks the overall economy, reducing risk and providing cash flow stability; and

•	We believe that consumers’ continual demand for greater product selection will drive the need for additional industrial space.

We believe that based on these factors, among others, cash flows generated by industrial properties should exhibit greater stability and certainty than those generated by other types of real estate assets.

Although our management team believes that there may be certain advantages to investing in industrial properties, by focusing on industrial properties, we will not have the advantage of a portfolio of properties that is well diversified across different property types. As a result, we will be exposed to risks or trends that have a greater impact on the market for industrial properties. These risks or trends may include the movement of manufacturing facilities to foreign markets which have lower labor or production costs, transportation or distribution trends which may change user demand for distribution space on a national or regional basis, and other economic trends or events which would cause industrial properties to under-perform other property types.

Q: WHAT IS THE LIQUIDITY EVENT HISTORY OF PROGRAMS SPONSORED BY YOUR ADVISOR?

A: Certain affiliates and owners of our Advisor, directly or indirectly through affiliated entities, collectively or in various combinations, previously sponsored DCT Industrial and currently sponsor Total Realty Trust. DCT Industrial initially sold shares of its common stock to investors from February 2003 through January 2006 at share prices that ranged from $10.00 to $10.50 per share in various public offerings. DCT Industrial intended to effect a liquidity event within 10 years of its first sale of common stock, which occurred in February 2003. DCT Industrial’s charter included an investment objective to provide its stockholders with liquidity within 10 years after the commencement of its initial public offering. DCT Industrial’s liquidity event occurred in December 2006, when DCT Industrial completed a listing on the NYSE at a per share offering price of $12.25.

Total Realty Trust sold shares of its common stock to investors from January 2006 through September 2009 at a share price of $10.00 per share in various public offerings. On March 11, 2011, Total Realty Trust announced that its board of directors determined an estimated value per share of Total Realty Trust’s common stock of $8.45 as of March 11, 2011. Total Realty Trust’s original offering documents indicated an intention to effect a liquidity event within approximately 10 years of its first sale of common stock, which occurred in January 2006, but its charter does not require it to do so, and Total Realty Trust has more recently disclosed that the chance of such liquidity event being delayed has increased.

Questions and Answers Relating to this Offering

Q: HOW DOES A “BEST EFFORTS” OFFERING WORK?

A: When shares of common stock are offered to the public on a “best efforts” basis, the broker dealers participating in the offering are only required to use their best efforts to sell the shares of common stock. Broker dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q: WHO CAN BUY SHARES OF COMMON STOCK IN THIS OFFERING?

A: In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (i) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (ii) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Generally, you must initially invest at least $2,000. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” above.

Our affiliates may also purchase shares of our common stock. The sales commission, the dealer manager fee and the organization and offering expense reimbursement that are payable by other investors in this offering will be reduced or waived for our affiliates.

Q: HOW DO I SUBSCRIBE FOR SHARES OF COMMON STOCK?

A: If you choose to purchase shares of our common stock in this offering, you will be required to complete a subscription agreement in the form attached to this prospectus as Appendix B for a specific number of shares of our common stock. You must pay for shares of our common stock at the time you subscribe.

Q: HOW WILL THE PAYMENT OF FEES AND EXPENSES BY THE COMPANY AFFECT MY INVESTED CAPITAL?

A: We will pay to the Dealer Manager a sales commission and a dealer manager fee in connection with this offering. In addition, we will reimburse the Advisor for our cumulative organization and offering expenses. The payment of fees and expenses will reduce the funds available to us for investment. The payment of fees and expenses will also reduce the book value of your shares of common stock. However, you will not be required to contribute any additional amounts to us or to pay any additional amounts in connection with the fees and expenses described in this prospectus.

Q: WILL THE DISTRIBUTIONS I RECEIVE BE TAXABLE?

A: Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will generally be taxed as ordinary dividend income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our dividends may be designated and treated in your hands as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expense reduces earnings and profits but does not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your investment and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q: WHEN WILL I GET MY DETAILED TAX INFORMATION?

A: We will mail your Form 1099 tax information, if required, by January 31 of each year.

Q: WHERE CAN I FIND UPDATED INFORMATION REGARDING THE COMPANY?

A: You may find updated information on the internet website, www.industrialincome.com. Information contained in our website does not constitute part of this prospectus. In addition, as a result of the effectiveness of the registration statement of which this prospectus forms a part, we are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and, under the Exchange Act, we will file reports, proxy statements and other information with the Commission. See “Additional Information” for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the Commission.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or the Dealer Manager:

Dividend Capital Securities LLC

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone: (303) 228-2200

Fax: (303) 228-2201

Attn: Charles Murray, President

RISK FACTORS

Your purchase of our common stock involves a number of risks. You should specifically consider the following material risks before you decide to buy shares of our common stock.

RISKS RELATED TO INVESTING IN THIS OFFERING

We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives; the prior performance of other Sponsor affiliated entities may not be an accurate barometer of our future results.

We have a limited operating history and we may not be able to achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not rely on the past performance of investments by other Sponsor affiliated entities to predict our future results. Our investment strategy and key employees may differ from the investment strategies and key employees of our affiliates in the past, present and future.

There is no public trading market for the shares of our common stock; therefore it will be difficult for you to sell your shares of common stock.

There is no current public market for the shares of our common stock and we have no obligation or current plans to apply for listing on any public securities market. We have a share redemption program, but it is limited in terms of the amount of shares which may be redeemed over a 12-month period. It will therefore be difficult for you to sell your shares of common stock promptly or at all. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock to be less than what you paid, less than your proportionate value of the assets we own and less than the amount you would receive on any liquidation of our assets. This may be the result, in part, of the fact that the amount of funds available for investment are reduced by funds used to pay selling commissions, the dealer manager fees and the acquisition fees in connection with our public offering. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares without incurring a substantial loss. Also, upon the occurrence of a Liquidity Event, you may receive less than what you paid for your shares. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Prospective stockholders should consider our shares of common stock as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time.

This is a “blind pool” offering and you will not have the opportunity to evaluate all of our investments prior to purchasing shares of our common stock.

You will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning any of our investments prior to purchasing shares of our common stock. You must rely on the Advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because you cannot evaluate any of our investments in advance of purchasing shares of our common stock, a “blind pool” offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make which could negatively impact your investment in shares of our common stock.

This offering is being made on a “best efforts” basis, whereby the broker dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified industrial portfolio. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to make distributions could be adversely affected. If we are unable to raise substantially more than the minimum offering amount of $2.0 million, we will be thinly capitalized and will make fewer investments in properties, if at all, and will more likely focus on making investments in loans and real estate-related entities, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our property investments are located and the types of investments that we make. As a result, the likelihood increases that any single investment’s poor performance would materially affect our overall investment performance.

Our investors may be at a greater risk of loss than the Sponsor or the Advisor since our primary source of capital is funds raised through the sale of shares of our common stock.

Because our primary source of capital is funds raised through the sale of shares of our common stock, any losses that may occur will be borne primarily by our investors, rather than by the Sponsor or the Advisor.

You will not have the benefit of an independent due diligence review in connection with this offering, which increases the risk of your investment.

Because the Advisor and the Dealer Manager are affiliates of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. This lack of an independent due diligence review and investigation increases the risk of your investment.

We are required to pay substantial compensation to the Advisor and its affiliates, which may be increased or decreased during this offering or future offerings by a majority of our board of directors, including a majority of the independent directors.

Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments that we are required to pay to the Advisor and its affiliates may increase or decrease during this offering or future offerings from those described in the “Management Compensation” section if such change is approved by a majority of our board of directors, including a majority of the independent directors. These payments to the Advisor and its affiliates will decrease the amount of cash we have available for operations and new investments and could negatively impact our ability to pay distributions and your overall return.

You are limited in your ability to sell your shares of common stock pursuant to our share redemption program, you may not be able to sell any of your shares of our common stock back to us and, if you do sell your shares, you may not receive the price you paid.

Our share redemption program may provide you with only a limited opportunity to have your shares of common stock redeemed by us at a price equal to or at a discount from the purchase price of the shares of our common stock being redeemed after you have held them for a minimum of one year. Our common stock may be redeemed on a quarterly basis. However, our share redemption program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can redeem at any given time and limiting the redemption price. Specifically, we cap the number of shares to be redeemed during any calendar quarter. The aggregate amount of redemptions under our share redemption program is not expected to exceed the aggregate amount of proceeds received from our distribution reinvestment plan, although the board of directors, in its sole discretion, could determine to use other sources of funds to make redemptions provided that we will not redeem in excess of five percent of the shares outstanding, measured as of the same date in the prior calendar year. Our board of directors may also determine from time to time to further limit redemptions when funds are needed for other business purposes. Any request by the holders of our OP Units to redeem some or all of their OP Units, may further limit the funds we have available to redeem shares of our common stock pursuant to our share redemption program, should our board of directors determine to redeem OP Units for cash.

Our board of directors, in its sole discretion, may determine to redeem OP Units for shares of our common stock, cash or a combination of both. In addition, our board of directors reserves the right to reject any redemption request for any reason or to amend, suspend or terminate the share redemption program at any time. Therefore, you may not have the opportunity to sell any of your shares of common stock back to us pursuant to our share redemption program. Any amendment, suspension or termination of our share redemption program will not affect the rights of holders of OP Units to cause us to redeem their OP Units. Moreover, if you do sell your shares of common stock back to us pursuant to the share redemption program, you may not receive the same price you paid for any shares of our common stock being redeemed. See “Description of Capital Stock—Share Redemption Program.”

We may continue to have difficulty completely funding our distributions with funds provided by cash flows from operations; therefore, we may use cash flows from financing activities, which include borrowings and sales of assets, cash resulting from a waiver or deferral of fees, interest income from our cash balances, or other sources to fund distributions to our stockholders. The use of these sources to pay distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment in shares of our common stock by creating future liabilities, reducing the return on your investment or otherwise.

Our long-term corporate strategy is to cover the payment of regular quarterly distributions to our stockholders entirely with company-defined funds from operations. However, until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Distributions have been paid from sources other than cash flows from operations, such as cash flows from financing activities, which include net proceeds of this offering and borrowings (including borrowings secured by our assets). Some or all of our future distributions may be paid from borrowings as well as from the sales of assets, cash resulting from a waiver or deferral of fees otherwise payable to the Advisor or its affiliates, and interest income from our cash balances. However, the Advisor and its affiliates are under no obligation to defer or waive fees in order to support our distributions and there is no limit on the amount of time that we may use such sources to fund distributions. We may be required to continue to fund our regular quarterly distributions from a combination of some of these sources if our investments fail to perform as anticipated, if expenses are greater than expected or as a result of numerous other factors. We have not established a cap on the amount of our distributions that may be paid from any of these sources. Using certain of these sources may result in a liability to us, which would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and potentially reduce your overall return and adversely impact and dilute the value of your investment in shares of our common stock. In addition, our Advisor or its affiliates could choose to receive shares of our common stock or interests in the Operating Partnership in lieu of cash or deferred fees or the repayment of advances to which they are entitled, and the issuance of such securities may dilute your investment in shares of our common stock.

There is very limited liquidity for our shares of common stock. If we do not effect a Liquidity Event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

On a limited basis, you may be able to have your shares redeemed through our share redemption program. However, in the future we may also consider various Liquidity Events. However, there can be no assurance that we will ever seek to effect, or be successful in effecting, a Liquidity Event. Our charter does not require us to have a finite date for a Liquidity Event and does not assure that a Liquidity Event will occur. If we do not effect a Liquidity Event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through any share redemption program.

This is a fixed price offering and the offering price was arbitrarily determined and will not accurately represent the current value of our assets at any particular time; therefore the purchase price you pay for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors arbitrarily determined the offering price in its sole discretion. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we currently own or may own nor do we presently intend to obtain such appraisals or adjust the offering price. Therefore, the fixed offering price established for shares of our common stock will not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. Similarly, the amount you may receive upon redemption of your shares, if you determine to participate in our redemption program, will be no greater than, and may be less than, the amount you paid for the shares regardless of any increase in the underlying value of any assets we own.

We currently do not have research analysts reviewing our performance.

We do not have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, we do not have an independent review of our performance and value of our common stock relative to publicly traded companies.

Payments to the holder of the Special Units or cash redemptions by holders of OP Units will reduce cash available for distribution to our stockholders and our ability to honor their redemption requests under our share redemption program.

The Sponsor, the holder of the Special Units, may be entitled to receive a cash payment upon dispositions of the Operating Partnership’s assets and/or redemption of the Special Units upon the earliest to occur of specified events, including, among other events, termination or non-renewal of the Advisory Agreement upon a merger or sale of assets or otherwise. Such payments will reduce cash available for distribution to our stockholders and may negatively affect the value of our shares of common stock upon consummation of a Liquidity Event. Furthermore, if Special Units are redeemed pursuant to the termination of the Advisory Agreement, there will not be cash from the disposition of assets to make a redemption payment; therefore, we may need to use cash from operations, borrowings, or other sources to make the payment, which will reduce cash available for distribution to our stockholders.

The holders of OP Units (other than us and the holder of the Special Units) generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both. Our election to redeem OP Units for cash will reduce funds available for other purposes, including for distributions and for redemption requests under our share redemption program.

The availability and timing of cash distributions to our stockholders is uncertain and we may have difficulty funding our distributions with funds provided by cash flows from operations.

We currently make and expect to continue to make quarterly distributions to our stockholders. However, we bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash distributions to our stockholders. Distributions would also be negatively impacted by the failure to deploy our net proceeds on an expeditious basis, the poor performance of our investments, an increase in expenses for any reason (including expending funds for redemptions in excess of the proceeds from our distribution reinvestment plan) and due to numerous other factors. Any request by the holders of our OP Units to redeem some or all of their OP Units for cash may also impact the amount of cash available for distribution to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. There can be no assurance that sufficient cash will be available to make distributions to you or that the amount of distributions will increase and not decrease over time. Should we fail for any reason to distribute at least 90% of our REIT taxable income, we would not qualify for the favorable tax treatment accorded to REITs.

Our board of directors authorized cash distributions at a quarterly rate of $0.15625 per share of common stock for each of the quarters of 2010. We calculate individual payments of distributions to each stockholder based upon daily record dates during each quarter so that investors are eligible to earn distributions immediately upon purchasing shares of our common stock. The distributions are calculated based on common stockholders of record as of the close of business each day in the period. All cash distributions for 2010 were from sources other than cash flow from operations on a GAAP basis. Our long-term goal is to cover the payment of quarterly distributions to investors entirely with company-defined funds from operations. There can be no assurance that we will achieve this goal.

If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, we could incur other significant costs associated with being self-managed, and any internalization could have other adverse effects on our business and financial condition.

At some point in the future, we may consider internalizing the functions performed for us by our Advisor, particularly if we seek to list our shares on an exchange as a way of providing our stockholders with a Liquidity Event. The method by which we could internalize these functions could take many forms. We may hire our own group of executives and other employees or we may acquire our Advisor or its respective assets, including its existing workforce. Any internalization transaction could result in significant payments to the owners of the Advisor, including in the form of our stock which could reduce the percentage ownership of our then existing stockholders and concentrate ownership in our Sponsor. For example, the owners of the advisor for DCT Industrial received 15,111,111 operating partnership units in DCT Industrial’s operating partnership (with a value of $11.25 per operating partnership unit) in connection with the internalization of the advisor for DCT Industrial. In addition, there is no assurance that internalizing our management functions will be beneficial to us and our stockholders. For example, we may not realize the perceived benefits because of the costs of being self-managed or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our Advisor or its affiliates. Internalization transactions have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in real estate assets or to pay distributions.

If we were to internalize our management or if another investment program, whether sponsored by our Sponsor or otherwise, hires the employees of our Advisor in connection with its own internalization transaction or otherwise, our ability to conduct our business may be adversely affected.

We rely on persons employed by the Advisor to manage our day-to-day operating and acquisition activities. If we were to effectuate an internalization of our Advisor, we may not be able to retain all of the employees of the Advisor or to maintain a relationship with our Sponsor. In addition, some of the employees of the Advisor may provide services to one or more other investment programs. These programs or third parties may decide to retain some or all of the Advisor’s key employees in the future. If this occurs, these programs could hire certain of the persons currently employed by the Advisor who are most familiar with our business and operations, thereby potentially adversely impacting our business.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment in shares of our common stock.

Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets, provided that we may exceed this limit if a higher level of borrowing is approved by a majority of our independent directors. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, could be accompanied by restrictive covenants, and generally make us subject to the risks associated with leverage. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment in shares of our common stock.

RISKS RELATED TO OUR GENERAL BUSINESS OPERATIONS AND OUR CORPORATE STRUCTURE

If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives and make distributions to our stockholders.

We could suffer from delays in identifying suitable investments. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives or make distributions to you. In addition, such delays in our ability to find suitable investments would increase the length of time that offering proceeds are held in short term liquid investments that are expected to only produce minimal returns.

Our investments in property are concentrated in the industrial real estate sector and primarily in the largest distribution and logistics markets in the U.S. An economic downturn in that sector or in those markets could adversely affect our business.

Our investments in property are concentrated in the industrial real estate sector and primarily in the largest distribution and logistics markets in the U.S. Such industry concentration may expose us to the risk of economic downturns in this sector to a greater extent than if our business activities included investing a more significant portion of the net proceeds of this offering in other sectors of the real estate industry; and such market concentrations may expose us to the risk of economic downturns in these areas. In addition, if our tenants are concentrated in any particular industry, any adverse economic developments in such industry could expose us to additional risks. As of December 31, 2010, 31.5% of our annualized base rent and 39.4% of our total rentable square footage was represented by a tenant in the clothing and apparel industry and 16.1% of our annualized base rent and 13.4% of our total rentable square footage was represented by tenants in the transportation and logistics industry. Because of this concentration, we may be particularly vulnerable to economic downturns in these industries. These concentration risks could negatively impact our operating results and affect our ability to make distributions to our stockholders.

The geographic concentration of our properties in California and Portland, Oregon makes our business particularly vulnerable to adverse conditions affecting these markets.

As of December 31, 2010, eight of our buildings were located in California, with four in Southern California and four in the San Francisco Bay Area, and represented 63.8% of our annualized base rent and 67.4% of our total rentable square footage. Because of this concentration, we may be vulnerable to adverse conditions affecting California, including general economic conditions, increased competition, real estate conditions, terrorist attacks, earthquakes and wildfires, and other natural disasters occurring in this region. Also, as of December 31, 2010, 13 of our buildings were located in Portland, Oregon and represented 17.3% of our annualized base rent and 14.0% of our total rentable square footage. Accordingly, we may be vulnerable to adverse conditions affecting Portland, Oregon as well. In addition, we cannot assure you that these markets will continue to grow or remain favorable to the industrial real estate industry.

We are dependent on tenants for revenue and our inability to lease our properties or to collect rent from our tenants will adversely affect our results of operations and returns to you.

Our revenues from property investments depend on the creditworthiness of our tenants and would be adversely affected by the loss of or default by significant lessees. In addition, certain of our properties are occupied by a single tenant, and as a result, the success of those properties depends on the financial stability of that tenant. Lease payment defaults by tenants could cause us to reduce the amount of distributions to you and could force us to find an alternative source of funding to pay any mortgage loan interest or principal, taxes, or other obligations relating to the property. In the event of a tenant default, we may also experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a lease is terminated, we may be unable to lease the property for the rent previously received or at all or sell the property without incurring a loss.

The current national and world-wide economic slowdown, a lengthy economic downturn, and volatile market conditions could harm our operations, cash flows and financial condition and lower returns to you.

Dislocations and liquidity disruptions in the capital and credit markets as have been experienced during 2010, 2009 and 2008 could adversely affect our ability to obtain loans, credit facilities, debt financing and other financing, or, when available, to obtain such financing on reasonable terms, which could negatively impact our ability to implement our investment strategy.

If these disruptions in the capital and credit markets continue for a lengthy period as a result of, among other factors, uncertainty, changing or increased regulation, reduced alternatives or additional failures of significant financial institutions, our access to liquidity could be significantly impacted. Prolonged disruptions could result in us taking measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs could be arranged. Such measures could include deferring investments, reducing or eliminating the number of shares redeemed under our share redemption program and reducing or eliminating distributions we make to you.

We believe the risks associated with our business are more severe during periods of economic downturn if these periods are accompanied by declining values in real estate. For example, a prolonged economic downturn could negatively impact our property investments as a result of increased tenant delinquencies and/or defaults under our leases, generally lower demand for rentable space, as well as potential oversupply of rentable space which could lead to increased concessions, tenant improvement expenditures or reduced rental rates to maintain occupancies. Because some of our potential debt investments could consist of mortgages secured by property, these same impacts could also negatively affect the underlying borrowers and collateral of assets that we own.

Declining real estate values would also likely reduce the level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our debt investments in the event of default because the value of our collateral may be insufficient to cover our basis in the investment. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from investments in our portfolio as well as our ability to originate and/or sell loans.

Our operations could be negatively affected to a greater extent if the current economic downturn is prolonged or becomes more severe, which would significantly harm our revenues, results of operations, financial condition, liquidity, business prospects and our ability to make distributions to you.

Yields on and safety of deposits may be lower due to the extensive decline in the financial markets.

Until we invest the proceeds of the offering in additional properties, debt and other investments, we generally plan to hold those funds in permitted investments that are consistent with preservation of liquidity and safety. Subject to applicable REIT rules, the investments include money market funds, bank money market accounts and CDs or other accounts at third-party depository institutions. While we believe the funds are protected based on the quality of the investments and the quality of the institutions that hold our funds, there can be no assurance that continued or unusual declines in the financial markets will not result in a loss of some or all of these funds. In particular, money market funds have recently experienced intense redemption pressure and have had difficulty satisfying redemption requests. As such, we may not be able to access the cash in our money market investments. In addition, cash flows as of December 31, 2010 from these investments are minimal.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

We will seek to diversify our cash and cash equivalents between several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, only insures amounts up to $250,000 per depositor per insured bank. It is likely that we will have cash and cash equivalents and restricted cash deposited in certain financial institutions substantially in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

Terrorist attacks and other acts of violence, civilian unrest or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks and other acts of violence, civilian unrest, or war may negatively affect our operations and your investment. We may acquire real estate assets located in areas that are susceptible to attack. In addition, any kind of terrorist activity or violent criminal acts, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could have a negative effect on our business. These events may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the worldwide financial markets and economy. Increased economic volatility could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Our board of directors determines our major policies and operations which increases the uncertainties faced by you.

Our board of directors determines our major policies, including our policies regarding acquisitions, dispositions, financing, growth, debt capitalization, REIT qualification, redemptions and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board of directors’ broad discretion in setting policies and your inability to exert control over those policies increases the uncertainty and risks you face, especially if our board of directors and you disagree as to what course of action is in your best interests.

Our UPREIT structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our stockholders.

Limited partners in the Operating Partnership have the right to vote on certain amendments to the Operating Partnership Agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with your interests. As general partner of the Operating Partnership, we are obligated to act in a manner that is in the best interests of all partners of the Operating Partnership. Circumstances may arise in the future when the interests of limited partners in the Operating Partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders believe is not in their best interests.

We may acquire co-ownership interests in property that are subject to certain co-ownership agreements which may have an adverse effect on our results of operations, relative to if the co-ownership agreements did not exist.

We may acquire co-ownership interests, especially in connection with the Operating Partnership’s potential private placements, such as tenancy-in-common interests in property, interests in Delaware statutory trusts that own property and/or similar interests, which are subject to certain co-ownership agreements. The co-ownership agreements may limit our ability to encumber, lease, or dispose of our co-ownership interest. Such agreements could affect our ability to turn our investments into cash and could affect cash available for distributions to you. The co-ownership agreements could also impair our ability to take actions that would otherwise be in the best interest of our stockholders and, therefore, may have an adverse effect on our results of operations, relative to if the co-ownership agreements did not exist.

The Operating Partnership’s potential private placements of tenancy-in-common interests in properties, Delaware statutory trust interests and/or similar interests could subject us to liabilities from litigation or otherwise.

The Operating Partnership may offer undivided tenancy-in-common interests in properties, interests in Delaware statutory trusts that own properties and/or similar interests to accredited investors in private placements exempt from registration under the Securities Act of 1933, as amended, or the “Securities Act.” We anticipate that these tenancy-in-common interests, Delaware statutory trust interests and/or similar interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. Additionally, the properties associated with any tenancy-in-common interests, Delaware statutory trust interests and/or similar interests sold to investors pursuant to such private placements are expected to be 100% leased by the Operating Partnership, and such leases would be expected to contain purchase options whereby the Operating Partnership would have the right to acquire the tenancy-in-common interests, Delaware statutory trust interests and/or similar interests from the investors at a later time in exchange for OP Units under Section 721 of the Code. Investors who acquire tenancy-in-common interests, Delaware statutory trust interests and/or similar interests pursuant to such private placements may do so seeking certain tax benefits that depend on the interpretation of, and compliance with, extremely technical tax laws and regulations. As the general partner of the Operating Partnership, we may become subject to liability, from litigation or otherwise, as a result of such transactions, including in the event an investor fails to qualify for any desired tax benefits.

If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership.

If, through joint ventures or other co-ownership arrangements, we invest in a limited partnership entity, then we may acquire all or a portion of our interest in such partnership as a general partner. Such general partner status could expose us to all the liabilities of such partnership. Additionally, we may take a non-managing general partner interest in the limited partnership, which would limit our rights of management or control over the operation of the partnership but would still make us potentially liable for all liabilities of the partnership. Therefore, we may be held responsible for all of the liabilities of an entity in which we do not have full management rights or control, and our liability may be greater than the amount or value of our initial, or then current, investment in the entity.

Maryland law and our organizational documents limit your rights to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify and advance expenses to our directors, our officers, our Advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our officers and directors. As a result, we and our stockholders have more limited rights against these persons than might otherwise exist under common law. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, our Advisor and its affiliates for any liability or loss suffered by them or hold our directors, our Advisor and its affiliates harmless for any liability or loss suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, our Advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from our stockholders.

We may issue preferred stock, additional shares of common stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Holders of our common stock do not have preemptive rights to any shares issued by us in the future. We may issue additional shares of common stock, without stockholder approval, at a price which could dilute the value of existing stockholders’ shares. In addition, we may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of our stockholders’ shares of common stock. This would increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base. Our charter authorizes us to issue 1.2 billion shares of capital stock, of which 1.0 billion shares of capital stock are designated as common stock and 200.0 million shares of capital stock are designated as preferred stock. Our board of directors may amend our charter to increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series that we have authority to issue without stockholder approval. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	A merger, tender offer or proxy contest;

•	The assumption of control by a holder of a large block of our securities; and/or

•	The removal of incumbent management.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that could benefit our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and our stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.”

RISKS RELATED TO INVESTMENTS IN PROPERTY

Changes in global, national, regional or local economic, demographic, political, real estate or capital market conditions may adversely affect our results of operations and returns to you.

We are subject to risks generally incident to the ownership of property including changes in global, national, regional or local economic, demographic, political, real estate, or capital market conditions and other factors particular to the locations of the respective property investments. We are unable to predict future changes in these market conditions. For example, a continuing economic downturn or rise in interest rates could make it more difficult for us to lease properties or dispose of them. In addition, rising interest rates could also make alternative interest bearing and other investments more attractive and, therefore, potentially lower the relative value of our existing real estate investments.

Adverse economic conditions in the regions where our assets are located may adversely affect our levels of occupancy, the terms of our leases, and our ability to lease available areas, which could have an adverse effect on our results of operations.

Our results of operations depend substantially on our ability to lease the areas available in the assets that we own as well as the price at which we lease such space. Adverse conditions in the regions and specific markets where we operate may reduce our ability to lease our properties, reduce occupancy levels, restrict our ability to increase lease prices and force us to lower lease prices and/or offer tenant incentives. Should our assets fail to generate sufficient revenues for us to meet our obligations, our financial condition and results of operations, as well as our ability to make distributions, could be adversely affected. The following factors, among others, may adversely affect the operating performance of our assets:

•	Economic downturn and turmoil in the financial markets may preclude us from leasing our properties or increase the vacancy level of our assets;

•	Periods of increased interest rates could result in a decline in our lease prices or an increase in defaults by tenants;

•	Rising vacancy rates for commercial property, particularly in large metropolitan areas;

•	Our inability to attract and maintain quality tenants;

•	Default or breaches by our tenants of their contractual obligations;

•	Increases in our operating costs, including the need for capital improvements;

•	Increases in the taxes levied on our business; and

•	Regulatory changes affecting the real estate industry, including zoning rules.

We anticipate that our investments in real estate assets will continue to be concentrated in industrial properties, and the demand for industrial space in the U.S. is related to the level of economic activity. Accordingly, reduced economic activity may lead to lower occupancy and/or rental rates for our properties.

If the market for commercial real estate experiences increased vacancy rates, particularly in certain large metropolitan areas, it could result in lower revenues for us.

Over the past few years, the global economic downturn has negatively impacted the commercial real estate market in the U.S., particularly in certain large metropolitan areas, and has resulted in, among other things, increased tenant defaults under leases, generally lower demand for rentable space, and an oversupply of rentable space, all of which could lead to increased concessions, tenant improvement expenditures or reduced rental rates to maintain occupancies. Economic conditions could also adversely affect the financial condition of the tenants that occupy our properties and, as a result, their ability to pay us rents. Although overall vacancy rates have decreased in the past several quarters and the economy is showing signs of recovery, we believe that the risks associated with our business could be more severe if the economy deteriorated further or if commercial real estate values continued to decline. Our revenues will decline and our ability to pay distributions will be negatively impacted if our commercial properties experience higher vacancy rates or decline in value.

Risks related to the development of properties may have an adverse effect on our results of operations and returns to our stockholders.

The risk associated with development and construction activities carried out by real estate companies like ours include, among others, the following:

•	Long periods of time may elapse between the commencement and the completion of our projects;

•	Construction and development costs may exceed original estimates;

•	The developer/builder may be unable to index costs or receivables to inflation indices prevailing in the industry;

•	The level of interest of potential tenants for a recently launched development may be low;

•	There could be delays in obtaining necessary permits;

•	The supply and availability of construction materials and equipment may decrease and the price of construction materials and equipment may increase;

•	Construction and sales may not be completed on time, resulting in a cost increase;

•	It may be difficult to acquire land for new developments or properties;

•	Labor may be in limited availability; and

•	Changes in tax, real estate and zoning laws may be unfavorable to us.

In addition, our reputation and the construction quality of our real estate developments, whether operated individually or through partnerships, may be determining factors for our ability to lease space and grow. The timely delivery of real estate projects and the quality of our developments, however, depend on certain factors beyond our full control, including the quality and timeliness of construction materials delivered to us and the technical capabilities of our contractor. If one or more problems affect our real estate developments, our reputation and future performance may be negatively affected and we may be exposed to civil liability.

Companies in the real estate industry, including us, depend on a variety of factors outside of their control to build, develop and operate real estate projects. These factors include, among others, the availability of market resources for financing, land acquisition and project development. Any scarcity of market resources, including human capital, may decrease our development capacity due to either difficulty in obtaining credit for land acquisition or construction financing or a need to reduce the pace of our growth. The combination of these risks may adversely affect our revenues, results of operations and financial condition.

Delays in the acquisition, development and construction of properties may have adverse effects on portfolio diversification, results of operations, and returns on your investment.

Delays we encounter in the acquisition, development and construction of properties could adversely affect your returns. In particular, the uncertain state of the current credit markets has resulted in generally lower transaction volume in the broader real estate market, in part due to pricing and valuation uncertainties. To the extent that such disruptions and uncertainties continue, we may be delayed in our ability to invest our capital in property investments that meet our acquisition criteria. Such delays would result in our maintaining a relatively higher cash balance than expected, which could have a negative effect on your returns until the capital is invested.

In addition, where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months or longer to complete construction, to rent available space, and for rent payments to commence. Therefore, we may not receive any income from these properties and distributions to you could suffer. Delays in the completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to pay for a property will be based on our projections of rental income and expenses and estimates of the fair market value of the property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Properties that have significant vacancies, especially value-add or other types of discounted real estate assets, may experience delays in leasing up or could be difficult to sell, which could diminish our return on these properties and the return on your investment.

Our investments in value-add properties, such as the Tacoma Distribution Center (as defined below in “Investments in Real Properties, Real Estate Securities and Debt-Related Investments—Completed Real Property Acquisitions”), or other types of discounted properties, may have significant vacancies at the time of acquisition. If vacancies continued for a prolonged period of time beyond the expected lease-up stage that we anticipate will follow any redevelopment or repositioning efforts, we may suffer reduced revenues, resulting in less cash available for distributions to our stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction on the resale value of a property could also reduce the return on your investment.

Changes in supply of or demand for similar properties in a particular area may increase the price of property assets we seek to purchase or adversely affect the value of the properties we own.

The real estate industry is subject to market forces and we are unable to predict certain market changes including changes in supply of or demand for similar properties in a particular area. For example, if demand for the types of property assets in which we seek to invest were to sharply increase or supply of those assets were to sharply decrease, the prices of those assets could rise significantly. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to you. Likewise, a sharp increase in supply could adversely affect lease rates and occupancy, which could result in lower operating results and overall returns to you.

Actions of joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties, including entities that are affiliated with the Advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	The possibility that our venture partner, co-tenant or partner in an investment might become bankrupt or otherwise be unable to meet its capital contribution obligations;

•	That such venture partner, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

•	That such venture partner, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•	That actions by such venture partner could adversely affect our reputation, negatively impacting our ability to conduct business.

Actions by such a joint venture partner or co-tenant, which are generally out of our control, might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns, particularly if the joint venture agreement provides that the joint venture partner is the managing partner or otherwise maintains a controlling interest that could allow it to take actions contrary to our interests.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a venture partner has a right of first refusal to buy out the other partner, it may be unable to finance such a buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in a particular property. In addition, to the extent that our venture partner or co-tenant is an affiliate of the Advisor, certain conflicts of interest will exist. See “Conflicts of Interest—Joint Ventures with Affiliates of the Advisor.”

Properties are illiquid investments and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Properties are illiquid investments and we may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

We may also be required to expend funds to correct defects or to make improvements before a property can be sold. There can be no assurance that we will have funds available to correct such defects or to make such improvements.

In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. All of these provisions would restrict our ability to sell a property.

A property that incurs a vacancy could be difficult to sell or re-lease.

A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. In addition, certain of the properties we acquire may have some level of vacancy at the time of closing. Certain other properties may be specifically suited to the particular needs of a tenant and our property may become vacant. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to you. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the leases of such property.

Our operating expenses may increase in the future and to the extent such increases cannot be passed on to our tenants, our cash flow and our operating results would decrease.

Operating expenses, such as expenses for property and other taxes, fuel, utilities, labor, building materials and insurance are not fixed and may increase in the future. Furthermore, we may not be able to pass these increases on to our tenants. To the extent such increases cannot be passed on to our tenants, any such increases would cause our cash flow and our operating results to decrease.

We compete with numerous other parties or entities for property investments and tenants and may not compete successfully.

We compete with numerous other persons or entities seeking to buy or develop property assets or to attract tenants to properties we already own. These persons or entities may have greater experience and financial strength. There is no assurance that we will be able to acquire or develop property assets or attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Similarly, the opening of new competing assets near the assets that we own may hinder our ability to renew our existing leases or to lease to new tenants, because the proximity of new competitors may divert existing or new tenants to such competitors. Each of these factors may lead to a reduction in our cash flow and operating income and could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

The operating results of the assets that we own may be impacted by our tenants’ financial condition.

Our income is derived primarily from lease payments made by our tenants. As such, our performance is indirectly affected by the financial results of our tenants, as difficulties experienced by our tenants could result in defaults in their obligations to us. Furthermore, certain of our assets may utilize leases with payments directly related to tenant sales, where the amount of rent that we charge a tenant is calculated as a percentage of such tenant’s revenues over a fixed period of time, and a reduction in sales can reduce the amount of the lease payments required to be made to us by tenants leasing space in such assets.

The financial results of our tenants can depend on several factors, including but not limited to the general business environment, interest rates, inflation, the availability of credit, taxation and overall consumer confidence. The present economic downturn can be expected to negatively impact all of these factors, some to a greater degree than others.

In addition, our ability to increase our revenues and operating income partially depends on steady growth of demand for the products and services offered by the tenants located in the assets that we own and manage. A drop in demand, as a result of the current slowdown in the U.S. and global economy or otherwise, could result in a reduction in tenant performance and consequently, adversely affect us.

Lease agreements may have specific provisions that create risks to our business and may adversely affect us.

Our lease agreements are regulated by local, municipal, state and federal laws, which may grant certain rights to tenants, such as the compulsory renewal of their lease by filing lease renewal actions when certain legal conditions are met. A lease renewal action may represent two principal risks for us: if we planned to vacate a given unit in order to change or adapt an asset’s mix of tenants, the tenant could remain in that unit by filing a lease renewal action and interfere with our strategy; and if we desired to increase the lease price for a specific unit, this increase may need to be approved in the course of a lease renewal action, and the final value could be decided at the discretion of a judge. We would then be subject to the court’s interpretation and decision, and could be forced to accept an even lower price for the lease of the unit. The compulsory renewal of our lease agreements and/or the judicial review of our lease prices may adversely affect our cash flow and our operating results.

Certain of our lease agreements may not be “triple net leases,” under which the lessee undertakes to pay all the expenses of maintaining the leased property, including insurance, taxes, utilities and repairs. We will be exposed to higher maintenance, taxes, and property management expenses with respect to all of our leases that are not “triple net.”

We depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

Public utilities, especially those that provide water and electric power, are fundamental for the sound operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow certain tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators, which also could be insufficient to fully operate our facilities and could result in our inability to provide services. Accordingly, any interruption or limitation in the provision of these essential services may adversely affect us.

The real estate industry is subject to extensive regulation, which may result in higher expenses or other negative consequences that could adversely affect us.

Our activities are subject to federal, state and municipal laws, and to regulations, authorizations and license requirements with respect to construction, zoning, use of the soil, environmental protection and historical heritage, lease and condominium, all of which affect our business. We may be required to obtain licenses and permits with different governmental authorities in order to acquire and manage our assets or to carry out our development projects.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Various aspects of the legislation may have a significant impact on our business, including, without limitation, provisions of the legislation that increase regulation of and disclosure requirements related to investment advisors, swap transactions and hedging policies, corporate governance and executive compensation, investor protection and enforcement provisions, and asset-backed securities. We expect that the Dodd-Frank Act, together with the significant rulemaking that it requires, will create a new financial regulatory environment that may significantly increase our costs.

In addition, public authorities may enact new and more stringent standards, or interpret existing laws and regulations in a more restrictive manner, which may force companies in the real estate industry, including us, to spend funds to comply with these new rules. Any such action on the part of public authorities may adversely affect our results from operations.

In the event of noncompliance with such laws, regulations, licenses and authorizations, we may face the payment of fines, project shutdowns, cancellation of licenses, and revocation of authorizations, in addition to other civil and criminal penalties.

Our properties are subject to property and other taxes that may increase in the future, which could adversely affect our cash flow.

Our properties are subject to real and personal property and other taxes that may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. Certain of our leases may provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable governmental authorities. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authorities may place a lien on the property and the property may be subject to a tax sale. In addition, we will generally be responsible for property taxes related to any vacant space.

Uninsured losses or premiums for insurance coverage relating to property may adversely affect our operating results.

We attempt to adequately insure all of our properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Due to the current depressed and volatile market conditions for insurance companies, among others, there may be fewer companies from which to purchase insurance, thereby making insurance more scarce and, when available, more expensive. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we could be held liable for indemnifying possible victims of an accident. There can be no assurance that funding will be available to us for repair or reconstruction of damaged property in the future or for liability payments to accident victims.

Environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, a current or previous owner or operator of property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, natural resources or property damage or other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our stockholders.

Environmental laws in the U.S. also require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, adequately inform or train those who may come into contact with asbestos and undertake special precautions, including removal or other abatement, in the event that asbestos is disturbed during building renovation or demolition. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos. Some of our properties may contain asbestos-containing building materials.

We have, and intend to continue to, invest in properties historically used for industrial, manufacturing and commercial purposes. Some of these properties may contain at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our properties and future property acquisitions may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our properties and future property acquisitions may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will underwrite the costs of environmental investigation, clean-up and monitoring into the cost. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

All of our properties are subject to a Phase I or similar environmental assessment by independent environmental consultants prior to or in connection with our acquisition of such properties. Phase I assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. Phase I assessments generally include a historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey. We cannot give any assurance that an environmental liability that we believe would have a material adverse effect on our business, financial condition or results of operations taken as a whole, will not currently exist at the time of acquisition or may not arise in the future, with respect to any of our properties. Material environmental conditions, liabilities or compliance concerns may arise after an environmental assessment has been completed. Moreover, there can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability; or the then current environmental condition of our properties will not be affected by tenants, by the condition of land or operations in the vicinity of such properties (such as releases from underground storage tanks), or by third parties unrelated to us.

Costs of complying with environmental laws and regulations may adversely affect our income and the cash available for any distributions.

All property and the operations conducted on property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Tenants’ ability to operate and to generate income to pay their lease obligations may be affected by permitting and compliance obligations arising under such laws and regulations. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Leasing properties to tenants that engage in industrial, manufacturing, and commercial activities will cause us to be subject to the risk of liabilities under environmental laws and regulations. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines or damages we must pay will reduce our ability to make distributions.

In addition, changes in these laws and governmental regulations, or their interpretation by agencies or the courts, could occur.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to you.

Investment in properties may also be subject to the Americans with Disabilities Act of 1990, as amended. Under this act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The act’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the act. There can be no assurance that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the act will reduce the amount of cash available for distribution to you.

We may not have funding for future tenant improvements which may adversely affect the value of our assets, our results of operations and returns to you.

If a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. Substantially all of the net proceeds from this offering will be used to acquire property, debt and other investments, and we do not anticipate that we will maintain permanent working capital reserves. We do not currently have an identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. If we do not establish sufficient reserves for working capital or obtain adequate secured financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our properties. If we defer such improvements, the applicable properties may decline in value, and it may be more difficult for us to attract or retain tenants to such properties or the amount of rent we can charge at such properties may decrease. There can be no assurance that we will have any sources of funding available to us for repair or reconstruction of damaged property in the future.

Property investments made outside of the U.S. will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

We may invest outside of the U.S., most likely in Mexico or Canada, to the extent that opportunities exist that may help us meet our investment objectives. To the extent that we invest in property located outside of the U.S., in addition to risks inherent in the investment in real estate generally discussed in this prospectus, we will also be subject to fluctuations in foreign currency exchange rates and the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, currency exchange controls, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden associated with complying with a wide variety of foreign laws. Changes in foreign currency exchange rates may adversely impact the fair values and earnings streams of our international holdings and therefore the returns on our non-dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

RISKS ASSOCIATED WITH DEBT FINANCING

We have, and intend to continue to incur mortgage indebtedness and other borrowings, which may increase our business risks, and could hinder our ability to make distributions to you.

We intend to continue to finance a portion of the purchase price of our investments by borrowing funds. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets, provided that we may exceed this limit if a higher level of borrowing is approved by a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than certain intangibles), valued at cost prior to deducting depreciation or other non-cash reserves, less total liabilities. We may also borrow funds to make distributions, to redeem securities, to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders or for any working capital purposes. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

We may not be able to obtain debt financing necessary to run our business.

We do not anticipate that we will maintain any permanent working capital reserves. Accordingly, we expect to need to borrow capital for acquisitions, the improvement of our properties, and for other purposes. Under current market conditions, we may not be able to borrow all of the funds we may need. If we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new investments to expand our operations will be adversely affected. As a result, we would be less able to achieve our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to you.

Increases in mortgage interest rates and/or unfavorable changes in other financing terms may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to you.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates, increased credit spreads, decreased liquidity or other factors, we may not be able to finance the initial purchase of properties. In addition, when we incur mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher or other financing terms, such as principal amortization, are not as favorable when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and therefore negatively impact our operating results.

Our debt may be subject to the fluctuation of market interest rates such as the London Interbank Offered Rate, or “LIBOR”, Prime rate, and other benchmark rates. Should such interest rates increase, our debt payments may also increase, reducing cash available for distributions. Furthermore, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments. Additionally, as it relates to any retail assets that we may own, an increase in interest rates may negatively impact activity in the consumer market and reduce consumer purchases, which could adversely affect us.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you and to otherwise achieve our objectives.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage property, discontinue insurance coverage, make distributions under certain circumstances or replace the advisor as our Advisor. In addition, loan documents may limit our ability to replace the property manager or terminate certain operating or lease agreements related to the property. Financing agreements may require us to covenant to raise significant new offering proceeds on an ongoing basis. The ability to raise such proceeds depends on the success of our Dealer Manager and on the broker dealers who are selling our shares and is not in our control. Any failure to raise such proceeds could result in a default and the acceleration of the repayment of the debt under such financing agreement. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

We have entered, and may continue to enter into financing arrangements involving balloon payment obligations, which may adversely affect our ability to refinance or sell properties on favorable terms, and to make distributions to you.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity will be uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to you and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

The derivative instruments that we use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We use derivative instruments to hedge exposure to changes in interest rates on certain of our loans secured by our properties, but no hedging strategy can protect us completely. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging of these transactions will not result in losses. Any settlement charges incurred to terminate unused derivative instruments will result in increased interest expense, which may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income tests.

If we enter into financing arrangements that require us to use and pledge offering proceeds to secure and repay such borrowings, such arrangements may adversely affect our ability to make investments and operate our business.

We may enter into financing arrangements that require us to use and pledge future proceeds from this offering or future offerings, if any, to secure and repay such borrowings. Such arrangements may cause us to have less proceeds available to make investments or otherwise operate our business, which may adversely affect our flexibility and our ability to achieve our investment objectives.

RISKS RELATED TO INVESTMENTS IN DEBT

The mortgage loans in which we may invest will be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial mortgage loans are secured by commercial property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, current and potential future capital markets uncertainty, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to you. If current market conditions continue to deteriorate, it is possible that a loan which was adequately secured when it was acquired or originated will not remain adequately collateralized. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process due to, among other things, state statutes and rules governing foreclosure actions and defenses and counterclaims that may be raised by defaulting parties, and therefore such process could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In addition, to the extent we foreclose on a particular property, we could become, as owner of the property, subject to liabilities associated with such property, including liabilities related to taxes and environmental matters.

The mezzanine loans, B-notes, and other junior financings in which we may invest would involve greater risks of loss than senior loans secured by income-producing properties.

We may invest in mezzanine loans, B-notes, and other junior financings that substantially take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or the entity that owns the interest in the entity owning the property. These types of investments involve a higher degree of risk than senior mortgage lending secured by income producing property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a mortgage loan borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. If the borrower defaults on any debt senior to our loan, we may have the right, under certain circumstances, to cure the default by paying off this senior debt; however, we may not have sufficient cash to do so, or we may choose not to pay off such senior debt in order to avoid additional investment exposure to the asset, potentially resulting in the loss of some or all of our investment. If we cure the default by paying off the senior debt and ultimately foreclose on the property, we could become subject to liabilities associated with the property, including liabilities relating to taxes and environmental matters. In addition, mezzanine loans typically have higher overall loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal.

The B-notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B-notes. A B-note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-note holders after payment to the A-note holders. Since each transaction is privately negotiated, B-notes can vary in their structural characteristics and risks. For example, the rights of holders of B-notes to control the process following a borrower default may be limited in certain B-note investments, particularly in situations where the A-note holders have the right to trigger an appraisal process pursuant to which control would shift from the holder of the B-note when it is determined, for instance, that a significant portion of the B-note is unlikely to be recovered. We cannot predict the terms of each B-note investment. Further, B-notes typically are secured by a single property, and, as a result, reflect the increased risks associated with a single property compared to a pool of properties. Our ownership of a B-note with controlling class rights may, in the event the financing fails to perform according to its terms, cause us to elect to pursue our remedies as owner of the B-note, which may include foreclosure on, or modification of, the note or the need to acquire or payoff the A-note. Acquiring or paying off the A-note could require a significant amount of cash, and we may not have sufficient cash to be able to do so.

Bridge loans may involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans, like other loans secured directly or indirectly by property, are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. Any such losses with respect to our investments in bridge loans could have an adverse affect on our results of operations and financial condition.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

Loans we may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect our value.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

The renovation, refurbishment or expansion by a borrower of a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include: environmental risks, permitting risks, other construction risks and subsequent leasing of the property not being completed on schedule or at projected rental rates. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments of interest or principal to us.

To close transactions within a time frame that meets the needs of borrowers of loans we may originate, we may perform underwriting analyses in a very short period of time, which may result in credit decisions based on limited information.

We may gain a competitive advantage by, from time to time, being able to analyze and close debt financing transactions within a very short period of time. Our underwriting guidelines contemplate an analysis of many factors, including the underlying property’s financial performance and condition, geographic market assessment, experience and financial strength of the borrower and future prospects of the property within the market. If we make the decision to extend credit to a borrower prior to the completion of one or more of these analyses, we may fail to identify certain credit risks that we would otherwise have identified.

Interest rate fluctuations and changes in prepayment rates could cause the value of our debt investments to decrease or could reduce our ability to generate income from such investments.

Interest rate risk is the risk that debt investments will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such investments will decline, and vice versa. Accordingly, the yield on our debt investments may be sensitive to changes in prevailing interest rates and corresponding changes in prepayment rates. Therefore, changes in interest rates may affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Interest rate fluctuations could also cause a borrower to prepay a mortgage loan more quickly than we expect, which could lead to our expected return on the investment being adversely affected.

Our debt investments may be considered illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

The debt investments we may make in connection with privately negotiated transactions may not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise registered in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine, B-note and bridge loans we may originate or purchase in the future may be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recovery in the event of a borrower’s default.

Delays in liquidating defaulted loans could reduce our investment returns.

If there are defaults under mortgage or other types of loans that we make, we may not be able to repossess and sell the underlying properties or equity collateral quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor or other borrower, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or other equity collateral or to obtain proceeds sufficient to repay all amounts due to us on the mortgage or other type of loan.

We may make investments in non-U.S. dollar denominated debt, which will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

Some of our debt related investments may be denominated in foreign currencies and, therefore, we expect to have currency risk exposure to any such foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations. To the extent that we invest in non-U.S. dollar denominated debt investments, in addition to risks inherent in debt investments as generally discussed in this prospectus, we will also be subject to risks associated with the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, currency exchange controls, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden of complying with a wide variety of foreign laws.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such debtors.

The success of our real estate-related investments will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses. In the event of a debtor default or bankruptcy, we may experience delays in enforcing our rights as a creditor, and such rights may be subordinated to the rights of other creditors. These events could negatively affect the cash available for distribution to our stockholders.

We may invest in real estate-related preferred equity securities, which may involve a greater risk of loss than traditional debt financing.

We may invest in real estate-related preferred equity securities, which are currently volatile and which securities may involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to traditional loans and are not secured. Furthermore, should the issuer default on our investment, we would only be able to proceed against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some or all of our investment. Since there may be a number of debt obligations that have priority over our preferred stock investment, any determination by us to cure defaults could be costly and we may not have the cash to be able to do so. If we become the equity owner of the issuer, we would be responsible for other liabilities of the issuer, including liabilities relating to taxes and environmental matters.

RISKS RELATED TO INVESTMENTS IN REAL ESTATE-RELATED ENTITIES

Investments in securities of real estate-related entities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated securities of real estate-related entities.

We may invest in debt or equity securities of both publicly traded and private real estate-related entities (including preferred equity securities having some of the same characteristics as debt). Our investments in such securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of such securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus.

Equity securities of real estate-related entities are typically unsecured and subordinated to other obligations of the issuer. Investments in such equity securities are subject to risks of: limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities; substantial market price volatility in the case of traded equity securities; subordination to the debt and other liabilities of the issuer, in situations in which we buy equity securities; the possibility that earnings of the issuer may be insufficient to meet its debt service and other obligations and, therefore, to make payments to us on any debt securities we may purchase or to make distributions to us on any equity securities we may purchase; and the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding equity securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

RISKS RELATED TO THE ADVISOR AND ITS AFFILIATES

Our Advisor’s management personnel, other employees and affiliates face conflicts of interest relating to time management and there can be no assurance that the Advisor’s management personnel, other employees and affiliates will devote adequate time to our business activities or that the Advisor will be able to hire adequate additional employees.

All of the Advisor’s management personnel, other employees, affiliates and related parties may also provide services to other Sponsor affiliated entities, including, but not limited to, Total Realty Trust and the Fundcore Funds. We are not able to estimate the amount of time that such management personnel, other employees, affiliates and related parties will devote to our business. As a result, the Advisor’s management personnel, other employees, affiliates and related parties may have conflicts of interest in allocating their time between our business and their other activities, which may include advising and managing various other real estate programs and ventures, which may be numerous and may change as programs are closed or new programs are formed. During times of significant activity in other programs and ventures, the time they devote to our business may decline. We expect that as our investment activities expand, the Advisor will attempt to hire additional employees; however, there can be no assurance that the Advisor’s affiliates and related parties will devote adequate time to our business activities or that the Advisor will be able to hire adequate additional employees.

The Advisor and its affiliates, including our officers and some of our directors, face conflicts of interest caused by compensation arrangements with us, other Sponsor affiliated entities and joint venture partners or co-owners, which could result in actions that are not in your best interests.

The Advisor and its affiliates receive substantial fees from us in return for their services and these fees could influence the Advisor’s advice to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	Public offerings of equity by us, which allow the Dealer Manager to earn additional dealer manager fees and the Advisor to earn increased acquisition fees and asset management fees;

•	Property sales, which allow the Advisor to earn additional asset management fees, distributions from sales and possibly additional real estate sales commissions;

•	Property acquisitions from third parties or Sponsor affiliated entities, which may allow the Advisor or its affiliates to earn additional acquisition, asset management and other fees; and

•	Investment opportunities, which may result in more compensation to Sponsor affiliated entities if allocated to other programs or business ventures instead of us.

Further, our Advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee. Similarly, our Advisor has incentives to recommend that we purchase properties using debt financing since the acquisition fees and asset management fees that we pay to the Advisor will increase if we use debt financing in connection with the acquisition of properties. Certain potential acquisition fees and asset management fees paid to the Advisor and management and leasing fees paid to the Property Manager would be paid irrespective of the quality of the underlying real estate or property management services during the term of the related agreement. As a component of the asset management fee, our Advisor is also entitled to a fee equal to a percentage of the sales price of a property upon its sale. This fee may incentivize the Advisor to recommend the sale of a property or properties that may not be in our best interests at the time. In addition, the premature sale of an asset may add concentration risk to the portfolio or may be at a price lower than if we held the property. Moreover, the Advisor has considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. The Advisor may also receive fees from our joint venture partners or co-owners of our properties. In evaluating investments and other management strategies, the opportunity to earn these fees may lead the Advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as preservation of capital, in order to achieve higher short-term compensation. Considerations relating to our affiliates’ compensation from us, other Sponsor affiliated entities and other business ventures could result in decisions that are not in your best interests, which could hurt our ability to pay you distributions or result in a decline in the value of your investment. See “The Advisor and the Advisory Agreement—Management Compensation.” Conflicts of interest such as those described above have contributed to stockholder litigation against certain other externally managed REITs that are not affiliated with us.

The time and resources that Sponsor affiliated entities devote to us may be diverted and we may face additional competition due to the fact that Sponsor affiliated entities are not prohibited from raising money for another entity that makes the same types of investments that we target.

Sponsor affiliated entities are not prohibited from raising money for another investment entity that makes the same types of investments as those we target. As a result, the time and resources they could devote to us may be diverted. For example, the Dealer Manager is currently involved in one other public offering for a Sponsor affiliated entity. In addition, we may compete with other entities affiliated with direct or indirect owners of our Sponsor, including, but not limited to, Total Realty Trust, and the Fundcore Funds, for the same investors and investment opportunities.

We may co-invest or joint venture an investment with a Sponsor affiliated entity.

We may also co-invest or joint venture with other Sponsor affiliated entities. Even though all such co-investments will be subject to approval by a majority of our board of directors, including a majority of our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party. In addition, we may share control with or cede control of the venture to the Sponsor affiliated entity and decisions could be made that are not in our best interests.

We may purchase real estate assets from affiliates or other related entities of the Advisor; as a result, in any such transaction, we may not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

We may purchase assets from affiliates or other related entities of the Advisor that they currently own or hereafter acquire from third parties. The Advisor may also cause us to enter into a joint venture with its affiliates or to dispose of an interest in a property to its affiliates. We may also purchase properties developed and completed by affiliates of the Advisor or provide loans for the development of properties being developed by affiliates of the Advisor. The Advisor and/or its management team could experience a conflict in representing our interests in these transactions. In any such transaction, we will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties and may receive terms that are less beneficial to us than if such transactions were with a third party.

We depend on the Advisor and its key personnel; if any of such key personnel were to cease employment with the Advisor, our business could suffer.

Our ability to make distributions and achieve our investment objectives is dependent upon the performance of the Advisor in the acquisition, disposition and management of our investments, the selection of tenants for our properties, the determination of any financing arrangements and other factors. In addition, our success depends to a significant degree upon the continued contributions of certain of the Advisor’s key personnel, including, in alphabetical order, John Blumberg, Anne DeMarco, David Fazekas, Andrea Karp, Thomas McGonagle, Dwight Merriman III, Lainie Minnick, James Mulvihill, Scott Recknor, Gary Reiff, Randy Resley, Peter Vanderburg, J.R. Wetzel, Joshua Widoff and Evan Zucker, each of whom would be difficult to replace. We currently do not have, nor do we expect to obtain, key man life insurance on any of the Advisor’s key personnel. If the Advisor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

The fees we pay to affiliates in connection with this offering and the operation of our business and the acquisition, management and disposition of our investments were not determined on an arm’s length basis and therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

Substantial fees will be paid to the Advisor, the Dealer Manager and other affiliates for services they provide to us in connection with this offering and the operation of our business and the acquisition, management and disposition of our investments. None of these arrangements were determined on an arm’s length basis. As a result, the fees have been determined without the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. See “Management Compensation.”

As of December 31, 2010, we had paid, in the aggregate, $20.9 million to the Advisor, the Dealer Manager, and other affiliates, which was comprised of approximately $9.6 million of sales commissions, of which a substantial portion was reallowed to third parties, $3.8 million of dealer manager fees, $4.2 million of acquisition fees, $0.3 million of asset management fees, $2.6 million of organization and offering expenses, and $0.4 million of other expenses. As of December 31, 2010, the amount due to affiliates was $6.9 million, which related to unreimbursed fees and expenses incurred by certain affiliates.

We compete with other Sponsor affiliated entities for opportunities to acquire or sell investments, and for tenants, which may have an adverse impact on our operations.

We compete with other Sponsor affiliated entities, and with other entities that Sponsor affiliated entities may advise or own interests in, whether existing or created in the future, for opportunities to acquire, finance or sell certain types of properties. We may also buy, finance or sell properties at the same time as other Sponsor affiliated entities are buying, financing or selling properties. In this regard, there is a risk that the Advisor will purchase a property that provides lower returns to us than a property purchased by another Sponsor affiliated entity. Certain of our affiliates own and/or manage properties in geographical areas in which we currently own and expect to own properties. Therefore, our properties may compete for tenants with other properties owned and/or managed by other Sponsor affiliated entities. The Advisor may face conflicts of interest when evaluating tenant leasing opportunities for our properties and other properties owned and/or managed by Sponsor affiliated entities and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.

Sponsor affiliated entities may have, and additional entities (including those that may be advised by Sponsor affiliated entities or in which Sponsor affiliated entities own interests) may be given, priority over us with respect to the acquisition of certain types of investments. As a result of our potential competition with these entities, certain investment opportunities that would otherwise be available to us may not in fact be available. For example, in the event there are investments that are equally suitable for both Total Realty Trust and us, we will have priority to acquire or invest in (a) industrial properties located in the U.S. or Mexico or (b) debt investments related to industrial properties located in the U.S. or Mexico if such debt is intended to provide us with the opportunity to acquire the equity ownership in the underlying industrial asset, and Total Realty Trust will have priority for all other real estate or debt investment opportunities. One of our independent directors, Mr. Charles Duke, is also an independent director for Total Realty Trust and currently holds options to purchase 30,000 shares of common stock of Total Realty Trust. If there are any transactions or policies affecting us and Total Realty Trust, Mr. Duke will recuse himself from making any such decisions for as long as he holds both positions. It is also anticipated that the Fundcore Funds will have priority over us in making debt investments that are equally suitable for us and such Fundcore Funds, including debt investments related to industrial properties. This competition may also result in conflicts of interest that are not resolved in our favor. See “Conflicts of Interest” for a discussion of the other activities and real estate interests of the Advisor’s affiliates.

If we invest a percentage of the net proceeds of this offering in joint venture or co-ownership arrangements with the Advisor or its affiliates, they may retain significant control over our investments even if our independent directors terminate our Advisor.

While a majority of our independent directors may terminate our Advisor upon 60 days’ written notice, our ability to remove co-general partners or advisors to any entities in which the Advisor or its affiliates serve in such capacities and in which we may serve as general partner or manager is limited. As a result, if we invest a percentage of the net proceed from this offering in such joint-venture or co-ownership arrangements, an affiliate of the Advisor may continue to maintain a substantial degree of control over our investments despite the termination of our Advisor.

RISKS RELATED TO OUR TAXATION AS A REIT

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We believe we have operated in such a manner as to qualify, and we intend to elect to be treated, as a REIT for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2010. Although we do not intend to request a ruling from the Internal Revenue Service, or “IRS”, as to our REIT status, we have received the opinion of our special U.S. federal income tax counsel, Greenberg Traurig, LLP, with respect to our qualification as a REIT. This opinion has been issued in connection with this offering. Investors should be aware, however, that opinions of counsel are not binding on the IRS or on any court. The opinion of Greenberg Traurig, LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. Greenberg Traurig, LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Greenberg Traurig LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of that qualification. See “Material U.S. Federal Income Tax Considerations—Taxation of Our Company.”

If we were to fail to qualify as a REIT for any taxable year, we would be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we believe we have operated in such a manner as to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine that it is no longer in our best interest to continue to be qualified as a REIT and recommend that we revoke our REIT election.

We believe that the Operating Partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the IRS successfully determines that the Operating Partnership should be treated as a corporation, the Operating Partnership would be required to pay U.S. federal income tax at corporate rates on its net income, its partners would be treated as stockholders of the Operating Partnership and distributions to partners would constitute distributions that would not be deductible in computing the Operating Partnership’s taxable income. In addition, we could fail to qualify as a REIT, with the resulting consequences described above. See “Material U.S. Federal Income Tax Considerations—Tax Aspects of Our Investments in Our Operating Partnership—Classification as a Partnership.”

To qualify as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds or sell assets to fund these distributions. Although we intend to continue to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute, it is possible that we might not always be able to do so.

From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. If we do not have other funds available in these situations, we could be required to borrow funds on unfavorable terms, sell investments at disadvantageous prices or distribute amounts that would otherwise be invested in future acquisitions to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect our value.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase properties and lease them back to the sellers of such properties. While we will use commercially reasonable efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, there can be no assurance that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests,” the “income tests” or the “distribution requirements” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

Our stockholders who elect to participate in the distribution reinvestment plan, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. As a result, if you are not a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

Tax legislation enacted in 2003, as amended, and subsequently extended in December 2010, generally reduces the maximum U.S. federal income tax rate for distributions payable by corporations to domestic stockholders that are individuals, trusts or estates to 15% through 2012. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock. See “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.”

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any U.S. federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•

Part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•

Part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

•

Part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

See “Material U.S. Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Investments in other REITs and real estate partnerships could subject us to the tax risks associated with the tax status of such entities.

We may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity’s ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to forego attractive investments. We also may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investments (other than governmental securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. See “Material U.S. Federal Income Tax Considerations—Requirements For Qualification—Asset Tests.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

The stock ownership limit imposed by the Code for REITs and our charter may restrict our business combination opportunities.

To qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after our first year in which we qualify as a REIT. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable to preserve our qualification as a REIT. Unless an exemption is granted by our board of directors, no person (as defined to include entities) may own more than 9.8% in value of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our common stock following the completion of this offering. In addition, our charter will generally prohibit beneficial or constructive ownership of shares of our capital stock by any person that owns, actually or constructively, an interest in any of our tenants that would cause us to own, actually or constructively, 10% or more of any of our tenants. Our board of directors may grant an exemption in its sole discretion, subject to such conditions, representations and undertakings as it may determine. These ownership limitations in our charter are common in REIT charters and are intended, among other purposes, to assist us in complying with the tax law requirements and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent, however, that any such loans do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

Liquidation of assets may jeopardize our REIT status.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect us or our investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the U.S. federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and may take effect retroactively, and there can be no assurance that any such changes will not adversely affect how we are taxed or the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Recharacterization of transactions related to potential private placements by the Operating Partnership could result in a 100% tax on income from prohibited transactions, which would diminish our cash distributions to our stockholders.

The IRS could recharacterize transactions related to private placements by the Operating Partnership such that the Operating Partnership could be treated as the bona fide owner, for tax purposes, of properties acquired and resold by the entity established to facilitate the transaction. Such recharacterization could result in the income realized on these transactions by the Operating Partnership being treated as gain on the sale of property that is held as inventory or otherwise held primarily for the sale to customers in the ordinary course of business. In such event, such gain would constitute income from a prohibited transaction and would be subject to a 100% tax. If this occurs, our ability to pay cash distributions to our stockholders will be adversely affected.

Qualifying as a REIT involves highly technical and complex provisions of the Code.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

Foreign investors may be subject to FIRPTA on the sale of common stock if we are unable to qualify as a domestically controlled REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as the Foreign Investment in Real Property Tax Act, or “FIRPTA”, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. There can be no assurance that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than five percent of the value of our outstanding common stock. We are not currently traded on an established securities market. See “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders—Dispositions.”

We may enter into certain hedging transactions which may have a potential impact on our REIT status.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate and/or foreign currency swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to continue to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

INVESTMENT COMPANY RISKS

We are not registered as an investment company under the Investment Company Act, and therefore we will not be subject to the requirements imposed on an investment company by the Investment Company Act which may limit or otherwise affect our investment choices.

The Company, the Operating Partnership, and our subsidiaries intend to conduct our businesses so that we are not required to register as “investment companies” under the Investment Company Act. We expect that the focus of our activities will involve investments in real estate, buildings, and other assets that can be referred to as “sticks and bricks.” We also may invest in other real estate investments, such as real estate-related securities, and will otherwise be considered to be in the real estate business.

Companies subject to the Investment Company Act are required to comply with a variety of substantive requirements such as requirements relating to:

•	Limitations on the capital structure of the entity;

•	Restrictions on certain investments;

•	Prohibitions on transactions with affiliated entities; and

•	Public reporting disclosures, record keeping, voting procedures, proxy disclosure and similar corporate governance rules and regulations.

These and other requirements are intended to provide benefits or protections to security holders of investment companies. Because we and our subsidiaries do not expect to be subject to these requirements, you will not be entitled to these benefits or protections. It is our policy to operate in a manner that will not require us to register as an investment company, and we do not expect to register as an “investment company” under the Investment Company Act.

Whether a company is an investment company can involve analysis of complex laws, regulations and Commission staff interpretations. The Company and the Operating Partnership intend to conduct operations so as not to become subject to regulation as an investment company under the Investment Company Act. The securities issued by any subsidiary that is excepted from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities its parent may own, may not have a combined value in excess of 40% of the value of the parent entity’s total assets on an unconsolidated basis (which we refer to as the 40% test). We do not expect that we, the Operating Partnership, or other subsidiaries will be an investment company because, if we have any securities that are considered to be investment securities because the issuing entity relies upon Section 3(c)(1) or 3(c)(7), then we will seek to assure that holdings of investment securities in any entity will not exceed 40% of the total assets of that entity as defined in the Investment Company Act. In order to operate in compliance with that standard, each entity may be required to conduct its business in a manner that takes account of these provisions. We, our Operating Partnership, or a subsidiary could be unable to sell assets we would otherwise want to sell or we may need to sell assets we would otherwise wish to retain. In addition, we may also have to forgo opportunities to acquire certain investments or interests in companies or entities that we would otherwise want to acquire, or acquire assets we might otherwise not select for purchase.

Certain of the subsidiaries that we may form in the future could seek to rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of that Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of our subsidiaries’ portfolios must be comprised of qualifying assets and at least 80% of each of their total portfolios of assets must be comprised of a combination of qualifying assets and other real estate-related assets under the Investment Company Act, and no more than 20% may be comprised of assets that are not real estate -related assets. Qualifying assets for this purpose include mortgage loans and other assets that the Commission staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the Investment Company Act. We intend to treat as real estate-related assets that do not qualify for treatment as qualifying assets any securities of companies primarily engaged in real estate businesses that are not within the scope of Commission staff policies regarding qualifying assets. In order to assure that the composition of assets of an entity meets the required standard, an entity may have to buy, hold, or sell an asset that it might otherwise prefer not to buy, sell, or hold at that time.

There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including actions by the Division of Investment Management of the Commission providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. To the extent that the Commission staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the Commission staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Even if some interests in other entities were deemed to be investment securities, so long as investment securities do not comprise more than 40% of an entity’s assets, the entity will not be required to register as an investment company. If an entity held investment securities and the value of these securities exceeded 40% of the value of its total assets, and no exemption from registration was available, then that entity might be required to register as an investment company. If we own assets that qualify as “investment securities” as such term is defined under the Investment Company Act and the value of such assets exceeds 40% of the value of our total assets, we could be deemed to be an investment company. In that case we would have to qualify for an exemption from registration as an investment company in order to operate without registering as an investment company.

If the Company or the Operating Partnership is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.

We are not registered nor are we required to register as an investment company. If we did become an investment company, we might be required to revise some of our current policies, or substantially restructure our business, to comply with the Investment Company Act. This would require us to incur the expense and delay of holding a stockholder meeting to vote on proposals for such changes. If we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, some of our contracts might be unenforceable, unless a court were to direct enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

ERISA RISKS

If our assets are deemed to be Employee Retirement Income Security Act of 1974, as Amended, or “ERISA”, plan assets, the Advisor and we may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. We believe that our assets should not be treated as plan assets because the shares should qualify as “publicly-offered securities” that are exempt from the look-through rules under applicable Treasury Regulations. We note, however, that because certain limitations are imposed upon the transferability of shares so that we may qualify as a REIT, and perhaps for other reasons, it is possible that this exemption may not apply. If that is the case, and if the Advisor or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance.

See “ERISA Considerations” for a more complete discussion of the foregoing issues and other risks associated with an investment in shares of our common stock by retirement plans.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•

Our ability to raise substantially more than the minimum offering amount and effectively deploy the proceeds raised in our initial public offering in accordance with our investment strategy and objectives;

•	The availability of cash flow from operating activities for distributions and capital expenditures;

•	Continued or worsening difficulties in economic conditions generally and the real estate and securities markets specifically;

•	Legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	The availability of capital;

•	Conflicts of interest arising out of our relationships with the Sponsor, the Advisor and their affiliates;

•	Increases in interest rates;

•	Changes to U.S. GAAP; and

•	Our ability to qualify as a REIT.

Any of the assumptions underlying forward-looking statements could be inaccurate. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimate of how we intend to use the gross and net proceeds from this offering assuming that we sell specified numbers of shares pursuant to the primary offering and the distribution reinvestment plan, which we refer to in this section as our “DRIP offering.” However, the number of shares of our common stock to be offered, including the number of shares of our common stock to be offered pursuant to the DRIP offering, and other terms of any offering under this prospectus, may vary from these assumptions. Shares of our common stock in the primary offering are being offered to the public on a best efforts basis at $10.00 per share and issued pursuant to the DRIP offering at $9.50 per share. As a result, the allocation of shares of our common stock sold pursuant to the primary offering and pursuant to the DRIP offering will affect the gross proceeds, net proceeds and amount invested.

The amounts in this table assume that the full dealer manager fee and sales commission are paid on all shares of our common stock offered in our primary offering to the public on a best efforts basis. The sales commission and, in some cases, all or a portion of the dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying the sales commission, the dealer manager fee and the organization and offering expense reimbursement, we will use the net proceeds of the offering to acquire property, debt and other investments and to pay the fees set forth in the table below. Because amounts in the following table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (i) the minimum offering of $2.0 million in shares pursuant to our primary offering, (ii) the maximum offering of $1.5 billion in shares pursuant to our primary offering, (iii) the maximum offering of $500.0 million in shares pursuant to our DRIP offering, and (iv) the maximum offering of $2.0 billion in shares (including $1.5 billion in shares pursuant to our primary offering and $500.0 million in shares pursuant to our DRIP offering). We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our DRIP offering. The figures set forth below cannot be precisely calculated at this time and will depend on a number of factors, including, but not limited to, rates of reinvestment pursuant to the DRIP offering and any potential reallocation of shares between the primary offering and the DRIP offering. Therefore, we cannot accurately predict the net proceeds we will realize from a combination of the offerings. The following table is presented solely for informational purposes.

	Minimum Primary Offering (No DRIP Shares) (1)		Maximum Primary Offering (No DRIP Shares)		Offering of $500,000,000 in DRIP Shares		Maximum Primary Offering Plus Offering of $500,000,000 in DRIP Shares
	Amount	%	Amount	%	Amount	%	Amount	%
Gross Proceeds	$2,000,000	100.0%	$1,500,000,000	100.0%	$500,000,000	100.0%	$2,000,000,000	100.0%
Less:
Sales Commissions (2)	140,000	7.0%	105,000,000	7.0%	—	0.0%	105,000,000	5.3%
Dealer Manager Fee (2)	50,000	2.5%	37,500,000	2.5%	—	0.0%	37,500,000	1.9%
Organization and Offering Expense Reimbursement: (3)
Underwriting Compensation (4)	10,000	0.5%	7,500,000	0.5%	—	0.0%	7,500,000	0.4%
Other Organization and Offering Expenses (5)	25,000	1.3%	18,750,000	1.3%	8,750,000	1.8%	27,500,000	1.4%

Net Proceeds /Amount Available for Investments (6)(7)	1,775,000	88.8%	1,331,250,000	88.8%	491,250,000	98.3%	1,822,500,000	91.1%
Less:
Acquisition Fees (8)(9)(13)	35,500	1.8%	18,312,500	1.2%	4,912,500	1.0%	23,225,000	1.2%
Working Capital Reserve (10)	—	0.0%	—	0.0%	—	0.0%	—	0.0%

Estimated Amount to be Invested (6)(9)(11)(12)	$1,739,500	87.0%	$1,312,937,500	87.5%	$486,337,500	97.3%	$1,799,275,000	90.0%

(1)

On March 31, 2010, we had satisfied the minimum offering requirements and broke escrow. As of March 25, 2011, we had raised gross proceeds of $255.8 million from the sale of 25.8 million of our common shares in this offering, including $1.5 million from the sale of approximately 155,000 of our common shares issued through our distribution reinvestment plan.

(2)

The purchase price for shares of our common stock sold in the primary offering includes a sales commission equal to 7.0% of gross offering proceeds (which commissions may be reduced under certain circumstances for volume or other discounts) and a dealer manager fee equal to 2.5% of gross offering proceeds, both of which will be payable to the Dealer Manager. The Dealer Manager, in its sole discretion, may reallow all or a portion of the sales commission attributable to the shares of our common stock sold by other broker dealers participating in this offering to them and may also reallow a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursement will be based on such factors as the number of shares of our common stock sold by participating broker dealers and the assistance of such participating broker dealers in marketing the offering. The Advisor may pay up to $7.5 million (or 0.5% of the gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering) to the Dealer Manager and participating broker dealers on a non-accountable basis for their out-of-pocket expenses related to the distribution of the offering and as a marketing support fee, which payment is considered to be additional underwriting compensation. The maximum compensation payable to members of the Financial Industry Regulatory Authority, which we refer to as “FINRA,” participating in this offering will not exceed 10.0% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering. The sales commission and dealer manager fee are not paid in connection with sales pursuant to our DRIP offering. Thus, the sales commission and dealer manager fee are calculated only on amounts sold in the primary offering.

(3)

The Advisor or an affiliate of the Advisor will be responsible for the payment of our cumulative organization and offering expenses, other than the sales commission and the dealer manager fee, to the extent the total of such cumulative expenses exceed the 1.75% organization and offering expense reimbursement, without recourse against or reimbursement by us.

(4)

Organization and offering expenses of $7.5 million (or 0.5% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering) are anticipated to be used for non-accountable expense reimbursement of cumulative organization and offering expenses which may be deemed to be additional underwriting compensation pursuant to FINRA Rule 2310. To the extent that not all of the $7.5 million is used as a reimbursement of underwriting expenses or other organization and offering expenses, any such remaining amounts will be available to us for other purposes. The non-accountable expense reimbursement of cumulative organization and offering expenses which may be deemed to be additional underwriting compensation pursuant to FINRA Rule 2310 is not paid in connection with sales pursuant to our DRIP offering. Thus, the non-accountable expense reimbursement of cumulative organization and offering expenses which may be deemed to be additional underwriting compensation pursuant to FINRA Rule 2310 is calculated only on amounts sold in the primary offering.

(5)	Other organization and offering expenses consist of, among other items, the cumulative cost of actual legal, accounting, printing and other issuer offering expenses.
(6)

Until substantially all of the net offering proceeds are invested in connection with the acquisition and development of real properties and the acquisition of debt and other investments, substantially all of the net offering proceeds and any working capital reserves may be invested in short-term, highly liquid investments including but not limited to money market funds, government obligations, bank certificates of deposit, short-term debt obligations, and interest bearing accounts. The number of real properties we are able to acquire or develop and the amount of debt and other investments which we are able to make will depend on several factors, including the amount of capital raised in this offering, the extent to which proceeds from the DRIP offering are used to redeem shares under our share redemption program, whether we use offering proceeds to make distributions, the extent to which we incur debt or issue OP Units in order to acquire or develop real properties and the terms of such debt and the purchase price of the real properties we acquire or develop and the debt and other investments we make. We are not able to estimate the number of real properties we may acquire or develop or the number of debt and other investments we may make assuming the sale of any particular number of shares of our common stock. However, in general we expect that the concentration risk of our portfolio of investments will be inversely related to the number of shares of our common stock sold in this offering.

(7)

Proceeds from this offering will no longer be used to fund distributions. The aggregate cash distributions for the first and second quarters of 2010 totaled $121,120 and were funded through offering proceeds. No other cash distributions have been funded through offering proceeds.

(8)

Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with (i) the purchase, whether directly or indirectly, or the development or construction of real properties or (ii) the origination or acquisition of debt or other investments. We pay acquisition fees to the Advisor in connection with the acquisition, development or construction of real properties. For each real property acquired in the operational stage, the acquisition fee is an amount equal to 2.0% of the purchase price of the property (or our proportional interest therein), until such time as we have invested an aggregate amount of $500.0 million in properties acquired in the operational stage, at which time the acquisition fee will be reduced to 1.0% of the total purchase price of the properties acquired thereafter (or our proportional interest therein), including in all instances real property held in joint ventures or co-ownership arrangements. For each real property acquired prior to or during the development or construction stage, the acquisition fee will equal up to 4.0% of total project cost (including debt, whether borrowed or assumed); provided, however, that we will only pay such a fee to our Advisor if the Advisor provides, directly or indirectly, the development services. The Advisor is also entitled to receive acquisition fees of (i) 1.0% of our proportionate share of the purchase price of the property owned by any real estate-related entity in which we acquire a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP, and (ii) 1.0% of the purchase price in connection with the acquisition of an interest in any other real estate-related entity. Additionally, the Advisor is entitled to receive an acquisition fee of 1.0% of the purchase price, including any third-party expenses related to such investment, to acquire or originate any type of debt investment or other investment.

(9)

The amounts in this table assume (a) that all real properties acquired are in the operational stage, (b) there is zero leverage in the portfolio and (c) the proceeds from this offering are fully invested. These assumptions may change due to different factors including changes in the allocation of shares between the primary offering and the DRIP offering. In the event we incur debt or issue new shares of our common stock outside of this offering or interests in the Operating Partnership in order to acquire investments, then the acquisition fees and amounts used to acquire investments could exceed the amounts stated above. For illustrative purposes: (a) assuming we raise the maximum $2.0 billion pursuant to this offering, we only acquire direct real estate, and all of our real estate investments are 75% leveraged at the time we acquire them, the total acquisition fees payable will be $77.9 million or approximately 3.9% of gross proceeds;

and (b) assuming we raise the maximum $2.0 billion pursuant to this offering, 20% of our investments are in the development or construction phase, and all of our real estate investments are 75% leveraged at the time we acquire them, the total acquisition fees payable will be $121.6 million or approximately 6.1% of gross proceeds. Some of these fees may be payable out of the proceeds of such borrowings. In addition, if we were unable to fully invest the proceeds from this offering, or if more or less of these proceeds were invested in properties in the development or construction stage or in entities in which we acquire interests, then these amounts could change.

(10)

We do not anticipate that a permanent reserve for maintenance and repairs of real properties will be established. However, to the extent that we have insufficient funds for such purposes, we may apply an amount of up to 1.0% of gross offering proceeds for maintenance and repairs of real properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating real properties or out of net sale proceeds in non-liquidating sale transactions.

(11)

Includes amounts anticipated to be invested in real properties, including other third party acquisition expenses that are included in the total acquisition costs of the real properties acquired, which are expensed. For real properties that are not acquired these costs are also expensed. Third party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential acquisitions regardless of whether the real property is actually acquired. Acquisition expenses as a percentage of a real property’s purchase price vary. However, in no event will total acquisition fees and acquisition expenses on real property, debt investments and other investments, including acquisition expenses on such investments which are not acquired, exceed 6.0% of the purchase price or total project cost of such investments, as applicable (including debt, whether borrowed or assumed), unless a majority of the directors, including a majority of the independent directors, approves fees and expenses in excess of these limits in accordance with our charter. The payment of acquisition expenses will reduce the proceeds available for investment.

(12)

Includes amounts anticipated to be invested in securities of real estate-related entities and/or debt, including any transaction costs involved in acquiring and/or originating such securities and/or debt.

(13)

For purposes of this table it is assumed that the proceeds from the DRIP offering are received and deployed following the receipt and deployment of proceeds from the sale of primary shares. Therefore the applicable acquisition fee for real properties acquired in their operational stage with DRIP proceeds, as assumed in this table, is 1.0% of the purchase price of the property.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Objectives

Our primary investment objectives include the following:

•	Preserving and protecting our stockholders’ capital contributions;

•	Providing current income to our stockholders in the form of regular cash distributions; and

•	Realizing capital appreciation through the potential sale of our assets or other Liquidity Event.

We cannot assure you that we will attain our investment objectives. Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our charter is amended, which requires the approval of our stockholders.

We will supplement this prospectus during the offering period in connection with the acquisition of any material investments.

Investment Strategy

We intend to continue to focus our investment activities on, and use the proceeds of this offering principally to build a national industrial platform which includes the acquisition, development and/or financing of income producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate tenants. In general, our investment strategy adheres to the following core principles:

•

Careful selection of target markets and submarkets, with an intent to overweight locations with high barriers to entry, close proximity to large demographic bases and/or access to major distribution hubs;

•	Primary focus on generic bulk distribution and light industrial facilities;

•	Achievement of portfolio diversification in terms of markets, tenants, industry exposure and lease rollovers; and

•	Emphasis on a mix of creditworthy national, regional and local tenants.

Although our investment activities are currently focused primarily on distribution warehouses and other industrial properties, our charter and bylaws do not preclude us from investing in other types of commercial property or real estate-related debt. Our investment in any distribution warehouse, other industrial property, or other property type will be based upon the best interests of our company and our stockholders as determined by the Advisor and our board of directors. Real estate assets in which we may invest may be acquired either directly by us or through joint ventures or other co-ownership arrangements with affiliated or unaffiliated third parties, and may include (i) equity investments in commercial real property, (ii) mortgage, mezzanine, construction, bridge and other loans related to real estate and (iii) investments in other real estate-related entities, including REITs, private real estate funds, real estate management companies, real estate development companies and debt funds, both foreign and domestic.

Target Market and Submarket Selection

We intend to continue to build a portfolio of industrial properties that overweight markets that favor on-going and growing demand for industrial warehousing and distribution. Such markets have characteristics such as high barriers to entry, proximity to a large demographic base, and/or access to major distribution hubs.

High barriers to entry: Target markets including Southern California, New York/New Jersey, and the San Francisco Bay Area have high land costs and fewer opportunities for additional development.

Proximity to a large demographic base: Target markets including Chicago, Atlanta, Dallas, and Baltimore/Washington, D.C. have a large population base within a one thousand mile radius.

Access to major distribution hubs: Target markets including Southern California, Seattle/Tacoma, South Florida, Houston, and New Jersey are supported by significant interstate, airport and seaport infrastructures.

In an effort to achieve our goal of building a national industrial platform, we intend to continue to focus on these distribution and logistics markets, as well as other markets which may include, but are not limited to, Austin, Charlotte, Cleveland, Denver, Memphis, Minneapolis, Phoenix and Portland. Within each of these markets, certain submarkets will be targeted based on a number of factors, including submarket size and depth, interstate highway, rail, and airport access, construction of new supply, and potential for rental rate growth.

Bulk Distribution and Light Industrial Facilities

We will continue to invest primarily in industrial buildings selected for their location, functionality, and potential cash flow characteristics, as well as their stability and their generally low maintenance and capital improvement costs.

Our industrial properties, which consist primarily of warehouse distribution facilities suitable for single or multiple tenants, are typically comprised of multiple buildings. The following table describes the types and characteristics of our industrial buildings.

Building Type	Description
Bulk distribution	Building size of 150,000 to 1 million square feet, single or multi-tenant
Light industrial	Building size of 75,000 to 150,000 square feet, single or multi-tenant
Flex industrial	Includes assembly or research and development, single or multi-tenant

Portfolio Diversification

Our objective is to build a high-quality, diversified industrial portfolio. Although there can be no assurance that we will achieve this objective, we intend to diversify our portfolio in the following ways:

•	Markets: We presently intend to focus on the distribution and logistics markets in the U.S. described under “—Target Market and Submarket Selection,” although we may invest in other markets.

•	Tenants: As our portfolio grows, we will generally seek to avoid having any single tenant account for a significant portion of our annual aggregate net rental income.

•	Industry exposure: We intend to seek broad based exposure to multiple industries within our tenant base.

•	Lease rollovers: To the extent reasonably possible, we intend to manage our portfolio over time to avoid an excessive level of lease rollover and/or expirations in any given year.

As of April 4, 2011, we owned and managed a portfolio of 33 industrial buildings aggregating approximately 7.0 million rentable square feet in eight markets. The following table details the tenants who account for more than five percent of our total annualized base rent:

Market	Tenant	Leased Square Feet	% of Total Leased Square Feet	Annualized Base Rent (in millions)(1)	% of Total Annualized Base Rent
Southern California	Hanesbrands Inc.	1,309,754	20%	$5.3	24%
Baltimore	Home Depot U.S.A. Inc.	824,298	13%	$3.1	14%
San Francisco Bay Area	Super Micro Computer, Inc.	246,450	4%	$1.5	7%
Baltimore	Commerce Corporation	274,152	4%	$1.2	5%

(1)

Annualized base rent is calculated as monthly base rent (cash basis) per the terms of the respective leases as of April 1, 2011, multiplied by 12. There are no free rent concessions under the remaining terms of the leases, all of which have remaining terms in excess of 12 months.

Creditworthy National, Regional and Local Tenants

We lease space to large, multi-national companies as well as smaller local and regional businesses. We consider the creditworthiness of our tenants an important factor to limit our exposure to lost future rents and to maintain high occupancy rates. The evaluation of the creditworthiness of potential tenants of our properties depends on the type of property. Although we are authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants at our industrial properties will be corporations or other entities that have a substantial net worth, or whose lease obligations are guaranteed by another corporation or entity with a substantial net worth. Generally, all major tenants are subject to a credit review.

Investments in Real Properties

We expect that the substantial majority of our real property investments will consist of: (i) core or core-plus, which are income-producing properties that have been fully constructed and substantially leased; (ii) value-add situations, which are properties that have some level of vacancy at the time of closing, may be undervalued or newly constructed, or where product repositioning, capital expenditures, and/or improved property and leasing management may increase cash flows; and (iii) development opportunities, which are properties to be constructed or are under development or construction.

The Advisor has substantial discretion with respect to the selection of real property investments. In determining the specific types of real property investments to recommend to our board of directors, the Advisor utilizes the following criteria:

•	Broad assessment of macro and microeconomic, employment and demographic data and trends;

•	Regional, market and property specific supply/demand dynamics;

•	Credit quality of in-place tenants and the potential for future rent increases;

•	Physical condition and location of the asset;

•	Barriers to entry in the relevant market and other property specific sources of sustainable competitive advantages;

•	The possibility of competition from other assets in the market;

•	Market rents and opportunity for revenue and net operating income growth;

•	Opportunities for capital appreciation based on product repositioning, operating expense reductions and other factors;

•	Liquidity and income tax considerations; and

•	Additional factors considered important to meeting our investment objectives.

We are not specifically limited in the number or size of real properties we may acquire, or on the percentage of the net proceeds from this offering that we may invest in a single real property, real property type or location. The specific number and mix of real properties we acquire will depend upon real estate market conditions and other circumstances existing at the time we are acquiring our real properties and the amount of proceeds we raise in this offering.

Development and Construction of Real Properties

We may invest a portion of the net proceeds from this offering in unimproved land upon which improvements are to be constructed or completed. However, we may not invest more than 10% of our total assets within our portfolio in unimproved real properties, which are not acquired for the purpose of producing rental or other operating income and on which development or construction is not expected to occur within one year of the acquisition. Development of real properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The Advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with the Advisor or the Property Manager) to plan, supervise and implement the development and construction of any unimproved real properties which we may acquire. Such persons would be compensated by us.

Joint Venture Investments

We may enter into joint venture agreements with partners in connection with certain property acquisitions. With respect to these agreements, we may make a significant equity contribution relative to the overall equity requirement for any given venture. These agreements also generally allow our joint venture partners to be entitled to profit participation upon the sale of a property and to be paid acquisition, asset management, disposition and other fees by us or the joint venture, and our Advisor may agree to reallow a portion of the customary acquisition, asset management or disposition fees that it receives from us.

We may enter into joint ventures, general partnerships, co-tenancies and other participation arrangements, with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates of the Advisor, for the purpose of acquiring, developing, owning and managing one or more real properties. In determining whether to recommend a particular joint venture, the Advisor evaluates the real property that such joint venture owns or is being formed to own under the same criteria used for the selection of our real property investments. The joint venture partners or co-owners may determine to pay to the Advisor or its affiliates various fees, including but not limited to an asset management fee, with respect to their proportionate interest in the properties.

Our board of directors or the appropriate committee of our board of directors must approve a joint venture prior to the signing of a legally binding purchase agreement for the acquisition of a specific real property. You should not rely upon our initial disclosure of any proposed joint venture agreement as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement. We may enter into joint ventures with affiliates of the Advisor for the acquisition of real properties, but only provided that:

•	A majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, approves the transaction as being fair and reasonable to us; and

•	The investment by us and such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties.

In certain cases, we may be able to obtain a right of first refusal to buy a real property if a particular joint venture partner elects to sell its interest in the real property held by the joint venture. In the event that the joint venture partner were to elect to sell real property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the joint venture partner’s interest in the real property held by the joint venture.

Actions by a joint venture partner or co-tenant, which are generally out of our control, might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing the returns generated by such property, particularly if the joint venture agreement provides that the joint venture partner is the managing partner or otherwise maintains a controlling interest that could allow it to take actions contrary to our interests. See “Risk Factors—Risks Related to Investments in Real Property—Actions of joint venture partners could negatively impact our performance.”

Acquisition of Assets from the Advisor, its Affiliates or Other Related Entities

We may acquire assets from the Advisor, its affiliates or other related entities. It is important to note that our board of directors intends to adopt a policy that under no circumstances will we acquire any asset from the Advisor or any of its affiliates or from any entity advised by an affiliate of the Sponsor, unless (i) all of the members of our board of directors present and voting, including all of the independent directors present and voting (and in any event, at least two-thirds of all our independent directors), not otherwise interested in the transaction, determines that such transaction is fair and reasonable to us, (ii) the price to us for such asset is no greater than the cost of the asset to the Advisor or its affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable, (iii) the price to us does not exceed the asset’s appraised value, as determined by a reasonably current appraisal produced by an independent appraiser approved by a majority of our board of directors, including a majority of the independent directors, and (iv) any agreements associated with the acquisition of such asset include provisions to avoid duplication of fees paid by us. See “Conflicts of Interest—Conflict Resolution Procedures.”

Due Diligence

While local laws and market customs vary from country to country, our obligation to close a transaction involving the purchase of a real property asset will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	Plans and specifications;

•	Property level agreements, such as lease agreements, property management agreements and brokerage agreements;

•	Environmental, geological and soil reports;

•	Evidence of marketable title subject to such liens and encumbrances as are acceptable to the Advisor;

•

Operating statements, budgets and audited financial statements covering recent operations of real properties having operating histories unless such financial information is not needed in filings with the Commission; and

•	Title and liability insurance policies.

In certain circumstances, however, we may acquire real properties without some of the items outlined above assuming our Advisor and our board of directors are comfortable with the risks associated with doing so.

Terms of Leases

The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be long-term (generally two to 10 years) operating leases generally referred to as “net” leases. A “net” lease provides that the tenant will be required to pay or reimburse us for certain repairs and maintenance, property taxes, utilities, insurance and certain other operating costs. We, as landlord, will generally have responsibility for certain capital repairs or replacement of specific structural components for a property such as the roof of the building, the truck court and parking areas, as well as the interior floor or slab of the building.

We anticipate that certain tenant improvements required to be funded by us as the landlord under leases in connection with newly acquired real properties could be funded from our offering proceeds. In addition, at such time as a tenant at one of our real properties does not renew its lease or otherwise vacates its space, it is likely that, in order to attract new tenants, we will be required to expend funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required for such tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space. We anticipate that most of our leases will be for fixed rentals with periodic increases based on the consumer price index or similar contractual adjustments, and that none of the rentals will be based on the income or profits of any person.

Debt Investments

In addition to making investments in real properties, we may make debt investments, including but not limited to originations of and participations in commercial mortgage loans, mezzanine loans, construction loans, bridge loans, and other loans relating to real estate. Our charter provides that we may not make debt investments unless an appraisal is obtained concerning the underlying property and the aggregate amount of all mortgage loans outstanding on the property does not exceed an amount equal to 85% of the appraised value of the property unless substantial justification exists because of the presence of other underwriting criteria. See “Investment Strategy, Objectives and Policies—Investment Limitations.” We are not specifically limited in the number or size of debt investments we can make, or on the percentage of the net proceeds from this offering that we may allocate to debt investments, either individually or in the aggregate.

We also will be required to consider regulatory requirements and Commission staff interpretations that determine the treatment of such securities for purposes of exclusions from registration as an investment company. This may require us to forgo investments that we, our Operating Partnership, or our subsidiaries might otherwise make in order to continue to assure that under Section 3(a)(1)(C) “investment securities” do not exceed the 40% limit required to avoid registration as an investment company or that under Section 3(c)(5)(C) not less than 55% of our assets are treated as qualifying assets.

The following describes some, but not all, of the types of debt investments we may invest in and/or originate:

Mortgage Loans Secured by Commercial Real Properties

We may invest in commercial mortgages and other commercial real estate interests consistent with the requirements for qualification as a REIT. We may originate or acquire interests in mortgage loans, which may pay fixed or variable interest rates or have “participating” features. Our loans may include first mortgage loans, second mortgage loans and leasehold mortgage loans. Loans will usually not be insured or guaranteed by the U.S. government, its agencies or anyone else. They will usually be non-recourse, which means they will not be the borrower’s personal obligations.

We will generally require a security interest in the underlying properties or leases. We will obtain independent appraisals for underlying real property. However, the Advisor generally will rely on its own analysis and not exclusively on appraisals in determining whether to make or acquire a particular loan. We will not make a loan when the amount we advance plus the amount of any existing loans that are of equal priority or senior to our loan exceeds 100% of the appraised value of the underlying real property.

Loans with “participating” features may allow us to participate in the economic benefits of any increase in the value of the property securing repayment of the loan as though we were an equity owner of a portion of the property. The forms and extent of any participations may vary depending on factors such as the equity investment, if any, of the borrower, credit support provided by the borrower, the interest rate on our loans and the anticipated and actual cash flow from the underlying real property.

Mezzanine Loans

We may invest in mezzanine loans that are senior to the borrower’s common and preferred equity in, and subordinate to a first mortgage loan on, a property. These loans are typically secured by pledges of ownership interests, in whole or in part, in entities that directly or indirectly own the real property.

Mezzanine loans may have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments and principal payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. Due to their higher risk profile and often less restrictive covenants, as compared to senior loans, mezzanine loans are generally structured to earn a higher return than senior secured loans. Mezzanine loans also may include a “put” feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed upon formula.

If the borrower defaults on any debt senior to our loan, we may have the right, under certain circumstances, to cure the default by paying off this senior debt; however, we may not have sufficient cash to do so, or we may choose not to pay off the senior debt in order to avoid additional investment exposure to the asset, potentially resulting in the loss of some or all of our investment.

Construction Loans

Loans made for original development, redevelopment or renovation of property are considered construction loans. We may invest in construction loans if, and only if, they are secured by first mortgages or deeds of trust on real property for terms generally not exceeding six months to two years.

Bridge Loans

If a borrower is seeking short-term capital for an acquisition, development or refinancing of a particular property, then we may make a bridge loan to such borrower. Shorter term bridge financing is beneficial to the borrower because it does not create restrictive long-term debt and provides the borrower with time to increase the value of the property. These loans typically will have a maximum term of three years.

B-notes

We may purchase from third parties, and may retain from mortgage loans we originate and securitize or sell, subordinate interests referred to as B-notes. B-notes are loans secured by a first mortgage and subordinated to a senior interest, referred to as an A-note. The subordination of a B-note is generally evidenced by a co-lender or participation agreement between the holders of the related A-note and the B-note. In some instances, the B-note lender may require a security interest in the stock or partnership interests of the borrower as part of the transaction. A B-note lender has the same obligations, collateral and borrower as the corresponding A-note lender, but is typically subordinated in recovery upon a default. B-notes share certain credit characteristics with second mortgages, in that both are subject to greater credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or A-note, and in consequence generally carry a higher rate of interest. When we acquire and/or originate B-notes, we may earn income on the investment, in addition to interest payable on the B-note, in the form of fees charged to the borrower under that note. If we originate first mortgage loans, we may divide them, securitizing or selling the A-note and keeping the B-note for investment.

Our ownership of a B-note with controlling class rights may, in the event the financing fails to perform according to its terms, cause us to elect to pursue our remedies as owner of the B-note, which may include foreclosure on, or modification of, the note or the need to acquire or payoff the A-note. In some cases, the owner of the A-note may be able to foreclose or modify the note against our wishes as holder of the B-note. As a result, our economic and business interests may diverge from the interests of the holders of the A-note.

We may also retain or acquire interests in A-notes and notes sometimes referred to as “C-notes,” which are junior to B-notes.

Investments in Real Estate-Related Entities

We may seek to invest in and/or acquire real estate-related entities, either publicly traded or privately held, that own commercial real estate assets. These entities may include REITs and other real estate-related entities, such as private real estate funds, real estate management companies, real estate development companies and debt funds. We may also invest in companies with substantial real estate portfolios for the purpose of obtaining ownership interests in the real estate. We do not have, and do not expect to adopt, any policies limiting our investment in and/or acquisitions of REITs or other real estate-related entities to those conducting a certain type of real estate business or owning a specific property type or real estate asset class. However, no duplicative fees will be paid to the Advisor or its affiliates in connection with investments in the equity interests of affiliated entities. In most cases, we will evaluate the feasibility of investing in and/or acquiring these entities using the same criteria we will use in evaluating a particular property. As part of any entity acquisition or shortly thereafter, we may sell certain properties to affiliates of our Advisor or others that, in our view, would not fit within our investment strategy or intended portfolio composition. We may invest in these entities in the open market, in negotiated transactions or through tender offers. Any such investment and/or acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT. We will not invest in the equity securities of affiliated entities if, as a result of such investments and based on our proportionate interest in such entities, more than 10% of our total assets would be deemed to be invested in unimproved property, as described in the section “—Investment Limitations,” below.

Disposition Policies

We generally acquire assets with an expectation of holding them for an extended period. However, circumstances might arise which could result in a shortened holding period for certain assets. An asset may be sold before the end of the expected holding period if:

•	There are diversification benefits associated with disposing of the asset and rebalancing our investment portfolio;

•	The asset has realized its expected total return;

•	An opportunity has arisen to pursue a more attractive investment opportunity;

•	The asset value is declining and our board of directors determines it would be appropriate to dispose of it;

•	A major tenant has involuntarily liquidated or is in default under its lease;

•	The asset was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	Capital is required to fund our share redemption program or for other uses;

•	There exists an opportunity to enhance overall investment returns by raising capital through sale of the asset; or

•	In the judgment of our board of directors, the sale of the asset is in our best interests.

The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward achieving maximum total investment return for the asset. We cannot assure you that this objective will be realized. In connection with the sale of assets, we may lend the purchaser all or a portion of the purchase price, subject to the limitations set forth in our charter if the purchaser is an affiliate. In these instances, our taxable income may exceed the cash received in the sale. See “Material U.S. Federal Income Tax Considerations—Requirements for Qualification—Distribution Requirements.” The terms of payment may be affected by custom in the area in which the asset being sold is located and by the then-prevailing economic conditions.

Borrowing Policies

We use secured and unsecured debt as a means of providing additional funds for the acquisition of assets. Such debt may be fixed or floating rate. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if the credit markets are closed or limited and banks and other lending institutions maintain severe restrictions on the amount of funds available for the types of loans we seek. See “Risk Factors—Risks Associated with Debt Financing—We may not be able to obtain debt financing necessary to run our business.” When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase assets for cash with the intention of obtaining debt financing at a later time.

Our board of directors has delegated to our Chief Executive Officer and our Chief Financial Officer the authority to approve financing obligations with respect to any secured and unsecured debt as a means of providing additional funds for the acquisition of assets, provided that the financing obligation complies with our borrowing policy and that the amount of any single proposed borrowing does not exceed 25% of our total gross assets on the date of such borrowing. Such debt may be fixed or floating rate. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets, unless a satisfactory showing can be made that a higher level of borrowing is appropriate and such excess is approved by a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. Any excess borrowings would be disclosed to stockholders in our next quarterly report, along with justification for any such excess.

In certain circumstances, we may borrow from the party or parties from whom we acquire assets in the form of seller carryback notes.

By operating on a leveraged basis, we would hope to have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to our offering proceeds or to assets other than those specifically securing the repayment of the indebtedness.

The Advisor will use commercially reasonable efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan is due to mature or if the proceeds from the refinancing can be used to purchase an attractive investment which becomes available or for other reasons which are believed to be in our best interests. The benefits of any such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from obtaining loans from any of our directors, the Advisor and any of our affiliates unless such loan is approved by a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds and provides that we may not:

•	Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business;

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

Make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or the Advisor and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title;

•	Make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, the Advisor or its affiliates;

•

Invest in equity securities (other than securities traded on a national securities exchange) unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable;

•

Issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of common stock to us pursuant to our share redemption program), or (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, or (iii) options or warrants to the directors, the Advisor, or any of their affiliates except on the same terms as such options or warrants, if any, are sold to the general public; options or warrants issuable to the directors, the Advisor or any of their affiliates shall not exceed 10% of our outstanding shares on the date of grant. Options or warrants may be issued to persons other than the directors, the Advisor or any of their affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant;

•

Make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;

•

Make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans secured by such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

•

Borrow in excess of 300% of the value of our net assets (net assets for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities); the preceding calculation is generally expected to approximate 75% of the sum of (a) the aggregate cost of our real property assets before non-cash reserves and depreciation and (b) the aggregate cost of our debt and other investments; unless there is a satisfactory showing that a higher level of indebtedness is appropriate and such excess is approved by a majority of the independent directors and disclosed to stockholders in the next quarterly report of the REIT along with the justification for the excess;

•

Make investments in excess of 10% of our total assets in unimproved real properties or indebtedness secured by a deed of trust or mortgage loans on unimproved real properties, which are not acquired for the purpose of producing rental or other operating income and on which development or construction is not expected to occur within one year; or

•	Issue equity securities on a deferred payment basis or other similar arrangement.

Investment Company Act Limitations

We intend to conduct our operations so that neither the Company, nor the Operating Partnership, nor a subsidiary will be required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities.

Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The Company is organized as a holding company that conducts its businesses primarily through the Operating Partnership and our wholly-owned or majority-owned direct and indirect subsidiaries. The Company and the Operating Partnership do not and will not hold themselves out as investment companies. Both the Company and the Operating Partnership intend to conduct their operations so that they comply with the limits imposed by the 40% test. We expect the focus of our business will involve investments in real estate, buildings, and other assets that can be referred to as “sticks and bricks.” The securities issued to our Operating Partnership by any wholly owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities the Operating Partnership may itself own, may not have a value in excess of 40% of the value of the Operating Partnership’s total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither the Company nor the Operating Partnership nor any subsidiary will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because it will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the Operating Partnership’s wholly-owned or majority-owned subsidiaries, the Company and the Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

One or more of our subsidiaries may seek to qualify for an exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition, certain of the Operating Partnership’s other subsidiaries that we may form in the future also intend to rely on the Section 3(c)(5)(C) exemption. This exemption generally requires that at least 55% of our subsidiaries’ portfolios must be comprised of qualifying assets and at least 80% of each of their total portfolios of assets must be comprised of a combination of qualifying assets and other real estate-related assets under the Investment Company Act, and no more than 20% may be comprised of assets that are not real estate-related assets. Qualifying assets for this purpose include mortgage loans and other assets such as certain “B” notes and tier one mezzanine loans, that the Commission staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the Investment Company Act. We intend to treat as real estate-related assets any securities of companies primarily engaged in real estate businesses that are not within the scope of Commission policies regarding qualifying assets. Although we intend to monitor our portfolio periodically and prior to each investment acquisition or disposition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries.

We may in the future organize special purpose subsidiaries of the Operating Partnership that will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, the Operating Partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether the Operating Partnership satisfies the 40% test.

We expect that most of our other majority-owned subsidiaries will not meet the definition of “investment companies” or rely on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, we expect that our interests in these subsidiaries (which we expect will constitute a substantial majority of our assets) will not constitute “investment securities.” Consequently, we expect to be able to conduct our operations so that we are not required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of its immediate parent company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the Commission to approve our treatment of any company as a majority-owned subsidiary and the Commission has not done so. If the Commission were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we might need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Qualification for exemption from registration under the Investment Company Act could limit our ability to make certain investments. For example, these restrictions could limit the ability of a subsidiary seeking to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act to invest in securities that the Commission has not deemed qualifying assets.

To the extent that the Commission staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy or the activities of our subsidiaries accordingly. Any additional guidance from the Commission staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we did become an investment company, we might be required to revise some of our current policies to comply with the Investment Company Act. This would require us to incur the expense and delay of holding a stockholder meeting to vote on proposals for such changes. Please see “Risk Factors—Investment Company Risks—We are not registered as an investment company under the Investment Company Act, and therefore we will not be subject to the requirements imposed on an investment company by the Investment Company Act which may limit or otherwise affect our investment choices.” Please also see “Risk Factors—Investment Company Risks—If the Company or the Operating Partnership is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.”

Private Placements By the Operating Partnership

The Operating Partnership, through a wholly-owned taxable REIT subsidiary or a subsidiary thereof, may offer undivided tenancy-in-common interests in certain real properties that it acquires or contracts to acquire, beneficial interests in specific Delaware statutory trusts that will directly or indirectly own properties, and/or similar interests in certain real properties that it directly or indirectly owns, to accredited investors in private placements exempt from registration under the Securities Act. We anticipate that these tenancy-in-common, beneficial and similar interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. Additionally, it is expected that any tenancy-in-common, beneficial and similar interests sold to investors pursuant to such private placements would be 100% leased by the Operating Partnership or a wholly-owned subsidiary thereof, as applicable. The Operating Partnership is expected to be given a purchase option giving it the right, but not the obligation, to acquire the tenancy-in-common, beneficial and similar interests from the investors at a later time in exchange for OP Units.

The Operating Partnership will pay certain up-front fees and reimburse certain related expenses to the Advisor, the Dealer Manager and the Exchange Facilitator with respect to capital raised through any such private placements. The Advisor will be obligated to pay all of the offering and marketing related costs associated with the private placements; however, the Operating Partnership will be obligated to pay the Advisor a non-accountable fee for such costs. In addition, the Operating Partnership will be obligated to pay the Dealer Manager a dealer manager fee and a sales commission. The Dealer Manager could reallow all or a portion of such sales commission and a portion of the dealer manager fee to the effecting broker dealer. The Operating Partnership also will be obligated to pay a transaction facilitation fee to the Exchange Facilitator.

If the Operating Partnership were to exercise its right to acquire tenancy-in-common, beneficial or similar interests that it previously sold to investors in exchange for OP Units, the up-front fees and expense reimbursements paid to affiliates would be recorded against stockholders’ equity as a selling cost of the OP Units.

The Operating Partnership may also offer undivided tenancy-in-common, beneficial or similar interests in certain real properties to accredited investors in private placements exempt from registration under the Securities Act whereby (i) the Operating Partnership would not lease such real properties, (ii) up-front fees and expenses would be borne directly by the purchasers of such tenancy-in-common, beneficial or similar interests, and (iii) such real properties would be subject to a purchase option whereby the Operating Partnership would have the right, but not the obligation, to acquire the tenancy-in-common, beneficial or similar interests from investors at a later time for cash or, upon mutual agreement between the investor and the Operating Partnership, for OP Units.

Hedging Policies

We may be exposed to interest rate changes primarily as a result of variable-rate debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio and operations. We will continue to seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use interest rate swaps, caps, floors, or similar hedging or derivative transactions or arrangements, to hedge exposures to changes in interest rates on loans secured by our assets or otherwise. Similarly, we may be exposed to the effects of currency changes, for example as a result of international investments, so we may enter into currency rate swaps, caps, floors, or similar hedging or derivative transactions or arrangements, in order to manage or mitigate such currency risk. Also, we will be exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, the Advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. The Advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has established policies and procedures consistent with our underlying investment strategy, corporate objectives, level of risk tolerance, borrowing capacity and flexibility regarding our use of derivative financial instruments for hedging or other purposes.

INVESTMENTS IN REAL PROPERTIES, REAL ESTATE SECURITIES

AND DEBT RELATED INVESTMENTS

Summary Acquisition Activity

As of April 4, 2011, we have acquired properties with an aggregate purchase price of $384.5 million, comprised of 33 buildings in eight markets that total approximately 7.0 million square feet. One of the properties we acquired, the Tacoma Distribution Center, is considered a “value-add” acquisition because the building is currently vacant. See “Tacoma Distribution Center” below for further detail. Excluding this property, the operating portfolio included 32 buildings with 51 tenants, an occupancy rate of 98.8%, and an aggregate average remaining lease term (based on square feet) of 6.7 years. The estimated aggregate weighted-average purchase price capitalization rate for the operating portfolio is approximately 7.7%.

Completed Real Property Acquisitions

Our significant real property acquisitions are as follows:

Renton Industrial Building

On June 30, 2010, one of our wholly-owned subsidiaries acquired a 100% fee interest in the Renton Industrial Building, an industrial distribution facility in the Kent Valley submarket of Seattle-Tacoma, Washington. The Renton Industrial Building consists of approximately 127,000 square feet of rentable area. The acquisition was made pursuant to an Assignment and Assumption Agreement, which we refer to as the “Assignment Agreement,” entered into on June 21, 2010, by and between our wholly-owned subsidiary and Air Express International USA, Inc. d/b/a DHL Global Forwarding, which we refer to as “DHL Global Forwarding,” pursuant to which DHL Global Forwarding assigned to our wholly-owned subsidiary its right, title, interest and obligations in, to and under a purchase and sale agreement relating to the acquisition of the Renton Industrial Building from Hunter Douglas Real Property, Inc. DHL Global Forwarding became a party to the purchase and sale agreement by assignment prior to the closing of the Assignment Agreement. Neither DHL Global Forwarding nor the seller of the Renton Industrial Building is affiliated with us or our affiliates.

In general, the tenant is responsible for paying directly or reimbursing the landlord for the real estate taxes, insurance, and repair and maintenance costs of the property.

Our management currently believes that the Renton Industrial Building is suitable for its intended purpose and has no immediate plans for material renovations or other capital improvements, and the Renton Industrial Building is adequately covered by insurance. The aggregate cost of this acquisition (excluding the cost attributable to land) is depreciated for tax purposes over a maximum of a 40-year period on a straight-line basis.

The total aggregate purchase price was $12.6 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. We estimate that the purchase price capitalization rate was approximately 8.0%. Per the terms of the Advisory Agreement, we paid an acquisition fee of $0.3 million to the Advisor equal to 2.0% of the purchase price of this transaction. We funded the acquisition using proceeds from this offering.

We have calculated purchase price capitalization rates with respect to each completed property acquisition described herein based on the respective property’s projected net operating income from in-place leases for the 12 months after the date of purchase, including any contractual rent increases contained in such leases for those 12 months, divided by the purchase price for the property, exclusive of transfer taxes, due diligence expenses, and other closing costs including acquisition costs and fees paid to our Advisor or its affiliates. Net operating income for these purposes includes rental income and expense reimbursements from in-place leases, reduced by operating expenses.

In connection with the acquisition, one of our subsidiaries entered into a lease whereby the building is 100% leased to DHL Global Forwarding. DHL Global Forwarding is a global market leader in the logistics industry that commits its expertise in international express, air and ocean freight, road and rail transportation, contract logistics and international mail services. The lease will expire in October 2020 and contains two consecutive three-year renewal options. The lease provides for the rent to escalate periodically with average annual lease payments of approximately $1.1 million during the primary lease term. Pursuant to the terms of the lease, DHL Global Forwarding will make certain improvements to the property. Additionally, DHL Global Forwarding is responsible, subject to certain exceptions, for the operating expenses incurred in the operation and maintenance of the Renton Industrial Building. Deutsche Post AG, the parent of DHL Global Forwarding, has agreed to guaranty any and all amounts due under the lease, up to an aggregate maximum amount which will be reduced incrementally for each year of the lease. The cost of the Renton Industrial Building (excluding the cost attributable to land) is depreciated for tax purposes over a maximum of a 40-year period on a straight-line basis. There are a number of comparable facilities in the vicinity of the Renton Industrial Building, which may compete with this facility.

Bell Gardens

On August 25, 2010, we acquired a 100% fee interest in the Bell Gardens Industrial Park, which we refer to as “Bell Gardens,” which is comprised of three institutional quality warehouse / distribution buildings aggregating approximately 263,000 square feet on 11.5 acres, located in the Bell Gardens submarket of Los Angeles County, California. In connection with this acquisition, an agreement of purchase and sale was entered into, by and between IIT Acquisitions LLC, our wholly-owned subsidiary, which we refer to as “IIT Acquisitions,” and The Realty Associates Fund V, L.P. The Bell Gardens properties are 100% leased to five local and regional industrial tenants. Four of these tenants, JJD, Inc., Kiwi Distributing, Inc., Energized Distribution LLC, and HBD/Thermoid Inc., each individually lease more than 10% of the rentable area of the property, as described below:

•

JJD, Inc., a cold storage operator for the food distribution industry, leases 98,283 square feet or approximately 37% of the property’s rentable area under a lease that expires in November 2012 and contains no renewal options. The annual base rent under the lease as of the acquisition date was approximately $0.6 million, and is subject to annual rent escalations of 3%.

•

Kiwi Distributing, Inc., a food and beverage distributor for Southern California, leases 67,978 square feet or approximately 26% of the property’s rentable area under a lease that expires in September 2013 and contains no renewal options. The annual base rent under the lease as of the acquisition date was approximately $0.3 million, and is subject to a rent escalation of approximately 8% in September 2011.

•

Energized Distribution, LLC., a non-alcoholic beverage distributor, leases 48,600 square feet or approximately 19% of the property’s rentable area under a lease that expires in June 2013 and contains one, five-year lease renewal option . The annual base rent under the lease as of the acquisition date was approximately $0.3 million, and is subject to annual rent escalations of 3%.

•

HBD/Thermoid, Inc., a manufacturer and supplier of general-purpose and application-engineered industrial products, leases 35,892 square feet or approximately 14% of the property’s rentable area under a lease that expires in March 2015 and contains one, five-year renewal option. The annual base rent under the lease as of the acquisition date was approximately $0.1 million, and is subject to average annual rent escalations of approximately 22% over the next four years.

In general, the tenant is responsible for paying directly or reimbursing the landlord for the real estate taxes, insurance, and repair and maintenance costs of the property.

Our management currently believes that Bell Gardens is suitable for its intended purposes and has no immediate plans for material renovations or other capital improvements, and Bell Gardens is adequately covered by insurance. The aggregate cost of this acquisition (excluding the cost attributable to land) is depreciated for tax purposes over a maximum of a 40-year period on a straight-line basis.

The total aggregate purchase price for Bell Gardens was $15.5 million, exclusive of transfer taxes, due diligence expenses and other closing costs. The Company also received a credit of $0.1 million at closing due to the below-market intangible lease liability. We estimate that the purchase price capitalization rate was approximately 8.6%. There are a number of comparable facilities in the vicinity of Bell Gardens which may compete with these facilities. Per the terms of the Advisory Agreement, we paid an acquisition fee of $0.3 million to the Advisor equal to 2.0% of the purchase price of this transaction. We funded this acquisition using proceeds from this offering.

The following table shows the weighted-average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for Bell Gardens during the five years prior to the acquisition and as of December 31, 2010:

Year Ended December 31	Weighted-Average Occupancy	Average Effective Annual Gross Rent per Leased Square Foot (1)
2005	100%	$4.80
2006	100%	$5.88	(2)
2007	100%	$6.65	(2)
2008	100%	$6.82
2009	85%	$6.60	(2)
2010	100%	$6.24

(1)

Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s gross total rental revenue (including operating expense recoveries) by the weighted-average square footage under lease during such year.

(2)	The average effective annual gross rent per leased square foot, including the tenant concessions for the years ended December 31, 2006, 2007, and 2009, was $5.72, $6.29, and $6.34, respectively.

The following table lists, on an aggregate basis, the approximate leasable square feet for all of the scheduled lease expirations for each of the years ending December 31, 2011 through 2020 for Bell Gardens:

	Number of Leases	Gross Leasable Area		Annualized Base Rental Income of Expiring Leases (1)	Percent of Total Annualized Base Rental Income
Year		Approximate Square Feet	Percent of Total Leasable Area
2011	—	—	—	—	—
2012	2	110,932	42%	$709,662	51%
2013	2	116,578	44%	$606,358	43%
2014	—	—	—	—	—
2015	1	35,892	14%	$81,828	6%
2016	—	—	—	—	—
2017	—	—	—	—	—
2018	—	—	—	—	—
2019	—	—	—	—	—
2020	—	—	—	—	—

(1)

Annualized base rent is calculated as monthly base rent (cash basis) per the terms of the lease, as of December 31, 2010, multiplied by 12. If free rent is granted, then the first positive rent value is used.

Bay Area Portfolio

On September 1, 2010, we acquired a 100% fee interest in one building located in the Bayside Business Park aggregating approximately 246,000 square feet on 10.4 acres, and fee interests in three buildings located in the Pinole Point Business Park aggregating approximately 475,000 square feet on 30.0 acres, which we refer to collectively herein as the “Bay Area Portfolio.” In connection with these acquisitions, a contract of sale was entered into by and between IIT Acquisitions and Richmond Pinole Point Industrial, LLC and Fremont Bayside Industrial, LLC. The Bay Area Portfolio is currently approximately 93% leased to six tenants under lease agreements with varying lease terms. Three of these tenants, Super Micro Computer, Inc., Alan Ritchey, Inc. and Bio-Rad Laboratories, Inc., each individually lease more than 10% of the rentable area of the portfolio, as described below:

•

Super Micro Computer, Inc., an integrated computer manufacturer, leases 246,450 square feet or approximately 34% of the Bay Area Portfolio’s rentable area under a lease that expires in July 2015 and contains one, five-year lease renewal option. The annual base rent under the lease as of the acquisition date was approximately $1.5 million, and is subject to annual rent escalations of 3%.

•

Alan Ritchey, Inc., a U.S. Postal Service contractor, leases 200,000 square feet or approximately 28% of the Bay Area Portfolio’s rentable area under a lease that expires in January 2012 and contains no lease renewal options. The annual base rent under the lease as of the acquisition date was approximately $1.1 million, with no further escalations remaining.

•

Bio-Rad Laboratories, Inc., a biological equipment manufacturer and distributor, leases 116,250 square feet or approximately 16% of the Bay Area Portfolio’s rentable area under a lease that expires in December 2018 and contains, two, five-year lease renewal options. The annual base rent under the lease as of the acquisition date was approximately $0.7 million, and is subject to annual rent escalations of 3%.

In general, the tenant is responsible for paying directly or reimbursing the landlord for the real estate taxes, insurance, and repair and maintenance costs of the property.

Our management currently believes that the Bay Area Portfolio is suitable for its intended purpose and has no immediate plans for material renovations or other capital improvements, and the Bay Area Portfolio is adequately covered by insurance. The cost of the Bay Area Portfolio (excluding the cost attributable to land) is depreciated for tax purposes over a maximum of a 40-year period on a straight-line basis.

The total aggregate purchase price for the Bay Area Portfolio was $60.0 million, exclusive of transfer taxes, due diligence expenses and other closing costs. We estimate that the purchase price capitalization rate was approximately 6.8%. Per the terms of the Advisory Agreement, we paid an acquisition fee of $1.2 million to the Advisor equal to 2.0% of the purchase price. We funded the acquisition using proceeds from this offering and the debt financing described below under “Debt Secured by Our Real Property.”

We believe that, as a West Coast port market, the San Francisco Bay Area continues to be an important distribution hub, with a fast growing population, attractive industry mix driven by strong international demand, and significant geographic and physical barriers to entry including high land costs. The Bayside Business Park is located in Fremont, California, approximately 30 miles from each of the Port of Oakland, San Francisco International Airport and Oakland Airport, and is approximately 11 miles from the San Jose International Airport. The Pinole Point Business Park is located in Richmond, California, approximately 25 miles from the Oakland International Airport and is less than 5 miles from the Port of Oakland. There are a number of comparable facilities in the vicinity of the Bay Area Portfolio, which may compete with these facilities.

The following table shows the weighted-average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the Bay Area Portfolio during the two years prior to the acquisition and as of December 31, 2010:

Year Ended December 31 (1)	Weighted-Average Occupancy	Average Effective Annual Gross Rent per Leased Square Foot (2)
2008	93%	$7.15
2009	96%	$8.05
2010	92%	$8.21

(1)	Data for the years ended December 31, 2005, 2006, and 2007 is not available because it is not within the seller’s knowledge or reasonably available to the seller.

(2)

Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s gross total rental revenue (including operating expense recoveries) by the weighted-average square footage under lease during such year. The 2008 average effective annual gross rent per leased square foot represents annualized gross rents that were calculated based on rents received during the portion of 2008 that the seller owned the properties. The seller’s period of ownership during 2008 began in June 2008 for the Bayside Business Park and May 2008 for the Pinole Point Business Park.

The following table lists, on an aggregate basis, the approximate leasable square feet for all of the scheduled lease expirations for each of the years ending December 31, 2011 through 2020 for the Bay Area Portfolio:

Year	Number of Leases	Gross Leasable Area		Annualized Base Rental Income of Expiring Leases (1)	Percent of Total Annualized Base Rental Income
		Approximate Square Feet	Percent of Total Leasable Area
2011	—	—	—	—	—
2012	1	200,000	28%	$1,131,434	28%
2013	2	70,776	10%	$498,685	12%
2014	—	—	—	—	—
2015	2	279,282	38%	$1,732,282	42%
2016	—	—	—	—	—
2017	—	—	—	—	—
2018	1	116,250	16%	$739,978	18%
2019	—	—	—	—	—
2020	—	—	—	—	—

(1)

Annualized base rent is calculated as monthly base rent (cash basis) per the terms of the lease, as of December 31, 2010, multiplied by 12. If free rent is granted, then the first positive rent value is used.

Portland Portfolio

On September 30, 2010, we acquired a 100% fee interest in the Portland Industrial Portfolio, which we refer to as the “Portland Portfolio,” which is comprised of 13 industrial buildings aggregating approximately 475,000 square feet on 29.9 acres, located in the Northeast submarket of Portland, Oregon. The Portland Portfolio properties are approximately 96% leased to 19 diverse tenants. Two of these tenants, Vertis, Inc. and Johnstone Supply, Inc., each individually lease more than 10% of the rentable area of the portfolio, as described below:

•

Vertis, Inc., a market research, media planning, advertising production and fulfillment services provider, leases 173,250 square feet or approximately 37% of the property’s rentable area under a lease that expires in November 2012 and contains no lease renewal options. The annual base rent under the lease as of the acquisition date was approximately $1.0 million, and is subject to annual rent escalations of 3%.

•

Johnstone Supply, Inc., a wholesale distributor in the HVACR industry (heating, ventilation, air-conditioning, refrigeration and plumbing equipment), leases 124,610 square feet or approximately 26% of the property’s rentable area under a lease that expires in October 2013 and contains one lease renewal option for a five-year period. The annual base rent under the lease as of the acquisition date was approximately $0.8 million, and is subject to annual rent escalations of 3%.

In general, the tenant is responsible for paying directly or reimbursing the landlord for the real estate taxes, insurance, and repair and maintenance costs of the property.

Our management currently believes that the Portland Portfolio is suitable for its intended purpose and has no immediate plans for material renovations or other capital improvements, and the Portland Portfolio is adequately covered by insurance. If acquired, the aggregate cost of this acquisition (excluding the cost attributable to land) is depreciated for tax purposes over a maximum of a 40-year period on a straight-line basis.

The total aggregate purchase price for the Portland Portfolio was $28.0 million, exclusive of transfer taxes, due diligence expenses and other closing costs. We estimate that the purchase price capitalization rate was approximately 9.4%. Per the terms of the Advisory Agreement, we paid an acquisition fee of $0.6 million to the Advisor equal to 2.0% of the purchase price. We funded the acquisition using proceeds from this offering and the debt financing described below under “Debt Secured by Our Real Property.”

The following table shows the weighted-average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the Portland Portfolio during the five years prior to the acquisition and as of December 31, 2010:

Year Ended December 31	Weighted-Average Occupancy	Average Effective Annual Gross Rent per Leased Square Foot (1)
2005	93%	$6.26
2006	89%	$6.24
2007	96%	$6.36	(2)
2008	99%	$7.65	(2)
2009	98%	$7.87	(2)
2010	97%	$7.97	(2)

(1)

Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s gross total rental revenue (including operating expense recoveries) by the weighted-average square footage under lease during such year.

(2)

The average effective annual gross rent per leased square foot, including the tenant concessions for the years ended December 31, 2007, 2008, 2009, and 2010, was $6.28, $7.61, $7.86, and $7.83, respectively.

The following table lists, on an aggregate basis, the approximate leasable square feet for all of the scheduled lease expirations for each of the years ending December 31, 2011 through 2020 for the Portland Portfolio:

	Number of Leases	Gross Leasable Area		Annualized Base Rental Income of Expiring Leases (1)	Percent of Total Annualized Base Rental Income
Year		Approximate Square Feet	Percent of Total Leasable Area
2011	1	6,000	1%	$33,036	1%
2012	11	203,515	43%	$1,276,002	44%
2013	7	198,210	42%	$1,212,755	41%
2014	5	23,411	5%	$257,557	9%
2015	4	28,241	6%	$156,864	5%
2016	—	—	—	—	—
2017	—	—	—	—	—
2018	—	—	—	—	—
2019	—	—	—	—	—
2020	—	—	—	—	—

(1)

Annualized base rent is calculated as monthly base rent (cash basis) per the terms of the lease, as of December 31, 2010, multiplied by 12. If free rent is granted, then the first positive rent value is used.

(2)	As of December 31, 2010, two tenants’ leases that were due to expire in early 2011 were renewed. The new lease terms are reflected above.

Atlanta Portfolio

On November 1, 2010, we acquired a 100% fee interest in two industrial buildings that is comprised of approximately 232,000 square feet on 16.9 acres located in the Northeast Atlanta, Georgia, which we refer to herein as the “Atlanta Portfolio.” In connection with this acquisition, a purchase and sale agreement was entered into by and between IIT Acquisitions and Suwanee Pointe Investors, LLC. The Atlanta Portfolio is currently approximately 96% leased to 10 tenants under lease agreements with varying lease terms. Three of these tenants, Potter Roemer, Division 7 Supply, Inc. and Tatitlek Support Services, Inc., each individually lease more than 10% of the rentable area of the Atlanta Portfolio, as described below:

•

Potter Roemer, a manufacturer and supplier of fire protection products, (including hose and valve cabinets, fire hose, fire extinguishers, fire department valves and connectors), leases 66,853 square feet or approximately 29% of the portfolio’s rentable area under a lease that expires in January 2013 and contains two, four-year renewal options. The annual base rent under the lease as of the acquisition date was approximately $0.3 million, and is subject to annual rent escalations of approximately 3.0%.

•

Division 7 Supply, Inc., a locally owned and operated supplier of roofing and insulation materials, leases 32,830 square feet or approximately 14% of the portfolio’s rentable area under a lease that expires in August 2013 and contains one, five-year renewal option. The annual base rent under the lease as of the acquisition date was approximately $0.1 million, and is subject to annual rent escalations of approximately 2.5%.

•

Tatitlek Training Services, Inc., a provider of pre-deployment military training primarily for the U.S. Army and U.S. Marine Corps, leases 28,733 square feet or approximately 12% of the portfolio’s rentable area under a lease that expires in July 2015 and contains no renewal options. The annual base rent under the lease as of the acquisition date was approximately $0.2 million, and is subject to annual rent escalations of approximately 3.0%.

In general, the tenant is responsible for paying directly or reimbursing the landlord for the real estate taxes, insurance, and repair and maintenance costs of the property.

Our management considers Atlanta, Georgia to be a significant industrial market due to its prominence as an important inland distribution hub, and believes that the Atlanta Portfolio is suitable for its intended purposes and has no immediate plans for material renovations or other capital improvements, and that the Atlanta Portfolio is adequately covered by insurance. The aggregate cost of this acquisition (excluding the cost attributable to land) is depreciated for tax purposes over a maximum of a 40-year period on a straight-line basis.

The total aggregate purchase price for the Atlanta Portfolio was $14.2 million, exclusive of transfer taxes, due diligence expenses and other closing costs. We estimate that the purchase price capitalization rate was approximately 8.0%. Per the terms of the Advisory Agreement, we paid an acquisition fee of $0.3 million to the Advisor equal to 2.0% of the purchase price. We funded the acquisition using proceeds from this offering and debt financing described below under “Debt Secured by Our Real Property.”

The following table shows the weighted-average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the Atlanta Portfolio during the three years prior to the acquisition and as of December 31, 2010:

Year Ended December 31(1)	Weighted-Average Occupancy	Average Effective Annual Gross Rent per Leased Square Foot (2)
2007	17%	$5.68	(3)
2008	66%	$5.20	(3)
2009	84%	$5.38	(3)
2010	96%	$5.19	(3)

(1)	Data for the years ended December 31, 2005 and 2006 is not available as the buildings comprising the Atlanta Portfolio were constructed in 2007.
(2)

Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s gross total rental revenue (including operating expense recoveries) by the weighted-average square footage under lease during such year.

(3)

The average effective annual gross rent per leased square foot, including the tenant concessions for the years ended December 31, 2007, 2008, 2009, and 2010, was $4.82, $4.43, $4.92, and $5.09, respectively.

The following table lists, on an aggregate basis, the approximate leasable square feet for all of the scheduled lease expirations for each of the years ending December 31, 2011 through 2020 for the Atlanta Portfolio:

	Number of Leases	Gross Leasable Area		Annualized Base Rental Income of Expiring Leases (1)	Percent of Total Annualized Base Rental Income
Year		Approximate Square Feet	Percent of Total Leasable Area
2011	—	—	—	—	—
2012	2	26,042	11%	135,534	12%
2013	4	112,656	49%	522,718	45%
2014	2	24,720	11%	137,676	12%
2015	1	28,733	13%	169,803	15%
2016	1	15,199	6%	88,914	8%
2017	—	—	—	—	—
2018	1	14,654	6%	98,226	8%
2019	—	—	—	—	—
2020	—	—	—	—	—

(1)

Annualized base rent is calculated as monthly base rent (cash basis) per the terms of the lease, as of December 31, 2010, multiplied by 12. If free rent is granted, then the first positive rent value is used.

Inland Empire Building One

On December 29, 2010, one of our wholly-owned subsidiaries acquired a 100% fee interest in one industrial building that is approximately 1.3 million square feet on 60.1 acres located in the Inland Empire metropolitan area in Perris, California, which we refer to herein as the “Inland Empire Building One.” In connection with this acquisition, an agreement of purchase and sale was entered into by and between IIT Acquisitions and Ridge Perris I, LLC. The Inland Empire Building One is currently 100% leased to Hanesbrands Inc., under a lease that expires on November 9, 2018. The annual base rent under the lease as of the acquisition date was approximately $5.3 million and is subject to average annual rent escalations of approximately 3.0% through the end of the lease term. The tenant has two options to extend the lease for a period of five years each. The Inland Empire Building One serves as the primary national distribution center for Hanesbrands Inc., which is a market-leading producer of innerwear, outerwear, and hosiery apparel.

In general, the tenant is responsible for paying directly or reimbursing the landlord for the real estate taxes, insurance, and repair and maintenance costs of the property.

Our management currently believes that the Inland Empire Building One is suitable for its intended purpose and has no immediate plans for material renovations or other capital improvements, and the Inland Empire Building One is adequately covered by insurance. The aggregate cost of this acquisition (excluding the cost attributable to land) is depreciated for tax purposes over a maximum of a 40-year period on a straight-line basis.

The total aggregate purchase price of the Inland Empire Building One was $80.0 million, exclusive of transfer taxes, due diligence expenses and other closing costs. We estimate that the purchase price capitalization rate was approximately 6.9%. There are a number of comparable facilities in the vicinity of the Inland Empire Building One which may compete with this facility. Per the terms of the Advisory Agreement, we paid an acquisition fee of $1.6 million to the Advisor equal to 2.0% of the purchase price of this transaction. We funded the acquisition using proceeds from this offering and debt financing as described below under “Debt Secured by Our Real Property.”

We believe that the Inland Empire is one of the largest and most active industrial markets in the world due to its strategic location near the ports of Los Angeles and Long Beach, which handles approximately 35% of all of the container traffic into and out of the U.S. The Inland Empire metropolitan area is strategically located approximately 70 miles from the Ports of Los Angeles and Long Beach and in close proximity to the region’s primary transportation thoroughfares (Interstates 10, 15 and 215 as well as State Routes 210, 30, 60 and 91).

The following table shows the weighted-average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the Inland Empire Building One during the year ended December 31, 2009 and as of December 31 2010:

Year Ended December 31 (1)	Weighted-Average Occupancy	Average Effective Annual Gross Rent per Leased Square Foot (2)
2009	100%	$3.28
2010	100%	$4.08

(1)	The Inland Empire Building One was built and completed during 2008. As such, no historical data is available prior to 2009.
(2)

Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s gross total rental revenue (including operating expense recoveries) by the weighted-average square footage under lease during such year.

Baltimore Building One

On December 30, 2010, one of our wholly-owned subsidiaries acquired a 100% fee interest in one building located in the Brandon Woods Business Park, in Baltimore Maryland that is approximately 274,000 square feet on 11.9 acres, which we refer to herein as the “Baltimore Building One.” In connection with this acquisition, an agreement of purchase and sale was entered into by and between IIT Acquisitions and Brandon Woods, LLC. The Baltimore Building One is currently 100% leased to Commerce LLC, under a lease that expires on September 30, 2019. The annual base rent under the lease as of the acquisition date was approximately $1.2 million and is subject to annual rent escalations of approximately 2.5% through December 2015 and approximately 3.0% thereafter through the end of the lease term. The tenant has one remaining option to extend the lease for a period of five years. The Baltimore Building One serves as the national headquarters for the Commerce Corporation, which is a leading lawn, garden, and outdoor living specialty distributor.

In general, the tenant is responsible for paying directly or reimbursing the landlord for the real estate taxes, insurance, and repair and maintenance costs of the property.

Our management currently believes that the Baltimore Building One is suitable for its intended purpose and is adequately covered by insurance. During 2011, we plan on replacing the existing roof at a cost to be determined. We have no other immediate plans for any material renovations or capital improvements. The aggregate cost of this acquisition (excluding the cost attributable to land) is depreciated for tax purposes over a maximum of a 40-year period on a straight-line basis.

The total aggregate purchase price of the Baltimore Building One was $16.1 million, exclusive of transfer taxes, due diligence expenses and other closing costs. We estimate that the purchase price capitalization rate was approximately 7.5%. There are a number of comparable facilities in the vicinity of the Baltimore Building One which may compete with this facility. Per the Advisory Agreement, we paid an acquisition fee of $0.3 million to the Advisor equal to 2.0% of the purchase price of this transaction. We funded the acquisition using proceeds from this offering and debt financing as described below under “Debt Secured by Our Real Property.”

We believe that, as an East Coast port market, the Port of Baltimore area continues to be an important distribution hub, with a growing population, attractive industry mix, and significant geographic and physical barriers to entry, including land costs. The Baltimore Building One is located in the Marley Neck Peninsula of Northern Anne Arundel County, on the southern edge and near the mouth of the Patapsco River, the site of the Port of Baltimore. The Baltimore Building One is located near Interstate 95, which is the primary highway for the eastern seaboard and connects Maine to Florida. In addition to its proximity to Interstate 95, the area around the Baltimore Building One is serviced by CSX rail and Baltimore’s ports.

The following table shows the weighted-average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the Baltimore Building One during each of the five years prior to the acquisition and as of December 31, 2010:

Year Ended December 31	Weighted-Average Occupancy	Average Effective Annual Gross Rent per Leased Square Foot (1)
2005	100%	$4.22
2006	100%	$3.91
2007	100%	$4.01
2008	100%	$4.11
2009	100%	$3.15	(2)
2010	100%	$4.36

(1)

Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s gross total rental revenue (including operating expense recoveries) by the weighted-average square footage under lease during such year.

(2)

The average effective annual gross rent per leased square foot was reduced for the year ended December 31, 2009, due to the seller providing the tenant with a rent abatement period of three months. Disregarding the rent abatement, the average effective annual gross rent for 2009 was $4.20 per leased square foot.

Dallas Portfolio

On January 19, 2011, one of our wholly-owned subsidiaries acquired a 100% fee interest in two industrial buildings aggregating approximately 575,000 square feet on 36.2 acres located in the Pinnacle Industrial Center in Dallas, Texas, which we refer to herein as the “Dallas Portfolio.” In connection with this acquisition, an agreement of purchase and sale was entered into by and between IIT Acquisitions and Pinnacle Industrial Center Limited partnership. The Dallas Portfolio is currently 100% leased to three tenants under lease agreements with varying lease terms. The three tenants in the Dallas Portfolio, which each individually lease more than 10% of the rentable area of the Dallas Portfolio, are described as follows:

•

Tree of Life, Inc., an organic food distributor, leases approximately 324,000 square feet, or approximately 56% of the property’s rentable area under a lease that expires in February 2018 with two, five-year renewal options. The annual base rent under the lease as of the acquisition date was approximately $0.9 million, or 52% of total annual base rental income, and is subject to a rent escalation of approximately 1% in January 2012 and 9% in January 2013.

•

Stanpac USA, LLC, a supplier of packaging products for the dairy industry, leases approximately 151,000 square feet, or approximately 26% of the property’s rentable area under a lease that expires in October 2013 with no renewal options. The annual base rent under the lease as of the acquisition date was approximately $0.5 million, or 28% of total annual base rental income, and contains no additional rent escalations.

•

Berlin Packaging, LLC, a supplier of rigid packaging products, leases approximately 100,000 square feet, or approximately 18% of the property’s rentable area under a lease that expires in February 2014 and contains one, five-year renewal option. The annual base rent under the lease as of the acquisition date was approximately $0.4 million, or 20% of total annual base rental income, and contains no additional rent escalations.

In general, the tenant is responsible for paying directly or reimbursing the landlord for the real estate taxes, insurance, and repair and maintenance costs of the property.

Our management currently believes that the Dallas Portfolio is suitable for its intended purpose and has no immediate plans for material renovations or other capital improvements, and the Dallas Portfolio is adequately covered by insurance. The aggregate cost of this acquisition (excluding the cost attributable to land) is depreciated for tax purposes over a maximum of a 40-year period on a straight-line basis.

The total aggregate purchase price was $25.7 million, exclusive of transfer taxes, due diligence expenses and other closing costs. We estimate that the purchase price capitalization rate was approximately 7.2%. There are a number of comparable facilities in the vicinity of the Dallas Portfolio that may compete with this facility. Per the terms of the Advisory Agreement, we paid an acquisition fee of $0.5 million to the Advisor equal to 2.0% of the purchase price of this transaction. We funded the acquisition using proceeds from this offering.

We believe that the Dallas/Fort Worth area is a major national distribution hub, with excellent highway access, strong rail lines and a major cargo airport. The Pinnacle Industrial Center is comprised of seven buildings on 196 acres and is located near Interstate 30 and the southeast intersection of Loop 12. This location benefits from access east and west to downtown Fort Worth, the Mid-cities, and Dallas, while several north/south freeways and streets connect Interstate 30 to Interstate 20 and major northern and southern suburbs.

The following table shows the weighted-average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the Dallas Portfolio during each of the past three years ended December 31, 2010:

Year (1)	Weighted-Average Occupancy (2)	Average Effective Annual Gross Rent per Leased Square Foot (3)
2008	100%	$2.54
2009	100%	$2.75
2010	100%	$2.80

(1)	The Dallas Portfolio buildings were built and completed during 2007 and 2008. As such, no historical data is available prior to 2008.
(2)	The Dallas Portfolio buildings were fully occupied once the buildings were completed during 2008.
(3)

Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s gross total rental revenue (including operating expense recoveries) by the weighted-average square footage under lease during such year.

Tampa Building

On January 19, 2011, one of our wholly-owned subsidiaries acquired a 100% fee interest in one industrial building that is approximately 147,000 square feet on 8.9 acres located in the Madison Business Center in Tampa, Florida, which we refer to herein as the “Tampa Building.” In connection with this acquisition, an agreement of purchase and sale was entered into by and between IIT Acquisitions and Industrial Developments International, Inc. The Tampa Building is currently 100% leased to American Tire Distributors, Inc. under a lease that expires in April 2019.

The annual base rent under the lease as of the acquisition date was approximately $0.8 million and is subject to rent escalations of approximately 4.0% every other year, beginning in January 2011 and approximately 2.0% every other year, beginning in January 2012. The tenant has two options to extend the lease for a period of five years each. The Tampa Building serves as a distribution center for American Tire Distributors, Inc. an independent tire wholesaler.

In general, the tenant is responsible for paying directly or reimbursing the landlord for the real estate taxes, insurance, and repair and maintenance costs of the property.

Our management currently believes that the Tampa Building is suitable for its intended purpose and has no immediate plans for material renovations or other capital improvements, and the Tampa Building is adequately covered by insurance. The aggregate cost of this acquisition (excluding the cost attributable to land) is depreciated for tax purposes over a maximum of a 40-year period on a straight-line basis.

The total aggregate purchase price was $10.7 million, exclusive of transfer taxes, due diligence expenses and other closing costs. We estimate that the purchase price capitalization rate was approximately 8.2%. There are a number of comparable facilities in the vicinity of the Tampa Building that may compete with this facility. Per the terms of the Advisory Agreement, we paid an acquisition fee of $0.2 million to the Advisor equal to 2.0% of the purchase price of this transaction. We funded the acquisition using proceeds from this offering.

We believe that the Port of Tampa area is a major international port that serves as a gateway to fast-growing Central and South American markets and has significant geographic and physical barriers to entry including land costs. The Tampa Building is located in the primary industrial corridor for the Tampa Bay market in the southeastern portion of Hillsborough County, just east of US Highway 41. In addition to its proximity to US Highway 41 and Interstate 75, the Tampa Building is near downtown Tampa Bay and the Tampa Bay airport.

The following table shows the weighted-average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the Tampa Building during the past two years ended December 31, 2010:

Year (1)	Weighted-Average Occupancy	Average Effective Annual Gross Rent per Leased Square Foot (2)
2009	100%	$5.40
2010	100%	$5.70

(1)	The Tampa Building was built and completed during 2008. As such, no historical data is available prior to 2009.
(2)

Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s gross total rental revenue (including operating expense recoveries) by the weighted-average square footage under lease during such year.

Baltimore Building Two

On January 27, 2011, one of our wholly-owned subsidiaries acquired a 100% fee interest in one industrial building that is approximately 824,000 square feet on 70.3 acres located in Hagerstown, Maryland, which we refer to herein as the “Baltimore Building Two.” In connection with this acquisition, an agreement of purchase and sale was entered into by and between IIT Acquisitions and Jerome L. Rappaport, Jr. and Janet F. Aserkoff, Trustees of Hagerstown Nominee Trust. The Baltimore Building Two is currently 100% leased to Home Depot U.S.A., Inc., which we refer to herein as “Home Depot,” under a lease that expires on September 30, 2016. The tenant has two options to extend the lease for a period of five years each.

The annual base rent under the lease as of the acquisition date was approximately $3.1 million, and thereafter is subject to annual rent escalations of approximately 2.5% to 2.7% through the end of the lease term. The Baltimore Building Two serves as a primary distribution facility for Home Depot’s North American internet fulfillment. Home Depot is one of the largest multi-channel retailers in the world.

In general, the tenant is responsible for paying directly or reimbursing the landlord for the real estate taxes, insurance, and repair and maintenance costs of the property.

Our management currently believes that the Baltimore Building Two is suitable for its intended purpose and has no immediate plans for material renovations or other capital improvements, and the Baltimore Building Two is adequately covered by insurance. The aggregate cost of the Baltimore Building Two (excluding the cost attributable to land) is depreciated for tax purposes over a maximum of a 40-year period on a straight-line basis.

The total aggregate purchase price was $41.2 million, exclusive of transfer taxes, due diligence expenses and other closing costs. We estimate that the purchase price capitalization rate was approximately 7.4%. There are a number of comparable facilities in the vicinity of the Baltimore Building Two that may compete with this facility. Per the terms of the Advisory Agreement, we paid an acquisition fee of $0.8 million to the Advisor equal to 2.0% of the purchase price of this transaction. We funded the acquisition using proceeds from this offering and debt financing as described below under “Debt Secured by Our Real Property.”

We believe that, as an East Coast port market, the Port of Baltimore area is an important distribution hub with significant geographic and physical barriers to entry. The Baltimore Building Two is located less than one mile from the intersection of I-70 and I-81, in the middle of the Hagerstown distribution market. The Hagerstown distribution market has rapidly become a primary hub for products moving up and down the eastern seaboard.

The following table shows the weighted-average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the Baltimore Building Two during each of the past five years ended December 31:

Year	Weighted-Average Occupancy	Average Effective Annual Gross Rent per Leased Square Foot (1)
2006	100%	$3.40
2007	100%	$3.45
2008	100%	$3.50
2009	100%	$3.55
2010	100%	$4.08	(2)

(1)

Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s gross total rental revenue (excluding operating expense recoveries) by the weighted-average square footage under lease during such year.

(2)	The average effective annual gross rent per leased square foot, including the tenant concessions for the year ended December 31, 2010, was $2.70.

In addition to the significant real property acquisitions described above, set forth below are descriptions of our individually immaterial acquisitions:

Kent Valley Distribution Building

On February 17, 2011, one of our wholly-owned subsidiaries acquired a 100% fee interest in one industrial building that is approximately 125,000 square feet on 5.0 acres located in Kent, Washington, which we refer to herein as the “Kent Valley Distribution Building.” The Kent Valley Distribution Building is currently 100% leased to Tiger Mountain Transportation Ltd. under a lease that expires on April 30, 2015.

The total purchase price was $7.6 million, exclusive of transfer taxes, due diligence expenses and other closing costs. We estimate that the purchase price capitalization rate was approximately 7.0%. There are a number of comparable facilities in the vicinity of the Kent Valley Distribution Building that may compete with this facility. Per the terms of the Advisory Agreement, we paid an acquisition fee of $0.2 million to the Advisor equal to 2.0% of the purchase price of this transaction. We funded the acquisition using proceeds from this offering. Additionally, we assumed approximately $3.7 million in mortgage debt as described below under “Debt Secured by Our Real Property.”

Tacoma Distribution Center

On March 22, 2011, one of our wholly-owned subsidiaries acquired a 100% fee interest in one industrial building that is approximately 400,000 square feet on 18.0 acres located in the Tacoma, Washington area, which we refer to herein as the “Tacoma Distribution Center.” The Tacoma Distribution Center is currently vacant.

The total purchase price was $20.0 million, exclusive of transfer taxes, due diligence expenses and other closing costs. There are a number of comparable facilities in the vicinity of the Tacoma Distribution Center that may compete with this facility. Per the terms of the Advisory Agreement, we paid an acquisition fee of $0.4 million to the Advisor equal to 2.0% of the purchase price of this transaction at closing. We funded the acquisition using proceeds from this offering.

Collington Distribution Center

On March 23, 2011, one of our wholly-owned subsidiaries acquired a 100% fee interest in one industrial building that is approximately 235,000 square feet on 19.7 acres located in the Baltimore, Maryland area, which we refer to herein as the “Collington Distribution Center.” The Collington Distribution Center is currently 100% leased to the Branch Group Inc. d/b/a Rexel under a lease that expires on December 25, 2019. The tenant has a termination option, which if exercised, the lease would expire on December 25, 2013, as well as two options to extend the lease for a period of five years each.

The total aggregate purchase price was $19.3 million, exclusive of transfer taxes, due diligence expenses and other closing costs. We estimate that the purchase price capitalization rate was approximately 9.1%. There are a number of comparable facilities in the vicinity of the Collington Distribution Center that may compete with this facility. Per the terms of the Advisory Agreement, we paid an acquisition fee of $0.4 million to the Advisor equal to 2.0% of the purchase price of this transaction. We funded the acquisition using proceeds from this offering and debt proceeds from our corporate line of credit as described below under “Corporate Line of Credit.”

I-20 East Distribution Center

On March 29, 2011, one of our wholly-owned subsidiaries acquired a 100% leasehold interest in one industrial building that is approximately 1.3 million square feet on 90.5 acres located in the Atlanta, Georgia area, which we refer to herein as the “I-20 East Distribution Center.” The I-20 East Distribution Center is currently 100% leased to Solo Cup Company under a lease that expires July 20, 2021. The tenant has three options to extend the lease for a period of five years each.

The total aggregate purchase price was $33.8 million, exclusive of transfer taxes, due diligence expenses and other closing costs. We estimate that the purchase price capitalization rate was approximately 8.8%. There are a number of comparable facilities in the vicinity of the I-20 East Distribution Center that may compete with this facility. Per the terms of the Advisory Agreement, we paid an acquisition fee of $0.7 million to the Advisor equal to 2.0% of the purchase price of this transaction at closing. We funded the acquisition using proceeds from this offering and debt proceeds from our corporate line of credit as described below under “Corporate Line of Credit.”

Debt Secured by Our Real Property

Debt Secured by Renton Industrial Building

On August 31, 2010, we, through one of our subsidiaries, entered into a $7.6 million variable rate loan agreement with Wells Fargo Bank, National Association, which we refer to as “Wells Fargo.” The proceeds from this loan are being used to finance our capital requirements, which may include the funding of future acquisitions. The loan is secured by a deed of trust and related assignments and security interests in the Renton Industrial Building. The loan requires monthly payments of interest only until October 1, 2013, at which time payments of principal and interest will be due monthly. This loan has a contractual maturity date of September 1, 2015. In addition, this loan bears interest at a variable interest rate based on one-month LIBOR plus 2.5% and had an interest rate of 2.76% as of December 31, 2010. In conjunction with this loan agreement, we entered into a five-year, LIBOR-based interest rate swap agreement with Wells Fargo as the counterparty. As a result of the swap transaction, the interest rate on the loan was effectively fixed at 4.16% for the full term.

Debt Secured by the Bay Area Portfolio

On September 1, 2010, we, through one of our subsidiaries, entered into a $30.0 million fixed rate loan agreement with Principal Life Insurance Company to fund a portion of the acquisition of the Bay Area Portfolio. The loan has a fixed interest rate of 4.31%, requires monthly payments of principal and interest, and has a contractual maturity date of September 1, 2017. The loan is secured by a deed of trust and related assignments and security interests in the Bay Area Portfolio.

Debt Secured by Bell Gardens and the Portland Portfolio

On September 30, 2010, we, through three of our subsidiaries, entered into three secured, non-recourse loan agreements with ING USA Annuity Life and Insurance Company for an aggregate amount of $26.6 million ($9.4 million for Bell Gardens and $17.2 million for the Portland Portfolio), which we refer to as the “First ING Facility,” in order to fund a portion of the acquisition of the Portland Portfolio. The First ING Facility has an annual fixed interest rate of 4.95%, requires monthly payments of principal and interest, and has a contractual maturity date of October 1, 2040; however, the lender has the ability to call the loan on October 1, 2020. As such, the expected maturity date of the facility is October 1, 2020. The First ING Facility is secured by deeds of trust and related assignments and security interests in, and is cross-collateralized by properties in the Portland Portfolio and the Bell Gardens properties.

Debt Secured by the Atlanta Portfolio

On November 1, 2010, we, through one of our subsidiaries, entered into a $7.8 million fixed rate loan agreement with ING USA Annuity Life and Insurance Company in order to fund a portion of the acquisition of the Atlanta Portfolio. The loan has a fixed interest rate of 4.90%, requires monthly payments of principal and interest, and has a contractual maturity date of November 1, 2040; however, the lender has the ability to call the loan on November 1, 2020. As such, the expected maturity date of the loan is November 1, 2020. The loan is secured by a deed of trust and related assignments and security interests in the Atlanta Portfolio. In addition, see “Debt Secured by Baltimore Building Two, the Dallas Portfolio, the Tampa Building and the Atlanta Portfolio” below for further detail.

Debt Secured by Inland Empire Building One

On December 29, 2010, we, through one of our subsidiaries, entered into a $45.0 million fixed rate loan agreement with Wells Fargo in order to fund a portion of the acquisition of the Inland Empire Building One. The loan has a fixed interest rate of 5.68%, requires monthly payments of principal and interest, and has a contractual maturity date of January 1, 2021. The loan is secured by a deed of trust and related assignments and security interests in the Inland Empire Building One.

Debt Secured by Baltimore Building One

On December 30, 2010, we, through one of our subsidiaries, entered into a $9.0 million fixed rate loan agreement with Wells Fargo in order to fund a portion of the acquisition of the Baltimore Building One. The loan has a fixed interest rate of 5.68%, requires monthly payments of principal and interest, and has a contractual maturity date of January 1, 2021. The loan is secured by a deed of trust and related assignments and security interests in the Baltimore Building One.

Debt Secured by Baltimore Building Two, the Dallas Portfolio, Tampa Building and the Atlanta Portfolio

On January 27, 2011, we, through various subsidiaries, entered into three secured, non-recourse loan agreements with ING USA Annuity Life and Insurance Company for an aggregate amount of $42.0 million ($23.4 million for Baltimore Building Two, $12.4 million for the Dallas Portfolio, and $6.2 million for Tampa Building), which we refer to as the “Second ING Facility.” The Second ING Facility bears a fixed interest rate of 4.81%, requires monthly payments of principal and interest, and has a contractual maturity of November 1, 2040. However, the lender has the ability to call the loan on November 1, 2020 and November 1, 2030. As such, the expected maturity is November 1, 2020. The three loans within the Second ING Facility, together with a previously existing loan in the amount of $7.8 million from ING to another subsidiary that is secured by the Atlanta Portfolio, are collectively referred to as the “ING Pooled Facility.”

The ING Pooled Facility is secured by mortgages, deeds to secure debt, or deeds of trust, as applicable, and related assignments and security interests in, and is cross-collateralized by Baltimore Building Two, the Dallas

Portfolio, Tampa Building, and the Atlanta Portfolio. Such cross-collateralization is effected through guaranties and second priority mortgages, deeds to secure debt, and deeds of trust, as applicable, on Baltimore Building Two, the Dallas Portfolio, Tampa Building, and the Atlanta Portfolio. The terms of the ING Pooled Facility limit our ability to prepay the loans for a period of time and certain prepayments thereafter will be subject to the payment of prepayment premiums. Subject to certain financial covenants and restrictions, we may prepay various individual loans within the ING Pooled Facility (i) if release pricing equals 115% to 120% of the outstanding balance for such loan(s) along with any applicable prepayment premiums paid, or (ii) in connection with a substitute loan with ING that satisfies certain conditions.

The proceeds from the Second ING Facility were used to fund a portion of the acquisition of Baltimore Building Two described above. In addition, the proceeds may be used to fund our future capital requirements, including the funding of acquisitions and distributions.

A reserve of up to $1.6 million must be funded by property cash flow generated from Baltimore Building Two commencing in October 2015 if the existing tenant of that property does not renew its lease or a replacement tenant is not in place by that time. Such reserve would be released once a new lease for the property is executed.

Our subsidiaries that directly own the properties securing the loans are the borrowers under the ING Pooled Facility. The Operating Partnership has provided customary non-recourse guarantees of certain of the obligations under the agreements.

Debt Secured by the Kent Valley Distribution Building

On February 17, 2011, we, through one of our subsidiaries, assumed a $3.7 million fixed rate loan agreement with State Farm Mutual Automobile Insurance Company in order to fund a portion of the acquisition of the Kent Valley Distribution Building. The loan has a fixed interest rate of 5.51%, requires monthly payments of principal and interest, and has a contractual maturity date of June 1, 2015. The loan is secured by a deed of trust and related assignments and security interests in the Kent Valley Distribution Building.

Except as noted, the loan agreements described above allow for prepayment, in whole or in part, subject to the payment of certain prepayment premiums. In addition, the loan agreements contain customary affirmative, negative and financial covenants, agreements, representations, warranties and indemnities, including indemnification for losses arising out of certain environmental issues at the respective property, and borrowing conditions, all as set forth in the loan agreements. The loan agreements also contain various customary events of default, which are defined in the loan agreements. As is customary in such financings, if an event of default occurs under any of the loans, the applicable lender may accelerate the repayment of the amount outstanding and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

Our subsidiary that directly owns the applicable property securing the loan is the borrower under the corresponding loan agreement. The Operating Partnership has provided customary non-recourse guarantees of certain of the obligations under the loan agreements.

Corporate Line of Credit

On December 23, 2010, we, through one of our subsidiaries, acting jointly and severally with certain affiliates as the “borrower,” entered into a Borrowing Base Revolving Line of Credit Agreement, which we refer to herein as the “credit agreement,” with certain lenders including JPMorgan Chase Bank, N. A., as Administrative Agent; PNC Bank, National Association, as Syndication Agent; and US Bank, N. A., as Documentation Agent, which we refer to collectively herein as the “lenders.” The credit agreement provides for future credit advances aggregating up to $100.0 million, subject to various covenants and restrictions. The Company is the guarantor of the borrower’s obligations under the credit agreement. The credit agreement allows the borrower access to up to $25.0 million in swing line advances and up to $25.0 million of letters of credit (both as defined in the credit agreement), subject to satisfaction of certain financial covenants, and also provides the borrower an option to increase the aggregate commitments, subject to a successful syndication, up to a total of $300.0 million. The primary interest rate within the credit agreement is based on LIBOR plus a margin ranging from 2.25% to 2.75%, depending on the then current consolidated leverage ratio (as defined in the credit agreement). An alternative base rate plus margin based pricing is available as well. The maturity date of the credit agreement is December 23, 2013, and may be extended pursuant to a one-year extension option, subject to the satisfaction of certain financial covenants. Borrowings under the credit agreement are available to finance the acquisition and operation of qualified properties, as well as for working capital and general corporate purposes, and will be secured by qualified properties financed with such borrowings. As of April 4, 2011, a total of $37.0 million had been drawn, of which $10.7 million was funded concurrent with the acquisition of, and secured by, the Collington Distribution Center; $18.5 million was funded concurrent with the acquisition of, and secured by, the I-20 East Distribution Center; and an additional $7.8 million was funded on March 30, 2011 concurrent with the addition of the Tacoma Distribution Center to the borrowing base collateral pool. The interest rate was 2.81% as of April 4, 2011.

The credit agreement requires the quarterly maintenance of certain financial covenants, including: (i) a consolidated tangible net worth test; (ii) a consolidated leverage ratio test; (iii) a consolidated fixed charge coverage requirement; (iv) a maximum recourse indebtedness test; and (v) various qualified property covenants and restrictions. The credit agreement requires the Company to maintain REIT status as defined under Section 856 of the Internal Revenue Code.

The credit agreement also contains certain affirmative and negative covenants (as defined in the credit agreement) which, among other things, require the borrower to deliver to the lenders specified quarterly and annual financial information, and limit the borrower and/or the Company, subject to various exceptions, thresholds and limitations from: (i) merging with other companies or changing ownership interest; (ii) selling its business or substantially all of its property; (iii) incurring additional indebtedness or off-balance sheet obligations; (iv) entering into transactions with affiliates, except on an arms-length basis; (v) making certain types of investments; and (vi) paying distributions when there is an event of default under the credit agreement or that would otherwise cause an event of default, provided that distributions or dividends may be paid while an event of default is continuing if such distributions or payments are required to enable the Guarantor to qualify as a REIT.

The credit agreement allows for prepayment of principal and incurred interest. The credit agreement contains various customary events of default, which are defined in the agreement. As is customary in such financings, if an event of default occurs under the credit agreement, the lenders may accelerate the repayment of amounts outstanding and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors has retained the Advisor to manage our day-to-day affairs and to implement our investment strategy, subject to our board’s direction, oversight and approval.

We have a total of five directors on our board of directors, three of whom are independent. Our full board of directors has determined that each of our independent directors is independent within the meaning of the applicable provisions set forth in our charter; requirements set forth in the Exchange Act and the applicable Commission rules; and although our shares are not listed on the NYSE, independence rules set forth in the NYSE Listed Company Manual. Our board applies the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices.

Our charter defines an “independent director” as a person who has not been, directly or indirectly, associated with the Sponsor or the Advisor within the previous two years by virtue of:

•	Ownership interests in the Sponsor, the Advisor or any of their affiliates;

•	Employment by the Sponsor, the Advisor or any of their affiliates;

•	Service as an officer or director of the Sponsor, the Advisor or any of their affiliates;

•	Performance of services, other than as a director for us;

•	Service as a director of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor; or

•	Maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their affiliates.

We refer to our directors who are not independent as our “affiliated directors.” Our charter sets forth the material business or professional relationships that cause a person to be associated with us and therefore not eligible to serve as an independent director. A business or professional relationship is per se material if the prospective independent director received more than five percent of his annual gross income in the last two years from the Sponsor, the Advisor or any affiliate of the Sponsor or Advisor, or if more than five percent of his net worth, on a fair market value basis, has come from the Sponsor, the Advisor or any affiliate of the Sponsor or Advisor.

Our charter also provides that the number of our directors may be established by a majority of our board of directors but may not be fewer than three, and our bylaws provide that the number may be no more than 15. Our charter provides that a majority of the directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

Except as described below, each director will be elected by the stockholders and will serve for a term of one year and until a successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of a vacancy among the independent directors, the director elected to fill such vacancy must also be nominated by the remaining independent directors.

If there are no remaining independent directors, then a majority vote of the remaining directors shall be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors shall be elected by the stockholders.

Responsibilities of Directors

Our charter has been reviewed and ratified by a majority vote of the directors and of the independent directors. A majority of the independent directors approved matters relating to minimum capital, duties of directors, the Advisory Agreement, liability and indemnification of directors, the payment to the Advisor or affiliates of fees, compensation and expenses, investment policies, leverage and borrowing policies, meetings of stockholders, stockholders’ election of directors, and our distribution reinvestment plan.

The responsibilities of our board of directors include:

•	Approving and overseeing our overall investment strategy, which consist of elements such as investment selection criteria, asset management procedures, and asset disposition strategies;

•

Approving all investments and asset dispositions, including real property portfolio acquisitions, developments and dispositions for a purchase price, total project cost or sales price greater than $30.0 million, including the financing of such investments. Our board of directors has delegated to the Investment Committee the authority to review and approve any non-affiliated investments and asset dispositions (including real property portfolio acquisitions, developments and dispositions), for a purchase price, total project cost or sales price of $30.0 million or less, including the financing of such investments;

•	Approving and overseeing our debt financing strategies;

•	Approving and monitoring the relationship between the Operating Partnership and the Advisor;

•	Approving joint ventures, limited partnerships and other such relationships with third parties;

•	Approving a potential Liquidity Event;

•	Determining our distribution policy and authorizing distributions from time to time; and

•	Approving amounts available for redemptions of shares of our common stock.

The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

The directors have established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of the Advisor to assure that such policies are carried out.

Committees of Our Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors, except for those committees that are required to be composed entirely of independent directors. Members of each committee will be appointed by our board of directors to serve a one year term or until their successors are duly elected and qualifies or until their earlier death, resignation, retirement or removal. We currently have five directors on our board of directors, three of whom are independent. Our board of directors has established an Investment Committee, an Audit Committee and a Nominating and Corporate Governance Committee. Our board of directors may also establish a Compensation Committee.

Investment Committee

The Investment Committee has certain responsibilities with respect to specific investments proposed by the Advisor and the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. The Investment Committee is comprised of Messrs. Marshall M. Burton, Charles B. Duke, and Stanley A. Moore, each of whom is an independent director, and Messrs. Evan H. Zucker and Dwight L Merriman III, each of whom is an affiliated director.

The Investment Committee has the authority to approve all unaffiliated investments and asset dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price of $30.0 million or less, including the financing of such investments. Our board of directors, including a majority of the independent directors, must approve all investments and asset dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price greater than $30.0 million, including the financing of such investments.

Audit Committee

The Audit Committee meets on a regular basis, at least quarterly and more frequently as necessary. The Audit Committee’s primary function is to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The Audit Committee is comprised of Messrs. Burton and Duke.

Nominating and Corporate Governance Committee

The primary function of the Nominating and Corporate Governance Committee is to assist our board of directors in identifying individuals qualified to become members of our board of directors; recommend candidates to our board of directors to fill vacancies on the board: recommend committee assignments for directors to the full board; periodically assess the performance of our board of directors; and advise the board on certain other corporate governance matters. The Nominating and Corporate Governance Committee is comprised of Messrs. Moore, Burton and Zucker.

Compensation Committee

Our board of directors may establish a Compensation Committee to administer our equity incentive plan, should we choose to activate our plan. The primary function of the Compensation Committee would be to administer the granting of awards to the independent directors and selected employees of the Advisor, based upon recommendations from the Advisor, and to set the terms and conditions of such awards in accordance with the equity incentive plan. The Compensation Committee, if formed, would be comprised entirely of independent directors.

Compensation of Directors

We pay each of our independent directors $8,750 per quarter plus $2,500 for each board of directors or committee meeting attended in person and $1,000 for each board of directors or committee meeting attended by telephone. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors or of our committees. If a director is also one of our officers, we will not pay additional compensation for services rendered as a director.

We pay the following annual retainers (to be prorated for a partial term) to the Chairpersons of our board committees:

•	$10,000 to the Chairperson of our investment committee;

•	$7,500 to the Chairperson of our audit committee; and

•	$5,000 to the Chairperson of each of our other committees.

Equity Incentive Plan

We believe that our equity incentive plan will:

•	furnish incentives to individuals chosen to receive share-based awards because they are considered capable of improving our operations and increasing profits;

•	encourage selected persons to accept or continue employment with the Advisor; and

•	increase the interest of our officers and our independent directors in our welfare through their participation in the growth in the value of our shares of common stock.

The equity incentive plan provides for the grant of awards to our independent directors, employees, advisors and consultants selected by our board of directors, or, if formed, by our Compensation Committee, for participation in the equity incentive plan. Such awards may consist of stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights, and/or other stock-based awards. However, any such stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights, and/or other stock-based awards to be issued to independent directors, employees and advisors shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights, and/or other stock-based awards. Notwithstanding the foregoing, we will not issue options or warrants to our independent directors. Please see “Investment Objectives and Policies with Respect to Certain Activities—Investment Limitations” for a description of limitations imposed by our charter on our ability to issue options and warrants under the equity incentive plan.

We have authorized and reserved for issuance under the equity incentive plan a total of 2.0 million shares of our common stock, and have also established an aggregate maximum of 5.0 million shares that may be issued upon grant, vesting or exercise of awards under the equity incentive plan. In addition, no more than 200,000 shares of our common stock may be made subject to options or stock appreciation rights to a single individual in a calendar year, and no more than 200,000 shares of our common stock may be made subject to stock based awards other than options or stock appreciation rights to a single individual in a calendar year. In the event of certain corporate transactions affecting our common stock, such as, for example, a reorganization, recapitalization, merger, spin-off, split-off, stock dividend, extraordinary dividend, our board of directors, or, if formed, our Compensation Committee, will have the sole authority to determine whether and in what manner to equitably adjust the number and type of shares and the exercise prices applicable to outstanding awards under the plan, the number and type of shares reserved for future issuance under the plan, and, if applicable, performance goals applicable to outstanding awards under the plan.

Our board of directors, or, if formed, our Compensation Committee, will administer the equity incentive plan, with sole authority (following consultation with the Advisor) to select participants, determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless determined by our board of directors, or, if formed, our Compensation Committee, no award granted under the equity incentive plan will be transferable except through the laws of descent and distribution.

Options entitle the holder to purchase common stock for a specified exercise price during a specified period. Under the equity incentive plan, we may grant options that are intended to be incentive stock options within the meaning of Section 422 of the Code (“incentive stock options”) or options that are not incentive stock options (“nonqualified stock options”). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the common stock underlying the option on the date of grant and will expire, with certain exceptions, 10 years after such date.

Restricted share awards entitle the recipient to shares of common stock from us under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common stock shall be subject to the same restrictions as the underlying restricted shares.

Share appreciation rights entitle the recipient to receive from us at the time of exercise an amount in cash (or in some cases, common stock) equal to the excess of the fair market value of the shares of common stock underlying the share appreciation right on the date of exercise over the price specified at the time of grant, which cannot be less than the fair market value of the shares of common stock on the grant date.

Dividend equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the quarterly dividend declared and paid by us on one common share. Dividend equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us.

No restricted stock will be awarded under the equity incentive plan if it would result in our being “closely-held” under the Code, jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions under our charter.

Compensation Committee Interlocks and Insider Participation

We do not expect that any of our executive officers will serve as a director or member of the compensation committee of any entity whose executive officers include a member of our Compensation Committee, if formed.

Limited Liability and Indemnification of Directors, Officers and Others

Our charter, subject to certain limitations, will limit the personal liability of our stockholders, directors and officers for monetary damages. The Maryland General Corporation Law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, the Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	The director or officer actually received an improper personal benefit in money, property or services; or

•	With respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Under the Maryland General Corporation Law, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter provides that we will generally indemnify and advance expenses to our directors and officers, the Advisor and its affiliates for losses they may incur by reason of their service in those capacities. In addition, we expect to indemnify and advance expenses to our employees and agents for losses or liabilities suffered by them by reason of their service in those capacities. However, notwithstanding the above provisions of the Maryland General Corporation Law, our charter provides that our directors, the Advisor and its affiliates will be indemnified by us for losses or liabilities suffered by them or held harmless for losses or liabilities suffered by us only if all of the following conditions are met:

•	Our directors, the Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	Our directors, the Advisor or its affiliates were acting on our behalf or performing services for us;

•	In the case of affiliated directors, the Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	In the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	The indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

In addition, we will not provide indemnification to our directors, the Advisor and its affiliates for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	There has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered and sold as to indemnification for violations of securities laws.

We may advance funds to directors, the Advisor and its affiliates for legal expenses and other costs incurred as a result of our legal action for which indemnification is being sought only if all of the following conditions are met:

•	The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the REIT;

•	The party seeking such advancement has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•

The legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•

The party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

The aforementioned charter provisions will not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Additionally, we have entered into indemnification agreements with certain of our officers and directors. The indemnification agreements require, among other things, that, subject to certain limitations, we indemnify our officers and directors and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by our officers and directors seeking to enforce their rights under the indemnification agreements. We also cover officers and directors under our directors’ and officers’ liability insurance.

To the extent that the indemnification may apply to liabilities arising under the Securities Act, we have been advised that, in the opinion of the Commission, as well as certain states, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

Our Advisory Agreement and agreements with affiliates who perform other services for us will contain similar indemnification provisions. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in such agreements. Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

Directors and Executive Officers

As of the date of this prospectus, our directors and executive officers, their ages and their positions and offices are as follows:

Name	Age	Position
Dwight L. Merriman III	50	Chief Executive Officer and Director
Evan H. Zucker	45	Chairman and Director
Marshall M. Burton	42	Director
Charles B. Duke	53	Director
Stanley A. Moore	72	Director
Thomas G. McGonagle	51	Chief Financial Officer and Treasurer
Joshua J. Widoff	40	Senior Vice President, Secretary and General Counsel

Dwight L. Merriman III, age 50, has served as our Chief Executive Officer and as the Chief Executive Officer of the Advisor since March 2010. Mr. Merriman has also served as a member of our board of directors since February 2011, and as a member of the Advisor’s board of managers since March 2010. Mr. Merriman has over 25 years of real estate investment and development experience. Prior to joining the Company, Mr. Merriman served from September 2007 through March 2010 as a Managing Director and the Chief Investment Officer of Stockbridge Capital Group LLC (“Stockbridge”), a real estate investment management company based in San Francisco, CA, which has more than $3 billion in real estate under management. While with Stockbridge, Mr. Merriman served as a member of its investment and management committees, and was responsible for coordinating the investment activities of the company. From May 2000 to September 2007, Mr. Merriman was a Managing Director of RREEF Funds (“RREEF”), a real estate investment management company, in charge of RREEF’s development and value-added investment opportunities in North America. While at RREEF, he served on the investment committee and was involved in approving approximately $5 billion in commercial real estate transactions, and he started CalSmart, a $1.2 billion value-added real estate investment fund with the California Public Employees’ Retirement System (“CalPERS”). Prior to joining RREEF in 2000, Mr. Merriman served for approximately five years as a Managing Director at CarrAmerica

Realty Corporation, where he was responsible for the company’s acquisition, development and operations activities in Southern California and Utah. Prior to that, he spent 11 years with the Los Angeles development firm of Overton, Moore & Associates, where he was responsible for developing industrial and office property throughout Southern California. Mr. Merriman received a B.S. in Business Administration from the University of Southern California and an M.B.A. from the Anderson School at the University of California at Los Angeles. Mr. Merriman is a member of the Urban Land Institute.

We believe that Mr. Merriman’s qualifications to serve on our board of directors include his extensive real estate investment and development experience, including specifically his experience serving in leadership positions and on the investments committees of significant real estate investment funds.

Evan H. Zucker, age 45, serves as our Chairman of the board of directors and has served as a member of our board of directors since March of 2010. Mr. Zucker also served as our President from October 2009 until his election to the board of directors and as Chairman in March 2010. Mr. Zucker is a manager of the Advisor and is a manager of Dividend Capital Total Advisors LLC, the advisor to Total Realty Trust. Mr. Zucker also serves as a member of the investment committee for the advisor to Fundcore Institutional Income Trust. From its inception until October 2006, Mr. Zucker was the Chief Executive Officer, President, Secretary and a director of DCT Industrial Trust (NYSE: DCT), which listed on the New York Stock Exchange in December 2006. Mr. Zucker is a principal of both Dividend Capital Group LLC and Black Creek Group LLC, a Denver based real estate investment firm which he co-founded in 1993. Mr. Zucker has been active in real estate acquisition, development and redevelopment activities since 1989 and, as of December 31, 2010, with affiliates, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real properties having combined value of approximately $8.1 billion. In 1993 Mr. Zucker co-founded American Real Estate Investment Corp., which subsequently became Keystone Property Trust (NYSE: KTR), an industrial, office and logistics REIT that was acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Zucker served as the President and as a director of American Real Estate Investment Corp. from 1993 to 1997 and as a director of Keystone Property Trust from 1997 to 1999. Mr. Zucker graduated from Stanford University with a Bachelor’s Degree in Economics.

We believe that Mr. Zucker’s qualifications to serve on our board of directors are demonstrated by his proven business acumen, including his over 17 years of experience with Black Creek Group LLC as a co-founder of the company, his position as a principal of Dividend Capital Group LLC, and his vast experience as a leader of and advisor to real estate investment companies, including Total Realty Trust and American Real Estate Investment Corp. (which subsequently became Keystone Property Trust, NYSE: KTR).

Marshall M. Burton, age 42, has served as an independent director of our board of directors since December 2009. Mr. Burton has approximately 20 years of commercial real estate experience, including development, leasing, investment and management. Since March 2011, Mr. Burton has served as Senior Vice President and General Manager of Opus Development Corporation, an affiliate of The Opus Group, a real estate developer (“Opus”), where he is responsible for managing operations and seeking new development opportunities in Denver, Colorado and in the western region of the U.S. Prior to joining Opus, Mr. Burton founded the Denver office of McWhinney, a real estate development company, in February 2010. As Senior Vice President of McWhinney, Mr. Burton oversaw operations for the commercial development team in the Denver metropolitan area and other strategic locations across the western U.S. Mr. Burton served as the Senior Vice President of Opus Northwest, L.L.C., a full-service real estate developer, from May 2009 through February 2010, and previously served as Vice President from October 2002 through September 2008 and in other capacities beginning in 1996. From September 2008 through June 2009, Mr. Burton served as Executive Vice President of Opus East, L.L.C., an interim position where he was charged with restructuring and winding down operations of Opus East, L.L.C. Opus East, L.L.C. and certain of its subsidiaries voluntarily filed for relief under Chapter 7 of the U.S. Bankruptcy Code in July 2009. Prior to joining Opus in 1996, Mr. Burton was co-founder of Denver Capital Corporation, a multi-bank community lending organization. Mr. Burton is a licensed Colorado Real Estate Broker and active in many civic and real estate associations, including serving as Treasurer and President-elect of the National Association of Industrial and Office Properties and as an executive committee member of the Urban Land Institute. Mr. Burton received his Bachelor of Science in Business Administration from the University of Denver.

We believe that Mr. Burton’s qualifications to serve on our board of directors include his over 15 years of experience overseeing the development, leasing, investment and management of commercial real estate. This experience provides a valuable perspective on the commercial real estate industry.

Charles B. Duke, age 53, has served as an independent director of our board of directors since December 2009. Mr. Duke has also served as an independent director on the board of directors of Total Realty Trust since January 2006. Mr. Duke was founder and has been President and Chief Executive Officer of Legacy Imaging, Inc., a manufacturer of aftermarket printer supplies, since 1996. Mr. Duke has been active in entrepreneurial and general business activities since 1980 and has held several executive and management roles throughout his career, including founder, president and owner of Careyes Corporation, a private bank, registered investment advisor and FINRA-member company based in Denver, Colorado, Chief Financial Officer at Particle Measuring Systems based in Boulder, Colorado, and Vice President of Commercial Loans at Colorado National Bank. Mr. Duke also spent four years with Kirkpatrick Pettis, the investment banking subsidiary of Mutual of Omaha, as Vice President of Corporate Finance, involved in primarily mergers and acquisitions, financing and valuation activities. Mr. Duke graduated from Hamilton College in 1980 with a Bachelor’s Degree in Economics and English.

As the audit committee financial expert, we believe that Mr. Duke brings a unique perspective to the audit committee, as he is the only audit committee member with investment banking experience. We believe Mr. Duke’s qualifications to serve on our board of directors include his considerable experience in financial matters, including specifically his experience as founder and president of a private bank and as Chief Financial Officer of a significant organization.

Stanley A. Moore, age 72, has served as an independent director of our board of directors since February 2011. Mr. Moore is a co-founder, director and the Chief Executive Officer of Overton Moore Properties (“OMP”), a leading commercial real estate development firm in Los Angeles County that develops, owns and manages office, industrial and mixed-use space. He has served as Chief Executive Officer of OMP since 1975 and as a director since 1972. Since its founding, OMP has developed and/or invested in over 30 million square feet of commercial space in California. Mr. Moore has served as a member of the board of directors of The Macerich Company (NYSE: MAC), a leading owner, operator and developer of major retail properties, since 1994. Mr. Moore is past President of the Southern California Chapter of the National Association of Industrial and Office Parks, and is currently a board member of the Economic Resources Corporation of South Central Los Angeles and the Los Angeles Economic Development Council (“LAEDC”). His many awards and citations include the Humanitarian of the Year awarded to him by the National Conference of Christians and Jews, and Developer of the Year awarded by the LAEDC.

We believe that Mr. Moore’s qualifications to serve on our board of directors include his over 35 years of experience as a Chief Executive Officer of a leading commercial real estate development firm, his expertise in the areas of acquisitions, development and management of commercial real estate, and more specifically, industrial properties, his leadership experience with the National Association of Industrial and Office Parks, and his service on civic and private and public company boards.

Thomas G. McGonagle, age 51, has served as our Chief Financial Officer and Treasurer and as Chief Financial Officer of the Advisor since March 2010. Prior to joining the Company, Mr. McGonagle consulted for several different corporate clients and was Chairman of the Board of Directors of Pinnacle Gas Resources, Inc. (“Pinnacle”), an independent energy company engaged in the acquisition, exploration and development of domestic onshore natural gas reserves (formerly listed on Nasdaq: PINN), from March 2009 until January 2011. From March 2007 to December 2008, Mr. McGonagle was Senior Vice President—Corporate Development at MacDermid, Incorporated, a global, specialty chemical company (formerly listed on NYSE: MRD). Mr. McGonagle was responsible for the marketing and sale of two of MacDermid’s nine global business units, and also was instrumental in the restructuring of a European manufacturing operation. Prior to joining MacDermid, from 2003 until 2006, Mr. McGonagle was Senior Vice President and Chief Financial Officer of Vistar Corporation, a $3 billion food distribution company with 36 distribution and warehouse facilities located throughout the U.S. At Vistar, Mr. McGonagle was responsible for the finance department, including all accounting, reporting, audit, bank, capital markets, and merger and acquisition activities. From 2001 to 2003, Mr. McGonagle was Managing Director and Co-Head of the U.S. Merchant Banking Group at Babcock & Brown LP in New York, which group focused on advising on, and acquiring and developing, large-scale infrastructure assets and projects. From 1987 until joining Babcock & Brown, Mr. McGonagle was a Managing Director of the Financial Sponsors Group of Donaldson, Lufkin & Jenrette / Credit Suisse. In this role, Mr. McGonagle was responsible for initiating and structuring numerous principal investment transactions, debt and equity securities offerings, and mergers and acquisitions across many different industries. Since August 2007, Mr. McGonagle has served as a director of Pinnacle. Mr. McGonagle is also a director and chairman of the audit committee of Consolidated Container Company LLC, a private $800 million plastic packaging manufacturer with over 50 manufacturing facilities located throughout the U.S. Mr. McGonagle received his B.A. in Economics from Dartmouth College and M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

Joshua J. Widoff, age 40, serves as our Senior Vice President, Secretary and General Counsel. Mr. Widoff has served as General Counsel and Secretary of Total Realty Trust since September 2007, and its Executive Vice President since 2010. He has also served as a Managing Director of Black Creek Group LLC, a Denver based private equity real estate firm, since September 2007, and as Executive Vice President of Dividend Capital Group since 2010. Prior to joining Total Realty Trust and Black Creek Group LLC in September 2007, Mr. Widoff was a partner from October 2002 to July 2007 at the law firm of Brownstein Hyatt Farber Schreck, P.C., where he was active in the management of the firm, serving as chairman of both the firm’s Associate and Recruiting Committees and overseeing an integrated team of attorneys and paralegals servicing clients primarily in the commercial real estate business. During more than a dozen years of private practice, he managed transactions involving the acquisition, development, leasing, financing, and disposition of various real estate assets, including vacant land, apartment and office buildings, hotels, casinos, industrial/warehouse facilities, and shopping centers. He also participated in asset and stock acquisition transactions, convertible debt financings, private offerings, and complex joint venture negotiations. Mr. Widoff served as general business counsel on a variety of contract and operational issues to a wide range of clients in diverse businesses. Mr. Widoff received his undergraduate degree from Trinity University in Texas and his law degree from the University of Colorado School of Law.

THE ADVISOR AND THE ADVISORY AGREEMENT

General

We rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. We, the Operating Partnership and the Advisor are parties to an amended and restated advisory agreement, dated May 14, 2010. The Advisor performs its duties and responsibilities under the Advisory Agreement as a fiduciary of the Company and our stockholders.

The Advisor

Under the terms of the Advisory Agreement, the Advisor will use commercially reasonable efforts, subject to the oversight, review and approval of our board of directors, to perform the following:

•	Participate in formulating an investment strategy consistent with achieving our investment objectives;

•	Manage and supervise the offering process;

•

Research, identify, review and recommend for approval to our board of directors or Investment Committee, as applicable, real property, debt and other investments and dispositions consistent with our investment policies and objectives;

•	Structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of investments will be made;

•	Actively oversee and manage our investment portfolio for purposes of meeting our investment objectives;

•	Manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	Select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

•	Arrange for financing and refinancing of our assets; and

•	Recommend various Liquidity Events to our board of directors when appropriate.

The above summary is provided to illustrate the material functions which the Advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by the Advisor or by third parties engaged by the Advisor.

The Advisor is currently managed by the following individuals:

John A. Blumberg	Scott W. Recknor
Anne G. DeMarco	Gary M. Reiff
David M. Fazekas	Randy J. Resley
Andrea L. Karp	Peter M. Vanderburg
Thomas G. McGonagle	Joshua J. Widoff
Dwight L. Merriman III	J.R. Wetzel
Lainie P. Minnick	Evan H. Zucker
James R. Mulvihill

For biographical information regarding Messrs. McGonagle, Merriman III, Widoff and Zucker, see “Management—Directors and Executive Officers.”

John A. Blumberg, age 51, has been a manager of the Advisor since May 2009. Mr. Blumberg served as a member of our board of directors from May 2009 to March 2010 and as our Chairman of the board of directors from October 2009 until March 2010. Mr. Blumberg is a manager of Dividend Capital Total Advisors LLC, the advisor to Total Realty Trust. Mr. Blumberg has served as the Chairman of the Board of Directors of Total Realty Trust since January 2006. Mr. Blumberg is a principal of both Dividend Capital Group LLC and Black Creek Group LLC, a Denver based real estate investment firm which he co-founded in 1993. He is also a co-founder of Mexico Retail Properties and has served as its Chief Executive Officer since 2002. Mexico Retail Properties acquires, develops and manages retail properties throughout Mexico. Mr. Blumberg has been active in real estate acquisition, development and redevelopment activities since 1993 and, as of December 31, 2010, with affiliates, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real properties having combined value of approximately $8.1 billion. Prior to co-founding Black Creek Group LLC, Mr. Blumberg was President of JJM Investments, which owned over 100 shopping center properties in Texas. During the 12 years prior to joining JJM Investments, Mr. Blumberg served in various positions with Manufacturer’s Hanover Real Estate, Inc., Chemical Bank and Chemical Real Estate, Inc., most recently as President of Chemical Real Estate, Inc. Mr. Blumberg holds a Bachelor’s Degree from the University of North Carolina at Chapel Hill.

Anne G. DeMarco, age 31, has served as our Assistant Secretary since February 2011. Ms. DeMarco has also served as the Assistant Secretary of Total Realty Trust since February 2011. Prior to joining the Company, Ms. DeMarco was an associate in the corporate group of the law firm of Faegre & Benson LLP in Denver, Colorado from September 2006 to January 2011. In private practice, Ms. DeMarco assisted more than a dozen public companies from various industries with securities offerings, SEC reporting compliance and corporate governance matters. She also represented public and private companies and private equity firms in connection with mergers, acquisitions and private placements. Ms. DeMarco received her undergraduate degree from Colorado College and her law degree from the University of Texas School of Law.

David M. Fazekas, age 37, serves as our Managing Director—Eastern Region. From 2008 through September 2010, Mr. Fazekas served as the Senior Vice President and Project Principal for Panattoni Development Company Inc., a leading international development company that leases and owns industrial, office and retail properties in more than 175 cities throughout the U.S., Canada and Europe. From 2007 to 2008, he was the Director of Acquisitions for ZAIS Group LLC, which during his tenure managed over $11 billion of assets across a wide spectrum of investment platforms. Prior to ZAIS, Mr. Fazekas spent six years as the Director of Real Estate Acquisitions for RREEF Deutsche Bank, one of the largest real estate investment advisors in the world. Early in his career, he served as the Vice President of Acquisitions for Delma Properties, Inc., and as a Financial Advisor for Northwestern Mutual Life in Springfield, New Jersey. Mr. Fazekas holds a Master’s degree in real estate from New York University and a Bachelor’s degree in business and economics from Rutgers University. He is also a member of the New York University Real Estate Alumni Association and the New Jersey Chapter of the National Association of Industrial and Office Properties (NAIOP) and Urban Land Institute (ULI), New York District.

Andrea L. Karp, age 39, has responsibilities for due diligence and acquisitions at the Advisor. Ms. Karp has served as our Senior Vice President of Due Diligence since August 2010. Ms. Karp also serves as the Vice President of Due Diligence of Total Realty Trust Inc. since May 2007. From 2006 to 2007, Ms. Karp was Vice President of Fremont Investment & Loan, a California-based bank where she was responsible for originating commercial loans. From 1997 through 2006, Ms. Karp served as First Vice President of ProLogis. In this capacity, Ms. Karp was responsible for overseeing the Asset Services team, which handled all due diligence and underwriting activities of corporate mergers, joint ventures, financings, acquisitions and dispositions with activity levels in excess of $6 billion per year. Ms. Karp holds a Bachelor’s Degree in Economics from the University of Colorado.

Lainie P. Minnick, age 38, has responsibilities for financings at the Advisor. Ms. Minnick has served as our Senior Vice President of Finance since August 2010. Ms. Minnick also serves as the Senior Vice President of Finance of Total Realty Trust, where she is responsible for executing financing initiatives and managing lending relationships. Prior to joining Total Realty Trust in 2007, Ms. Minnick was a Project Executive for Urban

Villages, Inc., a Denver based real estate development firm. In 1996 Ms. Minnick joined the Archon Group, a subsidiary of Goldman Sachs, where she was responsible for portfolio management and loan asset management efforts. She subsequently worked directly for Goldman Sachs from 1998 through 2004 as a Vice President working exclusively with the Whitehall Funds, a series of global real estate opportunity funds. Based in both New York and London, Ms. Minnick was responsible for executing over $3 billion of real estate-related portfolio financings for Whitehall throughout the U.S. and Europe. Ms. Minnick holds a Bachelors of Business Administration degree from Southern Methodist University and a Masters in Business Administration from the Wharton School at the University of Pennsylvania.

James R. Mulvihill, age 46, is a manager of the Advisor, and is a manager of Dividend Capital Total Advisors LLC, the advisor to Total Realty Trust. From its inception until October 2006, Mr. Mulvihill was the Chief Financial Officer of DCT Industrial Trust. He was also a director of DCT Industrial Trust from its inception until July 2009. Mr. Mulvihill is a principal of both Dividend Capital Group LLC and Black Creek Group LLC, a Denver based real estate investment firm which he co-founded in 1993. He was also a co-founder and served through September 2005 as Chairman of the Board of Corporate Properties of the Americas. Corporate Properties of the Americas, a joint venture between an affiliate of Black Creek Group LLC, and Equity International Properties, is a fully integrated industrial real estate company that acquires, develops and manages industrial properties throughout Mexico. Mr. Mulvihill has been active in real estate acquisition, development and redevelopment activities since 1992 and, as of December 31, 2010, with affiliates, has overseen directly or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real properties having combined value of approximately $8.1 billion. In 1993 Mr. Mulvihill co-founded American Real Estate Investment Corp., which subsequently became Keystone Property Trust (NYSE: KTR), an industrial, office and logistics REIT that was acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Mulvihill served as the Chairman and as a director of American Real Estate Investment Corp. from 1993 to 1997 and as a director of Keystone Property Trust from 1997 to 2001. Prior to co-founding Black Creek Group LLC, Mr. Mulvihill served as Vice President of the Real Estate Banking and Investment Banking Groups of Manufacturer’s Hanover and subsequently Chemical Bank, where his responsibilities included real estate syndication efforts, structured debt underwritings and leveraged buyout real estate financings. Mr. Mulvihill holds a Bachelor’s degree from Stanford University in Political Science.

Scott W. Recknor, age 43, serves as our Senior Vice President—Asset Management. From 2005 through October 2010, Mr. Recknor served as the Vice President—Leasing and Marketing for AMB Property Corporation, a leading global owner, operator and developer of industrial real estate, where he was responsible for leasing, tenant retention, capital expenditures, budgeting and re-forecasting and property management oversight in the greater Los Angeles area. From 2001 through 2004, Mr. Recknor was a District Manager for RREEF (Real Estate Investment Managers) where he managed three offices responsible for the property management, leasing, tenant retention, capital expenditure and budgeting and re-forecasting for a number of separate accounts. Prior to RREEF (Real Estate Investment Managers), Mr. Recknor was the West Region Real Estate Manager for the Goodyear Tire & Rubber Company where he was responsible for all operating aspects of Goodyear’s West Region real estate portfolio in six western states (California, Hawaii, Nevada, Arizona, New Mexico and Texas). Prior to the Goodyear Tire & Rubber Company, Mr. Recknor was a real estate broker with The Seeley Company (now Colliers) in the Los Angeles area. Mr. Recknor graduated from the University of California (Irvine). He previously served on the Board of Directors for NAIOP—SoCal and was an affiliate member of SIOR (Los Angeles).

Gary M. Reiff, age 51, has served, since March 2008, as the Chief Operating Officer and Chief Legal Officer of Dividend Capital Group LLC and Black Creek Group LLC, both Denver-based real estate investment firms which he joined in February 2007. In addition, Mr. Reiff has held various positions with affiliates of Black Creek Group LLC and Dividend Capital Group LLC, acting as General Counsel, Chief Legal Officer, Executive Vice President and Chief Operating Officer of various of those affiliates, including Executive Vice President and General Counsel of Total Realty Trust from April 2007 to August 2007 and Executive Vice President and General Counsel of Dividend Capital Total Advisors LLC from September 2007 to the present. From 1985 until

1986, and from 1989 until January 2007, Mr. Reiff was an attorney with Brownstein Hyatt Farber Schreck, P.C., being a shareholder from 1991 until January 2007. Mr. Reiff also served as a member of that firm’s Executive Committee and co-chair of the firm’s Corporate and Securities Department. During Mr. Reiff’s more than 20 years of practice, he has represented a wide variety of businesses and corporations, both public and private, in their acquisitions, dispositions, ventures, financings and general corporate counseling. Mr. Reiff currently serves as a member of the Colorado Transportation Commission. Mr. Reiff received his B.A., with distinction, and his M.A. from Stanford University and his law degree, magna cum laude, from Harvard Law School.

Randy J. Resley, age 37, has served as our Vice President and the Controller of Industrial Income Trust since June 2010, where he is responsible for all accounting and external reporting functions. Prior to joining the Company in June 2010, Mr. Resley was the Senior Director of Accounting for Red Robin International, Inc., a publicly traded restaurant chain with approximately $1 billion in revenues. While at Red Robin, Mr. Resley was responsible for all major SEC filings and managed approximately 20 employees responsible for general accounting, financial reporting, and Sarbanes Oxley compliance. Between 2001 and 2005 Mr. Resley worked for Archstone-Smith Trust, a publicly traded real-estate investment trust with over $900 million in revenues, where, as a Corporate Accounting Manager he was responsible for all aspects of financial reporting for 12 joint ventures and two consolidated subsidiaries of the company. Prior to his position with Archstone-Smith, Mr. Resley had held accounting, audit and analyst positions with Baird, Kurtz & Dobson LLP, Deloitte & Touche, LLP and FedEx. Mr. Resley holds a Bachelors of Arts in Financial Accounting from Colorado State University.

Peter M. Vanderburg, age 54, has served as our Vice President in charge of acquisitions in the Western Region since March 2011. From January 2001 to February 2011, Mr. Vanderburg served as Principal of Development and Construction at PGP Partners, Inc., a commercial real estate investment, development and management firm focusing on industrial and office real estate. During his tenure at PGP Partners he was responsible for the development of approximately 2.6 million square feet of industrial and office projects on the west coast. Prior to joining PGP Partners in January 2001, Mr. Vanderburg spent 12 years at Insignia/O’Donnell, where he held several positions, including Senior Vice President, Acquisition Manager, and Development Manager.

J.R. Wetzel, age 53, has served as our Managing Director—Western Region since March 2011. From November 2000 to February 2011, Mr. Wetzel served as Managing Partner of PGP Partners Inc. During his tenure at PGP Partners, Mr. Wetzel was responsible for the acquisition and development of more than $250 million of commercial real estate assets in California and Las Vegas. Prior to forming PGP Partners, from 1997 through 2000, Mr. Wetzel served as the Chief Operating Officer for Pacific Gulf Properties, a real estate investment trust, where he was responsible for establishing target markets, including Seattle, Portland, Northern California, Los Angeles, Orange County, San Diego, Phoenix and Las Vegas, for acquisitions and development of industrial and office projects. In 2000, he was instrumental in directing the sale of Pacific Gulf Properties’ industrial portfolio, totaling 13.5 million square feet, to RREEF, one of the world’s largest pension fund managers, and CalWest for a purchase price of $925 million. Prior to joining Pacific Gulf Properties in 1997, Mr. Wetzel served as the Vice President of Acquisitions and Development for Industrial Developments International (IDI), where he was instrumental in completing more than one million square feet of build-to-suits for nationally and internationally recognized tenants. Prior to joining IDI, Mr. Wetzel spent 11 years at Insignia/O’Donnell and was responsible for a portfolio of approximately 19 million square feet of industrial and office product throughout the western U.S. Mr. Wetzel received his B.A. in Economics from Claremont Men’s College and an M.B.A. in Real Estate Finance from the University of Southern California.

The Advisory Agreement

The current term of the Advisory Agreement ends on December 16, 2011, subject to renewals by our board of directors for an unlimited number of successive one-year periods. The independent directors will evaluate the performance of the Advisor before renewing the Advisory Agreement. The criteria used in such evaluation will be reflected in the minutes of such meeting. The Advisory Agreement may be terminated:

•	Immediately by us for “cause” or upon a material breach of the Advisory Agreement by the Advisor;

•	Without cause or penalty by either the Advisor or a majority of our independent directors, in each case upon 60 days’ written notice to the other party; or

•	With “good reason” by the Advisor upon 60 days’ written notice.

“Good reason” is defined in the Advisory Agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the Advisory Agreement or any material breach of the Advisory Agreement of any nature whatsoever by us. “Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct or willful misconduct by the Advisor or a material breach of the Advisory Agreement by the Advisor.

In the event of the termination of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, our board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

The Advisor expects to engage in other business activities and, as a result, its resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, the key personnel of the Advisor must devote sufficient resources to our business operations to permit the Advisor to discharge its obligations. The Advisor may assign the Advisory Agreement to an affiliate other than the Property Manager upon approval of a majority of our independent directors. The Advisor may not make any acquisitions or dispositions of real estate-related investments or develop any properties, without the prior approval of the majority of our Investment Committee or our board of directors, including a majority of the independent directors, as the case may be. The actual terms and conditions of transactions involving our investments shall be determined in the sole discretion of the Advisor, subject, as applicable, to board and Investment Committee approval.

We reimburse or otherwise pay the Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•

Up to 1.75% of the gross offering proceeds from the sale of our common stock in the primary offering and the distribution reinvestment plan for organization and offering expenses, including legal, accounting, printing and other offering expenses, as well as distribution related costs and expenses of the Dealer Manager and participating broker dealers, including bona-fide due diligence expenses;

•	The annual cost of goods and materials used by us including brokerage fees paid in connection with the purchase and sale of our investments; and

•

Administrative services including related personnel costs, provided, however, that we will not reimburse for personnel costs in connection with services for which the Advisor receives acquisition fees, asset management fees or real estate commissions.

The Advisor will be obligated to pay any of our organization and offering expenses, other than the sales commissions and dealer manager fee, in excess of 1.75% of the gross proceeds of the offering. Other than the organization and offering expenses, all of our other expenses may be paid directly by us.

The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our annual operating expenses to exceed the greater of (i) 2% of our average invested assets, which generally consists of the average of the aggregate book value of our assets before reserves for depreciation, bad debts and other non-cash reserves, or (ii) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding additions to reserves for depreciation, bad debts and other non-cash reserves. Such operating expenses will be calculated in accordance with GAAP (if it is still applicable under the then current accounting standards) and will include, but will not be limited to, items such as legal, accounting and auditing expenses and overhead for which the Advisor does not receive a fee, asset management fees paid to the Advisor, transfer agent costs, D&O insurance, board of directors fees and related expenses, and expenses related to compliance with Sarbanes Oxley. Such operating expenses will not include interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, or the organization and offering expense reimbursement, amounts payable out of capital contributions which may be capitalized for tax and/or accounting purposes such as the acquisition fees payable to the Advisor, acquisition expenses, real estate commissions paid on the sale of the properties and other expenses connected with the acquisition, disposition, management and ownership of our investments, including the payments in connection with the sale of assets or the non-renewal or termination of the Advisory Agreement. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed for the full amount of the excess expenses. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

The Advisor and its affiliates are paid fees in connection with services they provide to us. The Advisor may also, directly or indirectly (including, without limitation, through us or our subsidiaries), receive fees from our joint venture partners and co-owners of our properties for services provided to them with respect to their proportionate interests. Fees received from joint venture partners or co-owners of our properties and paid, directly or indirectly (including, without limitation, through us or our subsidiaries), to the Advisor may be more or less than similar fees that we pay to the Advisor pursuant to the Advisory Agreement. In the event the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

The Advisor may enter into arrangements with affiliates and other related entities that have specialized expertise in specific areas of real property or debt investments to assist the Advisor in connection with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and managing our assets on a day-to-day basis. In such event, the Advisor shall pay these entities out of the compensation the Advisor receives from us. In addition, we may determine to retain the services of certain affiliated or unaffiliated entities that have specialized expertise, in lieu of having the Advisor provide these services, and in such instances we shall pay an amount that is usual and customary for comparable services.

Holdings of Shares of Common Stock, OP Units and Special Units

The Advisor currently owns 20,000 shares of our common stock for which it contributed $200,000. The Advisor may not sell any of these shares of our common stock during the period it serves as our Advisor. We are the sole general partner of the Operating Partnership and currently own 20,200 OP Units. The Sponsor owns all of the Special Units, for which it contributed $1,000. The holder of the Special Units will receive 15% of the net sales proceeds received by the Operating Partnership upon the disposition of assets held by it directly or indirectly, subordinated to a specified return to the stockholders. The Special Units will be redeemed by the Operating Partnership upon the listing of our common stock or other Liquidity Event and in certain other instances, including the termination or non-renewal of the Advisory Agreement. See “The Operating Partnership Agreement—Redemption Rights of Special Units.” The Sponsor also owns 200 shares of our common stock. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. See “Description of Capital Stock” for a more detailed description of the resale restrictions.

Affiliated Companies

Property Manager

Certain of our real properties may be managed and leased by the Property Manager. The Property Manager is an affiliate of the Advisor and was organized in April 2002 to lease and manage real properties acquired by Sponsor affiliated entities or other third parties.

We may pay the Property Manager a property management fee equal to a market based percentage of the annual gross revenues of each of our real properties managed by the Property Manager. The actual percentage will be variable and is dependent upon geographic location and product type (such as retail, industrial, office and other property types). We would expect such fee to range from 2% to 5% of the annual gross revenues. In addition, we may pay the Property Manager a separate fee for initially leasing-up our real properties, for leasing vacant space in our real properties and for renewing or extending current leases on our real properties, in an amount not to exceed the usual and customary fee charged in arm’s length transactions by others rendering comparable services for similar assets in the same geographic area of such assets (generally expected to range from 2% to 8% of the projected first year’s annual gross revenues of the property); provided, however, that we will only pay a leasing fee to the Property Manager if the Property Manager provides leasing services, directly or indirectly.

In the event that the Property Manager assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements. The Property Manager will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Material U.S. Federal Income Tax Considerations—Requirements for Qualification—Gross Income Tests—Rents From Real Property.”

The Property Manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and may also be employed by the Advisor, or certain companies affiliated with them. The Property Manager may also sub-contract with third parties, including affiliates of the Advisor, for the performance of certain services. The Property Manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to the Property Manager will include, without additional expense to us, all of the Property Manager’s general overhead costs.

Dealer Manager

The Dealer Manager is a member firm of FINRA. The Dealer Manager was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Sponsor affiliated entities. The Dealer Manager will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. See “Plan of Distribution.”

We pay the Dealer Manager a sales commission of up to 7.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering and a dealer manager fee of up to 2.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. The Dealer Manager may also receive a portion of the 1.75% organization and offering expense reimbursement for non-accountable expenses and as a marketing support fee.

Management Decisions of the Advisor

Messrs. Blumberg, Fazekas, McGonagle, Merriman, Mulvihill, Recknor, Reiff, Resley, Vanderburg, Widoff, Wetzel and Zucker and Mss. DeMarco, Karp and Minnick will have primary responsibility for management decisions of the Advisor, including the selection of investments to be recommended to our board of directors, the negotiations in connection with these investments and the property management and leasing of real properties.

MANAGEMENT COMPENSATION

Our Advisory Agreement provides that our Advisor will assume principal responsibility for managing our affairs and we compensate the Advisor for these services. We do not compensate our officers. The Advisor, through an affiliate, compensates our officers who also serve as officers of the Advisor and of other affiliates. Our officers also may receive additional compensation in the form of indirect equity interests in the Sponsor.

The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to the Advisor, the Property Manager, the Dealer Manager and their affiliates. The maximum amount that we may pay with respect to such compensation, fees and reimbursement of expenses is also set forth below. The Sponsor, which owns the Advisor, is presently directly or indirectly majority owned by John A. Blumberg, James R. Mulvihill and Evan H. Zucker and/or their affiliates and the Sponsor and the Advisor are jointly controlled by Messrs. Blumberg, Mulvihill and Zucker and/ or their affiliates. The Dealer Manager, the Exchange Facilitator and the Property Manager are presently each directly or indirectly majority owned, controlled and/or managed by Messrs. Blumberg, Mulvihill and/or Zucker and/ or their affiliates. A majority of our board of directors, including a majority of the independent directors, will determine, from time to time but at least annually, that (i) the total fees and expenses paid to the Advisor are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated REITs, and (ii) the compensation paid to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. A majority of our board of directors, including a majority of the independent directors, will also supervise the performance of the Advisor to determine that the provisions of the Advisory Agreement are carried out.

Management Compensation Table

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Organization and Offering Stage

• Sales Commission—the Dealer Manager (1)	Up to 7.0% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker dealers).	$105,000,000

• Dealer Manager Fee—the Dealer Manager (1)	Up to 2.5% of the gross offering proceeds from the sale of shares in the primary offering.	$37,500,000

• Organization and Offering Expense Reimbursement—the Advisor or its affiliates, including the Dealer Manager (2)	Up to 1.75% of the aggregate gross offering proceeds from the sale of shares in the primary offering and the distribution reinvestment plan to reimburse the Advisor for paying certain cumulative organization and offering expenses and certain distribution-related expenses of the Dealer Manager and participating broker dealers.	$35,000,000

Acquisition Stage

• Acquisition Fees—the Advisor (3)	Acquisition of Real Properties
	Acquisition fees are payable to the Advisor in connection with the acquisition, development or construction of real properties and will vary depending on whether the asset acquired is in the operational, development or construction	Operational Stage: $23,225,000 (assuming no debt financing to purchase assets).

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
stage. For each real property acquired in the operational stage, the acquisition fee is an amount equal to 2.0% of the purchase price of the property (or our proportional interest therein), until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee will be reduced to 1.0% of the total purchase price of the properties acquired thereafter (or our proportional interest therein), including in all instances real property held in joint ventures or co-ownership arrangements. For each real property acquired prior to or during the development or construction stage, the acquisition fee will equal up to 4.0% of total project cost (including debt, whether borrowed or assumed); provided, however, that we will only pay such a fee to our Advisor if the Advisor provides, directly or indirectly, the development services.

$77,900,000 (assuming debt financing equal to 75% of

the aggregate value of our assets).

Development or Construction Stage:

$72,900,000 (assuming no debt financing to purchase assets).

$291,600,000 (assuming debt financing equal to 75% of the aggregate value of our assets).

Acquisition of Interest in Real Estate-Related Entities

	The Advisor is also entitled to receive acquisition fees of (i) 1.0% of our proportionate share of the purchase price of the property owned by any real estate-related entity in which we acquire a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP, and (ii) 1.0% of the purchase price in connection with the acquisition of an interest in any other real estate-related entity.	Amount will depend on our proportional share and cannot be determined at the present time.

Acquisition of Debt and Other Investments

	The Advisor is entitled to receive an acquisition fee of 1.0% of the purchase price, including any third-party expenses related to such investment, in connection with the acquisition or origination of any type of debt investment or other investment.	$18,225,000 (assuming no debt financing to purchase assets or third party expenses, which cannot be determined at the present time).

	For purposes of calculating fees in this prospectus, “purchase price” includes debt, whether borrowed or assumed.	$72,900,000 (assuming debt financing equal to 75% of the aggregate value of our assets but no third party expenses, which cannot be determined at the present time).

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Operational Stage (4)

• Asset Management Fees—the Advisor (4)	For all assets acquired, the asset management fee will consist of (i) a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed) (before non-cash reserves and depreciation) of each real property asset within our portfolio (or our proportional interest therein with respect to real property held in joint ventures, co-ownership arrangements or real estate-related entities in which we own a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP); provided, that the monthly asset management fee with respect to each real property asset located outside the U.S. that we own, directly or indirectly, will be one-twelfth of 1.20% of the aggregate cost (including debt, whether borrowed or assumed) (before non-cash reserves and depreciation) of such real property asset, (ii) a monthly fee of one-twelfth of 0.80% of the aggregate cost or investment (before non-cash reserves and depreciation, as applicable) of any interest in any other real estate-related entity or any type of debt investment or other investment, and (iii) a fee of 2.0% of the sales price of each asset upon disposition.	Actual amounts are dependent upon aggregate cost of assets, the sales price of assets, the location of assets and the amount of leverage and therefore cannot be determined at the present time.

• Property Management and Leasing Fees—the Property Manager	Property management fees may be paid to the Property Manager in amount equal to a market based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues. In addition, we may pay the Property Manager a separate fee for initially leasing-up our real properties, for leasing vacant space in our real properties and for renewing or extending current leases on our real properties. Such leasing fee will be in an amount that is usual and customary for comparable services rendered to similar assets in the geographic market of the asset (generally expected to range from 2% to 8% of the projected first year’s annual gross revenues of the property); provided, however, that we will only pay a leasing fee to the Property Manager if the Property Manager provides leasing services, directly or indirectly.	Actual amounts are dependent upon gross revenues of specific properties and actual property management and leasing fees and therefore cannot be determined at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Liquidity Stage

• Real Estate Sales Commission—the Advisor or its affiliates (5)

Up to 50.0% of the reasonable, customary and competitive commission paid for the sale of a comparable real property, provided that the Advisor provides a substantial amount of services in connection with the sale and such amount shall not exceed 3.0% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property.

If our Advisor receives a real estate commission, it will be in addition to the 2.0% asset disposition fee that will be payable to our Advisor, as described under the heading “Operational Stage—Asset Management Fees—the Advisor” in this table.

Actual amounts are dependent upon the sales price of specific properties and therefore cannot be determined at the present time.

• Special Units—Industrial Income Advisors Group LLC, the parent of the Advisor (6)	In general, the holder of the Special Units will be entitled to receive 15% of net sales proceeds on dispositions of the Operating Partnership’s assets after the stockholders have received, in the aggregate, cumulative distributions from all sources equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on their net contributions.	Actual amounts are dependent on net sales proceeds and therefore cannot be determined at the present time.

Special Units will be redeemed upon the listing of our common stock on a national securities exchange or other Liquidity Event and will be redeemed upon the occurrence of certain events that result in the termination or non-renewal of the Advisory Agreement, if earlier.

Notwithstanding anything herein to the contrary, no redemption of the Special Units will be permitted unless and until the stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions from operating income, sales proceeds and other sources in an amount equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return thereon. The stockholders and holders of the OP Units will be deemed to have received amounts based on the valuations determined at the time of listing or other Liquidity Event or termination or non-renewal of the Advisory Agreement.

(1)

The sales commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan.

(2)

The organization and offering expense reimbursement will be used in whole or in part to pay for incurrence on our behalf of legal, accounting, printing and other organization and offering expenses related to the distribution of this offering, and payments to the Dealer Manager and participating broker-dealers of expense reimbursements, marketing support fees and bona-fide due diligence expense reimbursements. Of the estimated $35,000,000 maximum organization and offering expense reimbursement, approximately $7,500,000 of the expenses (or 0.5% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering) may be paid to the Dealer Manager and participating broker dealers on a non-accountable basis for their out-of-pocket expenses related to the distribution of the offering and as a marketing support fee, which is considered to be additional underwriting compensation pursuant to FINRA Rule 2310. To the extent that not all of the $7,500,000 is used as a reimbursement of underwriting expenses or other organization and offering expenses, any such remaining amounts will be available to us for other purposes. The Advisor or an affiliate of the Advisor will be responsible for the payment of our cumulative organization and offering expenses, other than the sales commission and the dealer manager fee, to the extent the total of such cumulative expenses exceed the 1.75% organization and offering expense reimbursement, without recourse against or reimbursement by us.

(3)

We pay the Advisor the acquisition fee amount upon the closing of a real property acquisition transaction for properties that are in the operational stage, or as a percentage of completion for properties in the development stage, and upon the acquisition of a debt investment or other investment. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the investment, including acquisition expenses on such investments which are not acquired, would exceed 6.0% of the purchase price or total project cost of such investments, as applicable (including debt, whether borrowed or assumed), unless a majority of the directors, including a majority of the independent directors, approves fees and expenses in excess of these limits in accordance with our charter.

(4)

The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our total operating expenses to exceed the greater of (i) 2.0% of our average invested assets, which generally consists of the average book value of our real properties before reserves for depreciation or bad debts and the average book value of securities, or (ii) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless a majority of our board of directors, including a majority of the independent directors, has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans relating to real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP (if still applicable under the then current accounting standards), that are in any way related to our operation, including asset management fees and other operating fees paid to the Advisor, but excluding the expenses of (i) raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) reasonable incentive compensation based on the gain in the sale of our assets; (vi) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property); and (vii) distributions made with respect to interests in the Operating Partnership.

(5)	Although we are most likely to pay real estate sales commissions to the Advisor or one of its affiliates in our liquidity stage, these fees may also be earned during our operational stage.
(6)

Redemptions of the Special Units will occur through the exchange of the Special Units for OP Units with a value at the time of exchange equal to the redemption value of the Special Units. OP Units received in exchange for Special Units will be subject to immediate redemption for their then-current value at the election of their holder(s). Upon the redemption of the Special Units in connection with a listing, the redemption value of the Special Units will be the amount that would have been distributed with respect to the Special Units if the Operating Partnership had distributed to the holders of the OP Units upon liquidation an amount equal to the net implied value of the Operating Partnership’s assets, determined with reference to the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of the bid and asked prices, for the 30-day period beginning 150 days after such listing. Upon a Liquidity Event other than a listing, the redemption value of the Special Units will be based on the consideration paid (or deemed to have been paid) in connection with such Liquidity Event. Upon the occurrence of certain events that result in the termination or non-renewal of the Advisory Agreement other than for cause, the redemption value of the Special Units will equal the amount that would have been distributed with respect to the Special Units had the Operating Partnership sold all of its assets for their then fair market values, paid all of its liabilities and distributed any remaining amounts to partners in liquidation of the Operating Partnership, in connection with such other events. Stockholders and holders of the OP Units will be deemed to have received amounts based on the valuations determined in conjunction with a listing or other Liquidity Event or termination or non-renewal of the Advisory Agreement, in accordance with the methodologies described above. The redemption of OP Units received in exchange for the Special Units (if requested by the holder(s) of such OP Unit) will be made in cash to the extent that such payment does not impair the capital of the Company, and any remaining payment will be made in the form of a promissory note bearing interest at a competitive rate; provided, however, that in connection with the termination or nonrenewal of our Advisory Agreement other than for “cause,” any payment upon repurchase shall be made in the form of a promissory note and not cash.

The table below provides information regarding fees paid to the Dealer Manager, the Advisor or their affiliates in connection with our operations and this offering. The table includes amounts for the year ended December 31, 2010 and for the period from Inception (May 19, 2009) to December 31, 2009, as well as amounts payable as of December 31, 2010 and 2009.

Type and Recipient	Incurred for the Year Ended December 31, 2010	Incurred and Unpaid as of December 31, 2010	Incurred for the Period from Inception (May 19, 2009) to December 31, 2009	Incurred and Unpaid as of December 31, 2009
Sales Commissions—the Dealer Manager	$9,905,640	$291,317	$—	$—
Dealer Manager Fees—the Dealer Manager	3,902,612	125,961	—	—
Organization and Offering Expense Reimbursement—the Advisor or its affiliates, including the Dealer Manager	2,724,966	95,801	—	—
Acquisition Fees—the Advisor	4,527,000	322,000	—	—
Asset Management Fees—the Advisor	428,067	150,900	—	—
Other Expense Reimbursements—the Advisor (1)	437,211	69,998	—	—

Total Expenses (2)	21,925,496	1,055,977	—	—
Incurred Organization and Offering Expense Reimbursement—not payable until additional gross proceeds of the offering are received (2)	2,971,386	5,795,823	2,824,437	2,824,437

Due to Affiliates	$24,896,882	$6,851,800	$2,824,437	$2,824,437

(1)	Includes reimbursement for expenses incurred on our behalf in connection with the services provided to us under the Advisory Agreement.
(2)

We reimburse the Advisor for certain organization and offering expenses up to 1.75% of the gross offering proceeds. The Advisor or an affiliate of the Advisor is responsible for the payment of our cumulative organization and offering expenses to the extent the total of such cumulative expenses exceed the 1.75% organization and offering expense reimbursement, without recourse against or reimbursement by us. A portion of the organization and offering expenses incurred for the year ended December 31, 2010 and for the period from Inception (May 19, 2009) to December 31, 2009, represents an accrual based on the estimated gross offering proceeds to be raised in the future. We do not consider organization and offering expenses that exceed 1.75% of the gross offering proceeds raised to be currently payable.

We also reimburse or otherwise pay the Advisor for all of the costs it incurs in connection with, among other things, administrative services, including related personnel costs, provided however, that we will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees, asset management fees or real estate commissions.

Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments payable by us may increase or decrease during this offering or future offerings from those described above if such change is approved by a majority of our board of directors, including a majority of the independent directors.

THE OPERATING PARTNERSHIP AGREEMENT

General

The Operating Partnership was formed as a Delaware limited partnership on May 19, 2009, to own real property, debt and other investments that will be acquired and actively managed by the Advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for OP Units from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or the transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to the Operating Partnership in exchange for OP Units on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.

We intend to hold substantially all of our assets in the Operating Partnership or in direct or indirect subsidiary entities in which the Operating Partnership owns an interest, and we intend to make future acquisitions of real properties using the UPREIT structure. Further, the Operating Partnership is structured to make distributions with respect to OP Units which are equivalent to the distributions made to our stockholders. Finally, a holder of OP Units may later exchange his OP Units for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT. We are the sole general partner of the Operating Partnership. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. As of March 25, 2011, we owned a 99.9% ownership interest in the Operating Partnership and the Sponsor owned 100 Special Units.

The following is a summary of certain provisions of the Operating Partnership Agreement. This summary is qualified by the specific language in the Operating Partnership Agreement. For more detail, you should refer to the actual Operating Partnership Agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Capital Contributions

As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to the Operating Partnership in exchange for OP Units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us and the Advisor, we may borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause the Operating Partnership to issue OP Units for less than fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us.

Operations

The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to (i) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (ii) avoid any federal income or excise tax liability, and (iii) ensure that the Operating Partnership will not be classified as a “Publicly Traded Partnership” for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. See “Material U.S. Federal Income Tax Considerations—Other Tax Considerations—Tax Aspects of Our Investments in Our Operating Partnership—Classification as a Partnership.”

The Operating Partnership Agreement generally provides that, except as provided below with respect to the Special Units, the Operating Partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from disposition of assets, to the partners of the Operating Partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us as general partner such that a holder of one OP Unit will generally receive the same amount of annual cash flow distributions from the Operating Partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the OP Units).

Similarly, the Operating Partnership Agreement provides that income of the Operating Partnership from operations and, except as provided below, income of the Operating Partnership from disposition of assets, normally will be allocated to the holders of OP Units in accordance with their relative percentage interests such that a holder of one OP Unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners (other than the holder of the Special Units) in accordance with their respective percentage interests in the Operating Partnership. Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed in accordance with the distribution provisions of the Operating Partnership Agreement to the extent of each partner’s positive capital account balance. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to the Operating Partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

The holders of the Special Units will be entitled to distributions from our Operating Partnership in an amount equal to 15% of net sales proceeds received by our Operating Partnership on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which our Operating Partnership owns a partnership interest, after the stockholders have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return thereon. There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of our Operating Partnership made to the owner of the Special Units in connection with the amounts payable with respect to the Special Units, including amounts payable upon redemption of the Special Units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of our Operating Partnership. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 6.5% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the Special Units.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties and in acquiring and managing debt investments, the Operating Partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of the Operating Partnership. Such expenses will include:

•	All expenses relating to the formation and continuity of our existence, including taxes, fees and assessments associated therewith;

•

All expenses relating to our public offering and registration of securities, including, without limitation, underwriting discounts and selling commissions applicable to the offering (provided that the Advisor will be obligated to pay any of our organization and offering expenses, other than sales commissions and dealer manager fees, in excess of 1.75% of the gross proceeds), and any costs and expenses associated with any claims made by our stockholders or any underwriters or placement agents that may be involved in the offering;

•	All expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	All expenses associated with compliance by us with applicable laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange; and

•	All our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

Redemption Rights of OP Units

The holders of OP Units (other than us and the holder of the Special Units) generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both. The right of the holders of the OP Units to cause us to redeem their OP Units is not subject to any limitation applicable to the redemption of shares under our share redemption program. If we elect to redeem OP Units for shares of our common stock, we will generally deliver one share of our common stock for each OP Unit redeemed and such shares may, subsequently, only be redeemed for cash in accordance with the terms of our share redemption program. If we elect to redeem OP Units for cash, the cash delivered will generally equal the amount the limited partner would have received if his or her OP Units were redeemed for shares of our common stock and then such shares were subsequently redeemed pursuant to our share redemption program (without application of either of the Redemption Caps (as defined in “Description of Capital Stock—Share Redemption Program”)), which amount may be at a discount to the purchase price paid by the limited partner for a tenancy-in-common or similar interest. The amount paid will vary based upon the length of time that the OP Units subject to redemption have been held, as described in the table applicable to the redemption of our common stock. See “Description of Capital Stock—Share Redemption Program.” In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter.

Subject to the foregoing, holders of OP Units (other than the holders of the Special Units) may exercise their redemption rights at any time after one year following the date of issuance of their OP Units; provided, however, that a holder of OP Units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 OP Units, unless such holder holds less than 1,000 OP Units, in which case, it must exercise its redemption right for all of its OP Units.

Redemption Rights of Special Units

Redemptions of the Special Units will occur through the exchange of the Special Units for OP Units with a value at the time of exchange equal to the redemption value of the Special Units. OP Units received in exchange for Special Units will be subject to immediate redemption for their then-current value at the election of their holder(s). Upon the redemption of the Special Units in connection with a listing, the redemption value of the Special Units will be the amount that would have been distributed with respect to the Special Units if the Operating Partnership had distributed to the holders of the OP Units upon liquidation an amount equal to the net implied value of the Operating Partnership’s assets, determined with reference to the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of the bid and asked prices, for the 30-day period beginning 150 days after such listing. Upon a Liquidity Event other than a listing, the redemption value of the Special Units will be based on the consideration paid (or deemed to have been paid) in connection with such Liquidity Event. Upon the occurrence of certain events that result in the termination or non-renewal of the Advisory Agreement other than for cause, the redemption value of the Special Units will equal the amount that would have been distributed with respect to the Special Units had the Operating Partnership sold all of its assets for their then fair market values, paid all of its liabilities and distributed any remaining amounts to partners in liquidation of the Operating Partnership, in connection with such other events. Stockholders and holders of the OP Units will be deemed to have received amounts based on the valuations determined in conjunction with a listing or other Liquidity Event or termination or non-renewal of the Advisory Agreement, in accordance with the methodologies described above. The redemption of OP Units received in exchange for the Special Units (if requested by the holder(s) of such OP Units) will be made in cash to the extent that such payment does not impair the capital of the Company, and any remaining payment will be made in the form of a promissory note bearing interest at a competitive market rate; provided, however, that in connection with the termination or nonrenewal of our Advisory Agreement other than for “cause,” any payment upon repurchase shall be made in the form of a promissory note and not cash. In connection with the termination or nonrenewal of our Advisory Agreement other than for “cause,” such promissory note shall be payable in 12 equal quarterly installments and shall bear interest on the unpaid balance at a rate determined by our board of directors to be fair and reasonable; provided, however, that no payment will be made in any quarter in which such payments would impair our capital or jeopardize our REIT status, in which case any such payment or payments may be delayed until the next quarter in which payment would not impair our capital or jeopardize our REIT status; and provided, further, that payment of the outstanding balance on any promissory note and all interest due on such note shall be accelerated upon the occurrence of a Liquidity Event. Upon the termination of the Advisory Agreement for “cause,” the redemption value of Special Units will be $1.

Notwithstanding anything herein to the contrary, no redemption of Special Units will be permitted unless and until the stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions from operating income, sales proceeds and other sources in an amount equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return thereon.

Transferability of Operating Partnership Interests

We may not voluntarily withdraw as the general partner of the Operating Partnership; engage in any merger, consolidation or other business combination; or transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of OP Units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of the holder of the Special Units, the amount of cash, securities or other property equal to the fair market value of the Special Units) determined with reference to the implied net value of the Operating Partnership’s assets and the amount that would be distributed to the holders of the OP Units if the Operating Partnership were to sell its assets at such time and, after satisfying its liabilities, distribute such amount to the holders of the OP Units in complete liquidation or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of OP Units, other than the Sponsor and its affiliates. With certain exceptions, the holders of OP Units may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with the Advisor and other affiliates, including (i) conflicts related to the compensation arrangements between the Advisor, certain affiliates and us, (ii) conflicts with respect to the allocation of the time of the Advisor and its key personnel, (iii) conflicts related to our potential acquisition of assets from affiliates of the Advisor, and (iv) conflicts with respect to the allocation of investment opportunities. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

Other than performing services as our advisor, the Advisor presently has no interests in other real estate programs. However, many of the members of the Advisor’s management team, are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities, including present and future involvement with institutional real estate funds and other non-traded REITs, some of which may compete for investments with us. Present activities of affiliates of the Advisor include:

•	Acting as advisor to Total Realty Trust in the acquisition, ownership, management and disposition of real property, debt and other investments;

•	Acting as advisor to Fundcore Funds in its offering and in the origination and investment in commercial real estate loans and other debt investments;

•

Making investments in the acquisition, ownership, development and management of retail, residential and other property types located in various markets in Mexico through various affiliates of the Advisor;

•	Managing existing real estate-related investments primarily located in Denver, Colorado and the New York City metropolitan area; and

•	Making investments in the acquisition, ownership, development and management of other real estate assets primarily located in Denver, Colorado.

The Advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of debt investments. None of the Sponsor affiliated entities is prohibited from raising money for, or advising, another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Advisor’s Time

We rely on the Advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. The managers, directors, officers and other employees of the Advisor and certain of its affiliates and related parties, including its direct or indirect owners, are presently, and plan in the future to continue to be, involved with numerous real estate programs and activities which are unrelated to us and may change as programs are closed or new programs are formed. As a result of these activities, the Advisor, its managers, directors, officers and other employees and certain of its affiliates and related parties will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. For example, certain of our officers and directors (other than our independent directors) serve in the same capacities for the Advisor; and certain of these officers and their affiliates currently hold similar positions with Total Realty Trust, the Dealer Manager, the Exchange Facilitator, the Property Manager, other affiliated entities, and the 13 private programs that are presently operating. See “Prior Performance of the Advisor and its Affiliates” on page 127 of this prospectus. They may also engage in the future in additional projects and business activities and in new programs.

The Advisor and its employees will devote only as much of its time to our business as the Advisor and its employees, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, the Advisor and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other Sponsor affiliated entities and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other Sponsor affiliated entities than to us. However, the Advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Sponsor activities in which they are involved.

Competition

We will compete with other Sponsor affiliated entities, including, but not limited to, Total Realty Trust, the Fundcore Funds, and with other entities that Sponsor affiliated entities may advise or own interests in, for opportunities to acquire or sell investments. As a result of this competition, certain investment opportunities may not be available to us. For example, it is anticipated that the Fundcore Funds will have priority over us in making debt investments that are equally suitable for us and such Fundcore Funds, including debt investments related to industrial properties.

We and our Advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and other affiliated programs. The Advisor will be required to provide information to our board of directors to enable our board of directors, including the independent directors, to determine whether such procedures are being fairly applied. See “Conflict Resolution Procedures” for a further description of how potential investment opportunities will be allocated between us and affiliated and other related entities.

Affiliates of our executive officers and certain of our directors and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our executive officers and certain of our directors and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as the offering of our shares of common stock. Our Advisor, its managers, directors, officers and other employees and certain of its affiliates and related parties will experience conflicts of interest as they simultaneously perform services for us and other real estate programs that they sponsor or have involvement with.

Certain of the Advisor’s affiliates or other related entities currently own and/or manage properties in geographic areas in which we expect to acquire real properties. Conflicts of interest will exist to the extent that we own and/or manage real properties in the same geographic areas where real properties owned or managed by other Sponsor affiliated entities or other related entities are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Sponsor affiliated entity or another related entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another Sponsor affiliated entity or another related entity were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates or other related entities managing real property on our behalf seek to employ developers, contractors or building managers.

Affiliated Dealer Manager

We are affiliated with the Dealer Manager and this relationship may create conflicts of interest in connection with the performance of due diligence by the Dealer Manager. Although the Dealer Manager will examine the information in the prospectus for accuracy and completeness, the Dealer Manager is an affiliate of the Advisor and will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you do not have the benefit of such independent review and investigation. The Dealer Manager may be involved in offerings for other Sponsor affiliated entities.

Certain of the participating broker dealers have made, or are expected to make, their own independent due diligence investigations. The Dealer Manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by Sponsor affiliated entities that may have some or all investment objectives similar to ours.

Affiliated Property Manager

We anticipate that the Property Manager may perform certain property management services for us and the Operating Partnership. The Property Manager may be affiliated with the Advisor, and in the future there is potential for a number of the members of the Advisor’s management team and the Property Manager to overlap. As a result, we might not always have the benefit of independent property management to the same extent as if the Advisor and the Property Manager were unaffiliated and did not share any employees or managers. Alternatively, we are permitted to hire third parties to manage one or more of our properties. Given that we are expected to employ an affiliated Property Manager with respect to many of our properties, any agreements with such Property Manager will not be at arm’s length. As a result, with respect to any such agreement we will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

Our agreement with the Property Manager will have an initial term of one year from the date of the agreement. Thereafter, the term of the agreement will continue from year to year unless written notice of termination is given at least 60 days prior to any anniversary of the commencement of the term of the agreement. The independent directors evaluate the performance of the Property Manager prior to any renewal of the Property Management Agreement. The Property Management Agreement may be terminated by a majority of our independent directors upon 60 days’ written notice without cause or penalty.

Lack of Separate Representation

Greenberg Traurig, LLP has acted as special U.S. federal income tax counsel to us in connection with this offering and is counsel to us, the Operating Partnership, the Dealer Manager, and the Advisor in connection with this offering and may in the future act as counsel for each such company. Greenberg Traurig, LLP also serves and may in the future serve, as counsel to certain affiliates of the Advisor in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, the Operating Partnership, the Dealer Manager, the Advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Joint Ventures with Affiliates of the Advisor

Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures or other arrangements with affiliates of the Advisor to acquire, develop and/or manage real property, debt and other investments. In conjunction with such prospective agreements, the Advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our affiliated joint venture partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, the Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner, in managing the joint venture and in resolving any conflicts or exercising any rights in connection with the joint venture arrangements. Since the Advisor will make various decisions on our behalf, agreements and transactions between the Advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. We may enter into joint ventures with affiliates of the Advisor for the acquisition of investments, but only if (i) a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us and (ii) the investment by us and such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties.

Acquisition of Assets from Affiliates of the Advisor and Other Related Entities

We may acquire assets from affiliates of the Advisor or other related entities. It is important to note that under no circumstance will we acquire any asset from the Advisor, its affiliates or other related entities unless the contracts governing such acquisition include provisions to avoid the duplication of fees payable by us and such acquisition meets all of the criteria outlined under “Conflicts of Interest—Conflict Resolution Procedures—Acquisitions Involving Affiliates and Other Related Entities.”

Fees and Other Compensation to the Advisor and its Affiliates

A transaction involving the purchase and sale of real properties may result in the receipt of commissions, fees and other compensation by the Advisor and its affiliates and partnership distributions to the Advisor and its affiliates, including acquisition fees, asset management fees, property management and leasing fees, real estate brokerage commissions and participation in non-liquidating net sale proceeds. None of the agreements that provide for fees and other compensation to the Advisor and its affiliates will be the result of arm’s length negotiations. All such agreements, including our Advisory Agreement, require approval by a majority of our board of directors, including a majority of the independent directors, as being fair and reasonable to us in relation to the services to be performed. The timing and nature of fees and compensation to the Advisor or its affiliates could create a conflict between the interests of the Advisor or its affiliates and those of our stockholders. However, certain fees and distributions (but not expense reimbursements) payable to the Advisor and its affiliates relating to the sale of properties are subordinated to the return to the stockholders or partners of the Operating Partnership of their capital contributions plus cumulative non-compounded annual returns on such capital. The Advisor may also receive fees from our joint venture partners and co-owners of our properties for services provided to them with respect to their proportionate interests.

Subject to oversight by our board of directors, the Advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, the Advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees and other amounts will generally be payable to the Advisor and its affiliates regardless of the quality of the real properties or debt investments acquired or the services provided to us.

Each transaction we enter into with the Advisor or its affiliates is subject to an inherent conflict of interest. Except as otherwise provided in our charter, a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, must approve each transaction between us and the Advisor or any of its affiliates as being fair and reasonable to us in relation to the services being performed. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate.

We do not currently expect to make debt investments in any other REIT or company which may be affiliated with us. However, if any such investments are made, we, and/or the affiliated REIT or company would waive those fees which are necessary to avoid any duplication of the acquisition fees and asset management fees payable by us.

Conflict Resolution Procedures

We are subject to potential conflicts of interest arising out of our relationship with the Advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, our anticipated acquisition of assets from affiliates of the Advisor, the terms and conditions on which various transactions might be entered into by us and the Advisor or its affiliates and other situations in which our interests may differ from those of the Advisor or its affiliates. The procedures set forth below have been adopted by us to address these potential conflicts of interest.

Board of Directors

In order to reduce or eliminate certain potential conflicts of interest, our board of directors will review and approve all matters it believes may involve a conflict of interest. These matters must be approved by a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction. Among the matters the board will review and act upon are:

•	The continuation, renewal or enforcement of our agreements with the Advisor and its affiliates, including the Advisory Agreement and the agreement with the dealer manager;

•	Transactions with our directors, officers and affiliates;

•	Awards under the equity incentive plan; and

•	Pursuit of a potential Liquidity Event.

Compensation Involving the Advisor

The board of directors, including the independent directors, will evaluate at least annually whether the compensation that we contract to pay to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The board of directors, including the independent directors, will supervise the performance of the Advisor and monitor the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by our board of directors, including the independent directors:

•	The amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	The success of the Advisor in generating investments that meet our investment objectives;

•	Rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•	Additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	The quality and extent of the services and advice furnished by the Advisor;

•	The performance of our investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	The quality of the assets relative to the investments generated by the Advisor for its own account, if any.

Acquisitions Involving Affiliates and Other Related Entities

Our board of directors has determined that we will not purchase or lease real properties in which the Advisor, its affiliates or any of our directors has an interest (or from any entity advised by an affiliate of the Sponsor) without a determination by all of the members of our board of directors present and voting, including all of the independent directors present and voting (and, in any event, at least two-thirds of all of our independent directors), not otherwise interested in the transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the Advisor or its affiliates or such director, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value, as determined by a reasonably current appraisal produced by an independent appraiser approved by our independent directors. We will not sell or lease real properties to the Advisor or its affiliates or to our directors without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, that such transaction is fair and reasonable to us.

Mortgage Loans Involving Affiliates

Our charter prohibits us from investing in or making mortgage loans if the transaction is with the Advisor or our directors or any of their affiliates (except the Operating Partnership or a wholly-owned subsidiary of our Company or of the Operating Partnership) unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of the Advisor, our directors or any of their affiliates. In addition, our board of directors has determined that we will not make a mortgage loan to (or accept a mortgage loan from) any entity advised by an affiliate of our Sponsor unless all of the members of our board of directors present and voting, including all of the independent directors present and voting (and, in any event, at least two-thirds of all of our independent directors), not otherwise interested in the transaction, approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

Issuance of Options and Warrants to Certain Affiliates

Our charter prohibits the issuance of options or warrants to purchase our common stock to the Advisor, our directors or any of their affiliates (i) on terms, if any, more favorable than we would offer such options or warrants to unaffiliated third parties or (ii) in excess of an amount equal to 10% of our outstanding common stock on the date of grant.

Repurchase of Shares of Common Stock

Our charter prohibits us from paying a fee to the Advisor or our directors or any of their affiliates in connection with our repurchase of our common stock.

Loans and Expense Reimbursements Involving Affiliates

We will not make any loans to the Advisor, our directors or any of their affiliates, except as set forth in this paragraph and in “Conflict Resolution Procedures—Mortgage Loans Involving Affiliates.” In addition, we will not borrow from the Advisor, our directors or any of their affiliates unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that may be viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or the Advisor or its affiliates. In addition, our board of directors intends to adopt a policy that, if otherwise permitted by our charter, we will not make any loan to (or accept a loan from) any entity advised by an affiliate of our Sponsor unless all of the members of our board of directors present and voting, including all of the independent directors present and voting (and, in any event, at least two-thirds of all of our independent directors), not otherwise interested in the transaction, approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

In addition, our directors and officers and the Advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of our operating expenses and our share of operating expenses of any joint venture to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in this prospectus under the caption “The Advisor and the Advisory Agreement—The Advisory Agreement.”

Voting of Shares of Common Stock Owned by Affiliates

The Advisor or a director or any of their affiliates may not vote their shares of common stock regarding (i) their removal or (ii) any transaction between them and us. In addition, in determining the requisite percentage in interest of shares necessary to approve a matter on which the Advisor, such director and any of their affiliates may not vote or consent, any shares owned by any of them will not be included.

Allocation of Investment Opportunities Among Affiliates and Other Related Entities

Certain direct or indirect owners, managers, employees and officers of the Advisor are presently, and may in the future be, affiliated with other programs and business ventures and may have conflicts of interest in allocating their time, services, functions and investment opportunities among us and other real estate programs or business ventures that such direct or indirect owners, managers, employees and officers organize or serve. Our Advisor has informed us that it will employ sufficient staff to be fully capable of discharging its responsibilities to us in light of the other real estate programs that from time to time will be advised or managed by its direct or indirect owners, managers, employees and officers.

In the event that an investment opportunity becomes available which, in the discretion of the Advisor, may be suitable for us, the Advisor will examine various factors and will consider whether under such factors the opportunity is equally suitable for us and another program affiliated with us, the Advisor or its affiliates. In determining whether or not an investment opportunity is suitable for us or another affiliated program, the Advisor shall examine, among others, the following factors as they relate to us and each other program:

•	The investment objectives and criteria of each program;

•	The general real property sector or debt investment allocation targets of each program and any targeted geographic concentration;

•	The cash requirements of each program;

•	The effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area, and on diversification of the customers of its properties;

•	The policy of each program relating to leverage of investments;

•	The anticipated cash flow of each program;

•	The tax effects of the purchase on each program;

•	The size of the investment; and

•	The amount of funds available to each program and the length of time such funds have been available for investment.

In the event that our investment objectives overlap with those of another affiliate’s program and the opportunity is equally suitable for us and the affiliated program, then the Advisor will utilize a reasonable allocation method to determine which investments are presented to our board of directors as opposed to the board of directors of such other program. Our board of directors, including the independent directors, has a duty to ensure that the method used by the Advisor for the allocation of investments by two or more affiliated programs seeking to acquire similar types of investments shall be reasonable. Our Advisor is required to obtain and provide to our board of directors the necessary information to make this determination.

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor, to be more appropriate for a program other than the program that committed to make the investment, the Advisor may determine that another program affiliated with the Advisor or its affiliates may make the investment.

Notwithstanding the foregoing, our Sponsor and the Advisor have agreed, subject to changes approved by our board of directors, including a majority of the independent directors, in the future, that as between Total Realty Trust and us, if an investment is equally suitable for both Total Realty Trust and us, we will have priority to acquire or invest in (i) industrial properties located in the U.S. or Mexico or (ii) debt investments related to industrial properties located in the U.S. or Mexico if such debt is intended to provide us with the opportunity to acquire the equity ownership in the underlying industrial asset, and Total Realty Trust will have priority for all other real estate or debt investment opportunities. One of our independent directors, Mr. Charles Duke, is also an independent director for Total Realty Trust and currently holds options to purchase 30,000 shares of common stock of Total Realty Trust. If there are any transactions or policies affecting us and Total Realty Trust, Mr. Duke will recuse himself from making any such decisions for as long as he holds both positions.

While this is the current allocation process for allocating our Sponsor’s investment opportunities as between us and Total Realty Trust, our Sponsor may revise this allocation procedure, subject to the approval of our board of directors, including a majority of the independent directors. In addition, our Sponsor (or its affiliates) may sponsor or advise additional real estate funds or other ventures now and in the future. The result of the creation of such additional funds may be to increase the number of parties who have the right to participate in, or have priority with respect to, investment opportunities sourced by our Sponsor or its affiliates, thereby reducing the number of investment opportunities available to us. Additionally, this may result in certain asset classes being unavailable for investment by us, or being available only after one or more other real estate funds have first had the opportunity to invest in such assets. For example, if our Sponsor sponsors an additional real estate fund that is exclusively or primarily focused on the acquisition of a particular asset class, we may agree, with the approval of a majority of the board of directors, including a majority of the independent directors, that such fund will have priority with respect to the acquisition of such asset class. In addition, it is also anticipated that the Fundcore Funds will have priority over us in making debt investments that are equally suitable for us and such Fundcore Funds, including debt investments related to industrial properties.

To the extent that an affiliate or a related entity becomes aware of an investment opportunity that is suitable for us, it is possible that we may, pursuant to the terms of any agreement with such affiliate or such related entity, co-invest equity capital in the form of a joint venture. Any such joint venture will require the approval of a majority of the board of directors, including a majority of the independent directors.

BENEFICIAL OWNERSHIP OF SHARES OF

COMMON STOCK AND OP UNITS OF THE OPERATING PARTNERSHIP

The Sponsor and the Advisor currently own 200 shares and 20,000 shares of our common stock, respectively. The Sponsor has also contributed $1,000 to the Operating Partnership in exchange for Special Units and is currently its sole limited partner. For so long as the Advisor serves as our advisor, the Advisor may not sell its shares of our common stock and the Sponsor may not sell its Special Units.

The following table shows, as of March 25, 2011, the amount of our common stock beneficially owned (unless otherwise indicated) by any person who is known by us to be the beneficial owner of more than five percent of our outstanding common shares; our directors; our executive officers; and all of our directors and executive officers as a group. Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 518 17th Street, Suite 1700, Denver, Colorado 80202.

Shares of Our Common Stock and OP Units

Name and Address of Beneficial Owner (1)	Title	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock
Industrial Income Advisors Group LLC (2)	—	200 Shares 100 Special Units (3)	* — %
Industrial Income Advisors LLC (2)	—	20,000 Shares	*
Dwight L. Merriman III	Chief Executive Officer and Director	—	*
Evan H. Zucker	Chairman and Director	— (2)	* (2)
Marshall M. Burton	Director	—	*
Charles B. Duke	Director	—	*
Stanley A. Moore	Director	—	*
Thomas G. McGonagle	Chief Financial Officer and Treasurer	—	*
Joshua J. Widoff	Senior Vice President, Secretary and General Counsel	—	*
Beneficial ownership of common stock by all directors and executive officers as a group		20,200 Shares	*%

*	Less than 1%.
(1)

Except as otherwise indicated below, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Common stock issuable pursuant to options, to the extent such options are exercisable within 60 days, are treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The Advisor and the Sponsor are presently each directly or indirectly jointly controlled by John A. Blumberg, James R. Mulvihill and Evan H. Zucker and/or their affiliates.
(3)	Represents Special Units that are entitled to distributions from the Operating Partnership under certain circumstances.

PRIOR PERFORMANCE OF THE ADVISOR AND ITS AFFILIATES

The information presented in this section represents the historical experience of real estate-related investment programs sponsored by certain affiliates of the Sponsor and its direct and indirect owners, including John A. Blumberg, James R. Mulvihill and Evan H. Zucker. Prospective investors should not assume that they will experience returns, if any, comparable to those realized by investors in any such programs.

Messrs. Blumberg, Mulvihill and Zucker, directly or indirectly through affiliated entities, collectively or in various combinations, have sponsored, past and present, five programs with investment objectives similar to ours. These five programs are: (i) DCT Industrial; (ii) Total Realty Trust; (iii) Dividend Capital Exchange Tenancy-In-Common Program I, which we refer to as “DCX-TIC I;” (iv) Dividend Capital Exchange Tenancy-In-Common Program II, which we refer to as “DCX-TIC II;” and (v) the Dividend Capital Exchange Delaware Statutory Trust Program, which we refer to as “DCX-DST.”

DCT Industrial is a real estate investment trust that acquires, owns and manages high-quality, generic distribution warehouses and light industrial properties. On October 10, 2006, DCT Industrial closed an internalization transaction, which we refer to as its “Internalization,” pursuant to which the entire outstanding membership interest of and all economic interests in Dividend Capital Advisors LLC, the former external advisor to DCT Industrial, were contributed to the operating partnership of DCT Industrial in exchange for a limited partnership interest. As a result of the Internalization, DCT Industrial is no longer considered an affiliate of ours.

DCT Industrial, through four continuous public offerings, had sold approximately 153 million shares of common stock for gross proceeds of at least $1.5 billion, which consisted of approximately 25 million shares of common stock for gross proceeds of approximately $254 million related to DCT Industrial’s first offering, approximately 30 million shares of common stock for gross proceeds of approximately $303 million related to DCT Industrial’s second public offering; approximately 41 million shares of common stock for gross proceeds of approximately $425 million related to DCT Industrial’s third public offering; and 38 million shares for gross proceeds of approximately $393 million in connection with DCT Industrial’s fourth public offering as of December 31, 2005. In addition during 2006, DCT Industrial raised additional net proceeds of $137 million in connection with its fourth public offering. Although the primary offering component of the fourth continuous public offering was closed on January 23, 2006, DCT Industrial continued to offer shares through its dividend reinvestment plan through the third quarter 2006 distribution.

As of December 31, 2006, DCT Industrial had acquired a total of 377 industrial buildings (approximately 99% of DCT Industrial’s total properties) and various industrial land and development projects (approximately 1% of DCT Industrial’s total properties) that had an aggregate gross book value of approximately $2.8 billion. Of these 377 operating projects, 28 were located in the Northeastern U.S., 89 were located in the Southeastern U.S., 93 were located in the Midwestern U.S., 117 were located in the Southwestern U.S., and 50 were located in the Western U.S.(1) As of December 31, 2006, DCT Industrial disposed of a total of 21 operating properties comprising approximately 5 million rentable square feet in eleven markets.

Total Realty Trust is a real estate investment trust that acquires, owns and manages a diversified portfolio of real property assets and other real estate-related investments. As of December 31, 2010, Total Realty Trust had raised approximately $1.97 billion in equity capital from approximately 33,000 investors in conjunction with two public offerings, and had acquired, directly and in some cases in joint ventures with third parties, a total of 112 real properties that had an aggregate purchase price of approximately $3.0 billion. These properties (all of which were acquired and none of which were development projects) consisted of industrial properties (comprising approximately 33% of Total Realty Trust’s total properties), retail properties (comprising approximately 32% of Total Realty Trust’s total properties), and office properties (comprising approximately 35% of Total Realty Trust’s total properties). Of these 112 real properties, 42 were located in the Northeastern U.S., 12 were located in the Southeastern U.S., 25 were located in the Midwestern U.S., 15 were located in the Southwestern U.S., and 18 were located in the Western U.S.(1) As of December 31, 2010, 13 of these properties had been disposed. Total

Realty Trust had aggregate gross real estate assets of $2.9 billion as of December 31, 2010. Additionally, Total Realty Trust had acquired approximately $516.3 million of real estate-related debt and securities investments, of which approximately $294.8 million had been disposed of or impaired as of December 31, 2010.

Recent economic conditions have adversely affected the market values of certain of Total Realty Trust’s investments and Total Realty Trust has disclosed significant other-than-temporary impairment charges for certain assets in its financial statements. For the years ended December 31, 2010, 2009, and 2008, Total Realty Trust recorded approximately $5.4 million, $13.1 million, and $192.7 million, respectively, in other-than-temporary impairment charges for real estate-related securities. From an accounting perspective, other-than-temporary impairment charges represent non-cash losses.

Total Realty Trust offers a share redemption program that may provide its stockholders with a limited opportunity to have their shares of common stock redeemed by Total Realty Trust. Total Realty Trust presently limits the number of shares to be redeemed during any calendar quarter (referred to herein as the “Redemption Caps”). For each quarter during 2010 and 2009, Total Realty Trust received redemption requests that exceeded its corresponding Redemption Caps. Based on the application of such Redemption Caps, Total Realty Trust redeemed, on a pro rata basis, a percentage of the shares requested to be redeemed for each quarter. The percentage redeemed for each quarter ranged from approximately 7.0% to 25.2% of the shares that each stockholder requested to be redeemed. Total Realty Trust sold shares of its common stock to investors from January 2006 through September 2009 at a share price of $10.00 per share in various public offerings. On March 11, 2011, Total Realty Trust announced that its board of directors determined an estimated value per share of Total Realty Trust’s common stock of $8.45 as of March 11, 2011.

DCX-TIC I and DCX-TIC II represent a series of investments through which tenancy-in-common interests in real properties are purchased primarily by accredited investors in private placements. DCX-TIC I’s offerings, which concluded on September 28, 2006, raised a total of approximately $289 million of equity capital from approximately 350 investors through the sale of tenancy-in-common interests in a total of 27 real properties with a total cost of approximately $304 million. These properties (all of which were acquired and none of which were development projects) consisted entirely of industrial buildings. Of these 27 properties, nine were located in the Southeastern U.S., five were located in the Midwestern U.S., 11 were located in the Southwestern U.S., and two were located in the Western U.S.(1) As of December 31, 2010, tenancy-in-common interests in all 27 real properties had been sold and exchanged for DCT Industrial operating partnership units through DCX-TIC I.

As of October 31, 2008, DCX-TIC II’s offerings had raised a total of approximately $164 million of equity capital from approximately 250 investors through the sale of tenancy-in-common interests in a total of 12 real properties with a total cost of approximately $188 million. These properties (all of which were acquired and none of which were development projects) consisted of industrial properties (comprising approximately 36% of DCX-TIC II’s total properties), retail properties (comprising approximately 46% of DCX-TIC II’s total properties), and office properties (comprising approximately 18% of DCX-TIC II’s total properties). Of these 12 properties, three were located in the Northeastern U.S., three were located in the Southeastern U.S., and six were located in the Midwestern U.S.(1) As of December 31, 2010, tenancy-in-common interests in nine real properties had been sold and exchanged for Total Realty Trust operating partnership units through DCX-TIC II.

DCX-DST represents a series of investments through which Delaware statutory trust interests in trusts that own real property are purchased primarily by accredited investors in private placements. As of September 4, 2009, (the date the offering was closed) DCX-DST’s offering had raised a total of approximately $22 million of equity capital from 44 investors through the sale of Delaware statutory trust interests with a total cost of approximately $22 million. The Delaware statutory trust owns one industrial property located in the Southeastern U.S.,(1) and does not own any development projects.

In addition to their participation in the sponsorship of the above programs, Messrs. Blumberg, Mulvihill and/or Zucker, directly or indirectly through affiliated entities, have served as sponsors, officers, managers, partners, directors or joint venture partners in one public REIT (American Real Estate Investment Corp.) and 57 private real estate programs.

American Real Estate Investment Corp. (which became Keystone Property Trust, NYSE: KTR), raised approximately $93 million of equity capital (including approximately $11 million in its initial public offering and approximately $82 million in connection with the acquisition of real estate) from approximately 130 investors and was acquired by ProLogis Trust (NYSE: PLD) in August 2004. American Real Estate Investment Corp. has not been controlled by, or affiliated with, affiliates of the Sponsor since at least 2001. American Real Estate Investment Corp. purchased 21 real estate projects with a total cost of approximately $173 million, consisting of industrial properties (comprising 25% of the total amount of the REIT’s projects), multifamily properties (comprising 36% of the total amount of the REIT’s projects), office properties (comprising 28% of the total amount of the REIT’s projects) and retail properties (comprising 11% of the total amount of the REIT’s projects). Of these 21 projects, 15 were located in the Northeastern U.S., four were located in the Midwestern U.S., one was located in the Southwestern U.S., and one was located in the Western U.S.(1) American Real Estate Investment Corp. is no longer considered an affiliate of ours.

As of December 31, 2010, the 57 private real estate programs described above had raised approximately $1.7 billion of equity capital and equity capital commitments from approximately 730 investors, and had acquired or developed 168 real estate projects that had an aggregate total cost of approximately $1.7 billion. These projects consisted of industrial properties (comprising 33% of the private programs’ total properties), multifamily properties (comprising 13% of the private programs’ total properties), land assets (comprising 4% of the private programs’ total properties), golf course and residential properties (comprising 3% of the private programs’ total properties), single-family properties (comprising 2% of the private programs’ total properties) and retail properties (comprising 45% of the private programs’ total properties). Of these 168 projects, 34% were acquisitions and 66% were new developments. Additionally, of these 168 projects, five were located in the Northeastern U.S., 28 were located in the Midwestern U.S.,(1) and 135 were located in Mexico.

One of these 57 private real estate programs, Corporate Properties of the Americas, was an institutional investment fund formed in July 2000 to develop and/or acquire industrial real estate assets in Mexico. From inception through September 2005, Corporate Properties of the Americas raised approximately $489 million of private equity capital and developed and/or acquired approximately $564 million of industrial real estate assets. In September 2005, certain affiliates of Messrs. Blumberg, Mulvihill and Zucker completed the sale of their interests in Corporate Properties of the Americas. As a result, Corporate Properties of the Americas is no longer considered an affiliate of ours.

Two private programs affiliated with our Sponsor together raised in aggregate less than $29 million in gross proceeds, one program for an investment in a golf course and the other program for an investment in a resort development project in Mexico. Each program owned its respective investment through a separate joint venture in which the affiliated program had a non-controlling interest. The joint venture that owned the golf course

(1)

•	The Northeastern U.S. consists of Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, Vermont, Virginia and West Virginia.

•	The Southeastern U.S. consists of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee.

•	The Midwestern U.S. consists of Colorado, Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Montana, Nebraska, North Dakota, Ohio, South Dakota, Wisconsin and Wyoming.

•	The Southwestern U.S. consists of Arizona, New Mexico, Oklahoma and Texas.

•	The Western U.S. consists of Alaska, California, Hawaii, Idaho, Nevada, Oregon, Utah and Washington.

received a notice of default from its lender and the property was transferred to the lender. The other joint venture received a notice of default from its lender and subsequently was restructured such that the affiliated program is no longer part of the joint venture that owns the project.

Collectively, as of December 31, 2010, the public and private real estate programs sponsored by certain affiliates of the Sponsor and its direct and indirect owners, including John A. Blumberg, James R. Mulvihill and Evan H. Zucker, had purchased interests in real estate projects having combined acquisition and development costs of approximately $7.7 billion.

Upon request, prospective investors may obtain from us without charge copies of public offering materials and any public reports prepared in connection with public programs sponsored by affiliates of our Sponsor, including a copy of the most recent Annual Report on Form 10-K filed with the Commission. For a reasonable fee, we also will furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our corporate secretary. Certain of the public offering materials and reports prepared in connection with these public programs are also available at www.industrialincome.com. Neither the contents of that website nor any of the materials or reports related to other public programs sponsored by affiliates of our Sponsor are incorporated by reference in or otherwise a part of this prospectus. In addition, the Commission maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

SELECTED FINANCIAL DATA

The following selected consolidated financial data are qualified by reference to and should be read in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated herein by reference. Importantly, we effectively initiated property operations upon our first acquisition on June 30, 2010.

	Year Ended December 31, 2010	Period from Inception (May 19, 2009) to December 31, 2009
Operating data:
Total revenues	$4,104,580	$—
Total operating expenses	$11,341,571	$853,728
Net loss	$(8,224,674)	$(853,728)
Net loss attributable to common stockholders	$(8,224,674)	$(77,560)
Net loss per common share—basic and diluted	$(1.74)	$—
Distributions declared per common share—annualized	$0.6250	$—

Cash flow data:
Net cash used in operating activities	$(6,642,740)	$(16,835)
Net cash used in investing activities	$(228,691,539)	$—
Net cash provided by financing activities	$262,782,395	$203,000

	As of December 31,
	2010	2009
Balance sheet data:
Net investment in properties	$225,554,201	$—
Cash and cash equivalents	$27,634,281	$186,165
Total assets	$261,171,419	$2,184,543
Mortgage notes	$125,712,762	$—
Total liabilities	$138,270,755	$2,835,271
Total stockholders’ equity	$122,899,664	$(651,728)

During 2010, we acquired 25 industrial buildings comprised of 3.4 million square feet for an aggregate purchase price of $226.2 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. These acquisitions are consistent with our investment strategy. See “Investments in Real Properties, Real Estate Securities and Debt-Related Investments” for further detail regarding our acquisitions. Our results of operations for the year ended December 31, 2010 are not indicative of those expected in future periods. We expect that revenues and operating expenses related to our investment in properties will increase in future periods as a result of owning the investments acquired in 2010 for a full year and as a result of the additive effect of anticipated future acquisitions of industrial properties.

How We Measure Our Performance

We believe that FFO and Company-Defined FFO, in addition to net loss and cash flows from operating activities, as defined by GAAP, are useful supplemental performance measures that our management uses to evaluate our operating performance. However, these supplemental, non-GAAP measures should not be considered as an alternative to net loss or to cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. No single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity, and results of operations. In addition, other REITs may define FFO and similar measures differently and choose to treat acquisition-related costs and potentially other accounting line items in a manner different from us due to specific differences in investment and operating strategy or for other reasons.

FFO. As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is a non-GAAP measure that excludes items such as real estate-related depreciation and amortization. We believe FFO is a meaningful supplemental measure of our operating performance that is useful to investors because depreciation and amortization in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. We use FFO as an indication of our operating performance and as a guide to making decisions about future investments.

Company-Defined FFO. Similar to FFO, Company-Defined FFO is a non-GAAP measure that excludes real estate-related depreciation and amortization, and also excludes one-time acquisition-related costs, including acquisition fees paid to the Advisor. The Company is currently in the acquisition phase of its life cycle. Management does not include historical acquisition-related expenses in its evaluation of future operating performance, as such costs are not expected to be incurred once the Company’s acquisition phase is complete. We use Company-Defined FFO to, among other things: (i) evaluate the potential performance of the portfolio after the acquisition phase is complete, and (ii) evaluate potential performance to determine exit strategies. We believe investors are best served if the information that is made available to them allows them to align their analyses and evaluation with these same performance metrics used by management in planning and executing our business strategy. We believe that these performance metrics will assist investors in evaluating the potential performance of the portfolio after the completion of the acquisition phase. However, these supplemental, non-GAAP measures are not necessarily indicative of future performance and should not be considered as an alternative to net loss or to cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs.

	For the Three Months Ended				For the Year Ended December 31, 2010
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Net loss	$(605,122)	$(607,293)	$(3,087,177)	$(3,925,082)	$(8,224,674)
Net loss per common share	$—	$(0.32)	$(0.57)	$(0.34)	$(1.74)
Reconciliation of net loss to FFO:
Net loss	$(605,122)	$(607,293)	$(3,087,177)	$(3,925,082)	$(8,224,674)
Add (deduct) NAREIT-defined adjustments:
Real estate-related depreciation and amortization	—	—	262,154	1,315,164	1,577,318

FFO attributable to common shares	$(605,122)	$(607,293)	$(2,825,023)	$(2,609,918)	$(6,647,356)

FFO per common share	$—	$(0.32)	$(0.52)	$(0.23)	$(1.40)

Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares	$(605,122)	$(607,293)	$(2,825,023)	$(2,609,918)	$(6,647,356)
Add (deduct) Company adjustments:
Acquisition costs	—	345,243	2,816,425	3,279,240	6,440,908

Company-Defined FFO attributable to common shares	$(605,122)	$(262,050)	$(8,598)	$669,322	$(206,448)

Company-Defined FFO per common share	$—	$(0.14)	$(0.00)	$0.06	$(0.04)

Weighted-average shares outstanding	—	1,921,865	5,442,217	11,429,360	4,737,865

During the period from Inception (May 19, 2009) to December 31, 2009, we had not yet commenced operations. As a result, we had no material results of operations for that period. The SEC declared the registration statement for the Offering effective on December 18, 2009. We broke escrow for the Offering on March 31, 2010, and effectively commenced real estate operations on June 30, 2010 in connection with the acquisition of our first property. As such, we believe the aggregate FFO loss of $1.40 per share for the year ended December 31, 2010 as compared to an annualized aggregate distribution declared per share of $0.625 for 2010 is not indicative of future performance.

Net Tangible Book Value of Our Shares of Common Stock

In connection with this offering, we are providing information about our net tangible book value per share, which is calculated as total book value of assets (excluding deferred acquisition costs and deferred financing costs, net) minus total liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value assumes that the value of real estate assets diminishes predictably over time as reflected in the annual depreciation and amortization expenses of real estate investments. Real estate values have historically risen or fallen with market conditions and net tangible book value is used generally as a conservative measure of net worth, but it is a measure that we do not believe reflects market value per share. It is not intended to reflect the market value of our assets upon an orderly liquidation of the Company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in the book value of our common stock from the offering price as a result of: (i) accumulated depreciation and amortization of real estate investments; (ii) the fees paid in connection with this offering, including selling commissions (all or a portion of which may be reallowed to participating broker dealers); (iii) the acquisition costs and fees incurred, most of which are paid to our Advisor and its affiliates; and (iv) distributions. As of December 31, 2010, our calculation of net tangible book value per share was $7.55. The offering price under this offering was $10.00 per share as of December 31, 2010.

The offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 1.2 billion shares of capital stock. Of the total number of shares of capital stock authorized, 1.0 billion shares are designated as common stock with a par value of $0.01 per share, and 200.0 million shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, and generally will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Stockholders are not liable for the acts or obligations of the Company. As of March 25, 2011, 25.8 million shares of our common stock were outstanding.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Boston Financial Data Services, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

For regular mail:	For overnight deliveries:
Boston Financial Data Services, Inc.	Boston Financial Data Services, Inc.
PO Box 8353	30 Dan Road
Boston, Massachusetts 02266-8353	Canton, Massachusetts 02021-2809

Preferred Stock

The issuance of preferred stock must be approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our legal counsel or to independent legal counsel. Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Meetings, Special Voting Requirements and Access To Records

An annual meeting of our stockholders will be held not less than 30 days after delivery of our annual report. Our board of directors, including the independent directors, will take reasonable steps to insure that this requirement it met. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman or the president, or upon the written request of stockholders holding at least 10% of the shares of our common stock. The presence of 50% of the outstanding shares of our common stock either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of the votes cast on a matter is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director and except for the matters described in the next paragraph, which must be approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Under the Maryland General Corporation Law and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (i) the amendment of our charter, (ii) our dissolution, (iii) our merger into another entity, our consolidation or the sale or other disposition of all or substantially all of our assets, and (iv) the removal of our directors.

The Advisory Agreement, including the selection of the Advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace the Advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors. Any stockholder shall be permitted access to all our records at all reasonable times, and may inspect and copy any of them for a reasonable copying charge. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the list shall be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay the reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder shall be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder shall not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose, including a tender offer for our shares, or any other purpose not related to the requesting stockholder’s interest in the affairs of the Company.

Requests for information may be directed to our address as set forth in the section of this prospectus titled “Additional Information.”

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least 10 business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Restriction On Ownership of Shares of Capital Stock

In order for us to qualify as a REIT, no more than 50% in value of the outstanding shares of our common stock may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our common stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year ended December 31, 2010. In addition, we must meet requirements regarding the nature of our gross income in order to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments (and a similar test requires that at least 95% of our gross income for each calendar year must consist of rents from real property and income from other real property investments together with certain other passive items such as dividend and interest). The rents received by the Operating Partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. In order to assist us in preserving our status as a REIT, among other purposes, our charter provides generally that (i) no person may beneficially or constructively own shares of common stock in excess of 9.8% (in value or number of shares) of the outstanding shares of common stock; (ii) no person may beneficially or constructively own shares in excess of 9.8% of the value of the total outstanding shares; (iii) no person may beneficially or constructively own shares that would result in the Company being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT (including, but not limited to, beneficial or constructive ownership that would result in the Company owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and (iv) no person may transfer or attempt to transfer shares if such transfer would result in shares being owned by fewer than 100 persons.

Our charter provides that if any of the restrictions on transfer or ownership described above are violated, the shares that, if transferred, would cause the violation will be automatically transferred to a charitable trust for the benefit of one or more charitable beneficiaries effective on the day before the purported transfer of such shares. We will designate a trustee of the charitable trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the charitable trust. The trustee will receive all distributions on the shares of our capital stock in the same trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the same trust. The purported transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the purported transferee) that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our charter provides that we may redeem shares upon the terms and conditions specified by the board of directors in its sole discretion if the board of directors determines that ownership or a transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer shall be made within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or purchase, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the charitable trust and (b) the price per share received by the charitable trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the charitable trust. The charitable trustee may reduce the amount payable to the purported transferee by the amount of dividends and other distributions which have been paid to the purported transferee and are owed by the purported transferee to the charitable trustee pursuant to our charter. Any net sales proceeds in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary. If, prior to the discovery by us that shares have been transferred to the charitable trustee, such shares are sold by a purported transferee, then (i) such shares shall be deemed to have been sold on behalf of the charitable trust and (ii) to the extent that the purported transferee received an amount for such shares that exceeds the amount that such purported transferee was entitled to receive pursuant to our charter, such excess shall be paid to the charitable trustee upon demand.

Any person who acquires or attempts or intends to acquire beneficial ownership or constructive ownership of shares that will or may violate the foregoing restrictions, or any person who would have owned shares that resulted in a transfer to the charitable trust pursuant to our charter, is required to immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 10 business days prior written notice, and shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The ownership limits do not apply to a person or persons which the board of directors has, in its sole discretion, determined to exempt (prospectively or retroactively) from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% (or such lower percentage applicable under the Code or Treasury regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned and other information related to such ownership.

Distributions

We intend to continue to accrue and make distributions on a quarterly basis. Until the net proceeds from this offering are fully invested and from time to time thereafter, we may not generate sufficient company-defined funds from operations to fully cover distributions. Distributions have been paid from sources other than cash flows from operations, such as cash flows from financing activities, which include net proceeds of this offering and borrowings (including borrowings secured by our assets). Some or all of our future distributions may be paid from sources such as cash flows from financing activities, which include borrowings (including borrowings secured by our assets) and sales of assets, cash resulting from a waiver or deferral of fees otherwise payable to the Advisor or its affiliates and interest income from our cash balances. We have not established a cap on the amount of our distributions that may be paid from any of these sources. In connection with a distribution to our stockholders, our board of directors will approve a regular distribution for a certain dollar amount per share of our common stock. Assuming we continue to calculate daily distributions during the period in which you own shares of our common stock, your distributions will begin to accrue on the date we accept your subscription for shares of our common stock, which is subject to, among other things, your meeting the applicable suitability requirements for this offering. We will then calculate each stockholder’s specific distribution amount using daily record and declaration dates, as applicable in your state.

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, 90% of our after-tax net income, if any, from foreclosure property, minus the sum of certain items of non-cash income. We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute with respect to each year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for such year, and any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. See “Material U.S. Federal Income Tax Considerations—Requirements for Qualification—Distribution Requirements.” Distributions will be authorized at the discretion of our board of directors, and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board. Our board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, and because our board may take various factors into consideration in setting distributions, distributions may not reflect our income earned in any particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Our organizational documents permit us to pay distributions from any source, including offering proceeds, although offering proceeds will no longer be used. We are authorized to borrow money, issue new securities or sell assets in order to make distributions. There are no restrictions on the ability of our Operating Partnership to transfer funds to us. For a discussion of various risks relating to the payment and source of distributions, see “Risk Factors—Risks Relating to Investing in This Offering—The availability and timing of cash distributions to our stockholders is uncertain and may have difficulty funding our distributions with funds provided by cash flows from operations” and “—We may continue to have difficulty completely funding our distributions with funds provided by cash flows from operations; therefore we may use cash flows from financing activities, which include borrowings, cash resulting from a waiver or deferral of fees, or other sources to fund distributions to our stockholders. We may continue to have difficulty completely funding our distributions with funds provided by cash flows from operations; therefore, we may use cash flows from financing activities, which include borrowings and sales of assets, cash resulting from a waiver or deferral of fees, interest income from our cash balances, or other sources to fund distributions to our stockholders. The use of these sources to pay distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment in shares of our common stock by creating future liabilities, reducing the return on your investment or otherwise.”

Amounts available for distributions will be affected by any expenses, including any fees and distributions made to the Advisor and any of its affiliates. The amounts available for distributions will also be affected by any redemption payments made pursuant to our share redemption program or any distributions made to the holders of the OP Unit or Special Units.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

Our board of directors authorized cash distributions at a quarterly rate of $0.15625 per share of common stock for each quarter of 2010 and for the first and second quarters of 2011. We calculate individual payments of distributions to each stockholder based upon daily record dates during each quarter so that investors are eligible to earn distributions immediately upon purchasing shares of our common stock. The distributions are calculated based on common stockholders of record as of the close of business each day in the period.

We believe our aggregate FFO loss of $6.6 million, or $1.40 per share, for the year ended December 31, 2010, as compared to aggregate distributions declared of $2.9 million, or an annualized $0.625 per share, for the year ended December 31, 2010, is not indicative of future performance. See “Selected Financial Data — How We Measure Our Performance” for a reconciliation of FFO to our GAAP net loss.”

Our long-term goal is to cover the payment of quarterly distributions to investors entirely with company-defined funds from operations. There can be no assurances that we will achieve this goal or that the current distribution rate will be maintained. In the near-term, we expect to continue to be dependent on cash flows from financing activities to pay distributions, which if insufficient could negatively impact our ability to pay distributions or may erode the net asset value underlying our shares. We intend to pay distributions for the first quarter of 2011 on or around April 15, 2011.

The following table outlines distributions declared for 2010 and the sources of funds used to pay cash distributions:

	Three Months Ended				For the Year Ended December 31, 2010
	March 31, 2010 (1)	June 30, 2010	September 30, 2010	December 31, 2010
Distributions:
Paid in cash	$255	$120,865	$400,584	$941,979	$1,463,683
Reinvested in shares	528	179,420	449,762	843,861	1,473,571

Total distributions	$783	$300,285	$850,346	$1,785,840	$2,937,254

Source of distributions paid in cash:
Provided by financing activities (2)	$255	$120,865	$400,584	$941,979	$1,463,683
Provided by operating activities	—	—	—	—	—

Total distributions paid in cash	$255	$120,865	$400,584	$941,979	$1,463,683

(1)	Distributions were declared for the one day, March 31, 2010, which was the day we broke escrow.
(2)

For the three months ended March 31, 2010 and June 30, 2010, all cash distributions provided by financing activities were funded through offering proceeds. For the three months ended September 30, 2010 and December 31, 2010, all cash distributions provided by financing activities were funded through proceeds from our debt financings.

Distribution Reinvestment Plan

Our distribution reinvestment plan enables you to have cash otherwise distributable to you invested in additional shares of our common stock at a price equal to $9.50 per share. A copy of our distribution reinvestment plan is included as Appendix C to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice, and for all payment dates thereafter, provided such notice is received more than thirty days prior to the next distribution payment date. Participants will be able to terminate their participation in the distribution reinvestment plan at any time without penalty by delivering written notice to us and such termination will be effective on the next distribution payment date that occurs at least 30 days after receipt by us of such notice. A participant who chooses to terminate participation in the distribution reinvestment plan must terminate his or her entire participation in the reinvestment plan and will not be allowed to terminate in part. There are no fees associated with a participant’s terminating his or her interest in the distribution reinvestment plan. A participant in the distribution reinvestment plan who terminates his or her interest in the distribution reinvestment plan will be allowed to participate in the distribution reinvestment plan again upon receipt of a current prospectus covering a primary offering and an offering of shares in the distribution reinvestment plan or a separate current prospectus relating solely to the distribution reinvestment plan, by notifying the reinvestment agent and completing any required forms within the required time period.

We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (i) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (ii) this offering and any future offering pursuant to our distribution reinvestment plan terminate and we elect to deregister with the Commission the unsold amount of our common stock registered to be offered under our distribution reinvestment plan, or (iii) the shares of our common stock are listed on a national securities exchange, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. Additionally, upon the listing of our common stock on a national securities exchange, the reinvestment agent will send each participant a check for the cash value of any fractional shares held in such participant’s account.

Holders of OP Units may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by the Operating Partnership invested in our common stock at a price equal to $9.50 per share.

Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the U.S. federal income tax treatment of that amount will be as described with respect to distributions under “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Taxation of U.S. Stockholders on a Redemption of Common Stock” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders—Redemption of Common Stock” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

Our charter requires that all material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Our charter requires that each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information. These charter provisions may not be amended without the affirmative vote of a majority of all votes of stockholders entitled to be cast on the matter.

Share Redemption Program

Unless shares of our common stock are listed on a national securities exchange or a secondary market in our common stock is otherwise established, stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, or through our distribution reinvestment plan and have held shares of our common stock for at least one year may present for redemption all or any portion of their shares of our common stock to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares of our common stock presented for redemption for cash to the extent that we have sufficient funds available to fund such redemption. There is no fee in connection with a redemption of shares of our common stock. The share redemption program will be immediately terminated if our shares of common stock are listed on a national securities exchange or if a secondary market is otherwise established. As of December 31, 2010, we had not redeemed any shares nor received any requests for redemption of any shares of our common stock.

After you have held such shares of our common stock for a minimum of one year, our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price of the shares of our common stock being redeemed and the amount of the discount will vary based upon the length of time that you have held your shares of our common stock subject to redemption, as described in the following table, which has been posted on our website at www.industrialincome.com:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than one year	No Redemption Allowed
One year	92.5%
Two years	95.0%
Three years	97.5%
Four years and longer	100.0%

In the event that you seek to redeem all of your shares of our common stock, shares of our common stock purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. If you have made more than one purchase of our common stock (other than through our distribution reinvestment plan), the one-year holding period will be calculated separately with respect to each such purchase. In addition, for purposes of the one-year holding period, holders of OP Units who exchange their OP Units for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their OP Units. Neither the one-year holding period nor the Redemption Caps (as defined below) will apply in the event of the death of a stockholder and such shares will be redeemed at a price equal to 100% of the price paid by the deceased stockholder for the shares without regard to the date of purchase of the shares to be redeemed. Our board of directors reserves the right in its sole discretion at any time and from time to time to (a) waive the one-year holding period and either of the Redemption Caps (defined below) in the event of the disability (as such term is defined in the Internal Revenue Code) of a stockholder, (b) reject any request for redemption for any reason, or (c) reduce the number of shares of our common stock allowed to be redeemed under the share redemption program. If our board of directors waives the one-year holding period in the event of the disability of a stockholder, such stockholder will have its shares redeemed at the discounted amount listed in the above table for a stockholder who has held for one year. In all other cases in the event of the disability of a stockholder, such stockholder will have its shares redeemed as described in the above table. Furthermore, any shares redeemed in excess of the Quarterly Redemption Cap (as defined below) as a result of the death or disability of a stockholder will be included in calculating the following quarter’s redemption limitations. At any time we are engaged in an offering of shares of our common stock, the per share price for shares of our common stock redeemed under our redemption program will never be greater than the then-current offering price of our shares of our common stock sold in the primary offering.

We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed during any calendar quarter to the “Quarterly Redemption Cap” which will equal the lesser of: (i) 1/4th of five percent of the number of shares of common stock outstanding measured as of the same date in the prior calendar year and (ii) the aggregate number of shares sold pursuant to our distribution reinvestment plan in the immediately preceding calendar quarter, which may be less than the Aggregate Redemption Cap described below. Our board of directors retains the right, but is not obligated to, redeem additional shares if, in its sole discretion, it determines that it is in our best interest to do so, provided that we will not redeem in excess of 5% of the shares outstanding, measured as of the same date in the prior calendar year (referred to herein as the “Aggregate Redemption Cap” and together with the Quarterly Redemption Cap, the “Redemption Caps”) unless permitted to do so by applicable regulatory authorities. Although we presently intend to redeem shares pursuant to the above-referenced methodology, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan in any quarter are not sufficient to fund redemption requests, our board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock, up to the Aggregate Redemption Cap. Such sources of funds could include cash on hand, cash available from borrowings, cash from the sale of shares pursuant to our distribution reinvestment plan in other quarters, and cash from liquidations of securities investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, purchases of real property, debt related or other investments, or redemption of OP Units. Our board of directors has no obligation to use other sources to redeem shares of our common stock in any circumstances. The board of directors may, but is not obligated to, increase the Aggregate Redemption Cap but may only do so in reliance on an applicable no-action letter issued by Commission staff that would allow such an increase. There can be no assurance that the board of directors will increase either of the Redemption Caps at any time, nor can there be assurance that the board of directors will be able to obtain the necessary no-action letter from Commission staff. In any event, the number of shares of our common stock that we may redeem will be limited by the funds available from purchases pursuant to our distribution reinvestment plan, cash on hand, cash available from borrowings and cash from liquidations of securities or debt related investments as of the end of the applicable quarter.

The board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. Any amendment, suspension or termination of the share redemption program will not affect the rights of holders of OP Units to cause us to redeem their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both pursuant to the Operating Partnership Agreement. In addition, the board of directors may determine to modify the share redemption program to redeem shares at the then-current net asset value per share (provided that any offering will then also be conducted at net asset value per share), as calculated in accordance with policies and procedures developed by our board of directors. If the board of directors decides to amend, suspend or terminate the share redemption program, we will provide stockholders with no less than 30 days’ prior written notice. During a public offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under the federal securities laws. Therefore, you may not have the opportunity to make a redemption request prior to any potential suspension, amendment or termination of our share redemption program.

We intend to redeem shares of our common stock quarterly under the program. All requests for redemption must be made in writing and received by us at least 15 days prior to the end of the applicable quarter (the “Applicable Quarter End”). Stockholders may also withdraw their redemption request by submitting a request in writing that is received by us at any time up to three business days prior to the Applicable Quarter End.

In connection with our quarterly redemptions, our affiliated stockholders will defer their redemption requests until all redemption requests by unaffiliated stockholders have been met. However, we cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter, or the total amount of shares requested for redemption exceed a Redemption Cap, we plan to redeem the shares of our common stock on a pro rata basis. In addition, we will redeem shares of our common stock in full that are presented for redemption in connection with the death and, if approved by the board of directors in its sole discretion, disability of a stockholder, regardless of whether we redeem all other shares on a pro rata basis. Moreover, such determinations regarding our share redemption program will not affect any determinations that may be made by the board of directors regarding requests by holders of OP Units for redemption of their OP Units pursuant to the Operating Partnership Agreement.

We will determine whether to approve redemption requests no later than 15 days following the Applicable Quarter End, which we refer to as the “Redemption Determination Date.” No later than three business days following the Redemption Determination Date, we will pay the redemption price in cash for shares approved for redemption and/or, as necessary, will notify each stockholder in writing if the stockholder’s redemption request was not honored in whole or in part. The redemption request of a stockholder that is not honored in whole or in part will be deemed automatically withdrawn for such shares for which redemption was not approved, and any such stockholder may resubmit a request in a subsequent quarter. We will not retain redemption requests that are not honored in any particular quarter. The redemption request for such shares of our common stock will be deemed void and will not affect the rights of the holder of such shares of our common stock, including the right to receive distributions thereon. If a pro rata redemption would result in a stockholder owning less than half of the minimum purchase amount required under state law, we would redeem all of such stockholder’s shares of our common stock. If a pro rata redemption would result in a stockholder owning less than the minimum amount required under state law but at least half of such amount, we would not redeem any shares of our common stock that would take the stockholder’s holdings below the minimum threshold.

Shares of our common stock approved for redemption on the Redemption Determination Date will be redeemed by us under the share redemption program effective as of the Applicable Quarter End and will return to the status of authorized but unissued shares of common stock. We will not resell such shares of common stock to the public unless they are first registered with the Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

The federal income tax treatment of stockholders whose shares of common stock are redeemed by us under the share redemption program will depend on whether our redemption is treated as a payment in exchange for the shares of common stock. A redemption normally will be treated as an exchange if the redemption results in a complete termination of the stockholder’s interest in our company, qualifies as “substantially disproportionate” with respect to the stockholder or is treated as “not essentially equivalent to a dividend” with respect to the stockholder.

In order for the redemption to be substantially disproportionate, the percentage of our voting shares of common stock considered owned by the stockholder immediately after the redemption must be less than 80% of the percentage of our voting shares of common stock considered owned by the stockholder immediately before the redemption. In order for the redemption to be treated as not essentially equivalent to a dividend with respect to the stockholder, the redemption must result in a “meaningful reduction” in the stockholder’s interest in our company. The IRS has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation whose relative stock interest is minimal and who exercises no control over corporate affairs, a reduction in the holder’s proportionate interest in the corporation from 0.0001118% to 0.0001081% would constitute a meaningful reduction. In determining whether any of these tests have been met, shares of common stock considered to be owned by the stockholder by reason of applicable constructive ownership rules, as well as the shares of common stock actually owned by the stockholder, normally will be taken into account. However, the tax consequences to you of participating in our share redemption program will vary depending upon your particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the share redemption program.

Liquidity Events

The purchase of shares of our common stock is intended to be a long-term investment and we do not anticipate that a secondary trading market will develop. Therefore, it will be very difficult for you to sell your shares of common stock promptly or at all, and any such sales may be made at a loss.

On a limited basis, you may be able to have your shares redeemed through our share redemption program. However, in the future we may also consider various Liquidity Events, including but not limited to:

•	Listing our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock);

•	Our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; and

•	A sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration.

We presently intend to consider alternatives for effecting a Liquidity Event for our stockholders beginning generally after seven years following the investment of substantially all of the net proceeds from all offerings made by us. Although our intention is to seek a Liquidity Event generally within seven to 10 years following the investment of substantially all of the net proceeds from all offerings made by us, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. Alternatively, we may seek to complete a Liquidity Event earlier than seven years following the investment of substantially all of the net proceeds from all offerings made by us. For purposes of the time frame for seeking a Liquidity Event, investment of “substantially all” of the net proceeds means the equity investment of 90% or more of the net proceeds from all offerings made by us.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns 10 percent or more of the voting power of the corporation’s voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10 percent or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt in to the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with the Advisor

Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized,” rather than external, and no third party fees, such as advisory fees, are paid by the REIT. We may consider becoming a self-administered REIT once our assets and income are, in our board’s view, of sufficient size such that internalizing some or all of the management functions performed by our Advisor is in our best interests.

If our board of directors should make this determination in the future, our board of directors will form a special committee comprised entirely of independent directors to consider a possible business combination with our Advisor. Our board of directors will, subject to applicable law, delegate all of its decision making power and authority to the special committee with respect to these matters, including the power and authority to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our Advisor regarding a possible business combination. In any event, before we can complete any business combination with our Advisor, the following three conditions must be satisfied:

•

the special committee receives an opinion from a qualified investment banking firm concluding that the consideration to be paid to acquire our Advisor is fair to our stockholders from a financial point of view;

•	our board of directors determines that such business combination is advisable and in our best interests; and

•	such business combination is approved by our stockholders entitled to vote thereon in accordance with our charter and bylaws.

Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our Advisor. Also, the Sponsor has informed us that, in connection with an internalization, it would be willing to limit remuneration for its ownership interest in the Advisor to the extent necessary to ensure that, after taking into consideration payment of such remuneration, the Advisor determines that our shareholders in the aggregate would reasonably be expected to receive, or have the option to receive, aggregate distributions from all sources (including any anticipated future liquidity event) equal to their capital contributions plus a 6% cumulative non-compounded annual pre-tax return thereon. The foregoing, however, does not limit the ability of each of the Advisor and the Sponsor to receive any fees, commissions, distributions with respect to the Special Units and any shares of our common stock held by the Advisor or Sponsor, or other amounts to which they might otherwise be entitled. The foregoing is subject to approval of our board and documentation of a final agreement between us and the Sponsor.

Control Share Acquisitions

The Maryland General Corporation Law provides that Control Shares of a Maryland corporation acquired in a Control Share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control Shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	One-tenth or more but less than one-third;

•	One-third or more but less than a majority; or

•	A majority or more of all voting power.

Control Shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “Control Share acquisition” means the acquisition of Control Shares. Once a person who has made or proposes to make a Control Share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the Control Shares at the meeting or if the acquiring person does not deliver an “Acquiring Person Statement” for the Control Shares as required by the statute, the corporation may redeem any or all of the Control Shares for their fair value, except for Control Shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the Control Shares, and is to be determined as of the date of the last Control Share acquisition or of any meeting of stockholders at which the voting rights for Control Shares are considered and not approved.

If voting rights for Control Shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the Control Share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a Control Share acquisition.

The Control Share acquisition statute does not apply to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the Control Share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to change this provision in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law, which we refer to as “Subtitle 8,” permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	A classified board;

•	A two-thirds vote requirement for removing a director;

•	A requirement that the number of directors be fixed only by vote of the directors;

•	A requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	A majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our assets from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with our Advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of real property and/or other assets of the type held by us. If the appraisal will be included in a prospectus used to offer the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, the appraisal will be filed with the Commission and the states in which the securities are being registered as an exhibit to the registration statement for the offering. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for our benefit and the benefit of our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining stockholders and preserving their interests in us on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•

which would result in common stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of the charter and our dissolution;

•

which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•

in which our common stockholders’ rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “—Meetings, Special Voting Requirements and Access To Records” above; or

•	in which we would bear any of the costs of the roll-up transaction if our common stockholders reject the roll-up transaction.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholder may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) by or at the direction of the board of directors or (ii) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	Financial statements which are prepared in accordance with GAAP (or the then required accounting principles) and are audited by our independent registered public accounting firm;

•	The ratio of the costs of raising capital during the year to the capital raised;

•	The aggregate amount of asset management fees and the aggregate amount of other fees paid to the Advisor and any affiliate of the Advisor by us or third parties doing business with us during the year;

•	Our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	A report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•

Separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies:

•	tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code; and

•	persons holding our common stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold shares as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We were organized in May, 2009 as a Maryland corporation. We believe that we have operated in such a manner as to qualify, and we intend to elect to be taxed, as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2010. We believe that, commencing with such taxable year, we have been organized and will operate in such a manner as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Greenberg Traurig, LLP has delivered an opinion to us that, commencing with our taxable year ended on December 31, 2010, we are organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Greenberg Traurig, LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets, the past, present and future conduct of our business operations and speaks as of the date issued. In addition, Greenberg Traurig, LLP’s opinion is based on existing federal income tax law regarding qualification as a REIT, which is subject to change either prospectively or retroactively. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Greenberg Traurig, LLP or by us that we will so qualify for any particular year. Greenberg Traurig, LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. Moreover, our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code related to our income and assets, the compliance with which will not be reviewed by Greenberg Traurig, LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders. Even if we qualify as a REIT, we will be subject to federal tax in the following circumstances:

•

We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•

If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with any Taxable REIT Subsidiary (“TRS”), that are not conducted on an arm’s-length basis.

•

In the event we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	The amount of gain that we recognize at the time of the sale or disposition, and

•	The amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including any TRSs, will be subject to federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any TRS we form will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities , during the last half of any taxable year.

7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9.	It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet the above requirements 1, 2, 3, 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will be applied to us beginning with our 2011 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

We intend to elect to be taxed as a REIT commencing with our taxable year ended December 31, 2010, and we believe that we have satisfied and we intend to continue to satisfy all other requirements for qualification as a REIT, described above. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in 5 and 6 above. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.” We are required to maintain records disclosing the actual ownership of common stock in order to monitor our compliance with the share ownership requirements. To do so, we are required to demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Stockholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information. The restrictions in our charter, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, we will not qualify as a REIT.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS may provide rights to any brand name under which any health care facility or lodging facility is operated if (i) such rights are provided to an “eligible independent contractor” (as described below) to operate or manage a health care facility or lodging facility, (ii) such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and (iii) such health care facility or lodging facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a “qualified health care property” or “qualified lodging facility” outside of the U.S. is not considered to operate or manage a “qualified health care property” or “qualified lodging facility”, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract.

Rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “—Gross Income Tests—Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and

•

income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “—Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

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Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

In order for the rent paid under our leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. We intend to enter into leases that will be treated as true leases. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our Operating Partnership and its subsidiaries receive from our leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under “—Failure to Satisfy Gross Income Tests.”

As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. First, rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits; and

•	conform with normal business practice.

More generally, rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits.

Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We anticipate that all of our properties will be leased to third parties which do not constitute related party tenants. In addition, our charter prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified), other than a TRS.

As described above, we may own up to 100% of the shares of one or more TRSs. Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled TRS”) will not be treated as “rents from real property.” If in the future we receive rent from a TRS, we will seek to comply with this exception.

Third, the rent attributable to the personal property leased in connection with the lease of a property must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the property at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each of our leases, we believe either that the personal property ratio will be less than 15% or that any rent attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

Fourth, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost for performing such services) does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the shares of one or more TRSs, which may provide noncustomary services to our tenants without tainting our rents from the related properties. We do not intend to perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (i) the rent is considered based on the income or profits of the related lessee, (ii) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (iii) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

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the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•

either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, or (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions. From time to time, we or our Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (i) any transaction entered into in the normal course of our or our Operating Partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs; and

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

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“Straight debt” securities, which are defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

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Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

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Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We may enter into sale and repurchase agreements under which we would nominally sell certain of our loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we would be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the loan assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We may make or invest in mezzanine loans. Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. We may make or invest in some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests. However, there is no assurance that the IRS would not challenge our ability to satisfy these relief provisions.

We believe that the assets that we will hold will satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets and securities. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods.

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that we may not have sufficient cash to meet the distribution requirements discussed above. This could result because of competing demands for funds, or because of timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds, raise funds through the issuance of additional shares of common stock or, if possible, pay taxable dividends of our common stock or debt securities.

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Advisor or its affiliates. Were the IRS to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate of 15% through 2012 on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock—Distribution Reinvestment Plan.” For a summary of the U.S. federal income tax treatment of shares of common stock redeemed by us under our share redemption program, see “Description of Capital Stock—Share Redemption Program.”

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 15% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 15% through 2012. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 35% through 2012. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “Taxation of Our Company” above), our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non REIT corporations, such as a TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend. For taxable years beginning after December 31, 2012, dividends paid to certain individuals, estates or trusts will be subject to a 3.8% Medicare tax.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. See “—Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

U.S. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of U.S. Stockholders on a Redemption of Common Stock

A redemption of our common stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as sale of our common stock (in which case the redemption will be treated in the same manner as a sale described above in “—Taxation of U.S. Stockholders on the Disposition of Common Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of our common stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above “—Taxation of Taxable U.S. Stockholders.” Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is currently 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2012. Absent congressional action, that rate will increase to 20% for sales and exchanges of such assets occurring after December 31, 2012. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates, currently at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our capital stock; or

•	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for federal income tax purposes) or a tax-exempt stockholder. The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our common stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “U.S. real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us;

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or “FIRPTA”. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

Capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain. The taxation of capital gain distributions received by certain non-U.S. stockholders may, under certain circumstances, differ materially from that described above in the event that shares of our common stock are ever regularly traded on an established securities market in the U.S.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a U.S. real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPI, then the REIT will be a U.S. real property holding corporation. We anticipate that we will be a U.S. real property holding corporation based on our investment strategy. However, if we are a U.S. real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met. Additional FIRPTA provisions may, under certain circumstances, apply to certain non-U.S. stockholders in the event that shares of our common stock are ever regularly traded on an established securities market in the U.S., which may have a material impact on such non-U.S. stockholders.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our common stock received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Redemption of Common Stock

A redemption of our common stock by a non-U.S. stockholder whose income derived from the investment in shares of our common stock is not effectively connected with the non-U.S. Stockholder’s conduct of a trade or business in the U.S. will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as sale of our common stock (in which case the redemption will be treated in the same manner as a sale described above in “—Taxation of Non-U.S. Stockholders”—“Dispositions”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of our common stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above “—Taxation of Non-U.S. Stockholders”—“Distributions.” Non-U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate, currently of 28%, with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our common stock received by U.S. stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Other Tax Considerations

Tax Aspects of Our Investments in Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership. We will be entitled to include in our income our distributive share of the Operating Partnership’s income and to deduct our distributive share of the Operating Partnership’s losses only if the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly-traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner or member for federal income tax purposes) for federal income tax purposes. Our Operating Partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or (the “90% passive income exception”). Treasury Regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly -traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100 -partner limitation. We and the Operating Partnership believe that the Operating Partnership should not be classified as a publicly traded partnership because (i) OP Units are not traded on an established securities market, and (ii) OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, we believe that the Operating Partnership presently qualifies for the Private Placement Exclusion. Even if the Operating Partnership were considered a publicly traded partnership under the PTP Regulations, the Operating Partnership should not be treated as a corporation for Federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Code. In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property.

We have not requested, and do not intend to request, a ruling from the IRS that our Operating Partnership will be classified as a partnership for federal income tax purposes. If for any reason our Operating Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “—Gross Income Tests” and “—Asset Tests.” In addition, any change in the Operating Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Distribution Requirements.” Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, the

Operating Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income.

Income Taxation of the Operating Partnership and its Partners

Partners, Not the Operating Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of the Operating Partnership’s income, gains, losses, deductions, and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from the Operating Partnership.

Operating Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to the Operating Partnership’s Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. When cash is contributed to a partnership in exchange for a partnership interest, such as our contribution of cash to our operating partnership for operating units, similar rules apply to ensure that the existing partners in the partnership are charged with, or benefit from, respectively, the unrealized gain or unrealized loss associated with the partnership’s existing properties at the time of the cash contribution. In the case of a contribution of property, the amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). In the case of a contribution of cash, a book-tax difference may be created because the fair market value of the properties of the partnership on the date of the cash contribution may be higher or lower than the partnership’s adjusted tax basis in those properties. Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the Operating Partnership Agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to the Operating Partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (i) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (ii) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in the Operating Partnership generally will be equal to (i) the amount of cash and the basis of any other property contributed to the Operating Partnership by us, (ii) increased by (a) our allocable share of the Operating Partnership’s income and (b) our allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (a) our allocable share of the Operating Partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the Operating Partnership. If the allocation of our distributive share of the Operating Partnership’s loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from the Operating Partnership or a reduction in our share of the Operating Partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Sale of the Operating Partnership’s Property

Generally, any gain realized by the Operating Partnership on the sale of property held by the Operating Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by the Operating Partnership on the disposition of contributed properties will be allocated first to the partners of the Operating Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “—Income Taxation of the Operating Partnership and its Partners—Tax Allocations With Respect to the Operating Partnership’s Properties.” Any remaining gain or loss recognized by the Operating Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership.

Our share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Gross Income Tests.” We do not presently intend to acquire or hold or to allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Operating Partnership’s trade or business.

Cost Basis Reporting

Effective January 1, 2011 new federal income tax information reporting rules may apply to certain transactions in our shares. Where they apply, the “cost basis” calculated for the shares involved will be reported to the IRS and to you. Generally these rules apply to all shares purchased after December 31, 2010 including (at our election) those purchased through our distribution reinvestment plan. For “cost basis” reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a “first in/first out” basis. The shares in the distribution reinvestment plan are also eligible for the “average cost” basis method, should you so elect.

Information reporting (transfer statements) on other transactions may also be required under these new rules. Generally, these reports are made for certain transactions other than purchases in shares acquired before January 1, 2011. Transfer statements are issued between “brokers” and are not issued to the IRS or to you.

Stockholders should consult their tax advisors regarding the consequences to of these new rules.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to the shares of (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a holder that is an individual, S corporation, trust, or a partnership with at least one noncorporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a holder that is either a corporation or a partnership with only corporate partners, the stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Sunset of Certain Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. On December 17, 2010, President Obama signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, preventing an expiration of current federal income tax rates on December 31, 2010 by amending the sunset provisions such that they will take effect on December 31, 2012. The amended sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. The temporary provisions that will, absent further legislative action, expire after 2012 include, without limitation, the reduction in the maximum income tax rate for taxpayers taxed at individual rates on ordinary income to 35% (rather than 39.6%), the reduction in the maximum income tax rate for taxpayers taxed at individual rates for long-term capital gains of 15% (rather than 20%), the application of the 15% tax rate to qualified dividend income for taxpayers taxed at individual rates (rather than a maximum rate of 39.6%), the reduction in the backup withholding rate of 28% (rather than 31%), and certain other tax rate provisions described herein. The impact of these revisions after 2012 is not discussed herein. Consequently, prospective stockholders are urged to consult their own tax advisors regarding the effect of sunset provisions on an investment in our stock.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, which we refer to collectively as the “Benefit Plans,” seeking to invest plan assets in shares of our common stock must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	Whether the investment is consistent with the applicable provisions of ERISA and the Code and the documents and instruments governing your Benefit Plans;

•	Whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	Whether your investment will impair the liquidity of the Benefit Plan;

•	Whether the investment will produce UBTI to the Benefit Plan (see “Material U.S. Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders”);

•	The need to value the assets of the Benefit Plan annually; and

•	Whether your investment will constitute a prohibited transaction under ERISA or the Code as described below.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	To act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	To invest plan assets prudently;

•	To diversify the investments of the plan unless it is clearly prudent not to do so;

•	To ensure sufficient liquidity for the plan; and

•	To consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Plan Asset Considerations

In order to determine whether an investment in shares of our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in shares of our common stock will cause our assets to be treated as assets of the investing Benefit Plans. Section 3(42) of ERISA defines the term “plan assets” to mean plan assets as defined in the U.S. Department of Labor Regulations. These regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity, which we refer to as the “Plan Assets Regulation.” Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in shares of our common stock might constitute an ineffective delegation of fiduciary responsibility to the Advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by the Advisor of the fiduciary duties mandated under ERISA.

If the Advisor or affiliates of the Advisor were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares of common stock to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the Advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in shares of our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

The Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” A publicly offered security must be:

•	Sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act, as amended;

•	“Widely held,” such as part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“Freely transferable.”

Shares of common stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Exchange Act. In addition, we have over 100 independent stockholders, such that shares of common stock are “widely held.” Whether a security is “freely transferable” depends upon the particular facts and circumstances. Shares of common stock are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares of our common stock is less than $10,000; thus, we believe that the restrictions imposed in order to maintain our status as a REIT should not cause the shares of common stock to be deemed not freely transferable. Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion.

Assuming that shares of common stock will be “widely held,” that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of shares of common stock and the offering takes place as described in this prospectus, we believe that shares of our common stock should constitute “publicly offered securities” and, accordingly, our underlying assets should not be considered “plan assets” under the Plan Assets Regulation. If our underlying assets are not deemed to be “plan assets,” the issues discussed in the second and third paragraphs of this “Plan Assets Considerations” section are not expected to arise.

Other Prohibited Transactions

Regardless of whether the shares of common stock qualify for the “publicly offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, the Advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares of common stock. Accordingly, unless an administrative or statutory exemption applies, shares of common stock should not be purchased using assets of a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (i) that the advice will serve as the primary basis for investment decisions, and (ii) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of the shares of our common stock, namely when the fair market value of the shares of common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of common stock, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

For so long as we are offering shares of our common stock in the primary share offering or a subsequent offering of primary shares, we intend to use the most recent offering price as the per share net asset value. We will continue to use the most recent primary share offering price as the per share net asset value until December 31 st of the year following the year in which the most recently completed offering has expired unless a new offering has commenced prior to that time in which case we would use the new offering price. If following December 31st of the year following the year in which the most recently completed offering has expired there is no new offering in effect but our distribution reinvestment plan is still in effect, we will continue to use the most recent primary share offering price as the per share net asset value for so long as our distribution reinvestment plan is in place. If there is no primary share offering in effect and our Distribution Reinvestment Plan has also expired or has otherwise been terminated, the value of the properties and our other assets will be based upon a valuation. Such valuation may be performed either by our management or a person independent of us and the Advisor.

If requested, we anticipate that we will provide annual reports of our determination of value (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. To the extent that such determination is not based on the offering price of our shares, any other determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

We intend to revise these valuation procedures to conform with any relevant guidelines that the IRS or the Department of Labor may hereafter issue and may also revise these procedures to conform with guidance that FINRA may issue in the future. Meanwhile, we cannot assure you:

•

That the value determined by us could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

•	That stockholders could realize this value if they were to attempt to sell their shares of common stock; or

•	That the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of $2.0 billion in shares of our common stock in this offering through our Dealer Manager, a registered affiliated broker dealer, including $1.5 billion in shares of our common stock initially allocated to be offered in the primary share offering and $500.0 million in shares of our common stock initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary share offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary share offering to the distribution reinvestment plan.

Shares of our common stock in the primary share offering are being offered to the public at $10.00 per share. See below for a description of the discounts and fee waivers that are available to purchasers. Subject to certain exceptions described in this prospectus, you must initially invest at least $2,000 in shares of our common stock. After investors have satisfied the minimum purchase requirement, additional purchases must be in minimum increments of $100, except for purchases made pursuant to our distribution reinvestment plan. Any shares purchased pursuant to the distribution reinvestment plan will be sold at $9.50 per share.

The Dealer Manager has entered into selected dealer agreements with certain other broker dealers who are members of FINRA to authorize them to sell our shares. The shares of our common stock being offered to the public are being offered on a “best efforts” basis, which means generally that the Dealer Manager and the participating broker dealers will be required to use only their best efforts to sell the shares of our common stock and they have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with the Dealer Manager may be terminated by either party upon 60 days’ written notice.

This offering commenced on December 18, 2009. We may continue to offer shares of our common stock until December 18, 2011, unless extended for up to an additional one year period. We reserve the right to terminate this offering at any time.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers without deduction within 10 business days from the date the subscription is rejected, or as soon thereafter as practicable. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus, as declared effective by the Commission, as supplemented and amended. If we accept your subscription, our transfer agent will mail you a confirmation.

Investors whose subscriptions are accepted will be deemed admitted as stockholders of ours on the day upon which their subscriptions are accepted. Before they are applied as set forth in this prospectus, offering proceeds may be placed in short-term, low-risk interest bearing investments, including obligations of, or obligations guaranteed by, the U.S. Government or bank money market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash.

Compensation Paid for Sales of Shares

Subject to the provisions for a reduction of the sales commission described below, we will pay the Dealer Manager a sales commission of up to 7.0% of the gross proceeds we raise from the sale of shares in the primary offering, all of which may be reallowed to participating broker dealers who are members of FINRA. We will also pay the Dealer Manager a Dealer Manager fee of 2.5% of the gross offering proceeds we raise from the sale of shares in the primary offering for managing and coordinating the offering, working with participating broker dealers and providing sales and marketing assistance, part of which may be reallowed to participating broker dealers. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares of our common stock. We will not pay a sales commission or a Dealer Manager fee on shares purchased pursuant to our distribution reinvestment plan.

We will also pay the Advisor up to 1.75% of the aggregate gross offering proceeds we raise from the sale of shares in the primary offering and in the distribution reinvestment plan to reimburse the Advisor for paying our cumulative organization and offering expenses, including legal, accounting, printing and other expenses related to the distribution of this offering, and for paying to the Dealer Manager and participating broker dealers expense reimbursements, marketing support fees, and bona fide due diligence expense reimbursements, as described below, but only to the extent that the Advisor has paid such expenses. The Advisor or an affiliate of the Advisor will be responsible for the cumulative expenses of our organization and this offering to the extent that the total of such cumulative expenses exceed the 1.75% organization and offering expense reimbursement, without recourse against or reimbursement by us.

From the up to 1.75% organization and offering expense reimbursement, the Advisor will pay up to 0.5% of the gross offering proceeds we raise from the sale of shares in the primary offering to reimburse the Dealer Manager and participating broker dealers on a non-accountable basis for their out-of-pocket expenses related to the distribution of the offering, including fees and costs associated with attending or sponsoring conferences, and as a marketing support fee. From the 0.5% non-accountable expense reimbursement or the 2.5% Dealer Manager fee paid to the Dealer Manager, the Dealer Manager, in its sole discretion, may approve the payment of a marketing support fee to participating broker dealers based upon consideration of prior or projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating broker dealer in the past and the level of marketing support to be provided in this offering. Further, the Dealer Manager may, pursuant to separately negotiated selected dealer agreements that we entered into with Ameriprise Financial Services, Inc., which we refer to as “Ameriprise Financial,” and Securities America, Inc., which we refer to as “Securities America,” respectively, and subject to applicable FINRA limitations, reimburse each of Ameriprise Financial and Securities America for technology costs and expenses associated with the offering and costs and expenses associated with the facilitation of the marketing and ownership of our shares by the respective customers of Ameriprise Financial and Securities America. The technology costs and expenses will be paid from the Advisor’s 0.5% non-accountable expense reimbursement or the Dealer Manager fee.

Moreover, to the extent that shares are sold in the primary offering with a reduced commission as a result of a volume or other discount, as described below, the Advisor may reimburse the Dealer Manager’s and participating broker dealers’ other expenses related to the distribution of the offering in excess of the 0.5% payment, without recourse against or reimbursement by us, so long as the total amount of reimbursement of non-accountable expenses of the Dealer Manager and participating broker dealers does not exceed 3.0% of gross offering proceeds we raise from the sale of shares in the primary offering and the aggregate of all compensation payable to FINRA members participating in this offering does not exceed 10% of gross offering proceeds we raise from the sale of shares in the primary offering.

Under FINRA rules, the aggregate of all compensation payable to FINRA members participating in this offering will not exceed 10.0% of gross offering proceeds we raise from the sale of shares in the primary offering, including the Dealer Manager fee, sales commission, and reimbursement of the Dealer Manager and participating broker dealer expenses and marketing support fee (except for reimbursement of bona fide due diligence expenses as described below).

The following table shows the estimated maximum compensation payable to the Dealer Manager and participating broker dealers in connection with the offering, assuming the sale of $1,500,000,000 in shares of our common stock in the primary offering with no volume or other discounts to the sales commission.

	Per Share	%	Maximum Amount
Public Offering Price	$10.00	—	$1,500,000,000
Dealer Manager Fee	$0.25	2.5%	$37,500,000
Participating Broker Dealer Commission	$0.70	7.0%	$105,000,000
Marketing Support Fee/Expenses*	$0.05	0.5%	$7,500,000
Total Fees, Commissions, and Expenses**	$1.00	10.0%	$150,000,000

*	Includes the marketing support fee and reimbursement of out-of-pocket expenses that may be paid by the Advisor. Also includes payments by the Advisor and affiliates of the Advisor to the Dealer Manager for salaries and bonuses of certain employees of the Dealer Manager while participating in this offering.
**	The Dealer Manager and participating broker dealers may also be reimbursed for bona fide due diligence expenses.

The bona fide due diligence expenses of the Dealer Manager and participating broker dealers that are included in the organization and offering expenses may include legal fees, travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating dealers and their personnel when visiting our office to verify information related to us and this offering and, in some cases, reimbursement of the allocable share of out-of-pocket internal due diligence personnel of the participating dealer conducting due diligence on the offering. Reimbursement of bona fide due diligence expenses is contingent upon the receipt by the Dealer Manager of an invoice or a similar such itemized statement from the participating broker dealers that demonstrates the actual due diligence expenses incurred by that broker dealer. Subject to certain limitations in our agreements, we have agreed to indemnify the Dealer Manager and participating broker dealers and the Dealer Manager and participating broker dealers have agreed to severally indemnify us, our officers and our directors against certain liabilities in connection with this offering, including liabilities arising under the Securities Act. However, the Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable. See discussion below of indemnification pursuant to the selected dealer agreements that we entered into with each of Ameriprise Financial and Securities America.

The broker dealers participating in the offering of shares of our common stock are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares of common stock will be sold. Our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor or other affiliates and their immediate family members and, if approved by our board of directors, joint venture partners, consultants and other service providers may purchase shares of our common stock in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares of our common stock will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our common stock that may be sold to such persons. In addition, the sales commission and the dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan. The amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions or the dealer manager fee payable in connection with sales to such institutional investors and affiliates. The Advisor and its affiliates will be expected to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution. In addition, shares of our common stock purchased by the Advisor or its affiliates shall not be entitled to vote on any matter presented to stockholders for a vote.

Certain institutional investors and our affiliates may also agree with the participating broker dealer selling them shares of our common stock (or with the Dealer Manager if no participating broker dealer is involved in the transaction) to reduce or eliminate the sales commission. The amount of net proceeds to us will not be affected by reducing or eliminating commissions payable in connection with sales to such institutional investors and affiliates.

Volume and Other Discounts

In connection with sales of $500,000 or more to a Qualifying Purchaser (as defined below), a participating broker dealer may offer such Qualifying Purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the Qualifying Purchaser by reducing the total purchase price of the shares payable by the Qualifying Purchaser.

Assuming a public offering price of $10.00 per share, the following table illustrates the various discount levels that may be offered to Qualifying Purchasers by participating broker dealers for shares purchased:

	Amount of Commission Paid per Share in Volume Discount Range
Dollar Volume of Shares Purchased	Purchase Price per Share to Investor	Percentage (Based on $10.00/Share)	Amount per Share	Dealer Manager Fee per Share	Net Proceeds per Share
Up to $499,999	$10.00	7.0%	$0.70	$0.25	$9.05
$500,000 to $999,999	$9.90	6.0%	$0.60	$0.25	$9.05
$1,000,000 and $1,499,999	$9.80	5.0%	$0.50	$0.25	$9.05
$1,500,000 and over	$9.70	4.0%	$0.40	$0.25	$9.05

For example, if you purchase $1,250,000 of shares, the selling commission on such shares would be reduced to 5.0%, in which event you would receive 127,551 shares as opposed to 125,000 shares, the number of shares you would have purchased for $1,250,000 at $10.00 per share if there were no volume discounts. The net proceeds to us will not be affected by volume discounts. See the explanation under the heading “Compensation Paid for Sale of Shares” of expense reimbursements and a marketing support fee that may be paid to the Dealer Manager and participating broker dealers.

If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases of our shares.

Subscriptions may be combined for the purpose of determining the volume discount level in the case of subscriptions made by any Qualifying Purchaser (as defined below), provided all such shares are purchased through the same broker dealer. Any such reduction in the sales commission would be prorated among the separate investors. The term Qualifying Purchaser includes:

•	An individual, his or her spouse and members of their immediate families who purchase the shares for his, her or their own accounts;

•	A corporation, partnership, association, joint stock company, trust fund or any organized group of persons, whether incorporated or not;

•	An employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	All commingled trust funds maintained by a given bank.

Notwithstanding the above, the Dealer Manager may, at its sole discretion, enter into an agreement with a participating broker dealer, whereby such broker dealer may aggregate subscriptions as part of a combined order for the purposes of offering investors reduced sales commissions to as low as 4.0%, provided that any such aggregate group of subscriptions must be received from such broker dealer. Any reduction in sales commissions would be prorated among the separate subscribers. Investors should ask their broker dealer about the opportunity to receive volume discounts by either qualifying as a Qualifying Purchaser or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

In order to encourage purchases of shares of our common stock in excess of $3,000,000, the Dealer Manager may, in its sole discretion, agree with a Qualifying Purchaser to reduce the dealer manager fee with respect to all shares purchased by the Qualifying Purchaser to as low as $0.05 per share (0.5% of the primary offering price) and the sales commission with respect to all shares purchased by the Qualifying Purchaser to as low as $0.05 per share (0.5% of the primary offering price). Assuming a primary offering price of $10.00 per share, if a Qualifying Purchaser acquired in excess of $3,000,000 of shares, the Qualifying Purchaser could pay as little as $9.15 per share purchased. The net proceeds to us would not be affected by such fee reductions.

Investors may also agree with the participating broker dealer selling them shares (or with the Dealer Manager if no participating broker dealer is involved in the transaction) to reduce the amount of sales commission to zero (i) in the event the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services (except where an investor has a contract for financial planning services with a registered investment advisor that is also a registered broker dealer, such contract absent any investment advisory services will not qualify the investor for a reduction of the sales commission described above), or (ii) in the event the investor is investing in a bank trust account with respect to which the investor has delegated the decision making authority for investments made in the account to a bank trust department. The amount of net proceeds would not be affected by eliminating commissions payable in connection with sales to investors purchasing through such registered investment advisors or bank trust department. All such sales must be made through registered broker dealers. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in the Company. You should ask your financial advisor and/or broker dealer about the ability to receive such reductions of the sales commission.

Investors who receive reductions of the sales commission and/or the dealer manager fee that reduce the price per share to below $9.50 per share, which is the price per share under our distribution reinvestment plan, are advised to consider whether participation in the distribution reinvestment plan is appropriate because they can purchase shares outside of the distribution reinvestment plan for less than $9.50 per share.

Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount or other reduction of the sales commission and fees will receive a higher return on their investment than investors who do not qualify for such discount.

Ameriprise Financial Services, Inc. and Securities America, Inc.

We, the Dealer Manager, the Advisor and the Sponsor entered into selected dealer agreements with each of Ameriprise Financial and Securities America, pursuant to which Ameriprise Financial and Securities America were appointed as participating broker dealers to sell our shares in this offering on a “best efforts” basis. Subject to certain limitations set forth in each agreement, we, the Dealer Manager, the Advisor and the Sponsor, jointly and severally, agreed to indemnify Ameriprise Financial and Securities America against certain losses, liability, claims, damages and expenses caused by any untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in connection with the offering, certain filings with the Securities and Exchange Commission or certain other public statements, or the breach by us, the Dealer Manager, the Advisor or the Sponsor or any employee or agent acting on our or their behalf, of any of the representations, warranties, covenants, terms and conditions of the respective agreement. In addition, we have agreed to reimburse certain principals of the Sponsor for any amounts they are required to pay to Ameriprise Financial or Securities America concerning these matters. Please see “Conflicts of Interest.”

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate.

The following is a brief description of the supplemental sales material prepared by us for use in permitted jurisdictions:

•

Certain presentations, other print brochures and handouts, which include (i) information about risks and suitability that investors should consider before investing in us; (ii) objectives and strategies relating to our selection of investments; (iii) information about Industrial Income Trust Inc. and certain affiliates of the Sponsor (iv) various topics related to real estate investments and using real estate investments as part of an overall investment strategy; and (v) information regarding certain of our assets; and

•	Certain information on our website, electronic media, presentations and third party articles.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL PROCEEDINGS

We are not presently subject to any material pending legal proceedings other than ordinary routine litigation incidental to our business.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. Greenberg Traurig, LLP has reviewed the statements relating to certain federal income tax matters under the caption “Material U.S. Federal Income Tax Considerations” and has rendered its opinion with respect to our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated financial statements and related financial statement schedule of Industrial Income Trust Inc. as of December 31, 2010 and 2009 and for the year ended December 31, 2010 and the period from Inception (May 19, 2009) through December 31, 2009, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenues and operating expenses of (i) Bell Gardens, (ii) the Bay Area Portfolio, (iii) the Portland Portfolio, (iv) the Atlanta Portfolio, (v) Inland Empire Building One, (vi) Baltimore Building One, (vii) the Dallas Portfolio, (viii) Tampa Building and (ix) Baltimore Building Two for the year ended December 31, 2009, incorporated in this Prospectus by reference from the Company’s Current Reports on Form 8-K/A, have been audited by Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, as stated in their reports to such statements and each such report is incorporated herein by reference (which report on the statement of revenues and certain operating expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) and is so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information we filed with the Commission, which means that we may disclose important information to you by referring you to other documents that we have previously filed with the Commission. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed February 25, 2011;

•	Our Definitive Proxy Statement on Schedule 14A, filed on April 22, 2011;

•	Our Current Reports on Form 8-K, filed on January 5, 2011, January 12, 2011, January 25, 2011, February 2, 2011, February 4, 2011, March 1, 2011, March 2, 2011, and April 4, 2011; and

•	Financial statements of real estate property acquired and included in our Current Reports on Form 8-K/A, filed on November 5, 2010, January 7, 2011, and February 24, 2011.

The information contained in this prospectus should be read together with the information in the documents incorporated by reference.

You can obtain any of the documents incorporated by reference in this document from us, or from the Commission through the Commission’s website at the address www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document, at no cost, by requesting them in writing or by telephone from us at the following address or telephone number or at our website at www.industrialincome.com:

Industrial Income Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Tel.: (303) 228-2200

Attn: Investor Relations

ADDITIONAL INFORMATION

We have filed with the Commission a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made.

We are subject to the informational reporting requirements of the Exchange Act, and, under the Act, we will file reports, proxy statements and other information with the Commission. You may read and copy any document that we have filed with the Commission at the public reference facilities of the Commission at 100 F Street, N.E., Washington, DC 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities. These documents also may be accessed through the Commission’s electronic data gathering analysis and retrieval system, or EDGAR, via electronic means, included on the Commission’s Internet website, www.sec.gov.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

Industrial Income Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Tel.: (303) 228-2200

Attn: Investor Relations

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain an internet site at www.industrialincome.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	*
Consolidated Financial Statements:
Consolidated Balance Sheets as of December 31, 2010 and 2009	*
Consolidated Statements of Operations for the year ended December 31, 2010 and the period from Inception (May 19, 2009) through December 31, 2009	*
Consolidated Statements of Equity for the year ended December 31, 2010 and for the period from Inception (May 19, 2009) through December 31, 2009	*
Consolidated Statements of Cash Flows for the year ended December 31, 2010 and for the period from Inception (May 19, 2009) through December 31, 2009	*
Notes to Consolidated Financial Statements	*
Schedule III—Real Estate And Accumulated Depreciation	*

Financial Statements of Real Estate Property Acquired:
Bell Gardens	*
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	*
Bay Area Portfolio	*
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	*
Portland Portfolio	*
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	*
Atlanta Portfolio
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Inland Empire Building One
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Baltimore Building One
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*

F-1

Dallas Portfolio
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Tampa Building
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Baltimore Building Two
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Pro Forma Financial Information—Industrial Income Trust Inc.	*
Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2010 (unaudited)	*
Notes to the Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2010 (unaudited)	*
Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2010 (unaudited)	*
Notes to the Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2010 (unaudited)	*

*	See the “Incorporation by Reference” section of this prospectus.

F-2

APPENDIX A: PRIOR PERFORMANCE TABLES

The tables presented in this section contain summary information relating to current and former programs with investment objectives similar to ours and sponsored by certain affiliates of the Sponsor and its direct or indirect owners. Although each of the programs described herein has its own specific investment objectives, there are various general investment objectives common to all such programs. These general investment objectives include (i) a focus on investing in core commercial properties, (ii) a focus on acquiring existing properties as opposed to developing new properties, (iii) a focus on investing in properties located in the U.S., (iv) a focus on preserving investors’ capital, and (v) a focus on providing regular cash distributions to investors.

The specific programs included in the tables are: (i) DCT Industrial Trust, formerly known as “Dividend Capital Trust Inc.,” which we refer to as “DCT;” (ii) Dividend Capital Total Realty Trust, which we refer to as “TRT;” (iii) Dividend Capital Exchange Tenancy-In-Common Program I, which we refer to as “DCX-TIC I;” (iv) Dividend Capital Exchange Tenancy-In-Common Program II, which we refer to as “DCX-TIC II;” and (v) the Dividend Capital Exchange Delaware Statutory Trust Program, which we refer to as “DCX-DST.”

DCT (NYSE: DCT) is a leading real estate company specializing in the ownership, acquisition, development and management of bulk distribution and light industrial properties located in many of the highest volume distribution markets in the U.S. On October 10, 2006, DCT closed an internalization transaction, which we refer to as its “Internalization,” pursuant to which the entire outstanding membership interest of and all economic interests in Dividend Capital Advisors LLC, the former external Advisor to DCT, which we refer to as DCT’s “Former Advisor,” were contributed to the operating partnership of DCT in exchange for a limited partnership interest. As a result of the Internalization, DCT is no longer considered an affiliate of ours.

TRT is a publicly offered non-traded real estate investment trust formed to acquire, own and manage a diversified portfolio of real property assets and real estate securities. DCX-TIC I and DCX-TIC II each represent a series of investment programs through which tenancy-in-common interests in real properties are sold primarily to accredited investors in private placements. As of January 23, 2008, tenancy-in-common interests in all DCX-TIC I properties had been sold and exchanged for DCT operating partnership units. As such, DCX-TIC I is considered a completed program for the purposes of these tables. DCX-DST represents a series of investment programs through which interests in Delaware statutory trusts that own real properties are sold primarily to accredited investors in private placements.

The specific tables discussed in this section consist of:

Table I—Experience in Raising and Investing Funds

Table II—Compensation to Sponsor

Table III—Operating Results of Prior Programs

Table IV—Completed Programs

Table V—Sales or Disposals of Properties by Programs

The information in this section should be read together with the summary information in this prospectus under “Prior Performance of the Advisor and its Affiliates.” Disclosure regarding each of the programs presented in the tables is consistent with previous public disclosures and filings relating to each program, as appropriate.

You may use the information in the tables to evaluate the performance of other programs that have been sponsored by affiliates of the Sponsor and its direct or indirect owners. However, by purchasing shares in this offering, you will not acquire ownership interests in any programs to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the programs discussed.

For information regarding specific real property acquisitions by Sponsor affiliated programs within the previous three years, please see Table VI contained in Part II of the registration statement, which is not a part of this prospectus. Upon written request and without charge, prospective investors in this offering may obtain a copy of Table VI. Please see “Additional Information.”

Table I provides a summary of the experience of affiliates and former affiliates of the Advisor in raising and investing funds in programs that have conducted offerings within the last three years. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are cumulative as of the end of the offering or as of December 31, 2010, except where otherwise noted. Certain totals may not sum due to rounding.

Table I

(Unaudited)

Experience in Raising and Investing Funds

Total Since Inception

(Dollar amounts in thousands)

	TRT		DCX-TIC I		DCX-TIC II		DCX-DST(1)
Dollar amount offered	$4,000,000	(2)	$314,109	(3)	$196,659	(4)	$22,215	(5)
Dollar amount raised	100.0	%(2)	100.0	%(3)	100.0	%(4)	100.0	%(5)
Less offering expenses:
Selling Commissions (6)	6.7%		—	(7)	—	(8)	—
Organizational Expenses	1.4%		—	(7)	—	(8)	—
Other	—		—				—

Total offering expenses	8.1%		—		—		—
Proceeds after offering expenses	91.9%		100.0%		100.0%		100.0%
Reserves	—		—		—		—

Percentage available for investment	91.9%		100.0%		100.0%		100.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	—		—		—		—
Cash down payment (9)	176.8%		98.4%		98.3%		98.8%
Acquisition fees	1.7%		—		—		—
Other (explain)	1.1	%(10)	1.6	%(11)	1.7	%(11)	1.2	%(11)

Total acquisition cost	179.6%		100.0%		100.0%		100.0%
Percent leverage (mortgage financing divided by total acquisition cost)	51.8%		4.9%		12.8%		0.0%
Dates offering(s) began
First offering	1/27/2006		11/26/2003		10/18/2006		11/13/2008
Second offering	1/22/2008		N/A		N/A		N/A
Length of offering(s) (months):
First offering	24		35		24		11
Second offering	20		N/A		N/A		N/A
Months to invest 90% of amount available for investment	N/A	(12)	N/A	(12)	N/A	(12)	N/A	(12)

(1)	Amounts presented for DCX-DST are as of December 31, 2009, as the first DCX-DST offering closed on September 4, 2009.
(2)

As of December 31, 2010, TRT had raised $660 million or 44.0% of its second primary offering amount of $1.5 billion. The second offering commenced on January 22, 2008 and was closed on September 30, 2009.

TRT’s first offering was closed on January 21, 2008, after having raised a total of approximately $1.14 billion, or 75.8% of its primary offering amount of $1.5 billion. Since January 27, 2006 and through December 31, 2010, TRT had raised a total of $173.7 million pursuant to its distribution reinvestment plan. As a result of these various offerings, TRT had raised a total of $1.97 billion of the $4.00 billion offered. The $4.00 billion offered includes $1.00 billion offered through TRT’s distribution reinvestment plan since January 27, 2006.

(3)

Consists of a series of various tenant-in-common (“TIC”) offerings by DCT’s operating partnership. Includes dollar amount of leverage assumed by tenant-in-common investors. As a result of these various offerings, DCX-TIC I raised a total of $304.1 million of the $314.1 million offered. Dollar amount raised includes closing costs not reflected in dollar amount offered.

(4)

Consists of a series of various tenant-in-common offerings by TRT’s operating partnership. Includes dollar amount of leverage assumed by tenant-in-common investors. As a result of these various offerings, DCX-TIC II raised a total of $188.1 million of the $196.7 million offered. Dollar amount raised includes closing costs not reflected in dollar amount offered.

(5)

Consists of an offering of Delaware statutory trust interests by TRT’s operating partnership. As a result of this offering, DCX-DST raised 100% of the dollar amount offered. Dollar amount raised includes closing costs not reflected in dollar amount offered.

(6)

Includes sales commissions and dealer manager fees. Substantially all of the sales commissions and a portion of the dealer manager fees were subsequently reallowed to third parties in connection with services rendered during the offerings.

(7)

Investors did not pay fees and sales commissions in connection with these offerings. DCT’s operating partnership, as the seller of tenant-in-common interests, paid total offering expenses through the end of the offering period, of approximately $26.5 million, consisting of sales commissions, dealer manager fees, offering expense reimbursements and transaction facilitation fees. Given that these offering expenses were paid by DCT’s operating partnership (and not by the investors who purchased tenant-in-common interests), this did not impact the dollar amount available for investment in tenant-in-common interests from the investors’ perspective.

(8)

Investors did not pay fees and sales commissions in connection with these offerings. TRT’s operating partnership, as the seller of tenant-in-common interests, paid total offering expenses through the end of the offering period, of approximately $16.1 million, consisting of sales commissions, dealer manager fees, offering expense reimbursements and transaction facilitation fees. Given that these offering expenses were paid by TRT’s operating partnership (and not by the investors who purchased tenant-in-common interests), this did not impact the dollar amount available for investment in tenant-in-common interests from the investors’ perspective.

(9)	Represents the purchase price paid for assets acquired.
(10)	This amount includes acquisition expenses and certain intangible assets and liabilities accounted for in accordance with GAAP.
(11)	Represents acquisition expenses.
(12)	Due to the continuous and open-ended nature of these offerings, this amount is not applicable.

Table II provides a summary of the amount and type of compensation paid to affiliates of the Advisor related to programs that have conducted offerings that have been closed within the last three years. All figures are cumulative as of the end of the offering or as of December 31, 2010 where it is applicable, except where otherwise noted. Certain totals may not sum due to rounding.

Table II

(Unaudited)

Compensation to Sponsor

Total Since Inception

(Dollar amounts in thousands)

	TRT		DCX-TIC I		DCX-TIC II		DCX-DST(1)
Date offering(s) commenced	1/27/2006		11/26/2003		10/18/2006		11/13/2008
Dollar amount raised	$1,970,521		$304,086		$188,098		$22,475
Amount paid to sponsor from proceeds of offering:
Underwriting compensation	159,780	(2)	—	(3)	—	(4)	—	(5)
Acquisition fees:
Real estate commissions	—		—		—		—
Advisory fees	36,800		—		—		—
Other	—		3,685	(6)	2,370	(6)	247	(6)

Total acquisition fees	36,800		3,685		2,370		247
Dollar amount of cash generated from operations before deducting payments to sponsor	$267,944		$24,405		$19,200		$2,647
Amount paid to sponsor from operations:
Investment advisory fees	N/A		N/A		N/A		N/A
Administrative fees	N/A		N/A		N/A		N/A
Property management fees	—		1,248	(7)	1,009	(7)	63	(7)
Partnership management fees	—		—		—		—
Asset management fees	52,912		—		—		—
Acquisition fees (8)	18,800		—		—		—
Expense reimbursements	3,690		29		—		—
Leasing commissions/brokerage fees	—		—		—		—
Other	—		—		—		—

Total	$75,402		$1,277		$1,009		$63
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	$225,299		$—		$—		$—
Notes	—		—		—		—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—		—
Incentive fees	—		—		—		—
Other (identify and quantify)	1,833	(9)	—		—		—

(1)	Amounts presented for DCX-DST are as of December 31, 2010. The first DCX-DST offering closed on September 4, 2009.
(2)

TRT underwriting compensation includes selling commissions paid to Dividend Capital Securities LLC, all of which were reallowed to third party broker dealers in exchange for their services; dealer manager fees paid to Dividend Capital Securities LLC, a portion of which were reallowed to third party broker dealers in exchange for their services; and expense reimbursements paid to TRT’s Advisor to reimburse actual out-of-pocket expenses incurred in connection with their respective offerings.

(3)

Investors did not pay underwriting fees to the sponsor in conjunction with these offerings. DCT’s operating partnership (the seller of tenant-in-common interests) paid $26.5 million to the sponsor and its affiliates, consisting of sales commissions paid to Dividend Capital Securities LLC, substantially all of which were reallowed to third party broker dealers in exchange for their services; dealer manager fees paid to Dividend Capital Securities LLC, a portion of which were reallowed to third party broker dealers in exchange for their services; expense reimbursements paid to DCT’s Former Advisor to reimburse out-of-pocket expenses incurred in connection with the offering of tenant-in-common interests; and transaction facilitation fees paid to Dividend Capital Exchange Facilitators LLC. Such amounts paid did not impact the dollar amount available for investment in tenant-in-common interests from the investors’ perspective.

(4)

Investors did not pay underwriting fees to the sponsor in conjunction with these offerings. TRT’s operating partnership (the seller of tenant-in-common interests) paid $16.1 million to the sponsor and its affiliates, consisting of sales commissions paid to Dividend Capital Securities LLC, substantially all of which were reallowed to third party broker dealers in exchange for their services; dealer manager fees paid to Dividend Capital Securities LLC, a portion of which were reallowed to third party broker dealers in exchange for their services; expense reimbursements paid to TRT’s Advisor to reimburse out of pocket expenses incurred in connection with the offering of tenant-in-common interests; and transaction facilitation fees paid to Dividend Capital Exchange Facilitators LLC. Such amounts paid did not impact the dollar amount available for investment in tenant-in-common interests from the investors’ perspective.

(5)

Investors did not pay underwriting fees to the sponsor in conjunction with these offerings. TRT’s operating partnership (the seller of Delaware statutory trust interests) paid $2.2 million to the sponsor and its affiliates, consisting of sales commissions paid to Dividend Capital Securities LLC, substantially all of which were reallowed to third party broker dealers in exchange for their services; dealer manager fees paid to Dividend Capital Securities LLC, a portion of which were reallowed to third party broker dealers in exchange for their services; expense reimbursements paid to TRT’s Advisor to reimburse out of pocket expenses incurred in connection with the offering of Delaware statutory trust interests; and transaction facilitation fees paid to Dividend Capital Exchange Facilitators LLC. Such amounts paid did not impact the dollar amount available for investment in Delaware statutory trust interests from the investors’ perspective.

(6)	Consists of real estate transaction cost reimbursements, debt arrangement fees, LLC formation fees, application fees and trustee fees (where applicable).
(7)	Represents fees paid to Dividend Capital Property Management LLC, an affiliate of the Advisor, in exchange for services rendered.
(8)	Beginning January 1, 2009, acquisition fees were recorded as operating expenses according to GAAP.
(9)	Represents disposition fees paid to TRT’s Advisor.

Table III provides a summary of the operating results of programs that have closed offerings within the last five years. All figures are presented on an annual basis for the calendar and fiscal years through December 31, 2010, except where otherwise noted. DCT, TRT, DCX-TIC I, DCX-TIC II, and DCX-DST use the calendar year as their fiscal year.

DCT

Table III

(Unaudited)

Operating Results of Prior Programs

(Dollar amounts in thousands, except per $1,000 amounts)

	2006 (1)		2005		2004		2003		2002
Gross revenues	$171,157		$127,924		$35,553		$2,706		$—
Profit on sale of properties	—		—		—		—		—
Less:
Operating expenses (2)	36,592		28,770		7,205		367		—
Interest expense	46,687		28,712		5,978		385		—
Depreciation/amortization (3)	81,196		71,023		19,273		1,195		—
General and administrative expenses (4)	16,538		11,379		3,352		412		13

Net Income—GAAP basis	$(9,856)		$(11,960)		$(255)		$347		$(13)
Taxable income
From operations	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
From gain on sale	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Return of capital	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Cash generated from operations (6)	$75,857		$59,063		$19,018		$1,542		$(13)
Cash generated from sales	116,050		—		—		—		—
Cash generated from refinancing (7)	584,932		58,086		53,121		41,500		—

Cash generated from operations, sales and refinancing	$776,839		$117,149		$72,139		$43,042		$(13)
Less:
Dividends on common shares (8)	$71,207		$62,292		$24,263		$2,452		$—
Cash distributions to investors
From operating cash flow (8)	$—		$—		$—		$—		$—
From sales and refinancing (8)	—		—		—		—		—
From other (8)	—		—		—		—		—

Cash generated (deficiency) after cash distributions	$705,632		$54,857		$47,876		$40,590		$(13)
Less: Special items (not including sales and refinancing)	—		—		—		—		—

Cash generated (deficiency) after cash distributions and special items	$705,632		$54,857		$47,876		$40,590		$(13)
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
From operations	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
From recapture	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Return of capital	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Capital gains (loss)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Cash distribution to investors
Source (GAAP)
Investment income	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Return of capital	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Source (Cash Basis)
Sales and refinancing	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Operations	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Other	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)

(1)	Amounts presented are as of September 30, 2006, as this represents the last complete quarter of activity prior to the Internalization of DCT’s Former Advisor.

(2)	Operating expenses include real estate taxes.
(3)	DCT is no longer an affiliate of the company and, as such, we no longer have access to any information concerning DCT other than what appears in DCT’s public filings with the Securities Exchange Commission (“SEC”). Such public filings report depreciation and amortization on an aggregated basis, which is consistent with how we have shown depreciation and amortization in Table III above.
(4)	General and administrative expenses include asset management fees, minority interest, and are net of hedging costs.
(5)	DCT is no longer an affiliate of the company and, as such, we no longer have access to the financial information for the respective periods or the fiscal year ends. Such information does not appear in DCT’s public filings with the SEC.
(6)	Cash generated from operations, which is referred to in DCT’s public filings with the SEC as “cash flow from operations,” consists of the following:

	2006		2005	2004	2003	2002
Net income (loss) attributable to common shares	N/A	*	$(11,960)	$(255)	$347	$(13)
Add: Real estate related depreciation and amortization	N/A	*	71,023	19,273	1,195	—

Cash flow from operations	$75,857		$59,063	$19,018	$1,542	$(13)

*	DCT is no longer an affiliate of the company and, as such, we no longer have access to this information, which does not appear in DCT’s public filings with the SEC.
(7)	Includes proceeds from lines of credit and principal payments on lines of credit as well as proceeds from secured and unsecured notes and principal payments on secured and unsecured notes.

	2006	2005	2004	2003	2002
Net proceeds form lines of credit	$164,996	$12	$(996)	$1,000	N/A	**
Proceeds from unsecured notes	425,000	—	—	—	N/A	**
Proceeds from mortgage notes	—	60,926	55,000	51,850	N/A	**
Principal payments on mortgage notes	(5,064)	(2,852)	(883)	(11,350)	N/A	**

Cash generated from refinancing	$584,932	$58,086	$53,121	$41,500	$—

*	DCT is no longer an affiliate of the company and, as such, we no longer have access to this information, which does not appear in DCT’s public filings with the SEC.
(8)	DCT’s public filings with the SEC refer to “cash distributions to investors” as “dividends on common shares”. DCT is no longer an affiliate of the company and, as such, we no longer have access to the cash allocation of the dividend distributions, which does not appear in DCT’s public filings with the SEC. Amounts represent dividends declared by DCT for the respective periods or fiscal year ends. The net increase (decrease) in cash and cash equivalents used to source the dividends on common shares consist of the following:

The net increase (decrease) in cash and cash equivalents used to source the dividends on common shares consist of the following:

	2006	2005	2004	2003	2002
Net cash provided by (used in) operating activities	$75,857	$66,295	$21,452	$1,700	$(139)
Net cash used in investing activities	(924,535)	(750,877)	(560,036)	(149,948)	—
Net cash provided by financing activities	773,267	755,980	558,027	152,314	150

Net increase (decrease) in cash and cash equivalents	$(75,411)	$71,398	$19,443	$4,066	$11

Table III provides a summary of the operating results of programs that have closed offerings within the last five years. All figures are presented on an annual basis for the calendar and fiscal years through December 31, 2010, except where otherwise noted. DCT, TRT, DCX-TIC I, DCX-TIC II, and DCX-DST use the calendar year as their fiscal year.

TRT

Table III

(Unaudited)

Operating Results of Prior Programs

(Dollar amounts in thousands, except per $1,000 amounts)

	2010	2009	2008	2007	2006	2005
Gross revenues	$230,302	$164,828	$154,185	$106,993	$7,763	$1
Profit on sale of properties	—	—	—	—	—	—
Less:
Operating expenses (1)	67,533	49,942	41,221	27,497	2,178	—
Interest expense	85,856	94,118	240,200	34,157	2,076	—
Depreciation / amortization (2)	96,976	57,834	52,313	31,358	2,321	—
General and administrative expenses (3)	22,119	7,719	(3,163)	2,916	1,240	—
Gain on disposition of securities	(39,870)	—	—	—	—	—
Impairment of real estate property and loss on financing commitments	8,994	—	—	—	—	—
Loss from discontinued operations	9,396

Net Income—GAAP basis	$(20,702)	$(44,785)	$(176,386)	$11,065	$(52)	$1
Taxable income
From operations	$28,701	$19,109	$41,045	$29,902	$1,893	$1
From gain on sale or refinancing	—	1,023	—	512	108	—
Return of capital	81,729	84,234	42,979	20,762	2,089	—
Cash generated from operations	$50,200	$51,221	$60,345	$31,772	$2,694	$—
Cash generated from sales	105,083	—	—	—	—	—
Cash generated from refinancing (4)	940,738	46,381	(27,284)	554,868	95,369	—

Cash generated from operations, sales and refinancing	$1,096,021	$97,602	$33,061	$586,640	$98,063	$—
Less:
Cash distributions to investors
From operating cash flow	$(50,200)	$(51,221)	$(60,345)	$(31,772)	$(2,694)	$—
From sales and refinancing	(60,230)	(53,145)	(23,678)	(19,403)	(1,396)	—
From other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$985,591	$(6,764)	$(50,962)	$535,465	$93,973	$—
Less:
Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$985,591	$(6,764)	$(50,962)	$535,465	$93,973	$—
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
From operations	$16	$11	$29	$35	$19	$—
From recapture	—	—	—	—	—	—
Return of capital	44	48	31	24	22	—
Capital gains (loss)	—	1	—	1	1	—
Cash distribution to investors
Source (GAAP)
Investment income	$—	$—	$—	$13	$—	$—
Return of capital	60	60	60	47	42	—
Source (Cash Basis)
Sales and refinancing (5)	$33	$31	$17	$23	$10	$—
Operations	27	29	43	37	32	—
Other	—	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	94.5%	100.0%	100.0%	100.0%	100.0%	N/A

(1)	Operating expenses include real estate taxes.
(2)	TRT aggregates depreciation and amortization for financial reporting purposes, which is consistent with how we have shown depreciation and amortization.
(3)	General and administrative expenses include asset management fees, noncontrolling interest, and are net of hedging costs.
(4)	Includes proceeds from lines of credit and principal payments on lines of credit as well as proceeds from secured and unsecured notes and principal payments on secured and unsecured notes.
(5)

TRT reports cash distributions funded from operations, but does not report the amount of any additional distributions funded from sales versus the amount of such additional distributions funded from refinancings.

Table III provides a summary of the operating results of programs that have closed offerings within the last five years. All figures are presented on an annual basis for the calendar and fiscal years through December 31, 2010, except where otherwise noted. DCT, TRT, DCX-TIC I, DCX-TIC II, and DCX-DST use the calendar year as their fiscal year.

DCX-TIC I

Table III

(Unaudited)

Operating Results of Prior Programs

(Dollar amounts in thousands, except per $1,000 amounts)

	2008		2007	2006	2005	2004
Gross revenues	$55		$4,920	$13,347	$5,279	$790
Profit on sale of properties	—		—	—	—	—
Less:
Operating expenses	2		258	689	282	46
Interest expense	—		—	—	—	—
Depreciation(1)	—		—	—	—	—
General and administrative expenses	—		—	—	—	—

Net Income	$53		$4,662	$12,658	$4,997	$744
Taxable income
From operations	$53		$4,662	$12,658	$4,997	$744
From gain on sale(2)	—		—	—	—	—
Cash generated from operations	$53		$4,662	$12,658	$4,997	$744
Cash generated from sales(2)	—		—	—	—	—
Cash generated from refinancing	—		—	—	—	—

Cash generated from operations, sales and refinancing	$53		$4,662	$12,658	$4,997	$744
Less:
Cash distributions to investors
From operating cash flow	$53		$4,662	$12,658	$4,997	$744
From sales and refinancing	—		—	—	—	—
From other	—		—	—	—	—

Cash generated (deficiency) after cash distributions	$—		$—	$—	$—	$—
Less:
Special items (not including sales and refinancing)	—		—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—		$—	$—	$—	$—
Tax and distribution data per $1,000 invested(3)
Federal income tax results:
Ordinary income (loss)
From operations	$4		$62	$65	$66	$63
From recapture	—		—	—	—	—
Capital gain (loss)	—		—	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	$—		$—	$—	$—	$—
Return of Capital	—		—	—	—	—
Source (cash basis)
Sales	$—		$—	$—	$—	$—
Refinancing	—		—	—	—	—
Operations	4		62	65	66	63
Other	—		—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	0.0	%(4)	4.9%	64.7%	87.5%	100.0%

(1)

The majority of investors purchasing tenant-in-common interests through DCX-TIC I utilize such interests as replacement property pursuant to tax-deferred like-kind exchanges of real property under Section 1031 of the Internal Revenue Code. This results in each investor carrying over the tax basis from his or her previous property and calculating a unique and different amount of ongoing depreciation with respect to his or her tenant-in-common interest. As such, it is not possible to calculate the aggregate amount of depreciation recognized by all purchasers of tenant-in-common interests through the DCX-TIC I program.

(2)

All properties sold by investors to DCT Industrial Operating Partnership LP pursuant to a tax-deferred UPREIT transaction under Section 721 of the Internal Revenue Code, and the owners of tenancy-in-common interests in the properties received partnership units in DCT Industrial Operating Partnership LP (as opposed to cash) in exchange for such tenancy-in-common interests. As a result, no taxable income or loss was recognized, and no cash changed hands pursuant to the sale.

(3)	Calculation is based upon weighted-average capital raised through the DCX-TIC I program.
(4)	As of December 31, 2009, there were no properties remaining in the DCX-TIC I program. Accordingly, there is no data to report for 2009 or 2010.

Table III provides a summary of the operating results of programs that have closed offerings within the last five years. All figures are presented on an annual basis for the calendar and fiscal years through December 31, 2010, except where otherwise noted. DCT, TRT, DCX-TIC I, DCX-TIC II, and DCX-DST use the calendar year as their fiscal year.

DCX-TIC II

Table III

(Unaudited)

Operating Results of Prior Programs

(Dollar amounts in thousands, except per $1,000 amounts)

	2010	2009	2008	2007	2006 (1)
Gross revenues	$4,444	$5,791	$6,914	$4,934	$300
Profit on sale of properties	—	—	—	—	—
Less:
Operating expenses	191	213	317	271	16
Interest expense	679	683	1,319	502	—
Depreciation(2)	—	—	—	—	—
General and administrative expenses	—	—	—	—	—

Net Income	$3,574	$4,895	$5,278	$4,161	$283
Taxable income
From operations	$3,574	$4,895	$5,278	$4,161	$283
From gain on sale(3)	—	—	—	—	—
Cash generated from operations	$3,574	$4,895	$5,278	$4,161	$283
Cash generated from sales(3)	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	$3,574	$4,895	$5,278	$4,161	$283
Less:
Cash distributions to investors
From operating cash flow	$3,574	$4,895	$5,278	$4,161	$283
From sales and refinancing	—	—	—	—	—
From other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$—	$—	$—	$—	$—
Less:
Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$—	$—	$—	$—
Tax and distribution data per $1,000 invested (4)
Federal income tax results:
Ordinary income (loss)
From operations	$73	$65	$54	$54	$11
From recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	$—	$—	$—	$—	$—
Return of Capital	—	—	—	—	—
Source (cash basis)
Sales	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	—
Operations	73	65	54	54	11
Other	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).	27.2%	52.9%	64.4%	100.0%	100.0%

(1)	Reflects the period beginning October 18, 2006 and ending December 31, 2006. No tenant-in-common interests were purchased pursuant to the DCX-TIC II offerings prior to October 18, 2006.
(2)

The majority of investors purchasing tenant-in-common interests through DCX-TIC II utilize such interests as replacement property pursuant to tax-deferred like-kind exchanges of real property under Section 1031 of the Internal Revenue Code. This results in each investor carrying over the tax basis from his or her previous property and calculating a unique and different amount of ongoing depreciation with respect to his or her tenant-in-common interest. As such, it is not possible to calculate the aggregate amount of depreciation recognized by all purchasers of tenant-in-common interests through the DCX-TIC II program.

(3)

All properties sold by investors to Dividend Capital Total Realty Operating Partnership LP pursuant to a tax-deferred UPREIT transaction under Section 721 of the Internal Revenue Code, and the owners of tenancy-in-common interests in the properties received partnership units in Dividend Capital Total Realty Operating Partnership LP (as opposed to cash) in exchange for such tenancy-in-common interests. As a result, no taxable income or loss was recognized, and no cash changed hands pursuant to the sale.

(4)	Calculation is based upon weighted-average capital raised through the DCX-TIC II program.

Table III provides a summary of the operating results of programs that have closed offerings within the last five years. All figures are presented on an annual basis for the calendar and fiscal years through December 31, 2010, except where otherwise noted. DCT, TRT, DCX-TIC I, DCX-TIC II, and DCX-DST use the calendar year as their fiscal year.

DCX-DST

Table III

(Unaudited)

Operating Results of Prior Programs

(Dollar amounts in thousands, except per $1,000 amounts)

	2010	2009	2008 (1)
Gross revenues	$1,504	$1,095	$47
Profit on sale of properties	—	—	—
Less:
Operating expenses	$36	$26	$1
Interest expense	—	—	—
Depreciation (2)	—	—	—
General and administrative expenses (3)	2	1	—

Net Income	$1,466	$1,068	$46
Taxable income
From operations	$1,466	$1,068	$46
From gain on sale	—	—	—
Cash generated from operations	$1,466	$1,068	$46
Cash generated from sales	—	—	—
Cash generated from refinancing	—	—	—

Cash generated from operations, sales and refinancing	$1,466	$1,068	$46
Less:
Cash distributions to investors from operating cash flow	$1,466	$1,068	$46
from sales and refinancing	—	—	—
from other	—	—	—

Cash generated (deficiency) after cash distributions	$—	$—	$—
Less:
Special items (not including sales and refinancing)	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$—	$—
Tax and distribution data per $1,000 invested (4)
Federal income tax results:
Ordinary income (loss)
from operations	$65	$65	$9
from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	$—	$—	$—
Return of Capital	—	—	—
Source (cash basis)
Sales	$—	$—	$—
Refinancing	—	—	—
Operations	65	65	9
Other	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).	100.0%	100.0%	100.0%

(1)	Reflects the period beginning November 13, 2008 and ending December 31, 2008. No Delaware statutory trust interests were purchased pursuant to the offering prior to November 13, 2008.

(2)

The majority of investors purchasing Delaware statutory trust interests through DCX-DST utilize such interests as replacement property pursuant to tax-deferred like-kind exchanges of real property under Section 1031 of the Internal Revenue Code. This results in each investor carrying over the tax basis from his or her previous property and calculating a unique and different amount of ongoing depreciation with respect to his or her Delaware statutory trust interests As such, it is not possible to calculate the aggregate amount of depreciation recognized by all purchasers of Delaware statutory trust interests through the DCX-DST.

(3)	Represents DCX-DST Trustee Fees.
(4)	Calculation is based upon weighted-average capital raised through the DCX-DST program.

Table IV includes those programs that have completed operations in the most recent five years. In January 2008, the last real property owned pursuant to the DCX-TIC I program was sold by investors to DCT Industrial Operating Partnership LP pursuant to a tax-deferred UPREIT transaction under Section 721 of the Internal Revenue Code in exchange for partnership units in DCT Industrial Operating Partnership LP (as opposed to cash). As of December 31, 2010, no other programs were considered to be completed programs for purposes of this table.

Table IV

Completed Programs

(Unaudited)

(Dollar amounts in thousands, except per $1,000 amounts)

	DCX-TIC I
Dollar amount raised	$304,086
Number of properties purchased	27
Date of closing of offering	9/28/2006	(1)
Date of first sale of property	4/8/2005	(2)
Date of final sale of property	1/23/2008	(3)
Profit on sale of properties	—	(4)
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
From operations	$264
From recapture	—
Return of capital	—
Capital gains (loss)	—
Deferred gain
Capital	$—
Ordinary	—
Cash distribution to investors
Source (GAAP)
Investment income	$—
Return of capital	—
Source (on cash basis)
Sales and refinancing	$—
Operations	264
Other	—
Receivable on net purchase money financing	—

(1)	This date represents the final sale of a tenant-in-common interest to an investor pursuant to the DCX-TIC I program.
(2)

This date represents the first sale of tenant-in-common interests by investors under the DCX-TIC I program to DCT Industrial Operating Partnership LP pursuant to a tax-deferred UPREIT transaction under Section 721 of the Internal Revenue Code in exchange for partnership units in DCT Industrial Operating Partnership LP (as opposed to cash).

(3)

This date represents the final sale of tenant-in-common interests by investors under the DCX-TIC I program to DCT Industrial Operating Partnership LP pursuant to a tax-deferred UPREIT transaction under Section 721 of the Internal Revenue Code in exchange for partnership units in DCT Industrial Operating Partnership LP (as opposed to cash).

(4)

All sales of tenant-in-common interests under the DCX-TIC I program were made pursuant to tax-deferred UPREIT transactions under Section 721 of the Internal Revenue Code. As such, no profits or losses were recognized with respect to such sales.

Table V provides a summary of all dispositions of real property by TRT and of tenancy-in-common interests in real property (in exchange for operating partnership units in DCT’s operating partnership or TRT’s operating partnership) through DCX-TIC I and DCX-TIC II from inception through December 31, 2010. As of the date of the Internalization of DCT’s Former Advisor, there had been no dispositions of real property by DCT. As of December 31, 2010, no real properties had been disposed of through the DCX-DST program.

Table V

Sales or Disposals of Real Property

(Unaudited)

(Dollar amounts in thousands)

Program	Property	Date Acquired (1)	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures (2)
				Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement, Closing and Soft Costs	Total
TRT	Palm Springs Restaurant	9/17/2008	12/1/2008	$1,984	$3,520	$—	$—	$5,504	$3,520	$1,599	$5,119	$103
TRT	Palm Beach Restaurant	9/17/2008	6/11/2010	3,133	49	—	—	3,182	1,992	1,353	3,345	509
TRT	3095 Corporate Drive	6/25/2010	8/13/2010	386	25,777	—	—	26,163	26,833	9,956	36,789	440
TRT	Salem Church Road	6/25/2010	8/13/2010	438	29,214	—	—	29,652	30,411	11,283	41,694	477
TRT	Apache Trail	6/25/2010	8/13/2010	294	19,640	—	—	19,934	20,444	7,585	28,029	333
TRT	Business Center	6/25/2010	8/13/2010	257	17,185	—	—	17,442	17,889	6,637	24,526	299
TRT	Lockbourne	6/25/2010	8/13/2010	252	16,817	—	—	17,069	17,506	6,494	24,000	285
TRT	King Mill Court	6/25/2010	8/13/2010	211	14,116	—	—	14,327	14,694	5,452	20,146	244
TRT	New Orleans Restaurant	9/17/2008	9/27/2010	2,206	1,176	—	—	3,382	2,286	1,201	3,487	684
TRT	Columbus Restaurant	9/17/2008	9/27/2010	2,030	1,078	—	—	3,108	2,094	1,121	3,215	657
TRT	Tampa Bay Restaurant	9/17/2008	9/27/2010	1,854	1,012	—	—	2,866	2,018	963	2,981	601
	Cottonwood Drive	6/25/2010	10/28/2010	9,318	11,790	—	—	21,108	15,432	5,660	21,092	789
	Rue Ferrari Drive	6/25/2010	12/2/2010	883	13,965	—	—	14,848	17,257	5,830	23,087	824

TRT Total				$23,246	$155,339	$—	$—	$178,585	$172,376	$65,134	$237,510	$6,245
DCX-TIC I	Chickasaw A	11/26/2003	4/8/2005	$4,456	$—	$—	$—	$4,456	$—	$4,473	$4,473	$356
DCX-TIC I	Chickasaw H	2/23/2004	10/27/2005	6,347	—	—	—	6,347	—	6,492	6,492	529
DCX-TIC I	Newpoint	9/30/2004	12/29/2005	11,419	—	—	—	11,419	—	11,601	11,601	918
DCX-TIC I	Plainfield	9/30/2004	3/21/2006	13,777	—	—	—	13,777	—	13,972	13,972	1,162
DCX-TIC I	Lincoln II	1/13/2005	6/30/2006	10,126	—	—	—	10,126	—	10,285	10,285	842
DCX-TIC I	Lincoln I	2/28/2005	8/11/2006	5,950	—	—	—	5,950	—	6,047	6,047	515
DCX-TIC I	Riverport	4/26/2005	9/15/2006	9,296	—	—	—	9,296	—	9,449	9,449	762
DCX-TIC I	Estrella	6/23/2005	10/5/2006	5,680	—	—	—	5,680	—	5,771	5,771	430
DCX-TIC I	Rancho Cucamonga	6/15/2005	10/5/2006	9,243	—	—	—	9,243	—	9,400	9,400	713
DCX-TIC I	Buford	7/28/2005	10/5/2006	7,935	—	—	—	7,935	—	8,052	8,052	561
DCX-TIC I	Westpark	7/29/2005	10/5/2006	4,875	—	—	—	4,875	—	4,951	4,951	343
DCX-TIC I	West by Northwest	8/31/2005	11/1/2006	7,810	—	—	—	7,810	—	7,971	7,971	544

Program	Property	Date Acquired (1)	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures (2)
				Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement, Closing and Soft Costs	Total
DCX-TIC I	Silber II	9/23/2005	11/8/2006	$5,122	$—	$—	$—	$5,122	$—	$5,226	$5,226	$342
DCX-TIC I	West Southern	10/7/2005	11/16/2006	3,622	—	—	—	3,622	—	3,680	3,680	241
DCX-TIC I	Beltway 8 Phase II	10/28/2005	1/25/2007	8,190	—	—	—	8,190	—	8,340	8,340	618
DCX-TIC I	Eastpark II	11/9/2005	1/25/2007	11,563	—	—	—	11,563	—	11,731	11,731	848
DCX-TIC I	Beltway 8	11/29/2005	1/25/2007	17,688	—	—	—	17,688	—	18,019	18,019	1,241
DCX-TIC I	Greenbriar	12/22/2005	1/25/2007	8,842	—	—	—	8,842	—	9,033	9,033	588
DCX-TIC I	Bondeson	12/29/2005	1/25/2007	13,734	—	—	—	13,734	—	14,017	14,017	859
DCX-TIC I	GSW Gateway 3	4/4/2006	2/1/2007	12,904	—	—	—	12,904	—	13,134	13,134	648
DCX-TIC I	East Park I	9/2/2005	2/26/2007	9,339	14,886	—	—	24,225	14,886	9,603	24,489	2,198	(2)
DCX-TIC I	Gateway at Central Green	2/3/2006	7/9/2007	10,476	—	—	—	10,476	—	10,684	10,684	910
DCX-TIC I	Airwest	3/3/2006	7/9/2007	27,973	—	—	—	27,973	—	28,344	28,344	2,274
DCX-TIC I	Market III	5/2/2006	10/10/2007	11,787	—	—	—	11,787	—	12,011	12,011	1,029
DCX-TIC I	Handleman Building	6/2/2006	10/10/2007	13,005	—	—	—	13,005	—	13,185	13,185	1,069
DCX-TIC I	Plainfield II	6/27/2006	10/10/2007	18,483	—	—	—	18,483	—	18,735	18,735	1,426
DCX-TIC I	California Logistics	8/29/2006	1/23/2008	14,762	—	—	—	14,762	—	14,995	14,995	1,163

DCX-TIC I Total				$284,404	$14,886	$—	$—	$299,290	$14,886	$289,201	$304,087	$23,129
DCX-TIC II	Rickenbacker IV	10/18/2006	1/18/2008	$14,406	—	—	—	$14,406	—	$14,617	$14,617	$984
DCX-TIC II	Park West Q	10/31/2006	2/6/2008	10,650	—	—	—	10,650	—	10,789	10,789	738
DCX-TIC II	Minnesota Valley III	11/30/2006	5/28/2008	13,961	—	—	—	13,961	—	14,156	14,156	1,120
DCX-TIC II	Eagle Creek East	1/19/2007	5/13/2008	8,822	—	—	—	8,822	—	8,990	8,990	626
DCX-TIC II	Park West L1	2/28/2007	6/26/2008	8,044	—	—	—	8,044	—	8,176	8,176	586
DCX-TIC II	Eagle Creek West	3/22/2007	8/22/2008	10,006	—	—	—	10,006	—	10,178	10,178	782
DCX-TIC II	Arkansas FBI Headquarters	5/16/2007	1/2/2009	21,423	—	—	—	21,423	—	21,713	21,713	767

DCX-TIC II Total				$87,312	$—	$—	$—	$87,312	$—	$88,619	$88,619	$5,603

Grand Total				$394,962	$170,225	$—	$—	$565,187	$187,262	$442,954	$630,216	$34,977

(1)	As it relates to DCX-TIC I and DCX-TIC II, the date acquired represents the date the first tenancy-in-common interest in the stated property was purchased.
(2)	Amounts shown have not been reduced for interest expense.

APPENDIX B: FORM OF SUBSCRIPTION AGREEMENT

Subscription Agreement

1.	INVESTMENT – See payment instructions on next page.

	Total $ Invested	Please check the appropriate box:

		☐	Initial Investment—This is my initial investment: $2,000 minimum ($2,500 for non-qualified plans in MN and NY; $2,500 for residents of TN).

☐	Check this box if you are purchasing shares from a registered investment advisor or bank acting as a trustee or fiduciary in a fee-only account. (Financial advisor listed in section 8 must agree to this election.)	☐	Additional Investment—This is an additional investment: $100 minimum.
		☐	State of Sale

2.	TYPE OF OWNERSHIP—See “Registration of Shares” in the Subscription Agreement section of the Prospectus for a description of ownership types.

	Non-Custodial Ownership		Custodial Ownership

☐	Individual Ownership—One signature required.	☐	Traditional IRA—Custodian signature required in section 7.

☐	Transfer on Death—Fill out Transfer on Death Form to effect designation. (Available through your financial advisor)	☐	Roth IRA—Custodian signature required in section 7.

☐	Joint Tenants with Rights of Survivorship – All parties must sign.	☐	KEOGH Plan—Custodian signature required in section 7.

☐	Community Property—All parties must sign.	☐	Simplified Employee Pension/Trust (SEP)

☐	Tenants in Common—All parties must sign.	☐	Pension or Profit-Sharing Plan—Custodian signature required in section 7.

☐	Corporate Ownership—Authorized signature required. Include copy of corporate resolution.	☐	Uniform Gift to Minors Act—Custodian signature required in section 7. State of Custodian for

☐	Partnership Ownership—Authorized signature required. Include copy of partnership agreement.	☐	Other (Specify)

☐	Estate—Personal representative signature required.

Name of Executor

	Include a copy of the court appointment dated within 90 days.		(Required for custodial ownership accounts.)

☐	Taxable Trust		Name of Custodian, Trustee or Other Administrator

	Include a copy of the first and last page of the trust.		Mailing Address

☐	Tax-Exempt Trust

	Include a copy of the first and last page of the trust.		City State ZIP

☐	Qualified Pension Plan and Profit Sharing Plan (Non-custodian)		Custodian Information – To be completed by Custodian listed above.

☐	Other (Specify)		Custodian Tax ID #

	Name of Trustee		Custodian Account #
	Include a copy of the first and last page of the plan, as well as Trustee information.		Custodian Telephone #
Special Instructions:

Subscription Agreement

3.	SUBSCRIBER INFORMATION	☐ Employee or Affiliate of Industrial Income Trust Inc.

	Investor	Co-Investor

	Investor Social Security/Taxpayer ID #	Co-Investor Social Security/Taxpayer ID #

	Birth Date/Articles of Incorporation (MM/DD/YY)	Co-Investor Birth Date (MM/DD/YY)

Home Telephone Business Telephone Email Address

Please Indicate Citizenship Status	☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

Residence Address (no P.O. Box)
Street Address	City	State	ZIP

Mailing Address* (if different from above)
Street Address	City	State	ZIP

* If the co-investor resides at another address, please attach that address to the Subscription Agreement.

4.	INVESTMENT METHOD

☐	By Mail—Attach a check made payable to Industrial Income Trust Inc.

☐

By Wire—Account Name: State Street Bank, Boston, MA, 02111

            ABA Routing Number: 011000028

            Account Number: 99058174

            Beneficiary: Dividend Capital

Please request when sending a wire that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account.

☐	Automatic Monthly Investment Plan—Attach a voided check or deposit slip and complete this section.
By selecting the Automatic Monthly Investment Plan as your investment method, you agree to notify Industrial Income Trust Inc. in writing if at any time you fail to meet the suitability standards or are unable to make the representations in section 6. Invest the same amount directly from your bank account into your Industrial Income Trust Inc. account once a month. The investment amount specified ($100 minimum) will be withdrawn from your bank account on the 16th of each month, beginning the first month following receipt of this Subscription Agreement. Residents of the states of Alabama and Nebraska are not eligible to participate in the Automatic Monthly Investment Plan.

Account Type—
☐ Checking
☐ Savings

Monthly Investment Amount $

☐	Asset Transfer—
☐ Asset transfer form sent to transferring institution.
☐ Asset transfer form included with subscription.

5.	DISTRIBUTIONS

	Non-Custodial Ownership		Custodial Ownership
☐	I prefer to participate in the Distribution Reinvestment Plan (DRP). In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in section 3.	☐	I prefer to participate in the Distribution Reinvestment Plan (DRP). In the event that the DRP is not offered for a distribution, your distribution will be sent to your Custodian for deposit into your Custodial account cited in section 2.

☐	I prefer that my distribution be deposited directly into the account listed on next page.	☐	I prefer that my distribution be sent to my Custodian for deposit into my Custodial account listed in section 2.

☐	I prefer that my distribution be paid by check and sent to the address in section 3.

Subscription Agreement
5.	DISTRIBUTIONS (continued)
Name of Financial Institution
	Street Address	City	State	ZIP
Name(s) on Account

ABA Number/Bank Account Number	Account Number

☐ Checking	☐ Savings	(Attach a voided check or deposit slip.)

6.	SUITABILITY (required)
Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

		Investor	Co-Investor
a)	A Prospectus for the Company relating to the Shares, wherein the terms and conditions of the offering are described, has been delivered or made available to me (us).	(a) Initials	Initials

b)	I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $70,000 annual gross income; or (iii) that I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under “Suitability Standards” (applies to residents of AL, IA, KS, KY, MA, MI, MO, NE, OH, OR and PA only).	(b) Initials	Initials

c)	I am (we are) purchasing Shares for my (our) own account and acknowledge that the investment is not liquid.	(c) Initials	Initials

d)	If an Affiliate of the Company, I (we) represent that the Shares are being purchased for investment purposes only and not for immediate resale.	(d) Initials	Initials

e)	I (we) hereby authorize the Company, upon occurrence of a Liquidity Event (as defined in the Company’s prospectus), to share with the Registered Representative’s firm listed in Section 8 the identification number that is assigned to my securities account at the transfer agent’s custodian bank in order to facilitate potential transfer of my securities from the transfer agent to the Registered Representative’s firm. Please initial if you agree.	(e) Initials	Initials

f)	If I am an Alabama resident, I have a liquid net worth of at least 10 times my investment in the Shares and other similar programs.	(f) Initials	Initials

g)	If I am a Kansas resident, I acknowledge that it is recommended that my total investment in the Shares and in the securities of similar programs should not exceed 10% of my “liquid net worth” which is that portion of the net worth which consists of cash, cash equivalents and readily marketable securities. I also understand that this recommendation is in addition to the income and net worth standards set forth in this Section 6, rather than an alternative standard.	(g) Initials	Initials

7. SUBSCRIBER SIGNATURES
I (we) declare that the information supplied is true and correct and may be relied upon by the Company.
TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required)

The investor signing below, under penalties of perjury, certifies that 1) the number shown in the Investor Social Security/Taxpayer ID# field in section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a resident alien). NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

I acknowledge that the Registered Representative (broker of record) indicated in the section below will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the broker of record at any time by contacting the Company’s transfer agent, Boston Financial Data Services.

Signature of Investor or Trustee	Signature of Co-Investor or Trustee, if applicable	Date

Signature of Custodian

Subscription Agreement
8. BROKER/DEALER – To be completed by the Registered Representative (RR).
The Broker/Dealer (B/D) or authorized representative must sign below to complete the order. The undersigned confirms by its signature, on behalf of the Broker/Dealer, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered or made available a current prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned further represents and certifies, on behalf of the Broker/Dealer, that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus and that the suitability provisions in Section 6 of this form have been discussed with the investor(s), if applicable, for their state of residence.

Name of Registered Representative	Broker/Dealer Name		Telephone Number

Mailing Address	Home Office Mailing Address

City State ZIP	City	State	ZIP

Relationship to RR	☐ Registered Representative NAV ☐ Purchase Volume Discount

B/D Rep #	Registered Representative’s Telephone Number	Registered Representative’s Email Address

Signature—Registered Representative	Signature—Broker/Dealer (if applicable)

No sale of shares may be completed until at least five business days after you receive the final prospectus. You will receive a confirmation of your purchase. All items on the Subscription Agreement must be completed in order for a subscription to be processed. Subscribers should read the prospectus in its entirety. Investors participating in the Distribution Reinvestment Plan or making additional investments of shares, agree that, if they experience a material adverse change in their financial condition or can no longer make the representations and warranties set forth in Section 6 above, they are required to promptly notify Industrial Income Trust Inc. and their Broker/Dealer in Writing.

Please mail completed Subscription Agreement (with all signatures) and check(s) payable to: Industrial Income Trust Inc.

Direct Overnight Mail:	P.O. Box:
Industrial Income Trust Inc.	Industrial Income Trust Inc.
c/o Boston Financial Data Services 30 Dan Road Canton, MA 02021-2809	P.O. Box 8353 Boston, MA 02266-8353

Dividend Capital—Industrial Income Trust Contact Information

Phone	Website	Email
866.DCG.REIT (324.7348)	industrialincome.com	info@dividendcapital.com

Account Information
For account service, call Industrial Income Trust at 800.899.0851 or email dividend.capital@dividendcapital.com

APPENDIX C: FORM OF DISTRIBUTION REINVESTMENT PLAN

This DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by Industrial Income Trust Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (“Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the Plan, the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the participating Stockholder’s state of residence.

Additionally, as agent for the holders of limited partnership interests (the “OP Interests”) of Industrial Income Operating Partnership LP (the “Partnership”) who acquire such OP Interests as a result of any transaction of the Partnership, and who elect to participate in the Plan (together with the participating Stockholders, the “Participants”), the Partnership will apply all distributions declared and paid in respect of the OP Interests held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional OP Interests acquired, to the purchase of Shares for such Participant directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2. Effective Date. The effective date of this Plan shall be the date that the registration statement relating to the Initial Offering is declared effective.

3. Procedure for Participation. Any Stockholder or holder of OP Interests who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “Commission”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Partnership, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Dividend or Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization, and for all Dividend or Distribution payment dates thereafter, provided such notice is received more than thirty days prior to the next Dividend or Distribution payment date. Shares will be purchased under the Plan on the date that Dividends or Distributions are paid by the Company or the Partnership, as the case may be. The Company initially intends to pay Dividends and, on behalf of the Partnership, Distributions on a quarterly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly so notify the Company in writing.

4. Purchase of Shares. Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to $9.50 per share until the earliest of (i) all the Plan Shares registered in the Initial Offering and any Future Offering are issued, (ii) the Initial Offering and any Future Offering of Plan Shares terminate and the Company elects to deregister with the Commission the unsold Plan Shares or (iii) the shares of the Company’s common stock are listed on a national securities exchange, at which time any registered Plan Shares then available under the Plan will be sold at a price equal to the fair market value of the Shares, as determined by the Company’s Board by reference to the applicable sales price in respect to the most recent trades occurring on or prior to the relevant distribution date. Participants in the Plan may also purchase fractional Shares so that 100% of the Dividends or Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the Commission in connection with the Company’s Initial Offering, (b) Shares to be registered with the Commission in a Future Offering for use in the Plan (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

5. Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DIVIDENDS AND DISTRIBUTIONS.

6. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend and/or Distribution payments and amounts of Dividends and/or Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized report at the time of each Dividend and/or Distribution payment showing the number of Shares owned prior to the current Dividend and/or Distribution, the amount of the current Dividend and/or Distribution and the number of Shares owned after the current Dividend and/or Distribution.

8. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice, which termination shall take effect on the next Dividend or Distribution payment date that occurs at least thirty days after receipt by the Company of such written notice. Prior to listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. A Participant who chooses to terminate participation in the Plan must terminate his or her entire participation in the Plan and will not be allowed to terminate in part. There are no fees associated with a Participant’s terminating his or her interest in the Plan. A Participant in the Plan who terminates his or her interest in the Plan will be allowed to participate in the Plan again upon receipt of the then current version of the prospectus or a separate current prospectus relating solely to the Plan by notifying the Company and completing any required forms. Upon termination of Plan participation for any reason, Dividends and/or Distributions will be distributed to the Stockholder or holder of OP Interests in cash. Additionally, upon the listing of our common stock on a national securities exchange, the reinvestment agent will send each participant a check for the cash value of any fractional shares held in such participant’s account.

9. Amendment or Termination of Plan by the Company. The Board of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason upon 10 days’ written notice to the Participants.

10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act or the securities laws of a particular state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in the prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state or to any person to whom it is unlawful to make such offer. Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since the respective dates at which information is given herein, or the dates thereof: however, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.

$2,000,000,000 Maximum Offering

$2,000,000 Minimum Offering

$2,000 Minimum Purchase

COMMON STOCK

PROSPECTUS

April 28, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

All capitalized terms used and not defined in Part II of this registration statement shall have the meanings assigned to them in the prospectus which forms a part of this registration statement.

Item 30.	Quantitative and Qualitative Disclosures About Market Risk

Incorporated by reference from “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk,” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Item 31.	Other Expenses of Issuance and Distribution

The following is a statement of expenses that were estimated at the commencement of the offering to be incurred by us in connection with the issuance and distribution of the securities being registered pursuant to this registration statement. All amounts were estimated except the Securities Act registration fee and the FINRA filing fee.

	Amount
Securities Act registration fee	$111,600
FINRA filing fee	$75,500
Blue sky fees and expenses	$1,000,000
Printing and mailing expenses	$9,000,000
Legal fees and expenses	$5,500,000
Accounting fees and other professional expenses	$4,595,622
Transfer agent and escrow fees	$6,500,000
Bona fide due diligence	$300,000
Advisor personnel salaries	$417,278
Total	$27,500,000	*

*	These expenses exclude underwriter discounts, commissions and other underwriting compensation.

Item 32.	Sales to Special Parties

Not Applicable.

Item 33.	Recent Sales of Unregistered Securities

As of May 19, 2009, we issued 200 shares of our common stock for $10.00 per share, or an aggregate purchase price of $2,000, to Blue Mesa Capital, LLC (“Blue Mesa”), a company directly or indirectly owned by John A. Blumberg and/or his affiliates and controlled by Mr. Blumberg, in connection with our formation. Mr. Blumberg served as a member of our board of directors from May 2009 to March 2010 and as our Chairman of the board of directors from October 2009 until March 2010. No sales commission or other consideration was paid in connection with the sale. The sale was consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(2) of the Act as transactions not involving any public offering. In September 2009, Blue Mesa transferred all of its shares of our common stock to the Sponsor.

In December 2009, we issued 20,000 shares of our common stock in exchange for 20,000 partnership units in Industrial Income Operating Partnership LP to the Advisor, an affiliate of ours. No sales commission or other consideration was paid in connection with the exchange. The exchange was consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(2) of the Act as transactions not involving any public offering.

Item 34.	Indemnification of Directors and Officers

Our charter, subject to certain limitations, will limit the personal liability of our stockholders, directors and officers for monetary damages. The Maryland General Corporation Law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

In addition, the Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established: (i) an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful. Under the Maryland General Corporation Law, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. Our charter provides that we will generally indemnify our directors, our officers, the Advisor and its affiliates for losses they may incur by reason of their service in those capacities. In addition, we expect to indemnify our employees and agents for losses or liabilities suffered by them by reason of their service in those capacities. However, our charter provides that our directors, the Advisor and its affiliates (the “Indemnitees”) will be indemnified by us for losses or liabilities suffered by them or held harmless for losses or liabilities suffered by us only if all of the following conditions are met: (i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (ii) the Indemnitee was acting on our behalf or performing services for us, (iii) in the case that the Indemnitee is a director (other than an independent director), the Advisor or an affiliate of the Advisor, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification or in the case that the Indemnitee is an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification, and (iv) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

In addition, we will not provide indemnification to an Indemnitee for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving the alleged securities law violation as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violation of securities laws.

The Maryland General Corporation Law permits a corporation to advance reasonable expenses to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. Pursuant to our charter, we will generally pay or reimburse reasonable expenses incurred by a present or former director or officer, the Advisor or an affiliate of the Advisor and may pay or reimburse reasonable expenses incurred by an employee or agent in advance of final disposition of a proceeding. However, we may pay or reimburse reasonable expenses to an Indemnitee only if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reason of his service as a director, Advisor or affiliate of the Company, (ii) the Indemnitee provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by our charter, (iii) the Indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his capacity as such, a court of competent jurisdiction approves such advancement.

We have entered into indemnification agreements with certain of our officers and directors. The Indemnification agreements require, among other things, that, subject to certain limitations, we indemnify our officers and directors and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by our officers and directors seeking to enforce their rights under the indemnification agreements. The Company also covers officers and directors under the Company’s directors’ and officers’ liability insurance. In addition, the Sponsor and certain of its affiliates have agreed to indemnify a former director of the Company and his affiliates in the event that claims are made by the Company against such person or his affiliates for any act or omission occurring on or before October 19, 2009.

To the extent that the indemnification may apply to liabilities arising under the Securities Act, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

(a) Financial Statements:

The following financial statements are incorporated by reference as part of the Prospectus and Supplement included in this registration statement as set forth in the sections of the Prospectus and Supplement titled “Incorporation by Reference.”

Report of Independent Registered Public Accounting Firm	*
Consolidated Financial Statements:
Consolidated Balance Sheets as of December 31, 2010 and 2009	*
Consolidated Statements of Operations for the year ended December 31, 2010 and for the period from Inception (May 19, 2009) through December 31, 2009	*
Consolidated Statements of Equity for the year ended December 31, 2010 and for the period from Inception (May 19, 2009) through December 31, 2009	*
Consolidated Statements of Cash Flows for the year ended December 31, 2010 and for the period from Inception (May 19, 2009) through December 31, 2009	*
Notes to Consolidated Financial Statements	*
Schedule III—Real Estate and Accumulated Depreciation	*
Consolidated Balance Sheets as of June 30, 2011 (unaudited) and December 31, 2010	*

Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2011 and 2010 (unaudited)	*
Consolidated Statement of Equity for the Six Months Ended June 30, 2011 (unaudited)	*
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2011 and 2010 (unaudited)	*
Notes to Consolidated Financial Statements (unaudited)	*

Financial Statements of Real Estate Property Acquired:
Bell Gardens
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	*
Bay Area Portfolio
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	*
Portland Portfolio
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	*
Suwanee Point (formerly the “Atlanta Portfolio”)
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Inland Empire Indian Avenue Distribution Center (formerly “Inland Empire Building One”)
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Brandon Woods Distribution Center (formerly “Baltimore Building One”)
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Rock Quarry 1 & 2 (formerly the “Dallas Portfolio”)
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Eagle Falls Distribution Center (formerly the “Tampa Building”)
Report of Independent Registered Public Accounting Firm	*

Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Hagerstown Distribution Center (formerly “Baltimore Building Two”)
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 and for the Nine Months Ended September 30, 2010 (unaudited)	*
Regional Distribution Portfolio
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2010 and for the Three Months Ended March 31, 2011 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2010 and for the Three Months Ended March 31, 2011 (unaudited)	*
Chicago Industrial Portfolio
Report of Independent Registered Public Accounting Firm	*
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2010 and for the Three Months Ended March 31, 2011 (unaudited)	*
Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2010 and for the Three Months Ended March 31, 2011 (unaudited)	*
Pro Forma Financial Information—Industrial Income Trust Inc.
Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2010 (unaudited)	*
Notes to the Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2010 (unaudited)	*
Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2010 (unaudited)	*
Notes to the Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2010 (unaudited)	*
Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2011 (unaudited)	*
Notes to the Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2011 (unaudited)	*
Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2010 (unaudited)	*
Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2011 (unaudited)	*
Notes to the Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2010 and for the Six Months Ended June 30, 2011 (unaudited)	*

*	See the “Incorporation by Reference” sections of the Prospectus and Supplement included in this registration statement.

(b) Exhibits: The documents listed on the Index to Exhibits are filed as exhibits to this registration statement.

Item 37.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) (i) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and

(iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) to send to each stockholder at least on annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

(g) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(h) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

(i) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Table VI provides a summary of (i) all real properties acquired by TRT for the three years ended December 31, 2010, (ii) all tenancy-in-common interests acquired by investors pursuant to the DCX-TIC II program for the three years ended December 31, 2010, and (iii) all Delaware statutory trust interests acquired by investors pursuant to the DCX-DST program for the three years ended December 31, 2010.

Table VI

(Unaudited)

Acquisitions of Real Properties by TRT

From January 1, 2008 Through December 31, 2010

(Dollar amounts in thousands)

Name	Location	Type of Property	Gross Leaseable Space (Sq. Ft.)	Date of Purchase	Mortgage Financing	Cash Down Payment (1)	Contract Purchase Price Plus Acquisition Fee	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Acquisition Cost (1)
Millennium	Denver, CO	Office	133,501	10/1/2008	$33,760	$—	$47,311	$—	$200	$47,511
Eden Prairie Office Center	Minneapolis/St Paul, MN	Office	107,209	10/3/2008	15,100	—	29,290	—	140	29,430
Austin-Mueller Health Center	Austin, TX	Office	156,024	12/23/2008	22,700	—	44,774	—	200	44,974
1300 Connecticut	Washington, DC	Office	125,885	3/10/2009	36,500	—	64,236	1,243	—	65,479
Campus Road Office Center	Princeton, NJ	Office	166,991	11/3/2009	—	—	51,586	728	—	52,314
Preston Sherry Plaza	Dallas, TX	Office	147,008	12/16/2009	23,500	—	29,818	189	—	30,007
Park Place	Dallas, TX	Office	177,169	12/16/2009	—	—	23,937	199	—	24,136
Inverness Drive West	Denver, CO	Office	256,767	6/25/2010	31,741	—	48,480	43	—	48,523
Doolittle Drive	Los Angeles, CA	Office	124,400	6/25/2010	13,021	—	23,230	21	—	23,251
South Havana Street	Denver, CO	Office	137,900	6/25/2010	9,002	—	12,745	14	—	12,759
Sheila Street	Los Angeles, CA	Office	108,000	6/25/2010	11,702	—	24,089	21	—	24,110
Corporate Center Drive	Los Angeles, CA	Office	217,613	6/25/2010	15,852	—	28,280	25	—	28,305
Harborside Plaza	Jersey City, NJ	Office	594,030	6/25/2010	125.000	—	214,120	273	—	214,393
Colshire Drive	Washington, DC	Office	574,558	6/25/2010	125,432	—	177,053	513	—	177,566
Sylvan Way	Jersey City, NJ	Office	212,535	6/25/2010	20,777	—	37,067	459	—	37,526
Sunset Hills Road	Washington, DC	Office	177,992	6/25/2010	17,776	—	31,714	98	—	31,812
Crown Colony Drive	New England	Office	132,160	6/25/2010	14,295	—	19,439	17	—	19,456
Shadelands Drive	East Bay, CA	Office	60,000	6/25/2010	5,507	—	6,102	7	—	6,109
North Fairway Drive	Chicago, IL	Office	99,579	6/25/2010	11,075	—	13,675	19	—	13,694
Charleston Place	Silicon Valley, CA	Office	187,380	6/25/2010	39,049	—	90,900	220	—	91,120
Sybase Drive	East Bay, CA	Office	405,029	6/25/2010	106,810	—	147,664	121	—	147,785
1600 SW 80th Street	Miami, FL	Office	239,616	6/25/2010	24,676	—	44,440	168	—	44,608
Connection Drive	Dallas, TX	Office	293,890	6/25/2010	30,345	—	54,136	76	—	54,212
Waterview Parkway	Dallas, TX	Office	61,750	6/25/2010	5,809	—	8,068	32	—	8,100
Rue Ferrari Drive	Silicon Valley, CA	Office	286,330	6/25/2010	17,257	—	23,029	58	—	23,087
Cottonwood Drive	Silicon Valley, CA	Office	180,086	6/25/2010	15,432	—	21,073	19	—	21,092
East Maple Avenue	Los Angeles, CA	Office	106,885	6/25/2010	21,513	—	78,380	33	—	78,413
N. Glenville Drive	Dallas, TX	Office	121,068	6/25/2010	4,529	—	8,080	32	—	8,112
Westport	Central PA	Industrial	502,446	1/9/2008	10,750	—	25,048	—	329	25,377

Name	Location	Type of Property	Gross Leaseable Space (Sq. Ft.)	Date of Purchase	Mortgage Financing	Cash Down Payment (1)	Contract Purchase Price Plus Acquisition Fee	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Acquisition Cost (1)
6900 Riverport	Louisville, KY	Industrial	126,165	9/17/2008	—	—	4,855	—	33	4,888
7000 Riverport	Louisville, KY	Industrial	254,896	9/17/2008	—	—	7,732	—	50	7,782
7050 Riverport	Louisville, KY	Industrial	144,000	9/17/2008	—	—	4,343	—	32	4,375
7100 Riverport	Louisville, KY	Industrial	164,376	9/17/2008	—	—	6,054	—	42	6,096
7201 Riverport	Louisville, KY	Industrial	210,500	9/17/2008	—	—	7,691	—	53	7,744
South Columbia	Louisville, KY	Industrial	727,000	6/25/2010	14,719	—	26,260	23	—	26,283
Columbus Road	Cleveland, OH	Industrial	188,484	6/25/2010	11,089	—	20,200	41	—	20,241
200 Corporate Drive	Chicago, IL	Industrial	575,448	6/25/2010	11,323	—	20,200	27	—	20,227
3095 Corporate Drive	Chicago, IL	Industrial	1,005,767	6/25/2010	26,833	—	36,640	149	—	36,789
Salem Church Road	Dover, PA	Industrial	1,004,093	6/25/2010	30,411	—	41,526	168	—	41,694
Apache Trail	Dallas, TX	Industrial	765,798	6/25/2010	20,444	—	27,916	113	—	28,029
Business Center	Atlanta, GA	Industrial	710,541	6/25/2010	17,889	—	24,427	99	—	24,526
Lockbourne	Columbus, OH	Industrial	643,093	6/25/2010	17,506	—	23,903	97	—	24,000
King Mill Court	Atlanta, GA	Industrial	570,586	6/25/2010	14,694	—	20,065	81	—	20,146
Vickery Drive	Houston, TX	Industrial	465,475	6/25/2010	23,565	—	42,041	62	—	42,103
East 28th Avenue	Denver, CO	Industrial	84,973	6/25/2010	3,552	—	6,338	9	—	6,347
New Orleans Restaurant	New Orleans, LA	Retail	7,403	9/17/2008	2,286	—	3,407	—	80	3,487
Columbus Restaurant	Columbus, OH	Retail	7,496	9/17/2008	2,094	—	3,135	—	80	3,215
Tampa Bay Restaurant	Tampa Bay, FL	Retail	8,616	9/17/2008	2,018	—	2,901	—	80	2,981
Palm Beach Restaurant	Palm Beach, FL	Retail	7,513	9/17/2008	1,992	—	3,265	—	80	3,345
Palm Springs Restaurant	Palm Springs, CA	Retail	8,550	9/17/2008	3,520	—	5,038	—	80	5,118
Greater DC Retail	Washington, DC	Retail	232,717	4/6/2009	42,000	—	60,208	1,244	—	61,452

GRAND TOTAL			14,007,291		$1,054,845	$—	$1,825,909	$6,741	$1,479	$1,834,129

(1)	For the purposes of the above table, earnest money deposits are not considered to be cash down payments.
(2)	Total acquisition costs do not include certain purchase price allocation adjustments made in accordance with SFAS No. 141.

Table VI provides a summary of (i) all real properties acquired by TRT for the three years ended December 31, 2010, (ii) all tenancy-in-common interests acquired by investors pursuant to the DCX-TIC II program for the three years ended December 31, 2010, and (iii) all Delaware statutory trust interests acquired by investors pursuant to the DCX-DST program for the three years ended December 31, 2010.

.

Table VI

(Unaudited)

Acquisitions of Tenancy-in-Common Interests Through DCX-TIC II

From January 1, 2008 Through December 31, 2010

(Dollar amounts in thousands)

Name	Location	Property Type	Gross Leasable Space (sq. ft.)	Date of Purchase (1)	Mortgage Financing	Contract Purchase Price of Property Plus Acquisition Fees	Tenant-in- Common Interest Purchased (in Percent)	Contract Purchase Price of Tenant-in- Common Interest Plus Acquisition Fees	Other Cash Expenditures Expensed	Other Capitalized Acquisition Costs (2)	Total Initial Acquisition Costs of Tenant- in-Common Interests (3)
P&G Building	Fayetteville, AR	Office	61,017	1/18/2008	$—	$11,617	100.0%	$11,617	$—	$269	$11,886
Weymouth	Weymouth, MA	Retail	64,125	1/28/2008	—	23,099	93.7%	21,643	—	436	22,079

Total			125,142		$—	$34,716		$33,260	$—	$705	$33,965

(1)	Represents the date the first tenant-in-common interest in the stated property was purchased.
(2)	Consists of customary real estate transaction closing costs.
(3)

Tenant-in-common interests in the properties listed above have been sold to investors and leased back by TRT’s operating partnership pursuant to the DCX-TIC II program. In accordance with GAAP, 100% of the cost and associated results of operations of these properties are required to be consolidated by TRT for financial reporting purposes.

Table VI provides a summary of (i) all real properties acquired by TRT for the three years ended December 31, 2010, (ii) all tenancy-in-common interests acquired by investors pursuant to the DCX-TIC II program for the three years ended December 31, 2010, and (iii) all Delaware statutory trust interests acquired by investors pursuant to the DCX-DST program for the three years ended December 31, 2010.

Table VI

(Unaudited)

Acquisitions of Delaware Statutory Trust Interests Through DCX-DST

From January 1, 2008 Through December 31, 2010

(Dollar amounts in thousands)

Name	Location	Property Type	Gross Leasable Space (sq. ft.)	Date of Purchase (1)	Mortgage Financing	Contract Purchase Price of Property Plus Acquisition Fees	Delaware Statutory Trust Interests Purchased (in Percent)	Contract Purchase Price of Delaware Statutory Trust Interests Plus Acquisition Fees	Other Cash Expenditures Expensed	Other Capitalized Acquisition Costs (2)	Total Initial Acquisition Costs of Delaware Statutory Trust Interest (3)
Sports Authority	McDonough, GA	Industrial	490,961	11/13/2008	$—	$22,215	100.0%	$22,215	$—	$260	$22,475

Total			490,961		$—	$22,215		$22,215	$—	$260	$22,475

(1)	Represents the date the first Delaware statutory trust interest in the stated property was purchased.
(2)	Consists of customary real estate transaction closing costs.
(3)

Delaware statutory trust interests in the properties listed above have been sold to investors and leased back by TRT’s operating partnership pursuant to the DCX-DST program. In accordance with GAAP, 100% of the cost and associated results of operations of these properties are required to be consolidated by TRT for financial reporting purposes.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, state of Colorado on January 3, 2012.

INDUSTRIAL INCOME TRUST INC.

By:	/s/ DWIGHT L. MERRIMAN III
Dwight L. Merriman III
Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DWIGHT L. MERRIMAN III Dwight L. Merriman III	Chief Executive Officer and Director (Principal Executive Officer)	January 3, 2012

/s/ EVAN H. ZUCKER Evan H. Zucker	Chairman of the Board of Directors and Director	January 3, 2012

/s/ THOMAS G. MCGONAGLE Thomas G. McGonagle	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 3, 2012

/s/ JOSHUA J. WIDOFF Joshua J. Widoff	Senior Vice President, Secretary and General Counsel	January 3, 2012

/s/ MARSHALL M. BURTON* Marshall M. Burton	Director	January 3, 2012

/s/ CHARLES B. DUKE* Charles B. Duke	Director	January 3, 2012

/s/ STANLEY A. MOORE* Stanley A. Moore	Director	January 3, 2012

*	Signed on behalf of the named individuals by Joshua J. Widoff under power of attorney.

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Dealer Manager Agreement among Industrial Income Trust Inc., Industrial Income Advisors LLC and Dividend Capital Securities LLC, dated December 18, 2009. Incorporated by reference to Exhibit 1.1 to Current Report on Form 8-K filed with the SEC on December 24, 2009.

1.2	Form of Selected Dealer Agreement. Incorporated by reference to Exhibit 1.2 to Pre-effective Amendment No. 4 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on December 17, 2009.

1.3	Selected Dealer Agreement, dated as of September 16, 2010, by and between Industrial Income Trust Inc., Industrial Income Advisors LLC, Dividend Capital Securities LLC, Industrial Income Advisors Group LLC, and Ameriprise Financial Services, Inc. Incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed with the SEC on September 22, 2010.

1.4	Selected Dealer Agreement, dated as of September 29, 2010, by and between Industrial Income Trust Inc., Industrial Income Advisors LLC, Dividend Capital Securities LLC, Industrial Income Advisors Group LLC, and Securities America, Inc. Incorporated by reference to Exhibit 1.4 to Post-effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on December 1, 2010.

3.1	Second Articles of Amendment and Restatement of Industrial Income Trust Inc., dated February 9, 2010. Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed with the SEC on March 26, 2010.

3.2	Bylaws of Industrial Income Trust Inc. Incorporated by reference to Exhibit 3.2 to Pre-effective Amendment No. 4 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on December 17, 2009.

4.1	Form of Subscription Agreement. Included herewith as Appendix A to the Prospectus Supplement No. 10.

4.2	Form of Distribution Reinvestment Plan. Included herewith as Appendix C to the Prospectus Supplement No. 10.

4.3	Second Amended and Restated Share Redemption Program, dated May 18, 2011. Incorporated by reference to Exhibit 4.3 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

5.1	Opinion of Venable LLP, dated December 17, 2009. Incorporated by reference to Exhibit 5.1 to Pre-effective Amendment No. 4 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on December 17, 2009.

8.1	Opinion of Greenberg Traurig, LLP as to tax matters, dated December 17, 2009. Incorporated by reference to Exhibit 8.1 to Pre-effective Amendment No. 4 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on December 17, 2009.

10.1	Amended and Restated Limited Partnership Agreement of Industrial Income Operating Partnership LP, dated February 9, 2010, by and among the Company, as general partner, and the Limited Partner thereto. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on February 12, 2010.

10.2	Property Management Agreement, dated as of December 16, 2009, by and between Industrial Income Operating Partnership LP and Dividend Capital Property Management LLC. Incorporated by reference to Exhibit 10.2 to Pre-effective Amendment No. 4 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on December 17, 2009.

Exhibit No.	Description
10.3	Amended and Restated Advisory Agreement, dated as of May 14, 2010, by and among Industrial Income Trust Inc., Industrial Income Operating Partnership LP and Industrial Income Advisors LLC. Incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the SEC on May 17, 2010.

10.4	Equity Incentive Plan of Industrial Income Trust Inc., dated as of December 16, 2009. Incorporated by reference to Exhibit 10.4 to Pre-effective Amendment No. 4 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on December 17, 2009.

10.5	Escrow Agreement, dated as of December 16, 2009, by and among Dividend Capital Securities LLC, Industrial Income Trust Inc., and UMB Bank, N.A. Incorporated by reference to Exhibit 10.5 to Pre-effective Amendment No. 4 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on December 17, 2009.

10.6	Form of Indemnification Agreement entered into between Industrial Income Trust Inc. and each of its executive officers and directors. Incorporated by reference to Exhibit 10.6 to Pre-effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on November 2, 2009.

10.7	Assignment and Assumption Agreement, dated as of June 21, 2010, by and between IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc., and Air Express International USA, Inc. d/b/a DHL Global Forwarding. Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on August 13, 2010.

10.8	Lease, dated as of June 30, 2010, by and between IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc., and Air Express International USA, Inc. d/b/a DHL Global Forwarding. Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the SEC on August 13, 2010.

10.9	Contract of Sale, dated as of July 28, 2010, by and between IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc., and Richmond Pinole Point Industrial, LLC and Fremont Bayside Industrial, LLC. Incorporated by reference to Exhibit 10.9 to Post-effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on September 1, 2010 (“Post-Effective Amendment No. 1”).

10.10	Agreement of Purchase and Sale, dated as of August 2, 2010, by and between IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc., and The Realty Associates Fund V, L.P. Incorporated by reference to Exhibit 10.10 to Post-Effective Amendment No. 1.

10.11	Agreement of Purchase and Sale, dated as of August 2, 2010, by and between IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc., and The Realty Associates Fund VI, L.P. Incorporated by reference to Exhibit 10.11 to Post-Effective Amendment No. 1.

10.12	Loan Agreement, dated as of August 30, 2010, by and between IIT 1905 Raymond Avenue LLC as borrower and Wells Fargo Bank, National Association as lender. Incorporated by reference to Exhibit 10.12 to Post-Effective Amendment No. 1.

10.13	Promissory Note Secured by Deed of Trust issued by IIT 1905 Raymond Avenue LLC to Wells Fargo Bank, National Association, dated as of August 31, 2010. Incorporated by reference to Exhibit 10.13 to Post-Effective Amendment No. 1.

10.14	Loan Agreement, dated as of September 1, 2010, by and between IIT Pinole Business Park I LP and IIT 48350 Fremont Blvd LP as borrowers and Principal Life Insurance Company as lender. Incorporated by reference to Exhibit 10.14 to Post-Effective Amendment No. 1.

10.15	Secured Promissory Note issued by IIT Pinole Business Park I LP and IIT 48350 Fremont Blvd LP to Principal Life Insurance Company, dated as of September 1, 2010. Incorporated by reference to Exhibit 10.15 to Post-Effective Amendment No. 1.

Exhibit No.	Description
10.16	Selected Dealer Agreement, dated as of September 16, 2010, by and between Industrial Income Trust Inc., Industrial Income Advisors LLC, Dividend Capital Securities LLC, Industrial Income Advisors Group LLC, and Ameriprise Financial Services, Inc. Incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed with the SEC on September 22, 2010.

10.17	Purchase and Sale Agreement, dated as of September 22, 2010, by and between IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc., and Suwanee Pointe Investors, LLC. Incorporated by reference to Exhibit 10.17 to the Quarterly Report on Form 10-Q filed with the SEC on November 15, 2010.

10.18	Loan Agreement by and between IIT Bell Gardens Portfolio I LP and ING USA Annuity and Life Insurance Company, dated as of September 30, 2010. Incorporated by reference to Exhibit 10.18 to the Quarterly Report on Form 10-Q filed with the SEC on November 15, 2010.

10.19	Promissory Note issued by IIT Bell Gardens Portfolio I LP to ING USA Annuity and Life Insurance Company, dated as of September 30, 2010. Incorporated by reference to Exhibit 10.19 to the Quarterly Report on Form 10-Q filed with the SEC on November 15, 2010.

10.20	Loan Agreement by and between IIT Portland Portfolio—Airport Park LLC and ING USA Annuity and Life Insurance Company, dated as of September 30, 2010. Incorporated by reference to Exhibit 10.20 to the Quarterly Report on Form 10-Q filed with the SEC on November 15, 2010.

10.21	Promissory Note issued by IIT Portland Portfolio—Airport Park LLC to ING USA Annuity and Life Insurance Company, dated as of September 30, 2010. Incorporated by reference to Exhibit 10.21 to the Quarterly Report on Form 10-Q filed with the SEC on November 15, 2010.

10.22	Loan Agreement by and between IIT Portland Portfolio—Airport Center LLC and ING USA Annuity and Life Insurance Company, dated as of September 30, 2010. Incorporated by reference to Exhibit 10.22 to the Quarterly Report on Form 10-Q filed with the SEC on November 15, 2010.

10.23	Promissory Note issued by IIT Portland Portfolio—Airport Center LLC to ING USA Annuity and Life Insurance Company, dated as of September 30, 2010. Incorporated by reference to Exhibit 10.23 to the Quarterly Report on Form 10-Q filed with the SEC on November 15, 2010.

10.24	Agreement of Purchase and Sale, dated as of October 26, 2010, by and between IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc., and Brandon Woods, LLC, as amended. Incorporated by reference to Exhibit 10.24 to Post-effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on December 1, 2010.

10.25	Deed to Secure Debt and Security Agreement by IIT Atlanta—Suwanee Pointe LLC for the benefit of ING USA Annuity and Life Insurance Company, dated November 1, 2010. Incorporated by reference to Exhibit 10.25 to Post-effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on December 1, 2010.

10.26	Promissory Note issued by IIT Atlanta—Suwanee Pointe LLC to ING USA Annuity and Life Insurance Company, dated November 1, 2010. Incorporated by reference to Exhibit 10.26 to Post-effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on December 1, 2010.

10.27	Agreement for Purchase and Sale of Property, dated as of November 24, 2010, by and between Industrial Developments International, Inc., and IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc. Incorporated by reference to Exhibit 10.27 to Post-effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on December 1, 2010.

Exhibit No.	Description
10.28	Agreement for Purchase and Sale of Property, dated as of November 24, 2010, by and between Pinnacle Industrial Center Limited Partnership and IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc. Incorporated by reference to Exhibit 10.28 to Post-effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on December 1, 2010.

10.29	Purchase and Sale Agreement, dated as of November 30, 2010, by and between IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc., and Jerome L. Rappaport, Jr. and Janet F. Aserkoff, as Trustees of Hagerstown Nominee Trust. Incorporated by reference to Exhibit 10.29 to Post-effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on December 1, 2010.

10.30	Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of December 17, 2010, by and between Ridge Perris I, LLC and IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc. Incorporated by reference to Exhibit 10.27 to the Annual Report on Form 10-K filed with the SEC on February 25, 2011.

10.31	Borrowing Base Revolving Line of Credit Agreement, dated as of December 23, 2010, by and among Industrial Income Operating Partnership LP, a subsidiary of Industrial Income Trust Inc., IIT Real Estate HoldCo LLC, each of the Project Borrowers referenced therein, JPMorgan Chase Bank, N. A., as Administrative Agent, PNC Bank, National Association, as Syndication Agent, U.S. Bank, National Association, as Documentation Agent., J.P. Morgan Securities LLC and PNC Capital Markets LLC, as Joint Book Runners and Joint Lead Arrangers, and J.P. Morgan Securities LLC as Lead Left Book Runner. Incorporated by reference to Exhibit 10.28 to the Annual Report on Form 10-K filed with the SEC on February 25, 2011.

10.32	Loan Agreement, dated as of December 29, 2010, by and between IIT Inland Empire—3700 Indian Avenue LP as borrower and Wells Fargo Bank, National Association as lender. Incorporated by reference to Exhibit 10.29 to the Annual Report on Form 10-K filed with the SEC on February 25, 2011.

10.33	Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing), dated as of December 29, 2010, by IIT Inland Empire—3700 Indian Avenue LP for the benefit of Wells Fargo Bank, National Association. Incorporated by reference to Exhibit 10.30 to the Annual Report on Form 10-K filed with the SEC on February 25, 2011.

10.34	Promissory Note (Secured) issued by IIT Inland Empire—3700 Indian Avenue LP to Wells Fargo Bank, National Association, dated as of December 29, 2010. Incorporated by reference to Exhibit 10.31 to the Annual Report on Form 10-K filed with the SEC on February 25, 2011.

10.35	Loan Agreement, dated as of December 30, 2010, by and between IIT Baltimore-Brandon Woods I LLC as borrower and Wells Fargo Bank, National Association as lender. Incorporated by reference to Exhibit 10.32 to the Annual Report on Form 10-K filed with the SEC on February 25, 2011.

10.36	Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing), dated as of December 30, 2010, by IIT Baltimore-Brandon Woods I LLC for the benefit of Wells Fargo Bank, National Association. Incorporated by reference to Exhibit 10.33 to the Annual Report on Form 10-K filed with the SEC on February 25, 2011.

10.37	Promissory Note (Secured) issued by IIT Baltimore-Brandon Woods I LLC to Wells Fargo Bank, National Association, dated as of December 30, 2010. Incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-K filed with the SEC on February 25, 2011.

10.38	Loan Agreement, dated as of January 27, 2011, by and between IIT Hagerstown Distribution Center LLC and ING USA Annuity and Life Insurance Company. Incorporated by reference to Exhibit 10.38 to Post-effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on March 1, 2011.

Exhibit No.	Description
10.39	Purchase Money Deed of Trust, Security Agreement, Financing Statement and Fixture Filing, made as of January 27, 2011, by IIT Hagerstown Distribution Center LLC for the benefit of ING USA Annuity and Life Insurance Company. Incorporated by reference to Exhibit 10.39 to Post-effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on March 1, 2011.

10.40	Promissory Note issued by IIT Hagerstown Distribution Center LLC to ING USA Annuity and Life Insurance Company, dated January 27, 2011. Incorporated by reference to Exhibit 10.40 to Post-effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on March 1, 2011.

10.41	Indemnity Deed of Trust, Security Agreement, Financing Statement and Fixture Filing (Second Priority), made as of January 27, 2011, by IIT Hagerstown Distribution Center LLC for the benefit of ING USA Annuity and Life Insurance Company. Incorporated by reference to Exhibit 10.41 to Post-effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on March 1, 2011.

10.42	Loan Agreement, dated as of January 27, 2011, by and between IIT Tampa—4410 Eagle Falls Place LLC and ING USA Annuity and Life Insurance Company. Incorporated by reference to Exhibit 10.42 to Post-effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on March 1, 2011.

10.43	Mortgage, Security Agreement, Financing Statement and Fixture Filing, made as of January 27, 2011, by IIT Tampa—4410 Eagle Falls Place LLC for the benefit of ING USA Annuity and Life Insurance Company. Incorporated by reference to Exhibit 10.43 to Post-effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on March 1, 2011.

10.44	Promissory Note issued by IIT Tampa—4410 Eagle Falls Place LLC to ING USA Annuity and Life Insurance Company, dated January 27, 2011. Incorporated by reference to Exhibit 10.44 to Post-effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on March 1, 2011.

10.45	Mortgage, Security Agreement, Financing Statement and Fixture Filing (Second Priority), made as of January 27, 2011, by IIT Tampa—4410 Eagle Falls Place LLC for the benefit of ING USA Annuity and Life Insurance Company. Incorporated by reference to Exhibit 10.45 to Post-effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on March 1, 2011.

10.46	Loan Agreement, dated as of January 27, 2011, by and between IIT Dallas—3737 & 4024 Rock Quarry Road LP and ING USA Annuity and Life Insurance Company. Incorporated by reference to Exhibit 10.46 to Post-effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on March 1, 2011.

10.47	Deed of Trust, Security Agreement, Financing Statement and Fixture Filing, made as of January 27, 2011, by IIT Dallas—3737 & 4024 Rock Quarry Road LP for the benefit of ING USA Annuity and Life Insurance Company. Incorporated by reference to Exhibit 10.47 to Post-effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on March 1, 2011.

10.48	Promissory Note issued by IIT Dallas—3737 & 4024 Rock Quarry Road LP to ING USA Annuity and Life Insurance Company, dated January 27, 2011. Incorporated by reference to Exhibit 10.48 to Post-effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on March 1, 2011.

Exhibit No.	Description
10.49	Deed of Trust, Security Agreement, Financing Statement and Fixture Filing (Second Priority), made as of January 27, 2011, by IIT Dallas—3737 & 4024 Rock Quarry Road LP for the benefit of ING USA Annuity and Life Insurance Company. Incorporated by reference to Exhibit 10.49 to Post-effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on March 1, 2011.

10.50	Purchase and Sale Agreement, dated as of May 4, 2011, by and among IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc., Bridge Point Woodridge, LLC, JES Argonne Bridge, LLC, Argonne Bridge, LLC, Argonne Water, LLC, Park 355, LLC, JES Park 355, LLC, RES Park 355, LLC, MSP Park 355, LLC, SFP Park 355, LLC, Crossroads Bolingbrook, LLC, RES Crossroads Bolingbrook, LLC, JES Diehl Road Aurora, LLC, RES Diehl Road Aurora, LLC, MSP Diehl Road Aurora, LLC, Diehl Road Aurora, LLC, JES Church Bilter, LLC, RES Church Bilter, LLC, MSP Church Bilter, LLC and Church Bilter, LLC. Incorporated by reference to Exhibit 10.50 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.51	First Amendment to Purchase and Sale Agreement, dated June 3, 2011, by and among IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc., Bridge Point Woodridge, LLC, JES Argonne Bridge, LLC, Argonne Bridge, LLC, Argonne Water, LLC, Park 355, LLC, JES Park 355, LLC, RES Park 355, LLC, MSP Park 355, LLC, SFP Park 355, LLC, Crossroads Bolingbrook, LLC, RES Crossroads Bolingbrook, LLC, JES Diehl Road Aurora, LLC, RES Diehl Road Aurora, LLC, MSP Diehl Road Aurora, LLC, Diehl Road Aurora, LLC, JES Church Bilter, LLC, RES Church Bilter, LLC, MSP Church Bilter, LLC and Church Bilter, LLC. Incorporated by reference to Exhibit 10.51 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.52	Purchase and Sale Agreement, dated as of May 31, 2011, by and between VIF II/Liberty Industrial, LLC and IIT Acquisitions LLC. Incorporated by reference to Exhibit 10.52 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.53	Purchase and Sale Agreement, dated as of May 31, 2011, by and between GSL 16/VIF Gillingham, L.P. and IIT Acquisitions LLC. Incorporated by reference to Exhibit 10.53 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.54	Purchase and Sale Agreement, dated as of May 31, 2011, by and between VIF II/York, L.P. and IIT York-Willow Springs LLC. Incorporated by reference to Exhibit 10.54 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.55	Revolving Credit Agreement, dated as of June 8, 2011, among Industrial Income Operating Partnership LP, as Borrower, and the lenders from time to time who are parties thereto and KeyBank National Association, as agent for the Lenders and KeyBanc Capital Markets as lead bookrunner and lead arranger. Incorporated by reference to Exhibit 10.55 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.56	Loan Agreement, dated as of June 17, 2011, by and between Great-West Life & Insurance Company and IIT Sugarland Interchange DC LP, IIT Atlanta Liberty DC LLC, and IIT York-Willow Springs DC LLC. Incorporated by reference to Exhibit 10.56 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

Exhibit No.	Description

10.57	Deed of Trust, Security Agreement, Financing Statement and Fixture Filing, made as of June 17, 2011, by IIT Sugarland Interchange DC LP for the benefit of Great-West Life & Insurance Company. Incorporated by reference to Exhibit 10.57 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.58	Mortgage and Security Agreement, made as of June 17, 2011, by IIT York-Willow Springs DC LLC in favor of Great-West Life & Insurance Company. Incorporated by reference to Exhibit 10.58 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.59	Leasehold Deed to Secure Debt and Security Agreement, made as of June 17, 2011, by IIT Atlanta Liberty DC LLC for the benefit of Great-West Life & Insurance Company. Incorporated by reference to Exhibit 10.59 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.60	Second Deed of Trust, Security Agreement, Financing Statement and Fixture Filing, made as of June 17, 2011, by IIT Sugarland Interchange DC LP for the benefit of Great-West Life & Insurance Company. Incorporated by reference to Exhibit 10.60 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.61	Second Mortgage and Security Agreement, made as of June 17, 2011, by IIT York-Willow Springs DC LLC in favor of Great-West Life & Insurance Company. Incorporated by reference to Exhibit 10.61 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.
10.62	Second Leasehold Deed to Secure Debt and Security Agreement, made as of June 17, 2011, by IIT Atlanta Liberty DC LLC for the benefit of Great-West Life & Insurance Company. Incorporated by reference to Exhibit 10.62 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.63	Mortgage Note issued by IIT Sugarland Interchange DC LP to Great-West Life & Insurance Company, dated June 17, 2011. Incorporated by reference to Exhibit 10.63 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.64	Mortgage Note issued by IIT Atlanta Liberty DC LLC to Great-West Life & Insurance Company, dated June 17, 2011. Incorporated by reference to Exhibit 10.64 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.65	Mortgage Note issued by IIT York-Willow Springs DC LLC to Great-West Life & Insurance Company, dated June 17, 2011. Incorporated by reference to Exhibit 10.65 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.66	First Amendment to Loan Agreement by and among Great-West Life & Insurance Company, IIT Sugarland Interchange DC LP, IIT Atlanta Liberty DC LLC, IIT York-Willow Springs DC LLC, IIT Woodridge-Park 355 DC LLC, IIT Woodridge-Bridge Point DC LLC, and IIT Aurora DC LLC, dated as of June 24, 2011. Incorporated by reference to Exhibit 10.66 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.67	Mortgage and Security Agreement, made as of June 24, 2011, by IIT Woodridge-Park 355 DC LLC in favor of Great-West Life & Insurance Company. Incorporated by reference to Exhibit 10.67 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

Exhibit No.	Description

10.68	Second Mortgage and Security Agreement, made as of June 24, 2011, by IIT Woodridge-Park 355 DC LLC in favor of Great-West Life & Insurance Company. Incorporated by reference to Exhibit 10.68 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.69	Mortgage Note issued by IIT Woodridge-Park 355 DC LLC to Great-West Life & Insurance Company, dated June 24, 2011. Incorporated by reference to Exhibit 10.69 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.70	Mortgage and Security Agreement, made as of June 24, 2011, by IIT Woodridge-Bridge Point DC LLC in favor of Great-West Life & Insurance Company. Incorporated by reference to Exhibit 10.70 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.71	Second Mortgage and Security Agreement, made as of June 24, 2011, by IIT Woodridge-Bridge Point DC LLC in favor of Great-West Life & Insurance Company. Incorporated by reference to Exhibit 10.71 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.72	Mortgage Note issued by IIT Woodridge-Bridge Point DC LLC to Great-West Life & Insurance Company, dated June 24, 2011. Incorporated by reference to Exhibit 10.72 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.73	Mortgage and Security Agreement, made as of June 24, 2011, by IIT Aurora DC LLC in favor of Great-West Life & Insurance Company. Incorporated by reference to Exhibit 10.73 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.74	Second Mortgage and Security Agreement, made as of June 24, 2011, by IIT Aurora DC LLC in favor of Great-West Life & Insurance Company. Incorporated by reference to Exhibit 10.74 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.75	Mortgage Note issued by IIT Aurora DC LLC to Great-West Life & Insurance Company, dated June 24, 2011. Incorporated by reference to Exhibit 10.75 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.76	Agreement of Purchase and Sale and Joint Escrow Instructions, dated July 1, 2011, by and among IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc., Ridge Bedford Park I, LLC, Ridge Bedford Park II, LLC, Ridge Bedford Park IV, LLC, Ridge Garland I, L.P., Ridge Farmers Branch I, L.P., Ridge Moreno Valley, LLC, and Ridge Moreno Valley II, LLC. Incorporated by reference to Exhibit 10.76 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

10.77	Agreement of Purchase and Sale and Joint Escrow Instructions, dated July 1, 2011, by and between IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc., and Ridge Southridge, L.P. Incorporated by reference to Exhibit 10.77 to Post-effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on July 1, 2011.

Exhibit No.	Description

10.78	Assumption of Liability and Modification Agreement, made as of August 4, 2011, by and among U.S. Bank National Association, as trustee, as successor-in-interest to Bank of America National Association, successor by merger to Lasalle Bank National Association, as trustee for the registered holders of Bear Sterns Commercial Mortgage Securities Inc, Commercial Mortgage Pass-Through Certificates, Series 2007-PWR17, Argonne Bridge, LLC and JES Argonne Bridge, LLC, and IIT Woodridge-Maple Point DC II LLC. Incorporated by reference to Exhibit 10.78 to Post-effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333- 159445) filed with the SEC on October 3, 2011.

10.79	Promissory Note issued by Argonne Bridge, LLC and JES Argonne Bridge, LLC to Prudential Mortgage Capital Company, LLC, dated May 31, 2007. Incorporated by reference to Exhibit 10.79 to Post-effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333- 159445) filed with the SEC on October 3, 2011.

10.80	Mortgage and Security Agreement, made as of May 31, 2007, by Argonne Bridge, LLC and JES Argonne Bridge, LLC in favor of Prudential Mortgage Capital Company, LLC. Incorporated by reference to Exhibit 10.80 to Post-effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on October 3, 2011.

10.81	Agreement of Limited Partnership of IIT North American Industrial Fund I Limited Partnership, dated as of August 18, 2011, by and among IIT North American Industrial Fund I GP LLC, IIT North American Industrial Fund I Limited Partner LLC, and 3NET Indy Investments Inc. Incorporated by reference to Exhibit 10.81 to Post-effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on October 3, 2011.

10.82	Assumption Agreement, made as of August 25, 2011, by and among U.S. Bank National Association, as trustee, as successor-in-interest to Bank of America, N.A., as trustee, successor to Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27, Crossroads Bolingbrook, LLC and RES Crossroads Bolingbrook, LLC, Robert E. Smietana, John E. Shaffer and Melissa S. Pielet, IIT Bolingbrook - Park 55 DC LLC and Industrial Income Trust, Inc. Incorporated by reference to Exhibit 10.82 to Post-effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on October 3, 2011.

10.83	Promissory Note issued by Crossroads Bolingbrook, LLC and RES Crossroads Bolingbrook, LLC to Wachovia Bank, National Association, dated June 23, 2006. Incorporated by reference to Exhibit 10.83 to Post-effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on October 3, 2011.

10.84	Mortgage, Security Agreement and Fixture Filing, made as of June 23, 2006, by Crossroads Bolingbrook, LLC and RES Crossroads Bolingbrook, LLC in favor of Wachovia Bank, National Association. Incorporated by reference to Exhibit 10.84 to Post-effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on October 3, 2011.

10.85*	Agreement for Purchase and Sale of Property, dated as of November 16, 2011, by and among IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc., Industrial Property Fund I, L.P., Industrial Property Fund II, L.P., Industrial Fund III, L.P., and Marina West, LLC, as amended on November 23, 2011.

10.86*	Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of December 15, 2011, by IIT Marina West Industrial LLC to New York Life Insurance Company.

10.87*	Deed of Trust, Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of December 15, 2011, by IIT Valwood West Industrial LP to M. Lawrence Hicks, Jr., trustee, for the benefit of New York Life Insurance Company.

Exhibit No.	Description

10.88*	Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement, dated as of December 15, 2011, by IIT Southpoint Industrial LLC to New York Life Insurance Company.

10.89*	Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement, dated as of December 15, 2011, by IIT Westfork Industrial LLC to New York Life Insurance Company.

10.90*	Promissory Note issued by Diehl Road Aurora, LLC, JES Diehl Road Aurora, LLC, RES Diehl Road Aurora, LLC and MSP Diehl Road Aurora, LLC to Wachovia Bank, National Association, dated March 9, 2007.

10.91*	Mortgage, Security Agreement and Fixture Filing, made as of March 9, 2009, by Diehl Road Aurora, LLC, JES Diehl Road Aurora, LLC, RES Diehl Road Aurora, LLC and MSP Diehl Road Aurora, LLC in favor of Wachovia Bank, National Association.

21.1*	List of Subsidiaries of Industrial Income Trust Inc.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Ehrhardt Keefe Steiner & Hottman PC, Independent Registered Public Accounting Firm

23.3	Consent of Venable, LLP (contained in its opinion filed as Exhibit 5.1)

23.4	Consent of Greenberg Traurig LLP (contained in its opinion filed as Exhibit 8.1)

24.1	Power of Attorney of certain signatories. Incorporated by reference to the signature page to Pre-effective Amendment No. 3 to Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on December 15, 2009.

24.2	Power of Attorney of Stanley A. Moore. Incorporated by reference to Exhibit 24.2 to Post-effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-159445) filed with the SEC on March 1, 2011.

*	Filed herewith